     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 1997

                                                      REGISTRATION NO. 333-21217
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 7

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                            SLM HOLDING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      6199
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   52-2013874
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                       1050 THOMAS JEFFERSON STREET, N.W.
                             WASHINGTON, D.C. 20007
                                 (202) 298-3152
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               TIMOTHY G. GREENE
                                GENERAL COUNSEL
                            SLM HOLDING CORPORATION
                       1050 THOMAS JEFFERSON STREET, N.W.
                             WASHINGTON, D.C. 20007
                                 (202) 298-3150
                                   Copies to:

                                STEPHEN HAMILTON
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                           1440 NEW YORK AVENUE, N.W.
                             WASHINGTON, D.C. 20005
                               RONALD O. MUELLER
                          GIBSON, DUNN & CRUTCHER LLP
                         1050 CONNECTICUT AVENUE, N.W.
                             WASHINGTON, D.C. 20036

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: UPON CONSUMMATION OF THE REORGANIZATION DESCRIBED HEREIN.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

================================================================================

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501 (b) OF REGULATION S-K

ITEM NO.                    DESCRIPTION                            CAPTION IN PROSPECTUS
--------   ---------------------------------------------   -------------------------------------
Item 1     Forepart of Registration Statement and
             Outside Front Cover Page of Prospectus.....   Cover of Registration Statement;
                                                             Outside Front Cover Page of
                                                             Prospectus; Cross Reference Sheet
Item 2     Inside Front and Outside Back Cover Pages of
             Prospectus.................................   Available Information; Table of
                                                             Contents
Item 3     Risk Factors, Ratio of Earnings to Fixed
             Charges and Other Information..............   Summary; Risk Factors

Item 4     Terms of the Transaction.....................   Summary; The Reorganization Proposal;
                                                             Terms of the Reorganization
                                                             Agreement; Comparison of
                                                             Stockholder Rights; Appendix A:
                                                             Agreement and Plan of
                                                             Reorganization; Appendix B: Student
                                                             Loan Marketing Association
                                                             Reorganization Act of 1996
Item 5     Pro Forma Financial Information..............   Summary; Capitalization

Item 6     Material Contacts With the Company Being
             Acquired...................................   Summary; The Reorganization Proposal;
                                                             Terms of the Reorganization
                                                             Agreement; Appendix A: Agreement
                                                             and Plan of Reorganization
Item 7     Additional Information required for
             Reoffering by Persons and Parties Deemed to
             be Underwriters............................   *

Item 8     Interests of Named Experts and Counsel.......   Legal Matters; Experts

Item 9     Disclosure of Commission Position on
             Indemnification for Securities Act
             Liabilities................................   *

Item 10    Information With Respect to S-3
             Registrants................................   *

Item 11    Incorporation of Certain Information by
             Reference..................................   *

Item 12    Information With Respect to S-2 or S-3
             Registrants................................   *

Item 13    Incorporation of Certain Information by
             Reference..................................   *

Item 14    Information With Respect to Registrants Other
             Than S-2 or S-3 Registrants................   Summary; The Reorganization Proposal;
                                                             Terms of the Reorganization
                                                             Agreement; Business; Regulation;
                                                             Proxy Statement Supplement of the
                                                             Majority Directors; Proxy Statement
                                                             Supplement of the CRV

Item 15    Information With Respect to S-3 Companies....   *

Item 16    Information With Respect to S-2 or S-3
             Companies..................................   *

ITEM NO.                    DESCRIPTION                            CAPTION IN PROSPECTUS
--------   ---------------------------------------------   -------------------------------------
Item 17    Information With Respect to Companies Other
             Than S-3 or S-2 Companies..................   Summary; The Reorganization Proposal;
                                                             Terms of the Reorganization
                                                             Agreement; Selected Financial Data;
                                                             Financial Statements; Management's
                                                             Discussion and Analysis of
                                                             Financial Condition and Results of
                                                             Operation; Business; Regulation;
                                                             Management; Proxy Statement
                                                             Supplement of the Majority
                                                             Directors; Proxy Statement
                                                             Supplement of the CRV
Item 18    Information if Proxies, Consents or
             Authorizations are to be Solicited.........   Front Cover Page of Prospectus;
                                                             Summary; Information Regarding
                                                             the Special Meeting; The
                                                             Reorganization Proposal; -- Reasons
                                                             for the Reorganization;
                                                             Recommendation of Sallie Mae and
                                                             the CRV
Item 19    Information if Proxies, Consents or
             Authorizations are not to be Solicited or
             in an Exchange Offer.......................   *

---------------
* Omitted because inapplicable or answer is negative.

(LOGO)
STUDENT LOAN MARKETING ASSOCIATION
1050 Thomas Jefferson Street, N.W.
Washington, D.C. 20007-3871
(202) 298-2500

WILLIAM ARCENEAUX
Chairman of the Board                                              July 10, 1997

Dear Sallie Mae Shareholder:

    The Board of Directors of the Student Loan Marketing Association ("Sallie Mae") invites you to attend a Special Meeting of Shareholders (the "Special Meeting") to be held on Thursday, July 31, 1997, at 11:00 a.m., local time, at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, D.C. 20007. The Special Meeting is being called pursuant to an agreement (the "Letter Agreement") between Sallie Mae and The Committee to Restore Value at Sallie Mae (the "CRV"), which is a shareholder group that currently includes nine Sallie Mae directors. At the Special Meeting, Sallie Mae shareholders will be asked to consider and vote upon the following matters:

    (1) The approval and adoption of an Agreement and Plan of Reorganization (the "Reorganization Agreement") providing for the reorganization (the "Reorganization") of Sallie Mae into a subsidiary of a new holding company named SLM Holding Corporation (the "Holding Company" and such proposal, the "Reorganization Proposal"); and

    (2) If the Reorganization Proposal is approved by shareholders, the selection of a slate of up to 15 nominees that will be appointed as the initial Holding Company Board of Directors in connection with the Reorganization (such proposal, the "Board Slate Proposal"). In the Board Slate Proposal, shareholders may vote either for a 10-person slate nominated by a majority of the current Sallie Mae directors (the "Majority Directors" and such slate, the "Majority Director Slate") or for a 15-person slate nominated by the CRV (the "CRV Slate").

    If the Reorganization Proposal is approved by shareholders, each outstanding share of common stock, par value $.20 per share, of Sallie Mae shall be converted into one share of common stock, par value $.20 per share, of the Holding Company. The Reorganization is described in the attached Proxy Statement/Prospectus, including the reasons why the Sallie Mae Board unanimously voted to approve the Reorganization. If the Reorganization Proposal is approved by shareholders, then as soon as possible after such shareholder approval Sallie Mae shall appoint as directors of the Holding Company the slate of nominees receiving the highest plurality of the votes cast in person or by proxy at the Special Meeting. The Proxy Statement Supplements of the Majority Directors and the CRV contain additional information regarding this process. Because the Board Slate Proposal does not constitute an actual election, shareholders may not withhold votes as to individual nominees. Shareholders must use the Majority Directors' BLUE proxy card to vote for the Majority Director Slate or use the CRV's GREEN proxy card to vote for the CRV Slate. If a shareholder timely and validly delivers both a BLUE proxy card and a GREEN proxy card, only the later dated proxy card will be counted.

    Federal legislation described herein authorized the Sallie Mae Board to develop a plan for reorganizing Sallie Mae as a subsidiary of a new holding company. The Reorganization Agreement is the plan unanimously approved and recommended by the Sallie Mae Board. The Reorganization would effectively "privatize" Sallie Mae by phasing out its federal sponsorship. This is a unique and important opportunity for Sallie Mae and its shareholders.

    THE MAJORITY DIRECTORS AND THE CRV ARE EACH PROVIDING SHAREHOLDERS A PROXY STATEMENT SUPPLEMENT THAT COMPRISES AN INTEGRAL PART OF THIS PROXY STATEMENT/PROSPECTUS AND SETS FORTH ADDITIONAL INFORMATION REGARDING THEIR RESPECTIVE SLATES OF HOLDING COMPANY DIRECTOR NOMINEES TOGETHER WITH A PROXY CARD FOR VOTING ON THE REORGANIZATION PROPOSAL AND THEIR SLATE. NO MATTER HOW MANY SHARES YOU HOLD, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN AT YOUR EARLIEST CONVENIENCE EITHER THE BLUE PROXY CARD, THAT IS BEING MAILED TO YOU BY THE MAJORITY DIRECTORS, TOGETHER WITH THE MAJORITY DIRECTORS' PROXY STATEMENT SUPPLEMENT, OR THE GREEN PROXY CARD, THAT IS BEING MAILED TO YOU BY THE CRV TOGETHER WITH THE CRV'S PROXY STATEMENT SUPPLEMENT. Returning either the BLUE proxy card or the GREEN proxy card will help to establish a quorum and avoid the cost of further solicitation. We hope that you will be able to attend the meeting and encourage you to read the enclosed materials describing the meeting agenda, the Reorganization and Sallie Mae in detail.

    We look forward to seeing you on July 31, 1997.

                                       Sincerely,

                                       Arceneaux Sig

                                       William Arceneaux
                                       Chairman of the Board

                       STUDENT LOAN MARKETING ASSOCIATION

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 31, 1997

                            ------------------------

     Consistent with the By-Laws of the Student Loan Marketing Association ("Sallie Mae"), notice is hereby given on behalf of the Board of Directors that a Special Meeting of Shareholders of Sallie Mae (the "Special Meeting") will be held on Thursday, July 31, 1997, at 11:00 a.m., local time at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, D.C. 20007. The Special Meeting is being called pursuant to an agreement (the "Letter Agreement") between Sallie Mae and The Committee to Restore Value at Sallie Mae (the "CRV"), which is a shareholder group that currently includes nine Sallie Mae directors.

     The purpose of the meeting is to consider and vote upon the following matters:

        (1) The approval and adoption of an Agreement and Plan of Reorganization (the "Reorganization Agreement") providing for the reorganization (the "Reorganization") of Sallie Mae into a subsidiary of a new holding company named SLM Holding Corporation (the "Holding Company" and such proposal, the "Reorganization Proposal"); and

        (2) If the Reorganization Proposal is approved by shareholders, the selection of a slate of up to 15 nominees that will be appointed as the initial Holding Company Board of Directors in connection with the Reorganization (such proposal, the "Board Slate Proposal"). In the Board Slate Proposal, shareholders may vote either for a 10-person slate nominated by a majority of the current Sallie Mae directors (the "Majority Directors" and such slate, the "Majority Director Slate") or for a 15-person slate nominated by the CRV (the "CRV Slate").

     If the Reorganization Proposal is approved by shareholders, each outstanding share of common stock, par value $.20 per share, of Sallie Mae shall be converted into one share of common stock, par value $.20 per share, of the Holding Company and Sallie Mae shall appoint as directors of the Holding Company the slate of nominees receiving the highest plurality of the votes cast in person or by proxy at the Special Meeting. The Proxy Statement Supplements of the Majority Directors and the CRV contain additional information regarding this process.

     Holders of record of Sallie Mae Common Stock at the close of business on June 6, 1997 will be entitled to vote at the Special Meeting or any adjournments or postponements thereof. Accompanying this Notice of Special Meeting is the Proxy Statement/Prospectus and a separate Supplemental Proxy Statement describing in detail the business to come before the Special Meeting.

     THE MAJORITY DIRECTORS AND THE CRV ARE EACH PROVIDING SHAREHOLDERS A PROXY STATEMENT SUPPLEMENT THAT COMPRISES AN INTEGRAL PART OF THIS PROXY STATEMENT/PROSPECTUS AND SETS FORTH ADDITIONAL INFORMATION REGARDING THEIR RESPECTIVE SLATES OF HOLDING COMPANY DIRECTOR NOMINEES TOGETHER WITH A PROXY CARD FOR VOTING ON THE REORGANIZATION PROPOSAL AND THEIR SLATE OF NOMINEES. YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN EITHER THE BLUE OR THE GREEN PROXY CARD AT YOUR EARLIEST CONVENIENCE IN ORDER TO BE SURE YOUR VOTE IS RECEIVED AND COUNTED. RETURNING EITHER THE BLUE OR THE GREEN PROXY CARD WILL HELP AVOID THE COSTS OF FURTHER SOLICITATION.

     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU HOLD.

                                       By Order of the Board of Directors

                                       LOGO

                                       Ann Marie Plubell
                                       Vice President, Associate General Counsel and
                                       Secretary

July 10, 1997
Washington, D.C.

     YOU ARE URGED TO MARK, SIGN AND DATE EITHER THE MAJORITY DIRECTORS' BLUE PROXY CARD OR THE CRV'S GREEN PROXY CARD AND RETURN SUCH PROXY AS SOON AS POSSIBLE. IF A HOLDER TIMELY AND VALIDLY DELIVERS BOTH A BLUE PROXY CARD AND A GREEN PROXY CARD, ONLY THE LATER DATED PROXY CARD WILL BE COUNTED. ANY SUCH PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE. THE AFFIRMATIVE VOTE OF HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF SALLIE MAE IS REQUIRED FOR APPROVAL OF THE REORGANIZATION.

                               PROXY STATEMENT OF
                   STUDENT LOAN MARKETING ASSOCIATION AND THE
                    COMMITTEE TO RESTORE VALUE AT SALLIE MAE

                            ------------------------

                     PROSPECTUS OF SLM HOLDING CORPORATION

                            ------------------------

     This Proxy Statement/Prospectus is being furnished to holders of record on June 6, 1997 (the "Record Date") of the common stock, par value $.20 per share (the "Sallie Mae Common Stock"), of the Student Loan Marketing Association, a federally-chartered government-sponsored enterprise ("Sallie Mae"), in connection with the solicitation of proxies by the majority of the current Sallie Mae Board of Directors (the "Majority Directors") and by the Committee to Restore Value at Sallie Mae, a shareholder group that currently includes nine of the 21 Sallie Mae directors (the "CRV"), for use at the Special Meeting of Sallie Mae shareholders (the "Special Meeting") to be held on Thursday, July 31, 1997 at 11:00 a.m. at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, D.C. 20007 and at any adjournments or postponements thereof. The Special Meeting is being called pursuant to an agreement (the "Letter Agreement") between Sallie Mae and the CRV.

     At the Special Meeting, Sallie Mae shareholders will be asked to consider and vote upon the following matters:

        (1) The approval and adoption of an Agreement and Plan of Reorganization (the "Reorganization Agreement") providing for the reorganization (the "Reorganization") of Sallie Mae into a wholly-owned subsidiary of a new holding company named SLM Holding Corporation (the "Holding Company" and such proposal, the "Reorganization Proposal"); and

        (2) If the Reorganization Proposal is approved by shareholders, the selection of a slate of up to 15 nominees that will be appointed as the initial Holding Company Board of Directors in connection with the Reorganization (the "Board Slate Proposal"). In the Board Slate Proposal, shareholders may vote either for a 10-person slate nominated by the Majority Directors (the "Majority Director Slate") or for a 15-person slate nominated by the CRV (the "CRV Slate").

     If the Reorganization Proposal is approved by shareholders, each outstanding share of Sallie Mae Common Stock shall be converted into one share of common stock, par value $.20 per share, of the Holding Company ("Holding Company Common Stock") and Sallie Mae shall appoint as directors of the Holding Company the slate of nominees receiving the highest plurality of the votes cast in person or by proxy at the Special Meeting. The Proxy Statement Supplements of the Majority Directors and the CRV contain additional information regarding this process. SEE "RISK FACTORS" COMMENCING ON PAGE 11 FOR A DESCRIPTION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY SHAREHOLDERS OF SALLIE MAE PRIOR TO VOTING.

     The Sallie Mae Board has unanimously approved the Reorganization Agreement and the Sallie Mae Board and the CRV each recommend that holders of outstanding shares of Sallie Mae Common Stock vote to approve the Reorganization Proposal.

     This Proxy Statement/Prospectus also serves as a supplement to the prospectus included as part of a Registration Statement on Form S-4, as amended, that has been filed with the Securities and Exchange Commission (the "SEC") covering the 54,600,000 shares of Holding Company Common Stock issuable in the Reorganization. This Proxy Statement/Prospectus is first being mailed to the holders of Sallie Mae Common Stock together with Proxy Statement Supplements and related proxy cards on or about July 10, 1997.

     The following legend is required by the Privatization Act (as defined herein) in connection with the offering of securities by the Holding Company, including the Holding Company Common Stock:

OBLIGATIONS OF THE HOLDING COMPANY AND ANY SUBSIDIARY OF THE HOLDING COMPANY ARE NOT GUARANTEED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES AND NEITHER THE HOLDING COMPANY NOR ANY SUBSIDIARY OF THE HOLDING COMPANY IS A
GOVERNMENT-SPONSORED ENTERPRISE (OTHER THAN SALLIE MAE) OR AN INSTRUMENTALITY OF THE UNITED STATES.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

         THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS JULY 10, 1997.

                             AVAILABLE INFORMATION

     A Registration Statement on Form S-4 has been filed with the SEC under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the shares of Holding Company Common Stock issuable in exchange for Sallie Mae Common Stock in the Reorganization as described herein (the "Registration Statement"). For further information pertaining to the Holding Company Common Stock offered hereby, reference is made to such Registration Statement and to the exhibits thereto, which may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

     Sallie Mae is exempt from the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Holding Company was formed to effectuate the transactions described under "THE REORGANIZATION." The Holding Company has not previously been subject to the requirements of the Exchange Act, and there currently is no public market for its stock. However, if the Reorganization described herein is approved and consummated, the Holding Company will become subject to the information, reporting and proxy statement requirements of the Exchange Act, and such information may be obtained from the SEC at prescribed rates by addressing written requests for such copies to the public reference facilities of the SEC at the above-stated address and should be available at the SEC's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Sallie Mae Common Stock is presently listed on the New York Stock Exchange (the "NYSE") under the symbol "SLM" and Sallie Mae files quarterly Information Statements and annual reports to shareholders with the NYSE. In addition, Sallie Mae and the Holding Company have applied to have the Holding Company Common Stock listed on the NYSE as of the effective date of the Reorganization described herein. If the Reorganization is approved, Exchange Act reports, proxy statements and other information concerning the Holding Company will be available for inspection and copying at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     No person is authorized to give any information or to make any representation not contained in this Proxy Statement/Prospectus in connection with the solicitation made hereby, and if given or made, such information or representation must not be relied upon as having been authorized by Sallie Mae or the Holding Company. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or solicitation of a proxy, to any person in any jurisdiction to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities to which this Proxy Statement/Prospectus relates shall, under any circumstances, create any inference that there has been no change in the affairs of either Sallie Mae or the Holding Company since the date of this Proxy Statement/Prospectus. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                          FORWARD-LOOKING INFORMATION

     This Proxy Statement/Prospectus contains certain forward-looking statements and information relating to Sallie Mae and the Holding Company that are based on the beliefs of Sallie Mae management as well as assumptions made by and information currently available to Sallie Mae and Holding Company. When used in this document, the words "anticipate," "believe," "estimate" and "expect" and similar expressions, as they relate to Sallie Mae management, are intended to identify forward-looking statements. Such statements reflect the current views of Sallie Mae management with respect to future events and are subject to certain risks, uncertainties and assumptions, described in this Proxy Statement/Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. Sallie Mae and the Holding Company do not intend to update these forward-looking statements.

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
SUMMARY...............................................................................      1
     Sallie Mae and the Holding Company...............................................      1
     The Special Meeting..............................................................      1
     The Reorganization Proposal......................................................      3
     The Privatization Act............................................................      5
     Other Provisions of the Reorganization...........................................      7
     Certain Federal Income Tax Consequences..........................................      7
     Regulation.......................................................................      8
     Comparison of Stockholder Rights.................................................      8
     Holding Company Board of Directors...............................................      8
     Summary Risk Factors.............................................................      9
     Summary Selected Financial Data..................................................     10
     Market Data......................................................................     11
RISK FACTORS..........................................................................     12
     No Historical Operations.........................................................     12
     New Board of Directors...........................................................     12
     Political Risks..................................................................     12
INFORMATION REGARDING THE SPECIAL MEETING.............................................     13
     Purpose..........................................................................     13
     Place, Time and Date of Meeting..................................................     14
     Record Date; Shares Entitled to Vote.............................................     14
     Quorum; Votes Required...........................................................     14
     Common Stock Information.........................................................     14
     Voting and Revocation of Proxies.................................................     14
     Solicitation of Proxies..........................................................     15
     No Dissenters' Appraisal Rights..................................................     15
THE REORGANIZATION PROPOSAL...........................................................     16
     Background.......................................................................     16
     Reasons for the Reorganization; Recommendation of Sallie Mae and the CRV.........     21
     Corporate Structure Before and After the Reorganization..........................     22
     Diagrams of Current and Proposed Corporate Structures............................     23
     Exchange of Stock Certificates...................................................     24
     Treatment of Preferred Stock.....................................................     24
     Effect on Stock Options and Employee Benefits....................................     24
     Dividend Policy..................................................................     24
     Stock Exchange Listing...........................................................     25
     Certain Consequences of Shareholder Vote.........................................     25
TERMS OF THE REORGANIZATION AGREEMENT.................................................     26
THE PRIVATIZATION ACT.................................................................     27
     Reorganization...................................................................     27
     Oversight Authority..............................................................     28
     Restrictions on Intercompany Relations...........................................     28
     Limitations on Holding Company Activities........................................     28
     GSE Dissolution After Reorganization.............................................     29
     Charter Sunset If Reorganization Does Not Occur..................................     30
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...............................................     31
     Reporting Requirement............................................................     31
THE BOARD SLATE PROPOSAL..............................................................     33

                                                                                         PAGE
                                                                                         ----
BUSINESS..............................................................................     34
     General..........................................................................     34
     Industry Overview................................................................     35
     Products and Services............................................................     35
          Loan Purchases..............................................................     35
          Borrower Benefits and Program Technology Support............................     36
          Joint Venture with The Chase Manhattan Bank.................................     37
     Servicing........................................................................     37
     Specialized Financial Services...................................................     37
          Warehousing Advances........................................................     38
          Academic Facilities Financings and Student Loan Revenue Bonds...............     38
          Letters of Credit...........................................................     38
          Private Student Loan Insurance..............................................     38
     Financing/Securitization.........................................................     38
     Economic Impact of the Privatization Act on the Company's Business...............     39
          Funding Costs and Leverage..................................................     39
          Preferred Stock Redemption..................................................     39
          State Taxes.................................................................     39
          Impact on Other Activities..................................................     39
          Consideration...............................................................     40
     Operations Following the Reorganization..........................................     40
     Competition......................................................................     41
     College Construction Loan Insurance Association..................................     41
     Properties.......................................................................     42
     Employees........................................................................     42
     Legal Proceedings................................................................     42
REGULATION............................................................................     44
     Current Regulation...............................................................     44
          GSE Regulation..............................................................     44
          Other Regulation............................................................     44
     Regulation Following Reorganization..............................................     45
     Non-Discrimination and Limitations on Affiliation with Depository Institutions...     45
CAPITALIZATION........................................................................     46
SELECTED FINANCIAL DATA...............................................................     47
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................     48
     Overview.........................................................................     48
     Three Months ended March 31, 1997 and 1996.......................................     49
          Selected Financial Data.....................................................     49
          Results of Operations.......................................................     49
          Student Loan Spread Analysis................................................     51
          Net Interest Income.........................................................     53
          Average Balance Sheets......................................................     54
          Funding Costs...............................................................     55
          Rate/Volume Analysis........................................................     55
          Operating Expenses..........................................................     55
          Privatization...............................................................     56
          Federal and State Taxes.....................................................     57
          Liquidity and Capital Resources.............................................     57
          Preferred Stock.............................................................     60

                                                                                         PAGE
                                                                                         ----
          Other Related Events and Information........................................     60
     Years ended December 31, 1994-1996...............................................     63
          Selected Financial Data.....................................................     63
          Results of Operations.......................................................     63
          Student Loan Spread Analysis................................................     65
          Net Interest Income.........................................................     67
          Average Balance Sheets......................................................     68
          Funding Costs...............................................................     69
          Rate/Volume Analysis........................................................     69
          Operating Expenses..........................................................     70
          Federal and State Taxes.....................................................     71
          Liquidity and Capital Resources.............................................     71
          Preferred Stock.............................................................     75
          Other Related Events and Information........................................     75
DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK..........................................     80
     General..........................................................................     80
     Common Stock.....................................................................     80
     Preferred Stock..................................................................     80
     Warrants.........................................................................     81
COMPARISON OF STOCKHOLDER RIGHTS......................................................     82
MANAGEMENT............................................................................     83
     Holding Company Board of Directors...............................................     83
     Sallie Mae Board of Directors....................................................     83
          Statutory Requirements......................................................     83
     Meetings of the Board............................................................     88
          Audit Committee.............................................................     88
          Compensation and Personnel Committee........................................     88
          Nominations and Board Affairs Committee.....................................     89
     Transactions with Affiliated Institutions........................................     89
DIRECTOR COMPENSATION.................................................................     90
EXECUTIVE OFFICERS OF THE COMPANY.....................................................     91
     Names and Titles.................................................................     91
     Previous Experience..............................................................     91
EXECUTIVE COMPENSATION................................................................     91
     Report of the Compensation and Personnel Committee...............................     92
          Policy......................................................................     92
          Compensation Related to Achievement of Annual and Long-Term Goals...........     92
          Base Salary.................................................................     92
          Annual Bonus................................................................     93
          Incentive Performance Plan..................................................     93
          Stock Option Plan...........................................................     93
     Compensation Tables..............................................................     95
     Description of Benefit Plans.....................................................     97
          Thrift and Savings Plans....................................................     97
          Stock Purchase Plan.........................................................     98
          Deferred Compensation Plan for Key Employees................................     98
          Stock Option Plan...........................................................     98
          Stock Compensation Plan.....................................................     98
          Performance Graph...........................................................     99

                                                                                         PAGE
                                                                                         ----
OWNERSHIP OF SALLIE MAE STOCK.........................................................    100
     Board and Management Ownership of the Company....................................    100
     Principal Holders................................................................    101
LEGAL MATTERS.........................................................................    101
EXPERTS...............................................................................    101
SALLIE MAE ANNUAL MEETING SHAREHOLDER PROPOSALS.......................................    102
FINANCIAL STATEMENTS..................................................................    F-1
APPENDIX A -- AGREEMENT AND PLAN OF REORGANIZATION....................................    A-1
APPENDIX B -- STUDENT LOAN MARKETING ASSOCIATION REORGANIZATION ACT OF 1996...........    B-1
APPENDIX C -- THE FEDERAL FAMILY EDUCATION LOAN PROGRAM...............................    C-1
APPENDIX D -- INTENTIONALLY OMITTED...................................................    D-1
APPENDIX E -- DISSENT TO THE REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE.......    E-1
APPENDIX F -- PROXY STATEMENT SUPPLEMENT OF THE MAJORITY DIRECTORS....................      *
APPENDIX G -- PROXY STATEMENT SUPPLEMENT OF THE CRV...................................     **

---------------
 * Not attached hereto; to be provided separately by the Majority Directors. ** Not attached hereto; to be provided separately by the CRV.

                                    SUMMARY

     The following is a summary of certain important aspects of the Reorganization (as defined below) and related information discussed elsewhere in this Proxy Statement/Prospectus. This Summary does not purport to be complete and is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus, including the Proxy Statement Supplements of the majority of the current Sallie Mae Board of Directors (the "Majority Directors") and of the Committee to Restore Value at Sallie Mae, a shareholder group that currently includes nine of the 21 Sallie Mae directors (the "CRV"). The Proxy Statement Supplements of the Majority Directors and the CRV are an integral part of this Proxy Statement/Prospectus. Shareholders of the Student Loan Marketing Association are urged to carefully read this Proxy Statement/Prospectus, including the Proxy Statement Supplements of the Majority Directors and of the CRV, in its entirety. Capitalized terms used but not otherwise defined in this Summary have the meanings ascribed to them elsewhere in this Proxy Statement/Prospectus.

SALLIE MAE AND THE HOLDING COMPANY

     The Student Loan Marketing Association ("Sallie Mae" or the "GSE") was established in 1972 as a for-profit, stockholder-owned, government-sponsored enterprise to support the education credit needs of students by, among other things, promoting liquidity in the student loan marketplace through secondary market purchases. Sallie Mae is the largest source of financing and servicing for education loans in the United States. The student loan industry in the United States developed primarily to support federal student loan programs and, accordingly, is highly regulated. The principal government program, the Federal Family Education Loan Program (formerly the Guaranteed Student Loan Program) (the "FFELP"), was created to ensure low cost access by both needy and middle class families to post-secondary education. Sallie Mae's products and services include student loan purchases, commitments to purchase student loans and secured advances to originators of student loans. Sallie Mae also offers operational support to originators of student loans and to post-secondary education institutions. In addition, Sallie Mae provides other education-related financial services. See "BUSINESS."

     The Privatization Act (as defined below) authorized the restructuring of the common stock ownership of Sallie Mae so that all of its outstanding common stock would be owned directly by a holding company. If the Reorganization is approved, SLM Holding Corporation, a recently formed Delaware corporation (the "Holding Company"), will become the holding company of Sallie Mae. See "THE REORGANIZATION PROPOSAL" and "THE PRIVATIZATION ACT." AS USED HEREIN, THE "COMPANY" REFERS TO SALLIE MAE PRIOR TO THE REORGANIZATION AND TO THE HOLDING COMPANY AS A CONSOLIDATED ENTITY FROM AND AFTER THE EFFECTIVE TIME (AS DEFINED BELOW) OF THE REORGANIZATION.

     On May 27, 1997, Sallie Mae and the CRV entered into a letter agreement (the "Letter Agreement"), pursuant to which they agreed, among other things, (i) to cooperate in the preparation and filing of this Proxy Statement/Prospectus (provided that Sallie Mae and the CRV were to provide the contents of the Proxy Statement Supplement of the Majority Directors and the Proxy Statement Supplement of the CRV, respectively, such Proxy Statement Supplements containing such information as Sallie Mae and the CRV, respectively, in their sole discretion, deemed appropriate), (ii) to hold a special meeting of stockholders of Sallie Mae at which the stockholders will vote on (x) the Reorganization Proposal and (y) the Board Slate Proposal, including separate slates of directors to be nominated by Sallie Mae and the CRV, (iii) to cancel all special meetings of stockholders of Sallie Mae called prior to May 27, 1997 in respect of the privatization and to void all proxies solicited prior to such date and
(iv) to terminate the existing litigation between Sallie Mae and the CRV and to release each other from any claim or counterclaim that could have been brought against each other relating to such litigation.

THE SPECIAL MEETING

     The Special Meeting of Sallie Mae shareholders (the "Special Meeting") will be held on Thursday, July 31, 1997 at 11:00 a.m., at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, D.C. 20007. The Special Meeting is being called pursuant to the Letter Agreement between Sallie Mae and the

CRV. At the Special Meeting, Sallie Mae shareholders will be asked to consider and vote upon the following matters:

     (1) The approval and adoption of an Agreement and Plan of Reorganization (the "Reorganization Agreement") providing for the reorganization (the "Reorganization") of Sallie Mae into a wholly-owned subsidiary of the Holding Company pursuant to the merger (the "Merger") of a newly-formed subsidiary of the Holding Company ("MergerCo") with and into Sallie Mae, with Sallie Mae as the surviving corporation (such proposal, the "Reorganization Proposal"); and

     (2) If the Reorganization Proposal is approved by shareholders, the selection of a slate of up to 15 nominees that will be appointed as the initial Holding Company Board of Directors in connection with the Reorganization (such proposal, the "Board Slate Proposal"). In the Board Slate Proposal, shareholders may vote either for a 10-person slate nominated by the Majority Directors (the "Majority Director Slate") or for a 15-person slate nominated by the CRV (the "CRV Slate").

     If the Reorganization is approved by shareholders, each outstanding share of common stock, par value $.20 per share, of Sallie Mae ("Sallie Mae Common Stock") shall be converted into one share of common stock, par value $.20 per share, of the Holding Company ("Holding Company Common Stock"). See "INFORMATION REGARDING THE SPECIAL MEETING."

     Under the Privatization Act and Delaware law, the Reorganization requires approval by the affirmative vote of the holders of a majority of the outstanding shares of Sallie Mae Common Stock. Only holders of record of Sallie Mae Common Stock as of the close of business on June 6, 1997 will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Sallie Mae and the CRV have agreed not to adjourn the Special Meeting to a later date except by mutual agreement.

     Under the Board Slate Proposal, if the Reorganization Proposal is approved by shareholders then as soon as possible after such shareholder approval Sallie Mae shall appoint as directors of the Holding Company the slate of nominees receiving the highest plurality of the votes cast in person or by proxy at the Special Meeting. The Proxy Statement Supplements of the Majority Directors and the CRV contain additional information regarding this process.

     As of the Record Date, 52,663,133 shares of Sallie Mae Common Stock were outstanding and eligible to be voted, held by approximately 23,000 shareholders. As of the Record Date, Sallie Mae's directors and named executive officers (excluding Robert D. Friedhoff who resigned from his positions with Sallie Mae, effective March 26, 1997, for personal reasons) beneficially owned 296,217 shares of Sallie Mae Common Stock (excluding 374,620 shares underlying stock options), or less than 1 percent of the shares of Sallie Mae Common Stock outstanding as of such date.

     Shares of Sallie Mae Common Stock that are entitled to vote and are represented at the Special Meeting by properly executed proxies received and not properly revoked will be voted at the Special Meeting in the manner directed on such proxies. Shares may be voted in person or by proxy. Any proxy given by a Record Holder may be revoked by the person giving such proxy at any time before the closing of the polls by executing a new proxy or voting in person his or her shares at the Special Meeting. Only those proxies received and not properly revoked or votes cast prior to the closing of the polls shall be valid. If a holder timely and validly delivers both a BLUE proxy card and a GREEN proxy card, only the later dated proxy card will be counted.

     The vote on the Reorganization is being held at a Special Meeting rather than an Annual Meeting because of the importance of the Reorganization to the Company's future and the determination that shareholders should have an opportunity to consider the Reorganization at a meeting dedicated to that purpose. If the Reorganization is consummated, the elected members of the Sallie Mae Board would be appointed by the Holding Company. If the Reorganization is not approved by shareholders, an Annual Meeting of Sallie Mae shareholders will be held as soon as practicable to, among other things, elect Sallie Mae directors.

THE REORGANIZATION PROPOSAL

BACKGROUND

     For the last several years, Sallie Mae has advocated the "privatization" of its business through a corporate restructuring that would permit a transition from government-sponsored enterprise status to a fully private, state-chartered corporation. Sallie Mae's federal charter restricts its business activities to specified education finance related activities and imposes special obligations on it as a government-sponsored enterprise. On September 30, 1996, Congress enacted the Student Loan Marketing Association Reorganization Act of 1996 (the "Privatization Act"), which authorized the creation of a holding company through which the Company could pursue new business opportunities beyond the limited scope of Sallie Mae's restrictive federal charter and effect an orderly wind-down of Sallie Mae following the transfer of ongoing business activities to such a holding company. See "THE REORGANIZATION PROPOSAL."

REASONS FOR THE REORGANIZATION; RECOMMENDATIONS OF SALLIE MAE AND THE CRV

     The Board of Directors of Sallie Mae and the CRV each have unanimously recommended that the holders of outstanding shares of Sallie Mae Common Stock vote for approval of the Reorganization Agreement under the Reorganization Proposal. The Reorganization Agreement is the plan approved by the Sallie Mae Board pursuant to the Privatization Act. For a discussion of the reasons for their recommendation, see "THE REORGANIZATION PROPOSAL -- Reasons for the Reorganization; Recommendation of Sallie Mae and the CRV."

     With respect to the Board Slate Proposal, (i) the Majority Directors unanimously recommend that holders of outstanding shares of Sallie Mae Common Stock cast their votes in favor of the Majority Director Slate, and (ii) the CRV unanimously recommends that holders of outstanding shares of Sallie Mae Common Stock cast their votes in favor of the CRV Slate. The Majority Directors have set forth their reasons for their recommendation of the Majority Director Slate, including information on the nominees who comprise the slate and the corporate governance provisions and business plan for the Holding Company that the Majority Director Slate intends to implement and pursue, in the Proxy Statement Supplement of the Majority Directors of the Sallie Mae Board that comprises an integral part, and is being mailed to shareholders together with a copy, of this Proxy Statement/Prospectus. The CRV has set forth its reasons for its recommendation of the CRV Slate, including information on the nominees who comprise the slate and the corporate governance provisions and business plan for the Holding Company that the CRV Slate intends to implement and pursue, in the Proxy Statement Supplement of the CRV that comprises an integral part, and is being mailed to shareholders together with a copy, of this Proxy Statement/Prospectus.

CORPORATE STRUCTURE BEFORE AND AFTER THE REORGANIZATION

     Sallie Mae currently operates as a government-sponsored enterprise, subject to the restrictions of its federal charter. Following the Reorganization, the GSE would be one of several subsidiaries of the Holding Company. The Privatization Act will impose certain restrictions on intercompany relations between the GSE and its affiliates during the period prior to the GSE's dissolution to ensure their separate operation. In particular, the GSE must not extend credit to, nor guarantee any debt obligations of, the Holding Company or the Holding Company's non-GSE subsidiaries. Although the GSE may not finance the activities of its non-GSE affiliates, it may, subject to its minimum capital requirements, dividend retained earnings and surplus capital to the Holding Company, which in turn may use such amounts to support its non-GSE subsidiaries. The Sallie Mae Charter (as defined below) effectively requires that it maintain a minimum capital ratio. The Privatization Act further directs that under no circumstances shall the assets of the GSE be available or used to pay claims or debts of or incurred by the Holding Company. See "THE REORGANIZATION
PROPOSAL -- Corporate Structure Before and After the Reorganization."

EFFECT OF THE REORGANIZATION ON OUTSTANDING SECURITIES OF SALLIE MAE

     Pursuant to the Reorganization Agreement, MergerCo, a newly-formed, wholly-owned subsidiary of the Holding Company, will be merged with and into the GSE with the GSE surviving, each outstanding share of Sallie Mae Common Stock will be converted into one share of Holding Company Common Stock and the outstanding shares of the common stock of MergerCo will be converted into all of the issued and outstanding shares of Sallie Mae Common Stock, all of which will then be owned by the Holding Company. If the Reorganization is approved, the Reorganization will become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware (the "Effective Time"), which is expected to occur as soon as practicable following the Special Meeting. As a result of the Reorganization, Sallie Mae will become a subsidiary of the Holding Company and all of the Holding Company Common Stock outstanding immediately after the Reorganization will be owned by the holders of Sallie Mae Common Stock outstanding immediately prior to the Reorganization.

     The Reorganization will not result in any change to Sallie Mae's outstanding class of preferred stock or to its outstanding debt obligations and all of the outstanding securities of Sallie Mae (other than the Sallie Mae Common Stock and common stock equivalents) will remain outstanding immediately after the Reorganization. The Privatization Act requires that the GSE's preferred stock be repurchased or redeemed upon the GSE's dissolution, no later than September 30, 2008. See "THE REORGANIZATION PROPOSAL -- Treatment of Preferred Stock." The Privatization Act provides that the Reorganization will not modify the attributes accorded to the debt obligations of Sallie Mae by the Sallie Mae Charter.

     It will not be necessary for holders of Sallie Mae Common Stock to immediately exchange their existing stock certificates for stock certificates of the Holding Company in connection with the Reorganization. Following the Reorganization, new certificates bearing the name of SLM Holding Corporation will be issued by Chase Mellon Shareholder Services as outstanding certificates are presented for transfer. In addition, new certificates of the Holding Company will be issued in exchange for old certificates of the GSE upon the request of any shareholder. Certificates presented for transfer to a name other than that in which the surrendered certificate is registered must be properly endorsed, with the signature guaranteed, and accompanied by evidence of payment of any applicable stock transfer taxes. See "TERMS OF THE REORGANIZATION AGREEMENT."

HOLDING COMPANY BOARD OF DIRECTORS

     Assuming shareholder approval of the Reorganization Proposal, as soon as possible after such approval and before the Reorganization is effected, Sallie Mae (as sole shareholder of the Holding Company) shall appoint as directors of the Holding Company either the Majority Director Slate or the CRV Slate in its entirety, based on which slate of nominees receives the highest plurality of the votes cast in person or by proxy at the Special Meeting. The initial size of the Holding Company Board has been set at 15 members. The Majority Director Slate consists of 10 members and the CRV Slate consists of 15 members. The Letter Agreement provides that if minority positions exist on the Holding Company Board because the slate of nominees that receives the greater number of votes consists of less than 15 persons, and if any of the nominees of the other slate have consented to serve in such circumstances as minority directors, then that other slate can select from among its consenting nominees, if any, the persons who will be named to fill the minority positions on the Holding Company Board. Each of the nominees on the CRV Slate has indicated that he or she would not serve on the Holding Company Board if the Majority Director Slate receives the greater number of votes at the Special Meeting. The CRV has advised the Company that it is waiving its right under the Letter Agreement to fill minority positions on the Holding Company Board. Accordingly, if the Reorganization Proposal is approved by shareholders and the Majority Director Slate receives the highest plurality of votes cast in person or by proxy at the Special Meeting in respect of the Board Slate Proposal, there would remain five positions on the Holding Company Board. Although the Holding Company Charter to be adopted if the Majority Director Slate receives the greater number of votes at the Special Meeting would allow the Holding Company Board to fill the vacancies, the members of the Majority Director Slate have no current intention to fill any such vacancies prior to the next election of directors. See "THE BOARD SLATE PROPOSAL."

HOLDING COMPANY CERTIFICATE OF INCORPORATION AND BY-LAWS

     The terms of the corporate governance provisions set forth in the Holding Company Certificate of Incorporation and By-laws following the effective date of the Reorganization depend upon whether the Majority Director Slate or the CRV Slate receives the highest plurality of votes cast in person or by proxy in respect of the Board Slate Proposal. In the event that the Reorganization Proposal is approved and the Majority Director Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, then after Sallie Mae appoints the Majority Director Slate to the Holding Company Board of Directors and before the effectiveness of the Reorganization, the Holding Company Board of Directors and Sallie Mae (as sole shareholder of the Holding Company) will take or cause to be taken any and all actions they deem necessary or appropriate to amend the Holding Company's Certificate of Incorporation and By-laws so as to implement the provisions as described in the Proxy Statement Supplement of the Majority Directors. In the event that the Reorganization Proposal is approved and the CRV Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, then after Sallie Mae appoints the CRV Slate to the Holding Company Board of Directors and before the effectiveness of the Reorganization, the Holding Company Board of Directors and Sallie Mae (as sole shareholder of the Holding Company) will take or cause to be taken any and all actions they deem necessary or appropriate to amend the Holding Company's Certificate of Incorporation and By-laws so as to implement the provisions as described in the Proxy Statement Supplement of the CRV. See "COMPARISON OF STOCKHOLDER RIGHTS."

BUSINESS ACTIVITIES AFTER THE REORGANIZATION

     The manner in which the Company operates its business after the Reorganization depends upon whether the Majority Director Slate or the CRV Slate receive the highest plurality of votes cast in person or by proxy in respect of the Board Slate Proposal. In the event that the Reorganization Proposal is approved and the Majority Director Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, the Holding Company directors who were nominated as members of the Majority Director Slate intend to pursue the business strategy described in the Proxy Statement Supplement of the Majority Directors. In the event that the Reorganization Proposal is approved and the CRV Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, the Holding Company directors who were nominated as members of the CRV Slate intend to pursue the business strategy described in the Proxy Statement Supplement of the CRV.

THE PRIVATIZATION ACT

     The Privatization Act provides the framework for Sallie Mae's reorganization into a wholly-owned subsidiary of a holding company and imposes certain restrictions on the operations of the Holding Company and its subsidiaries after the reorganization is consummated. See "THE PRIVATIZATION ACT" and "REGULATION." The Reorganization Agreement is the plan of reorganization approved by a majority of the Sallie Mae Board. The Privatization Act requires the Company to pay $5 million to the District of Columbia Financial Responsibility and Management Assistance Authority (the "D.C. Financial Control Board") for the restricted use of the "Sallie Mae" name and to issue to the D.C. Financial Control Board warrants to purchase 555,015 shares of Holding Company Common Stock, exercisable at any time prior to September 30, 2008 at $72.43 per share.

SUBSIDIARY STOCK AND ASSET TRANSFERS

     The Privatization Act requires that at the Effective Time, or as soon as practicable thereafter, the GSE shall transfer to the Holding Company or one or more of its non-GSE subsidiaries, certain assets, including all of the capital stock of which the GSE is the beneficial owner in certain subsidiaries (the "Transferred Subsidiaries"). It is anticipated that net asset transfers (including the transfer of the Transferred Subsidiaries) occurring in the first year after the Reorganization will aggregate approximately $100 million and that certain fixed assets will be transferred within approximately three years of the Reorganization. Based on preliminary discussions with commercial banking sources, the Company believes it will be able to secure financing at a reasonable cost through the Holding Company for such asset transfers. Although the foregoing asset transfers will likely result in some incremental financing costs and state taxes, such expenses are not expected to have any material impact on the Company's financial results. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Years ended December 31, 1994-1996 -- Liquidity and Capital Resources."

EMPLOYEE AND BENEFIT TRANSFERS

     As required by the Privatization Act, all GSE employees will be transferred from the GSE at the Effective Time. In connection with the Reorganization, employee benefit obligations and benefit plans of the GSE will be transferred to the Holding Company or one of its non-GSE subsidiaries. After the Reorganiza-tion, Sallie Mae stock-based employee benefit plans will be amended to provide for the delivery of Holding Company Common Stock instead of Sallie Mae Common Stock.

WIND-DOWN PERIOD

     Following the Reorganization, the GSE entity will be liquidated and dissolved on or before September 30, 2008. During this wind-down period, it is expected that the GSE's operations will be managed by its non-GSE affiliates. Also, during this period, the Holding Company will remain a passive entity which supports the operations of the GSE and its other subsidiaries, and all business activities will be conducted through the GSE and by the other subsidiaries. The use of the "Sallie Mae" name by the Holding Company and its subsidiaries is restricted by the Privatization Act, as described herein.

     During the wind-down period, the GSE's new business activities are limited. The GSE generally may continue to purchase student loans only through September 30, 2007. The GSE's other lines of business, such as warehousing advances, letters of credit and standby bond purchase commitments, will be limited to takedowns on contractual financing and guarantee commitments in place as of the Effective Time. In addition, the business activities of the Holding Company and its non-GSE subsidiaries are also subject to certain limitations, including a limitation against purchases of FFELP loans for so long as the GSE continues this type of activity. Subject to the foregoing, the Holding Company could elect at any time to commence FFELP student loan purchases through its non-GSE subsidiaries. In addition, it is expected that during the wind-down period the GSE would provide financing and letter of credit support under existing contractual commitments which aggregate approximately $2.3 billion and $3.7 billion, respectively, as of March 31, 1997. The GSE would also maintain an investment portfolio during the wind-down.

     After the Reorganization, Sallie Mae will be able to continue to issue debt in the government agency market to finance student loans and other permissible asset acquisitions, although the maturity date of such issuances generally may not extend beyond September 30, 2008, Sallie Mae's final dissolution date. If at anytime during the wind-down period the GSE's capital ratio falls below certain required levels (2 percent of assets until January 1, 2000 and 2.25 percent of assets thereafter), the Holding Company is required to supplement the GSE's capital to achieve the required level. Upon dissolution of the GSE, any remaining GSE obligations will be transferred into a defeasance trust for the benefit of the holders of such obligations. If the GSE has insufficient assets to fully fund such defeasance trust, the Holding Company must transfer sufficient assets to such trust to account for this shortfall.

     A law enacted at the same time as the Privatization Act contains amendments to the Federal Deposit Insurance Act that prohibit depository institutions from being affiliates of government-sponsored enterprises. This restriction effectively limits the ability of the Company and its affiliates to originate insured student loans through an affiliated depository institution as long as the GSE remains in existence.

CHARTER SUNSET IF REORGANIZATION DOES NOT OCCUR

     If a reorganization pursuant to the Privatization Act does not occur on or prior to March 31, 1998, the Privatization Act requires that it submit an alternative wind-down plan to Congress and the Treasury Department by 2007. As required by the Privatization Act, this plan would call for the dissolution of Sallie Mae by 2013. During this alternative wind-down period, Sallie Mae could not engage in new business activities beyond those contemplated by the Sallie Mae Charter but could transfer assets, except for the "Sallie Mae" name, at any time its statutory capital requirements were satisfied. As with the Reorganization, any remaining obligations, and assets sufficient to pay such obligations, would be transferred to a fully collateralized trust at the time of dissolution. All other assets would be distributed to Sallie Mae shareholders. Under this alternative, Sallie Mae generally would have to cease its business activities after 2009 and could not issue debt obligations that mature after 2013. The Secretary of the Treasury, who would monitor the wind-down, could require Sallie Mae to amend its plan of dissolution if deemed necessary to ensure full payment of its obligations.

     The Sallie Mae Board of Directors, which unanimously approved the Reorganization Agreement, believes that the Reorganization is in the best interests of the Company. For the reasons the Sallie Mae Board voted to approve the Reorganization, see "THE REORGANIZATION PROPOSAL -- Reasons for the

Reorganization; Recommendation of Sallie Mae and the CRV." As a result of the belief of the Sallie Mae Board that the Reorganization Agreement is in the best interests of shareholders and the recommendation that shareholders approve the Reorganization Agreement, the Sallie Mae Board has not determined what action, if any, it may take with respect to privatization in the event the Reorganization Agreement is not approved. If the Reorganization Agreement is not approved by shareholders, an Annual Meeting of Sallie Mae shareholders will be held as soon as practicable to, among other things, elect Sallie Mae directors. Under the Privatization Act, the effective date of a reorganization providing for the restructuring of common stock ownership of Sallie Mae so that all of its outstanding common stock would be owned directly by a holding company must occur on or prior to March 31, 1998. If the effective date has not occurred prior to such date, the charter sunset provisions would apply. If the Reorganization Agreement is not approved, it appears that there would be sufficient time for the Sallie Mae Board to adopt an alternate plan of reorganization and to seek shareholder approval for such a plan. However, there can be no assurance that the Sallie Mae Board will adopt an alternate plan of reorganization, and, if the Sallie Mae Board adopted an alternate plan, there can be no assurance as to the terms of such a plan or as to whether it would be approved by holders of the requisite number of shares of Sallie Mae Common Stock in a timely manner.

OTHER PROVISIONS OF THE REORGANIZATION

NO DISSENTERS' APPRAISAL RIGHTS

     Sallie Mae shareholders have no statutory appraisal rights. See "COMPARISON OF STOCKHOLDER RIGHTS."

DIVIDEND POLICY

     It is anticipated that the Holding Company will initially pay dividends on Holding Company Common Stock at the rate most recently paid, and on approximately the same schedule, as dividends have been paid on Sallie Mae Common Stock. No assurance, however, can be given as to the amount of future dividends, which will necessarily be dependent on future earnings and the financial requirements of the Holding Company and its subsidiaries, including the GSE, after the Reorganization. The Holding Company's principal source of funds is expected to be funds from dividends on the stock of its subsidiaries and proceeds from any issuances of the Holding Company's equity or debt securities. The ability of the GSE to pay dividends is generally subject to the capital requirements included in Sallie Mae's federal charter set forth in
Section 439, Part B, Title VI of the Higher Education Act of 1965, as amended, codified at 20 U.S.C. sec.1087-2, (the "Sallie Mae Charter"), and to the priority of dividends on the preferred stock. See "THE REORGANIZATION
PROPOSAL -- Dividend Policy."

STOCK EXCHANGE LISTING

     Sallie Mae has filed an application to list the shares of Holding Company Common Stock to be issued in connection with the Reorganization on the New York Stock Exchange ("NYSE"), subject to approval of the Reorganization Agreement by the Sallie Mae shareholders and official notice of issuance. The shares of Sallie Mae Common Stock are traded, and the shares of Holding Company Common Stock are expected to be traded, on the NYSE under the symbol "SLM." If the Reorganization is consummated, shares of Sallie Mae Common Stock will be delisted at the same time the Holding Company shares are listed. See "THE REORGANIZATION PROPOSAL -- Stock Exchange Listing."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The obligation of Sallie Mae to consummate the Reorganization is conditioned upon the receipt by Sallie Mae of an opinion of counsel in form and substance reasonably satisfactory to Sallie Mae, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion and set forth in certificates of officers of the Holding Company, Sallie Mae and others, as well as representation letters of certain holders of Sallie Mae Common Stock, all of which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for U.S. federal income tax purposes as a nonrecognition transfer of shares of Sallie Mae Common Stock by the holders thereof to the Holding

Company for shares of Holding Company Common Stock. See "TERMS OF THE REORGANIZATION AGREEMENT" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

REGULATION

     The GSE will continue to be subject to the requirements of the Sallie Mae Charter and to certain regulations irrespective of whether the Reorganization is approved. The Privatization Act amends the Sallie Mae Charter to provide for increased oversight of GSE operations by, and the reimbursement of certain oversight costs to, the Secretary of the Treasury as well as the increase of Sallie Mae's required shareholders' equity ratio from the current level of 2 percent of assets to 2.25 percent of assets beginning after January 1, 2000.

     Following the Reorganization, the Company will be an eligible lender under the Higher Education Act of 1965, as amended, for purposes only of purchasing and holding student loans made by other lenders. Like other participants in the insured student loan programs, the Company will be subject, from time to time, to review of its student lending operations by the U.S. Department of Education, certain guarantee agencies and the General Accounting Office. In addition, Sallie Mae Servicing Corporation, a wholly-owned subsidiary of Sallie Mae, as a servicer of student loans, is subject to certain U.S. Department of Education regulations regarding financial responsibility and administrative capability that govern all third party servicers of insured student loans. See "REGULATION."

COMPARISON OF STOCKHOLDER RIGHTS

     There are certain differences between the present rights of holders of Sallie Mae Common Stock and the rights of holders of Holding Company Common Stock after the Reorganization. These differences depend upon whether the Majority Director Slate or the CRV Slate receives the highest plurality of the votes cast in person or by proxy in respect of the Board Slate Proposal. In the event that the Reorganization Proposal is approved and the Majority Director Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, the nominees included in the Majority Director Slate, once elected to the Holding Company Board, will implement the Holding Company Charter and By-Law provisions described in the Proxy Statement Supplement of the Majority Directors. In the event that the Reorganization Proposal is approved and the CRV Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, the nominees included in the CRV Slate, once elected to the Holding Company Board, will implement the Holding Company Charter and By-Law provisions described in the Proxy Statement Supplement of the CRV. For a comprehensive comparison of the relative rights of holders of Sallie Mae Common Stock and holders of Holding Company Common Stock under the provisions to be implemented under the Majority Director Slate, see the Proxy Statement Supplement of the Majority Directors which is being mailed by the Majority Directors to shareholders together with a copy of this Proxy Statement/Prospectus. For a comprehensive comparison of the relative rights of holders of Sallie Mae Common Stock and holders of Holding Company Common Stock under the provisions to be implemented under the CRV Slate, see the Proxy Statement Supplement of the CRV which is being mailed by the CRV to shareholders together with a copy of this Proxy Statement/Prospectus.

HOLDING COMPANY BOARD OF DIRECTORS

     Sallie Mae, as the sole stockholder of the Holding Company prior to the Reorganization, will appoint the members of the Holding Company Board to serve until their successors are duly elected. After the Effective Time, the Company stockholders will elect all of the members of the Holding Company Board at each annual meeting beginning with the 1998 Annual Meeting of the Company, which meeting is expected to take place in April of 1998. If the Reorganization Proposal is approved by shareholders, then as soon as possible after such approval Sallie Mae shall appoint as directors of the Holding Company the slate of nominees receiving the highest plurality of the votes cast in person or by proxy at the Special Meeting in respect of the Board Slate Proposal; provided that, if the Majority Director Slate receives the greater number of votes, and if any of the nominees of the CRV Slate have consented to serve in such circumstances as minority directors, then the CRV Slate can select from among its consenting nominees, if any, the persons who will be named to fill the minority positions on the Holding Company Board. If the number of nominees who have consented to fill any minority positions on the Holding Company Board is not sufficient to constitute a 15 member Holding Company Board of Directors, then the vacancies shall be either filled by the Holding Company Board of Directors or left vacant until the next election of directors, in either case pursuant to the process set forth in the Holding Company Certificate of Incorporation and By-laws. See "THE BOARD SLATE PROPOSAL." For a discussion of the Majority Director Slate, see the Proxy Statement Supplement of the Majority Directors that comprises an integral part, and is being mailed to shareholders together with a copy, of this Proxy Statement/Prospectus. For a discussion of the CRV Slate, see the Proxy Statement Supplement of the CRV that comprises an integral part, and is being mailed to shareholders together with a copy, of this Proxy Statement/Prospectus.

SUMMARY RISK FACTORS

     In considering whether to approve the Reorganization Agreement, shareholders of Sallie Mae should consider the lack of history of the Holding Company's operations, that the Holding Company will have a new board of directors, that Sallie Mae currently has a divided board of directors and the political risks associated with the Company's business. See "RISK FACTORS."

                        SUMMARY SELECTED FINANCIAL DATA

     The following table sets forth selected financial and other operating information of Sallie Mae. The selected financial data in the table are derived from the consolidated financial statements of Sallie Mae. The data should be read in conjunction with the consolidated financial statements, related notes, and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" included elsewhere herein.

                                     THREE MONTHS ENDED
                                         MARCH 31,                        YEARS ENDED DECEMBER 31,
                                     ------------------    -------------------------------------------------------
                                      1997       1996       1996       1995(1)     1994(1)     1993(1)     1992(1)
                                     -------    -------    -------     -------     -------     -------     -------

(DOLLARS IN MILLIONS, EXCEPT PER
SHARE AMOUNTS)
OPERATING DATA:
Net interest income...............   $   199    $   233    $   866     $   901     $   982     $ 1,169     $   987
Net income........................       119        103        419         366         420         443         402
Earnings per common share.........      2.17       1.74       7.32        5.27        5.13        4.98        4.30
Dividends per common share........       .44        .40       1.64        1.51        1.42        1.25        1.05
Return on common stockholders'
  equity..........................     57.64%     47.84%     50.13%(3)   29.17%(3)   27.85%(3)   37.68%      37.26%
Net interest margin...............      1.75       1.99       1.90        1.84        2.14        2.74        2.32
Return on assets..................      1.00        .85        .88         .71         .87         .99         .89
Dividend payout ratio.............     20.32      22.94      22.40       28.64       27.66       25.10       24.41
Average equity/average assets.....      2.05       2.10       2.09        2.68        3.39        2.97        2.73

BALANCE SHEET DATA:
Student loans purchased...........   $31,043    $33,881    $32,308     $34,336     $30,571     $26,978     $24,326
Student loan participations.......     1,805          -      1,446           -           -           -           -
Warehousing advances..............     2,533      3,338      2,789       3,865       7,032       7,034       8,085
Academic facilities financings....     1,405      1,371      1,473       1,312       1,548       1,359       1,189
Total assets......................    46,330     48,174     47,630      50,002      53,161      46,682      46,775
Long-term notes...................    20,102     27,731     22,606      30,083      34,319      30,925      30,724
Total borrowings..................    43,105     45,723     44,763      47,530      50,335      44,544      44,440
Stockholders' equity..............     1,010      1,025      1,048(3)    1,081(3)    1,601(3)    1,393       1,321
Book value per common share.......     15.08      14.34      15.53       15.03       18.87       14.03       12.39

OTHER DATA:
Securitized student loans
  outstanding.....................   $ 7,968    $ 2,397    $ 6,263     $   954     $     -     $     -     $     -
Core earnings(2)..................       115         93        391         361         356         398         402
Premiums on debt extinguished.....         -          7          7           8          14         211         141

---------------
(1) Previously reported results for the years ended December 31, 1995, 1994, 1993 and 1992 have been restated to retroactively reflect the recognition of student loan income as earned (see Note 2 to the Consolidated Financial Statements). This restatement resulted in the elimination of the previously reported 1995 cumulative effect of the change in accounting method of $130 million ($1.93 per common share) and an increase to previously reported net income of $17 million ($.22 per common share), $13 million ($.15 per common share) and $8 million ($.09 per common share) for the years ended December 31, 1994, 1993 and 1992, respectively.

(2) Core earnings is defined as Sallie Mae's net income less the after-tax effect of floor revenues and other one-time charges. Management believes that these measures, which are not measures under generally accepted accounting principles (GAAP), are important because they depict Sallie Mae's earnings before the effects of one time events such as floor revenues which are largely outside of Sallie Mae's control. Management believes that core earnings as defined, while not necessarily comparable to other companies use of similar terminology, provide for meaningful period to period comparisons as a basis for analyzing trends in Sallie Mae's student loan operations.

(3) At March 31, 1997 and 1996 and at December 31, 1996, 1995 and 1994,
    stockholders' equity reflects the addition to stockholders' equity of $331 million, $343 million, $349 million, $371 million and $300 million, respectively, net of tax, of unrealized gains on certain investments recognized pursuant to FAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                                  MARKET DATA

     Because the Holding Company is a newly-formed corporation and there is currently no established trading market for its securities, no information can be provided as to historical market prices for the Holding Company Common Stock. Historical market prices for Sallie Mae Common Stock, however, may provide relevant historical market information for determining the market value of the Holding Company. Sallie Mae and the Holding Company will take all actions necessary or advisable to ensure that the Holding Company Common Stock will be approved for listing on the NYSE upon consummation of the Reorganization. The Sallie Mae Common Stock trades on the NYSE under the symbol "SLM." The following table sets forth, for the periods indicated, the high and low sales prices per share of Sallie Mae Common Stock as reported on the NYSE Composite Tape, and the quarterly cash dividends per share declared with respect thereto.

                                                             HIGH      LOW       DIVIDEND
                                                             ----      ---       --------
            1994
            First Quarter.................................   $ 497/8   $427/8      $.35
            Second Quarter................................     441/8    353/4       .35
            Third Quarter.................................     391/8    32          .35
            Fourth Quarter................................     35       311/4       .37
            1995
            First Quarter.................................     39       327/8       .37
            Second Quarter................................     483/8    341/2       .37
            Third Quarter.................................     553/4    47          .37
            Fourth Quarter................................     707/8    54          .40
            1996
            First Quarter.................................     861/8    631/4       .40
            Second Quarter................................     831/2    66          .40
            Third Quarter.................................     77       691/4       .40
            Fourth Quarter................................     981/4    771/4       .44
            1997
            First Quarter.................................    1141/4    89          .44
            Second Quarter................................    1373/4    945/8       .44
            Third Quarter (through July 9, 1997)..........    1397/8   127           --

     On January 23, 1997, the last trading day before the announcement that the Sallie Mae Board had approved the Reorganization, the last sales price of Sallie Mae Common Stock was $108.00 per share, as reported on the NYSE Composite Tape.

     On July 9, 1997, the last trading day prior to the printing of this Proxy Statement/Prospectus, the last sales price of Sallie Mae Common Stock was $138 1/16 per share, as reported on the NYSE Composite Tape.

     At June 6, 1997, the Record Date, 52,663,133 shares of Sallie Mae Common Stock were outstanding and eligible to be voted, held by approximately 23,000 shareholders.

                                  RISK FACTORS

     In considering whether to approve the Reorganization Agreement, shareholders of Sallie Mae should consider the following matters.

     NO HISTORICAL OPERATIONS. The Holding Company, which was created in accordance with the terms of the Privatization Act, does not have an operating history, although it will own Sallie Mae and the Transferred Subsidiaries. The operations of the Company following the Reorganization may not reflect Sallie Mae's historical operations. In addition, as a general purpose corporation, the Holding Company will have authority to engage in new lines of business (through non-GSE subsidiaries) which are not authorized under the limited purpose Sallie Mae Charter. There can be no assurance that any new lines of business in which the Company may engage following the Reorganization would be successful. See "THE PRIVATIZATION ACT -- Limitations on Holding Company Activities" and "BUSINESS."

     NEW BOARD OF DIRECTORS. Under either the Majority Director Slate or the CRV Slate, the Holding Company Board will include certain individuals who are not current members of the 21 member Sallie Mae Board. Depending on the composition of the nominees to the Holding Company Board contained in each of the Majority Director Slate and the CRV Slate and the outcome of the Board Slate Proposal, it is possible that the Holding Company Board will be composed of a number of members associated with a majority of the Sallie Mae Board and a number of members associated with the CRV, potentially resulting in continued dissent among directors of the Company. In addition, the nature of the business plan the Holding Company Board will implement for the Company following the Reorganization depends on whether a majority of the nominees from the Majority Director Slate or the CRV Slate receive the highest plurality of the votes cast in person or by proxy in respect of the Board Slate Proposal and institutes its respective business plan. For a further discussion of the nominees comprising the Majority Director Slate and their respective business plans and corporate governance provisions, see the Proxy Statement Supplement of the Majority Directors which is being mailed by the Majority Directors to shareholders together with a copy of this Proxy Statement/ Prospectus. For a further discussion of the nominees comprising the CRV Slate and their respective business plans and corporate governance provisions, see the Proxy Statement Supplement of the CRV, which is being mailed by the CRV to shareholders together with a copy of this Proxy Statement/Prospectus.

     The Majority Directors and the eight current Sallie Mae directors who are members of the CRV advocate different business strategies and different corporate governance provisions for the Company and in the past have disagreed as to the means of implementing privatization. See "THE REORGANIZATION PROPOSAL -- Background." The efforts of the Majority Directors and the CRV to date have, and in the future may, result in debates among shareholders, the Company and its directors.

     POLITICAL RISKS. Although the Holding Company would be a state-chartered corporation, after the Reorganization Sallie Mae will continue to be subject to the political risks attendant to its status as a government-sponsored enterprise. In addition, the student loan business is dependent to a significant degree upon government programs and is highly regulated, and therefore remains subject to political risks. See "THE REORGANIZATION PROPOSAL -- Background," "BUSINESS" and "REGULATION."

                   INFORMATION REGARDING THE SPECIAL MEETING

PURPOSE

     The Special Meeting is being called pursuant to an agreement (the "Letter Agreement") between Sallie Mae and The Committee to Restore Value at Sallie Mae (the "CRV"), which is a shareholder group that currently includes nine Sallie Mae directors. At the Special Meeting of Shareholders (the "Special Meeting") of the Student Loan Marketing Association ("Sallie Mae" or the "GSE"), the shareholders of Sallie Mae will be asked to consider and vote upon the following matters:

     (1) The approval and adoption of an Agreement and Plan of Reorganization (the "Reorganization Agreement") among Sallie Mae, SLM Holding Corporation, a newly-formed Delaware corporation and wholly-owned subsidiary of Sallie Mae (the "Holding Company"), and Sallie Mae Merger Company, a newly-formed Delaware corporation and wholly-owned subsidiary of the Holding Company ("MergerCo" and such proposal, the "Reorganization Proposal"); and

     (2) If the Reorganization Proposal is approved by shareholders, the selection of a slate of up to 15 nominees that will be appointed as the initial Holding Company Board of Directors in connection with the Reorganization (such proposal, the "Board Slate Proposal"). In the Board Slate Proposal, shareholders may vote either for a 10-person slate nominated by a majority of the current Sallie Mae directors (the "Majority Director Slate") or for a 15-person slate nominated by the CRV (the "CRV Slate").

     The Reorganization Agreement provides for the reorganization (the "Reorganization") of Sallie Mae into a wholly-owned subsidiary of the Holding Company pursuant to the merger (the "Merger") of MergerCo with and into Sallie Mae, with Sallie Mae as the surviving corporation. If the Reorganization Agreement is approved and the Merger is consummated, (i) each outstanding share of common stock, par value $.20 per share, of Sallie Mae ("Sallie Mae Common Stock") would be converted into one share of common stock, par value $.20 per share of the Holding Company ("Holding Company Common Stock") and (ii) all of the outstanding shares of MergerCo would be converted into all of the issued and outstanding shares of Sallie Mae Common Stock, all of which will then be owned by the Holding Company.

     The Letter Agreement provides that, if shareholders approve the Reorganization Proposal, as soon as possible after such approval and before the Reorganization is effected Sallie Mae (as sole shareholder of the Holding Company) shall appoint as directors of the Holding Company the 15 nominees receiving the highest plurality of the votes cast in person or by proxy at the Special Meeting; provided that, if minority positions will exist on the Holding Company Board because the slate of nominees that receives the greater number of votes consists of less than 15 persons, and if any of the nominees of the other slate have consented to serve in such circumstances as minority directors, then that other slate can select from among its consenting nominees, if any, the persons who will be named to fill the minority positions on the Holding Company Board. If the number of nominees who have consented to fill any minority positions on the Holding Company Board is not sufficient to constitute a 15 member Holding Company Board of Directors, then the vacancies shall be either filled by the Holding Company Board of Directors or left vacant until the next election of directors, in each case pursuant to the process set forth in the Holding Company Certificate of Incorporation and By-laws. See "THE BOARD SLATE PROPOSAL." This Proxy Statement/Prospectus is also furnished to Sallie Mae shareholders to supplement the prospectus of the Holding Company relating to the shares of Holding Company Common Stock issuable in connection with the Reorganization. The vote on the Reorganization is being held at a Special Meeting rather than an Annual Meeting because of the importance of the Reorganization to the Company's future and the determination that shareholders should have an opportunity to consider the Reorganization at a meeting dedicated to that purpose. If the Reorganization is consummated, the Sallie Mae Board would be appointed by the Holding Company. If the Reorganization is not approved by shareholders, an Annual Meeting of Sallie Mae shareholders will be held as soon as practicable prior to August 30, 1997 to, among other things, elect Sallie Mae directors.

PLACE, TIME AND DATE OF MEETING

     The Special Meeting will be held on Thursday, July 31, 1997 at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, D.C. 20007, beginning at 11:00 a.m., local time, and at any adjournments or postponements thereof. The Letter Agreement provides that the Special Meeting shall not be adjourned to a later date except by mutual agreement of Sallie Mae and the CRV.

RECORD DATE; SHARES ENTITLED TO VOTE

     Only holders of record (each, a "Record Holder") of shares of Sallie Mae Common Stock at the close of business on June 6, 1997, the record date for the Special Meeting (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

QUORUM; VOTES REQUIRED

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Sallie Mae Common Stock entitled to vote at the Special Meeting will be necessary to constitute a quorum for the transaction of business. If such a quorum is not present, a majority of shares so represented may adjourn the Special Meeting to a future date. Abstentions and broker non-votes are counted when determining the presence of a quorum for the transaction of business.

     Approval of the Reorganization requires the affirmative vote of holders of at least a majority of the outstanding shares of Sallie Mae Common Stock. Abstentions and broker non-votes on the Reorganization Proposal have the same effect as a vote against the Reorganization.

     Under the Board Slate Proposal, the slate of nominees receiving the highest plurality of the votes cast in person or by proxy at the Special Meeting shall be appointed as directors of the Holding Company Board. Abstentions and broker non-votes on the Board Slate Proposal will not be counted as votes cast for either slate of nominees.

COMMON STOCK INFORMATION

     As of the Record Date, 52,663,133 shares of Sallie Mae Common Stock were outstanding and eligible to be voted, held by approximately 23,000 shareholders. As of the Record Date, Sallie Mae's directors, named executive officers (excluding Robert D. Friedhoff who resigned from his positions with Sallie Mae effective March 26, 1997, for personal reasons) beneficially owned 296,217 shares of Sallie Mae Common Stock (excluding 374,620 shares underlying stock options), or less than 1 percent of the shares of Sallie Mae Common Stock outstanding as of such date. The Sallie Mae Common Stock is listed on the New York Stock Exchange ("NYSE") under the symbol "SLM."

VOTING AND REVOCATION OF PROXIES

     Shares of Sallie Mae Common Stock that are entitled to vote and are represented at the Special Meeting by properly executed proxies received and not properly revoked will be voted at the Special Meeting in the manner directed on such proxies. Shares may be voted in person or by proxy. Any proxy given by a Record Holder may be revoked by the person giving such proxy at any time before the closing of the polls by executing a new proxy or voting in person his or her shares at the Special Meeting. Only those proxies received and not properly revoked or votes cast prior to the closing of the polls shall be valid. If a holder timely and validly delivers both a BLUE proxy card and a GREEN proxy card, only the later dated proxy card will be counted. Sallie Mae and the CRV have agreed not to adjourn the Special Meeting to a later date, except by mutual agreement.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such proxy are voted at the Special Meeting by (i) filing with the Secretary of Sallie Mae a written notice of such revocation bearing a later date than the proxy, (ii) duly executing a proxy relating to the same shares bearing a later date and delivering it to the party soliciting such later dated proxy before the taking of the vote at the Special Meeting, or (iii) voting in person at the Special Meeting.

Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation of proxies should be addressed as follows: Student Loan Marketing Association, 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007, Attention: Ann Marie Plubell, Secretary, and must be received before the taking of the vote at the Special Meeting.

     If the Reorganization is not approved, Sallie Mae will hold the Annual Meeting of Shareholders of the Student Loan Marketing Association as soon as practicable after the Special Meeting votes are tabulated. Pursuant to the Letter Agreement, the Sallie Mae Board amended the Sallie Mae By-laws to provide that the Annual Meeting shall be held not later than August 30, 1997.

SOLICITATION OF PROXIES

     Sallie Mae will bear all expenses of these solicitations, including the cost of preparing and mailing this Proxy Statement/Prospectus, the cost of preparing and mailing the Proxy Statement Supplement of the Majority Directors, which is being mailed together with an accompanying BLUE proxy card and a copy of this Proxy Statement/Prospectus by Sallie Mae to shareholders, and the cost of preparing and mailing the Proxy Statement Supplement of the CRV which is being mailed together with an accompanying GREEN proxy card and a copy of this Proxy Statement/Prospectus by the CRV to shareholders. In addition to solicitation by mail, directors, officers, regular employees or other agents of Sallie Mae, who will not be specifically compensated for such services but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation, may solicit proxies from Sallie Mae shareholders personally or by telephone, telecopy, telegram or other means of communication. Sallie Mae will also arrange with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to the beneficial owners of shares held of record by such persons. Sallie Mae may reimburse such custodians, nominees and fiduciaries reasonable out-of-pocket expenses incurred in connection therewith. Sallie Mae has retained D.F. King & Co., Inc. and Innisfree M&A Incorporated to solicit proxies on its behalf in connection with the Special Meeting. D.F. King will be paid a fee, estimated not to exceed $250,000, and Innisfree M&A Incorporated will be paid a fee, estimated not to exceed $200,000, and each will be reimbursed its reasonable out-of-pocket expenses in connection with such Special Meeting solicitation services. The CRV has retained MacKenzie Partners, Inc. to solicit proxies on its behalf in connection with the Special Meeting. MacKenzie Partners, Inc. will be paid a fee, estimated not to exceed $250,000 and will be reimbursed its reasonable out-of-pocket expenses in connection with such Special Meeting solicitation services.

NO DISSENTERS' APPRAISAL RIGHTS

     Sallie Mae shareholders have no statutory appraisal rights in connection with the matters to be considered at the Special Meeting. See "COMPARISON OF STOCKHOLDER RIGHTS."

     SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH ANY PROXY CARD RETURNED IN RESPECT OF THE SPECIAL MEETING.

                          THE REORGANIZATION PROPOSAL

BACKGROUND

     The Student Loan Marketing Association Reorganization Act of 1996 (the "Privatization Act") was the result of a multi-year effort on the part of Sallie Mae to win executive branch and Congressional support for privatization. As a government-sponsored enterprise Sallie Mae has access to the "government agency" debt market, exemptions from state taxes and certain securities laws, and lower capital requirements. However, Sallie Mae's business activities are subject to restrictions and burdens contained in Sallie Mae's federal charter, which is set forth at Section 439, Part B, Title IV of the Higher Education Act of 1965, as amended, codified at 20 U.S.C. sec. 1087-2 (the "Sallie Mae Charter"). The Sallie Mae Charter may be changed by Congress, subject only to constitutional limitations, without approval from Sallie Mae directors or shareholders. Sallie Mae sought privatization to protect the value of its franchise from the political risks of its government-sponsored enterprise status and the new Federal Direct Student Loan Program (the "FDSLP"). As a government-sponsored enterprise, Sallie Mae is exposed to the ongoing risk of targeted legislation. Over recent years, a number of legislative actions have adversely and uniquely impacted Sallie Mae including: (i) the imposition of a 30 basis point per annum offset fee applicable solely to Sallie Mae, (ii) charter restrictions on the scope of its business and (iii) unfunded mandates requiring certain actions by Sallie Mae (e.g., acting as lender of last resort for the postsecondary education credit program). Moreover, the 1993 expansion of the FDSLP, which originally was intended to ultimately replace the FFELP, demonstrated Sallie Mae's vulnerability to shifts in federal policy. Privatization will reduce the risk of targeted legislation and shifts in federal policy and will allow the Company to invest in new products and services designed to improve its competitive position vis a vis FFELP participants and the FDSLP. In addition, Sallie Mae recognized that changes in the student loan market, including the advent of student loan securitization, had reduced the comparative advantages of government-sponsored enterprise funding and capital levels. After passage of the 1993 Omnibus Budget Reconciliation Act ("OBRA"), which imposed the 30 basis point offset fee referenced above and expanded the FDSLP, Sallie Mae worked with the executive branch to study the "future of Sallie Mae" and put forward a specific legislative framework to effect privatization through a transitional holding company arrangement. During 1995 and 1996, Sallie Mae negotiated with Congress and the executive branch to arrive at legislation intended to provide a fair outcome for the government, Sallie Mae noteholders and Sallie Mae shareholders. The Privatization Act, which was enacted on September 30, 1996, will allow Sallie Mae to transition from a limited purpose government-sponsored enterprise to a general purpose corporation that will independently determine which new business opportunities to pursue.

     The Privatization Act authorized the Sallie Mae Board of Directors (the "Sallie Mae Board") to adopt a plan of reorganization pursuant to which Sallie Mae would become a wholly-owned subsidiary of a holding company. The Reorganization Agreement is the plan approved by the Sallie Mae Board pursuant to the Privatization Act. Set forth below is a summary of the deliberations of the Sallie Mae Board and committees thereof.

     At a Sallie Mae Board meeting held on November 22, 1996, the Sallie Mae Board charged (i) the Nominations and Board Affairs Committee with consideration of the corporate governance structure for the Holding Company, the composition and selection of the Holding Company Board of Directors and the structure of the proposal for presentation to shareholders and (ii) the Finance Committee with consideration of various financial and operational aspects of the plan of reorganization and related asset transfers. Each of these Committees was instructed to formulate recommendations for action by the full Sallie Mae Board at the regular meeting held January 24, 1997.

     Consistent with its charge, the Nominations and Board Affairs Committee met on December 17, 1996, January 16, 1997, January 23, 1997 and January 24, 1997.

     At its meeting on December 17, 1996, the Committee considered the relative merits of a broad range of corporate governance provisions and determined to solicit the further views of the members of the Committee concerning a variety of governance issues. In addition, the Committee determined to solicit the members of the Sallie Mae Board and the President and Chief Executive Officer for the names and qualifications of potential nominees to the Holding Company Board of Directors.

     At the meetings of December 17, 1996 and January 16 and 23, 1997, the Committee also discussed guidelines for the qualifications of Holding Company Directors, as individuals and as members of a cohesive body. The Nominations and Board Affairs Committee unanimously approved guidelines aimed at bringing to the Holding Company Board persons of the highest individual character with diverse resources and background. The guidelines adopted by the Committee provide generally that the Holding Company Board must (i) be able to engage in effective, cohesive conduct that is respectful of divergent views, (ii) be composed of leaders of sufficient professional stature to attract other well-qualified candidates, (iii) be able to attract the support of, and retain the highest quality, managers on behalf of the shareholders and (iv) reflect diverse points of view together with a balance of freshness of views and continuity. According to such guidelines, individuals to be elected to the Holding Company Board should be recognized for having added value within their organizations, be qualified to timely deal with complex business and policy issues and have significant experience of current application to the Company's present business and new, potentially beneficial initiatives. In addition, such guidelines provide that such persons must be able to commit the time required to provide the energy and focus necessary to perform productively as a member of the Holding Company Board, be able to function within the context of a governing body and understand their duties to all shareholders, be capable of independence in their deliberations and decision making and be committed to quality products and services, ethical behavior and excellence.

     At the meetings of January 16 and January 23, 1997, Mr. Brandon, moved that the 14 members of the Sallie Mae Board who were elected by shareholders in 1996 be nominated as a body to constitute the entire Holding Company Board. The motion was defeated, with Messrs. Jacobsen, Durmer, Spiegel and Thayer voting against because the action would have given effective control of the Holding Company to a minority of the present Sallie Mae Board who were initially elected in 1995 representing the CRV. The materials used to solicit proxies for their election in 1995 stated that such directors were not seeking control of the Sallie Mae Board and that their election would not result in their obtaining control of the Sallie Mae Board. In addition, the majority believed such a slate would not provide the breadth and depth desired for the Holding Company Board. Specifically, unlike Sallie Mae, there is no requirement that directors of the Holding Company be affiliated with financial or educational institutions. The majority of the Nominations Committee believed that the Holding Company Board should have representation from persons with a broader range of experience, particularly since the seven directors appointed by the President could not serve on the Holding Company Board. In addition, Mr. Brandon's proposal would not have resulted in a diversity of background, providing for only one minority member and no women on the Holding Company Board.

     At the meeting of January 16, 1997, Mr. Brandon moved that the Company separate the vote on the initial election of the Holding Company Board members from the vote on the plan of reorganization. The motion was defeated, with Messrs. Jacobsen, Durmer, Spiegel and Thayer voting against. The majority of the Committee believed that the identity of the members of the Board of Directors was an essential component of the plan of reorganization, since such individuals would have critical leadership responsibility going forward.

     At its January 23, 1997 meeting, the Committee determined, by a vote of 4-1 (with Mr. Brandon voting against and Mr. Lambert absent) to recommend that the full Sallie Mae Board adopt the charter and by-laws substantially in the form proposed at such meeting. The charter and by-laws recommended, as revised at the March Board Meeting (as defined below), are as described in this Proxy Statement/Prospectus.

     At the January 23, 1997 meeting, Mr. Jacobsen also noted that on January 21, 1997 the names and qualifications of 26 individuals were provided to the Committee members for their comment and review. He then moved that Messrs. Arceneaux, Daberko, Hough, Jacobsen, Ricciardi, Rohr, Sant, Sarni, Shaw, Simms, Spiegel, Ueberroth and Vitale and Mmes. Cross, Gaunt and Reese, as well as Messrs. Lord and Hunt be recommended for election to the initial Holding Company Board of Directors. After discussion, the Committee voted 4-1 (with Mr. Brandon voting against and Mr. Lambert absent) to recommend to the full Sallie Mae Board that these individuals be nominated for election by Sallie Mae as the members of the Holding Company Board.

     The Finance Committee met on December 19, 1996 and considered a number of financial and operational issues related to the plan of reorganization. These included the structure of the transaction to effect the new entity, the structure of the new entity after reorganization, the transfer of employees and assets and the capital structure of the new entity. On January 23, 1997, the Operations and Finance Committees held a joint meeting to review the strategic considerations relating to privatization, to summarize the economic and business rationale for privatization and to review the mechanics of the Reorganization. For a further discussion of such considerations, see "-- Reasons for the Reorganization; Recommendation of Sallie Mae and the CRV." The Company's outside legal and financial advisors were available to answer questions at both the January 23, 1997 Committee meeting and the January 24, 1997 Board meeting discussed below. Members of management made presentations concerning terms and financial aspects of the proposal at each of the Committee's meetings.

     On January 24, 1997, the Sallie Mae Board met to consider, among other business, the proposed plan of reorganization. Mr. Jacobsen, Chairman of the Nominations and Board Affairs Committee, reviewed the activity of the Committee in detail, including a description of the recommended corporate governance provisions and the proposed slate of the Holding Company Directors and moved adoption of the recommendations.

     As part of the Board's discussion, Mr. Hunt indicated that, while he favored privatization, he opposed the plan of reorganization because he does not view the plan as friendly to shareholders in its governance structure and believes it should provide for a separate vote on the Holding Company Board of Directors. Mr. Lord indicated that he had similar objections.

     A majority of the Sallie Mae Board expressed the view that having nominees on the Holding Company Board who were actively opposed to the plan of reorganization would be confusing and not be in the best interests of shareholders. As a result of this concern the Sallie Mae Board voted to provide that Messrs. Hunt and Lord would have until close of business on January 31, 1997 to confirm that they had no objection to the plan of reorganization other than as summarized in this Proxy Statement/Prospectus, and that neither Mr. Hunt nor Mr. Lord would organize or participate in opposition to the plan of reorganization and the slate of nominees contained therein. The motion was approved with Messrs. Arceneaux, Berger, Daberko, Durmer, Jacobsen, Moore, Rohr, Spiegel, Thayer, Vitale and Mmes. Gilleland, Montoya and Natividad voting for and Messrs. Brandon, Daley, Hunt, Lambert, Lord, Porter, Shapiro and Waterfield voting against such motion.

     The Sallie Mae Board then voted to approve the recommendations of the Nominations and Board Affairs Committee as set out above. The recommendations were approved with Messrs. Arceneaux, Berger, Daberko, Durmer, Jacobsen, Moore, Rohr, Spiegel, Thayer, Vitale and Mmes. Gilleland, Montoya and Natividad voting for and Messrs. Brandon, Daley, Hunt, Lambert, Lord, Porter, Shapiro and Waterfield voting against such recommendations.

     Mr. Vitale, Chairman of the Finance Committee, reviewed the activity of the Finance Committee in detail, including a description of the finance provisions relating to the plan of reorganization and moved that the Sallie Mae Board approve the provisions as described. The Sallie Mae Board voted unanimously to approve the finance provisions relating to the proposed plan of reorganization. The Sallie Mae Board, however, voted 13-8 to approve the recommendations of the Nominations and Board Affairs Committee, including the corporate governance provisions, and 13-8 to approve the proposed plan of reorganization, as a whole. No plan of reorganization or business plan other than the plan of reorganization contained in these documents was presented for consideration.

     On January 31, 1997, Mr. Hunt advised the Chairman of the Sallie Mae Board that, after evaluating his fiduciary duties, he was unable at that date to provide the Sallie Mae Board with the confirmation it sought. On the same date, Mr. Lord advised the Sallie Mae Board that his position on the plan of reorganization and the opposition to the persons named to serve on the Holding Company Board had not changed. Prior to any action in this regard by the Sallie Mae Board, by letters dated March 3, 1997 and March 4, 1997, respectively, Messrs. Lord and Hunt withdrew their consent to serve as members of the Holding Company Board. On February 5, 1997, a written statement was delivered to the Company on behalf of the Sallie Mae directors who are members of the CRV stating their reasons for their votes, including certain of the reasons noted above.

Such directors include eight of the 14 members of the Sallie Mae Board elected by shareholders and none of the seven members appointed by the President of the United States.

     On March 10, 1997, Sallie Mae received a copy of a solicitation statement (the "CRV Solicitation Statement") soliciting agent designations from Sallie Mae shareholders to appoint certain individuals as shareholders' agents in order to call and convene a special meeting of the shareholders of Sallie Mae on behalf of the CRV, a group including the Dissenting Directors. Under the Sallie Mae By-Laws, a special meeting must be called by the Chairman upon the written request of holders of at least one-third of the shares of Sallie Mae having voting power. According to the CRV Solicitation Statement, the purposes of the CRV's proposed special meeting were to consider and vote upon (i) a reorganization plan proposed by the CRV, (ii) the individuals who would be named by Sallie Mae to the Holding Company Board under the CRV reorganization plan and
(iii) a proposal to amend the Sallie Mae By-Laws to provide for the reimbursement of reasonable expenses incurred by Sallie Mae shareholders in calling a special meeting of shareholders. Although the CRV Solicitation Materials indicated that a vote at such a special meeting could be binding, Sallie Mae believes that any vote held at such a meeting would be precatory. On March 18, 1997, Sallie Mae mailed certain materials (the "Revocation Materials") to Sallie Mae shareholders in opposition to the CRV's solicitation and soliciting agent revocations. The Revocation Materials asked shareholders not to give agent designations to the CRV and provided instructions to revoke any agent designations that shareholders may have given already to the CRV.

     At the regular meeting of the Sallie Mae Board held on March 21, 1997 (the "March Board Meeting"), at the recommendation of management, the Sallie Mae Board approved certain modifications to the corporate governance structure of the Reorganization. The modifications included elimination of a classified board and a related requirement for a supermajority vote of stockholders to amend certain provisions of the Holding Company Charter.

     On April 3, 1997, representatives of the CRV delivered a letter to Sallie Mae stating that holders of the requisite number of shares of Sallie Mae Common Stock had returned agent designations to authorize the CRV to request the calling of an additional special meeting of the shareholders and requesting that such meeting be called for May 9, 1997. Under the Sallie Mae By-Laws, the Chairman must call a special meeting of shareholders upon the request of holders of at least one-third of the outstanding shares of Sallie Mae Common Stock..

     On April 9, 1997, the Company mailed its original proxy statement/prospectus soliciting votes for a special shareholders meeting to be held on May 15, 1997 at 10:00 a.m.

     On April 14, 1997, the Company's Chairman called the additional special meeting requested by the CRV for May 15, 1997 at 2:00 p.m. On April 15, 1997, the CRV distributed proxy materials relating to such additional special meeting, indicating that the additional special meeting would be held at 11:00 a.m. on May 9, 1997 and the CRV's belief that a favorable vote by the shareholders on the CRV's proposals considered at such additional special meeting would be binding on the Company for purposes of the Privatization Act.

     On April 18, 1997, in the matter entitled Student Loan Marketing Association v. Albert L. Lord, et al., 1:97CV00784 (HHG) (D.D.C.), the Company filed an action against two current directors and three other individuals who are members of the CRV in the United States District Court for the District of Columbia (the "Action"), seeking both declaratory and injunctive relief. Specifically, the Company sought a temporary restraining order (the "TRO") enjoining the CRV's solicitation of shareholder proxies on the grounds that such activities violated the federal securities laws. The Action also sought preliminary and declaratory relief asserting that the additional special meeting would be precatory only.

     On April 22, 1997, United States District Judge Harold H. Greene, heard argument on the Company's motion for the TRO. The Court denied the Company's motion for the TRO. Accordingly, the Court allowed the additional special meeting to proceed, but declined to consider the merits of the Company's claims, including the claim that any vote at the additional special meeting would be precatory only, until a time after May 9, 1997.

     On May 9, 1997, the CRV convened the meeting scheduled for such date by the CRV. After opening the polls to votes on the CRV proposals, the CRV then moved to adjourn the meeting until May 29, 1997, with the polls remaining open during such time.

     On May 15, 1997, Sallie Mae convened the 10:00 a.m. special meeting scheduled for such date and time by the Chairman to consider and vote upon the Reorganization. After opening the polls to vote on the Reorganization, the Chairman then adjourned the meeting until June 5, 1997, with the polls remaining open during such time.

     On May 27, 1997, Sallie Mae and the CRV entered into a letter agreement (the "Letter Agreement"), pursuant to which they agreed, among other things, (i) to cooperate in the preparation and filing of this Proxy Statement/Prospectus (provided that Sallie Mae and the CRV were to provide the contents of their respective Proxy Statement Supplements, containing such information as Sallie Mae and the CRV, respectively, in their sole discretion, deemed appropriate),
(ii) to hold a special meeting of stockholders of Sallie Mae at which the stockholders will vote on (x) the Reorganization Proposal and (y) the Board Slate Proposal, including separate slates of directors to be nominated by Sallie Mae and the CRV, (iii) to cancel all special meetings of stockholders of Sallie Mae called prior to May 27, 1997 in respect of the privatization and to void all proxies solicited prior to such date, and (iv) that Sallie Mae would dismiss with prejudice the pending litigation that it had brought against the CRV and that Sallie Mae and the CRV would release each other from any claim or counterclaim that could have been brought against each other relating to such litigation.

     Following execution of the Letter Agreement, Sallie Mae issued the following press release:

        WASHINGTON, D.C., May 27, 1997 -- Sallie Mae (NYSE: SLM) and the Committee to Restore Value (CRV) at Sallie Mae Tuesday announced that they have agreed to jointly hold a new special meeting at which shareholders will vote on a single plan of privatization and reorganization. At the special meeting, shareholders also will vote to elect a 15-member holding company board of directors from separate slates nominated by Sallie Mae and the CRV. Sallie Mae and the CRV believe that this approach will ensure approval of privatization for Sallie Mae.

        Sallie Mae and the CRV will jointly file an amended S-4 registration statement with the Securities & Exchange Commission, and will hold the new special meeting approximately 20 days following completion of SEC review and mailing of revised materials to shareholders. The Sallie Mae board has established June 6, 1997 as the record date for determining shareholders entitled to vote at the special meeting. As a result of the agreement, the adjourned May 9 and May 15 special shareholder meetings will not be reconvened and the polls for those meetings are closed. In addition, Sallie Mae will reimburse the CRV for all reasonable proxy related expenses and drop outstanding litigation.

        Sallie Mae, a stockholder-owned corporation, is the nation's leading provider of financial services for postsecondary education needs. The corporation is the nation's largest source of funding and servicing support for education loans for students and their parents.

        The Committee to Restore Value at Sallie Mae is a shareholder group that includes eight current Sallie Mae directors.

     Sallie Mae's current chief executive officer, Mr. Lawrence A. Hough, has discussed with the Majority Directors his belief that the newly-privatized Holding Company should have a new chief executive with a demonstrated record of success in the public company sector, and that executive experience solely in the GSE-context is not ideal. Mr. Hough has stated that he will resign upon selection of the new chief executive officer. Accordingly, the Holding Company Board elected at the Special Meeting will be responsible for selecting a new chief executive officer for the Holding Company. For additional information concerning selection of a new chief executive officer if the Majority Director Slate is elected, see the Proxy Statement Supplement of the Majority Directors. For additional information concerning selection of a new chief executive officer if the CRV Slate is elected, see the Proxy Statement Supplement of the CRV.

     On June 26, Ms. Gilleland advised the Company that she had accepted the CRV's invitation to be named as a member of the CRV Slate.

REASONS FOR THE REORGANIZATION; RECOMMENDATION OF SALLIE MAE AND THE CRV

     The Sallie Mae Board has unanimously determined that the Reorganization, upon the terms and conditions set forth in the Privatization Act and the Reorganization Agreement, is in the best interests of the shareholders of Sallie Mae and the Sallie Mae Board and the CRV recommend that shareholders approve the Reorganization Agreement. The Reorganization Agreement is the plan approved by the Sallie Mae Board pursuant to the Privatization Act.

     In reaching their determination to adopt the Reorganization Agreement and recommend that the Sallie Mae shareholders approve the Reorganization, the Sallie Mae Board considered a number of factors, including the following material factors:

          a. The expectation that, based upon their own evaluation of the post-Reorganization business strategies that they advocate the Company pursue, the Reorganization will enhance Sallie Mae's core business by enabling the Holding Company to more effectively respond to intensified competition in the student loan marketplace among the Federal Family Education Loan Program ("FFELP") participants, and with the Federal Direct Student Loan Program ("FDSLP") by extending Sallie Mae's schoolbased strategy.

          b. The expectation that, based upon their own evaluation of the post-Reorganization business strategies that they advocate the Company pursue, the Reorganization will provide a mechanism for expansion of the Company's business.

          c. The belief, based on its experience through 1996 with five successful securitization transactions, that, with the advent of student loan securitizations, Sallie Mae's government-sponsored enterprise status is no longer necessary to ensure its ability to obtain large volume, long term funding on advantageous terms.

          d. The fact that the current structure for the Special Meeting will permit shareholders to vote separately on the Reorganization Proposal and the Board Slate Proposal so that shareholders can determine which nominees to the Holding Company Board, related Holding Company Charter and By-Law provisions and related business plan will be selected for the Holding Company.

          e. The expectation that the Reorganization will reduce the level of political risk to which Sallie Mae is subject because of its status as a government-sponsored enterprise.

          f. The belief that the terms, conditions, costs and assessments imposed under the Privatization Act are generally favorable to Sallie Mae compared to those that at various times had been proposed or advocated by some in government. In particular, management presented its view that under the terms of the Privatization Act the value of Sallie Mae is greater as a going concern, with the opportunity to pursue future revenue streams, as compared to the terminal value of a business to be liquidated pursuant to "charter sunset" provisions of the Privatization Act. Given the length of time before liquidation would occur under the "charter sunset" provisions and other uncertainties related to any eventual liquidation, management did not present numerical values. See "THE PRIVATIZATION ACT" and "TERMS OF THE REORGANIZATION AGREEMENT."

          g. The fact that the Reorganization will provide shareholders the ability to amend the Company's certificate of incorporation and to elect all members of the Board of Directors.

          h. The expectation that the Merger will be treated for U.S. federal income tax purposes as a nonrecognition transfer of shares of Sallie Mae Common Stock by the holders thereof to the Holding Company for shares of Holding Company Common Stock. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

     In view of the wide variety of factors considered in connection with its evaluation of the terms of the Reorganization, the Sallie Mae Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching their determinations. In addition, individual members of the Sallie Mae Board may have given different weights to different factors.

     EACH OF SALLIE MAE AND THE CRV RECOMMEND THAT THE HOLDERS OF OUTSTANDING SHARES OF SALLIE MAE COMMON STOCK VOTE FOR APPROVAL OF THE REORGANIZATION PROPOSAL.

CORPORATE STRUCTURE BEFORE AND AFTER THE REORGANIZATION

     Sallie Mae was created in 1972 as a federally-chartered, government-sponsored enterprise. The Sallie Mae Charter defines and limits its corporate authority to education finance related activities, while imposing certain fees and obligations on Sallie Mae. The Privatization Act authorizes the reorganization of Sallie Mae into a subsidiary of a state-chartered corporation and provides that Sallie Mae will be gradually liquidated and dissolved on or before September 30, 2008. Under the Privatization Act, consummation of the Reorganization is conditioned on approval by the requisite vote of Sallie Mae shareholders on or prior to March 31, 1998. If shareholder approval is not obtained within this time frame, the Privatization Act's "charter sunset" provisions would require Sallie Mae to restrict operations in the future and to ultimately dissolve by July 1, 2013. See "THE PRIVATIZATION ACT -- Charter Sunset If Reorganization Does Not Occur."

     To carry out the Reorganization, Sallie Mae has formed the Holding Company as a new Delaware corporation. All of the outstanding stock of the Holding Company is owned by Sallie Mae. Two other new Delaware corporations, Sallie Mae Merger Company ("MergerCo") and Sallie Mae, Inc. (the "Management Company") have been organized. Prior to the Reorganization, none of the Holding Company, MergerCo or the Management Company has any business, properties or liabilities of its own except that all of the outstanding stock of MergerCo is owned by the Holding Company.

     The Reorganization would be effected pursuant to the Reorganization Agreement by merging MergerCo with and into Sallie Mae, with Sallie Mae as the surviving corporation, resulting in Sallie Mae becoming a wholly-owned subsidiary of the Holding Company. In addition, as soon as practicable after consummation of the Reorganization, the stock of certain of the GSE's subsidiaries, including Sallie Mae Servicing Corporation (collectively, the "Transferred Subsidiaries") would be transferred to the Holding Company or one of its non-GSE subsidiaries. See "BUSINESS -- Operation Following the Reorganization."

     Sallie Mae's outstanding class of preferred stock and debt securities will remain outstanding as securities of Sallie Mae immediately after the Reorganization. See "-- Treatment of Preferred Stock." Pursuant to the Privatization Act, the Holding Company will issue to the District of Columbia Financial Responsibility and Management Assistance Authority (the "D.C. Financial Control Board") warrants to purchase 555,015 shares of Holding Company Common Stock, exercisable at any time prior to September 30, 2008, at $72.43 per share. These provisions of the Privatization Act were part of the terms negotiated with the Administration and Congress as consideration for the GSE's privatization.

DIAGRAMS OF CURRENT AND PROPOSED CORPORATE STRUCTURES

     The following diagrams show the current corporate structure of the Company and the proposed structure of the Company following the Reorganization.

                    [CURRENT CORPORATE STRUCTURE DIAGRAM]

                         [PROPOSED STRUCTURE DIAGRAM]

EXCHANGE OF STOCK CERTIFICATES

     Because the Reorganization Agreement provides that, at the Effective Time (as defined below), each outstanding share of Sallie Mae Common Stock shall be converted automatically into one share of Holding Company Common Stock, it will not be necessary for holders of Sallie Mae Common Stock to exchange their existing stock certificates for certificates of Holding Company Common Stock.

     Following the Reorganization, as outstanding certificates for Sallie Mae Common Stock are presented to Chase Mellon Shareholder Services for transfer, new certificates bearing the name of the Holding Company will be issued in their place. In addition, upon the request of any shareholder, new certificates for Holding Company Common Stock will be issued in exchange for old certificates of Sallie Mae Common Stock. Certificates presented for transfer to a name other than that in which the surrendered certificate is registered must be properly endorsed, with the signature guaranteed, and accompanied by evidence of payment of any applicable stock transfer taxes.

SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH ANY PROXY CARD RETURNED IN RESPECT OF THE SPECIAL MEETING.

TREATMENT OF PREFERRED STOCK

     The proposed Reorganization will not result in any change in Sallie Mae's outstanding class of preferred stock. The Privatization Act requires that upon the dissolution date of September 30, 2008, Sallie Mae shall repurchase or redeem, or make proper provisions for repurchase or redemption of any outstanding shares of Sallie Mae preferred stock. Management does not believe that such redemption will have a material impact on the financial condition or results of operations of the Holding Company. Sallie Mae has the option of effecting an earlier dissolution if certain conditions are met. Sallie Mae's preferred stock will continue to rank senior to Sallie Mae Common Stock (all of which, after the Reorganization, will be held by the Holding Company) as to dividends and as to the distribution of assets of Sallie Mae in the event of the liquidation of Sallie Mae. The preferred stock is carried at its liquidation value of $50 per share for a total of $214 million and pays a variable dividend that has been at its minimum rate of 5 percent per annum for the last several years. See "FINANCIAL STATEMENTS -- Footnote 13."

EFFECT ON STOCK OPTIONS AND EMPLOYEE BENEFITS

     After the Reorganization, all stock-based Sallie Mae director, officer and employee benefit plans, including the Sallie Mae Employees' Stock Purchase Plan, Employee's Thrift and Savings Plan, Supplemental Employees' Thrift and Savings Plan, Deferred Compensation Plan for Key Employees, key employee stock option plans, Stock Compensation Plan, Incentive Performance Plan, Board of Director's Stock Option Plan, Board of Directors' Deferred Compensation Plan and Board of Directors' Restricted Stock Plan (collectively, the "Plans") will be amended to provide for the delivery of Holding Company Common Stock instead of Sallie Mae Common Stock thereunder. Each right to acquire shares of Sallie Mae Common Stock, including, without limitation, rights (including stock options) to acquire Sallie Mae Common Stock pursuant to any of the Plans, granted and outstanding immediately prior to the Effective Time shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be converted into and become a right to acquire the same number of shares of Holding Company Common Stock at the same price per share, and upon the same terms and subject to the same conditions as were applicable immediately prior to the Reorganization under the relevant right.

DIVIDEND POLICY

     It is anticipated that the Holding Company will initially pay dividends on Holding Company Common Stock at the rate most recently paid, and on approximately the same schedule, as dividends have been paid on Sallie Mae Common Stock. No assurance, however, can be given as to the amount of future dividends, which will necessarily be dependent on future earnings and financial requirements of the Holding Company and its subsidiaries, including Sallie Mae after the Reorganization.

     The Holding Company's principal sources of funds are expected to be dividends on the stock of its subsidiaries and proceeds from any issuances of the Holding Company's equity or debt securities.

     The ability of Sallie Mae to pay dividends on its capital stock is generally subject to the capital requirements set forth in the Sallie Mae Charter, see "REGULATION -- Current Regulation," and to the priority of dividends on outstanding Sallie Mae preferred stock. See "-- Treatment of Preferred Stock."

     Holders of Holding Company Common Stock will be entitled to receive dividends when, as and if declared by the Board of Directors of the Holding Company out of funds legally available therefor. The timing and amount of future dividends will be within the discretion of the Board of Directors of the Holding Company and will depend on the consolidated earnings, financial condition, liquidity and capital requirements of the Holding Company and its subsidiaries, applicable governmental regulations and policies, and other factors deemed relevant by the Board of Directors.

     Subject to the earnings and financial condition of the GSE after the Reorganization, dividends on the GSE's preferred stock will continue to be paid at the prescribed times and rates. See "-- Treatment of Preferred Stock." If the Holding Company issues preferred stock subsequent to the Reorganization, the payment of dividends on Holding Company Common Stock may be restricted to the extent that dividends on such preferred stock of the Holding Company have not been paid in accordance with the terms of such stock established by the Board of Directors upon its issuance.

STOCK EXCHANGE LISTING

     Sallie Mae has filed an application to list the shares of Holding Company Common Stock to be issued in connection with the Reorganization on the NYSE, subject to approval of the Reorganization Agreement by the Sallie Mae shareholders and official notice of issuance. The shares of Sallie Mae Common Stock are traded, and the shares of Holding Company Common Stock are expected to be traded, on the NYSE under the symbol "SLM." If the Reorganization is consummated, shares of Sallie Mae Common Stock will be delisted in conjunction with the listing of the shares of Holding Company Common Stock.

CERTAIN CONSEQUENCES OF SHAREHOLDER VOTE

     Under the Privatization Act, the effective date of a reorganization providing for the restructuring of common stock ownership of Sallie Mae so that all of its outstanding common stock would be owned directly by a holding company must occur on or prior to March 31, 1998. If the effective date has not occurred prior to such date, the charter sunset provisions would apply. The Sallie Mae Board believes that Sallie Mae shareholders will support their judgment and expect them to approve the Reorganization Agreement. As a result, the Sallie Mae Board has not determined what action, if any, it may take with respect to privatization in the event the Reorganization is not approved. If the Reorganization is not approved by shareholders, an Annual Meeting of Sallie Mae shareholders will be held as soon as practicable to, among other things, elect Sallie Mae directors. If the Reorganization Agreement is not approved, the Privatization Act would permit Sallie Mae to privatize pursuant to another plan of reorganization. However, to be effective under the Privatization Act, such a plan would have to be adopted by the Sallie Mae Board and approved by the holders of a majority of the outstanding shares of Sallie Mae Common Stock. If the Reorganization Agreement is not approved, it appears that there would be sufficient time to propose an alternate plan and to seek shareholder approval for such a plan. However, there can be no assurance that the Sallie Mae Board would adopt an alternate plan of reorganization, and if the Sallie Mae Board adopted an alternate plan, there can be no assurance as to the terms of such a plan or as to whether it would be approved by holders of the requisite number of shares of Sallie Mae Common Stock in a timely manner. See "THE PRIVATIZATION
ACT -- Charter Sunset If Reorganization Does Not Occur."

                     TERMS OF THE REORGANIZATION AGREEMENT

     The following discussion of the terms and conditions of the Reorganization Agreement is qualified in its entirety by reference to the provisions of the Reorganization Agreement, which are attached to this Proxy Statement/Prospectus as Appendix A and incorporated herein by reference.

     Pursuant to the Reorganization Agreement, MergerCo will be merged with and into Sallie Mae, each outstanding share of Sallie Mae Common Stock will be converted into one share of Holding Company Common Stock, and the outstanding shares of the common stock of MergerCo will be converted into all of the issued and outstanding shares of Sallie Mae Common Stock, all of which will then be owned by the Holding Company. If the Reorganization is approved, it will become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware (the "Effective Time"), which is expected to occur as soon as practicable following the Special Meeting. As a result of the Reorganization, Sallie Mae will become a subsidiary of the Holding Company and all of the Holding Company Common Stock outstanding immediately after the Reorganization will be owned by the holders of Sallie Mae Common Stock outstanding immediately prior to the Reorganization. Shares of Holding Company Common Stock held by Sallie Mae and the Sallie Mae Common Stock held in treasury will be canceled and retired. Shares of the outstanding class of preferred stock of Sallie Mae will not be affected by the Reorganization, and will remain outstanding, with the same voting powers, designations, preferences, rights, qualifications, limitations and restrictions. See "The REORGANIZATION
PROPOSAL -- Treatment of Preferred Stock."

     Consummation of the Reorganization is subject to the fulfillment of the following conditions: (i) the approval of the Reorganization Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Sallie Mae Common Stock, (ii) receipt of an opinion of counsel with respect to the federal income tax consequences of the Merger and (iii) approval by the NYSE of Holding Company Common Stock for listing upon official notice of issuance. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

                             THE PRIVATIZATION ACT

     The Privatization Act establishes the basic framework for Sallie Mae's reorganization into a wholly-owned subsidiary of a holding company and imposes certain restrictions on the operations of the Holding Company and its subsidiaries after the reorganization is consummated and prior to the ultimate dissolution of Sallie Mae. The Reorganization Agreement is the plan of reorganization approved by a majority of the Sallie Mae Board. The Privatization Act amends the Higher Education Act of 1965, as amended, to permit Sallie Mae, which is now a federally-chartered, government-sponsored enterprise, to be reorganized as a wholly-owned subsidiary of a state-chartered holding company owning all of Sallie Mae's outstanding common stock. See "THE REORGANIZATION PROPOSAL." The Privatization Act also amends the Sallie Mae Charter (i) to require certain enhanced regulatory oversight of Sallie Mae to ensure its financial safety and soundness, see "REGULATION -- Current Regulation," and (ii) to provide for the dissolution of Sallie Mae by July 1, 2013 if Sallie Mae does not reorganize pursuant to the Privatization Act on or before March 31, 1998, see "Charter Sunset If Reorganization Does Not Occur."

REORGANIZATION

     The Privatization Act requires the Sallie Mae Board to propose to shareholders a restructuring plan under which their share ownership in the GSE will be automatically converted to an equivalent share ownership in a state-chartered holding company that will own all of the common stock of the GSE. Following the Reorganization, the remaining GSE entity will be liquidated on or before September 30, 2008, and its federal charter will be rescinded. During this wind-down period, the Holding Company will remain a passive entity that supports the operations of the GSE and its other non-GSE subsidiaries, and any new business activities would be conducted through such subsidiaries. See "REGULATION." The legislation provides a maximum eighteen month period for the Sallie Mae Board to obtain shareholder approval for privatization on the terms contained in the Privatization Act.

     The Privatization Act requires all personnel and certain assets to be transferred in connection with the Reorganization, including the transfer of the GSE's interest in the Transferred Subsidiaries. The GSE's student loans and related contracts, warehousing advances and other program-related or financial assets (such as portfolio investments, letters of credit, swap agreements and forward purchase commitments) and any non-material assets that the Sallie Mae Board determines to be necessary for or appropriate to continued GSE operations, may be retained by the GSE. It is anticipated that net asset transfers occurring in the first year after the Reorganization will aggregate approximately $100 million and that certain fixed assets will be transferred within approximately three years of the Reorganization. It is anticipated that employees of the GSE will be transferred to the Management Company at the Effective Time. Employees of non-GSE subsidiaries of the GSE will continue to be employed by such subsidiaries.

     During the wind-down period, following the Reorganization and prior to the GSE's dissolution, the GSE will be restricted in the new business activities it may undertake. The GSE may continue to purchase student loans only through September 30, 2007, and warehousing advance, letter of credit and standby bond purchase activity by the GSE will be limited to takedowns on contractual financing and guarantee commitments in place at the Effective Time. In addition, the GSE must discontinue its FFELP loan purchase activity once the Holding Company, or its non-GSE subsidiaries, commence such activity.

     The GSE will continue to serve as a lender of last resort and will provide secondary market support for the FFELP upon the request of the Secretary of Education. If and to the extent the GSE performs such functions, however, it will not be required to pay the offset fee on such loans. The GSE will be able to transfer assets and to declare dividends, from time to time, provided it maintains the minimum capital ratio of at least 2 percent until the year 2000. After that time, charter amendments effected by the Privatization Act require that the GSE maintain a minimum capital ratio of at least 2.25 percent. In the event that the GSE does not maintain the required minimum capital ratio, the Holding Company is required to recapitalize the GSE in an amount necessary to achieve such minimum capital ratio.

     The GSE's debt obligations that are outstanding at the time of Reorganization will continue to be outstanding obligations of the GSE immediately after the Reorganization and will not be transferred to any other entity (except in connection with the defeasance trust described below). See "-- GSE Dissolution After Reorganization." The Privatization Act provides that the Reorganization will not modify the attributes accorded to the debt obligations of Sallie Mae by the Sallie Mae Charter. After the Reorganization, the GSE will be able to continue to issue debt in the government agency market to finance student loans and other permissible asset acquisitions. The maturity date of such issuances, however, may not extend beyond September 30, 2008, the GSE's final dissolution date. This restriction will not apply to debt issued to finance any lender of last resort or secondary market purchase activity requested by the Secretary of Education. The Privatization Act makes it clear that the Reorganization (and the subsequent transfer of any remaining GSE debt to the defeasance trust described below) will not modify the legal status of any GSE debt obligations, whether such obligations exist at the time of Reorganization or are subsequently issued.

OVERSIGHT AUTHORITY

     During the wind-down period, the Secretary of the Treasury is granted extended oversight authority to monitor the activities of the Holding Company and its non-GSE subsidiaries, to the extent that the activities of such entities are reasonably likely to have a material impact on the financial condition of the GSE. During this period, the Secretary of the Treasury may require that Sallie Mae submit periodic reports regarding any potentially material financial risk of its associated persons and its procedures for monitoring and controlling such risk. The Holding Company is expressly prohibited from transferring ownership of Sallie Mae or causing Sallie Mae to file bankruptcy without the approval of the Secretary of the Treasury and the Secretary of Education. Each of the Secretary of Education and the Secretary of the Treasury has express authority to request that the Attorney General bring an action, or may bring an action under the direction and control of the Attorney General, in the United States District Court for the District of Columbia, for the enforcement of any provision of Sallie Mae's safety and soundness requirements or the requirements of the Privatization Act in general.

RESTRICTIONS ON INTERCOMPANY RELATIONS

     During the wind-down period, Sallie Mae operations will be managed by its affiliates or independent third parties. The Privatization Act also provides certain restrictions on intercompany relations between Sallie Mae and its affiliates during the wind-down period. Specified corporate formalities must be followed to ensure that the separate corporate identities of Sallie Mae and its affiliates are maintained. Specifically, the Privatization Act provides that Sallie Mae must not extend credit to, nor guarantee any debt obligations of, the Holding Company or its subsidiaries. In addition, the Privatization Act also provides that (i) the funds and assets of Sallie Mae must at all times be maintained separately from the funds and assets of the Holding Company and its subsidiaries, (ii) Sallie Mae must maintain books and records that clearly reflect the assets and liabilities of Sallie Mae, separate from the assets and liabilities of the Holding Company or its subsidiaries, (iii) Sallie Mae must maintain a corporate office that is physically separate from any office of the Holding Company and its subsidiaries, (iv) no director of Sallie Mae who is appointed by the President may serve as a director of the Holding Company and
(v) at least one officer of Sallie Mae must be an officer solely of Sallie Mae.

     Furthermore, the Privatization Act mandates that transactions between Sallie Mae and the Holding Company, including any loan servicing arrangements, shall be on terms no less favorable to Sallie Mae than Sallie Mae could obtain from an unrelated third party, and any amounts collected on behalf of Sallie Mae by the Holding Company pursuant to a servicing contract or other arrangement between Sallie Mae and the Holding Company shall be immediately deposited by the Holding Company to an account under the sole control of Sallie Mae.

LIMITATIONS ON HOLDING COMPANY ACTIVITIES

     The Holding Company must remain a passive entity that holds the stock of its subsidiaries and provides funding and management support to such subsidiaries. It is prohibited from directly engaging in any business activities until the GSE is dissolved. After the Effective Time and prior to the dissolution of the GSE, all business activities of the Holding Company must be conducted through its subsidiaries. The Privatization Act extends to the Holding Company and its subsidiaries the GSE's "eligible lender" status for loan consolidation and secondary market purchases. See "BUSINESS."

     The Holding Company generally may begin to purchase FFELP student loans only after the GSE discontinues such activity. Subject to the foregoing, the Holding Company could elect, at any time, to transfer new student loan purchase activity from the GSE to one of its non-GSE subsidiaries. Under OBRA, loans acquired after August 10, 1993 and held by the GSE are subject to a 30 basis point per annum "offset fee." The GSE has challenged the offset fee's constitutionality and the Secretary of Education's statutory authority to apply the fee on loans securitized by the GSE. See "BUSINESS -- Legal Proceedings." The offset fee does not apply to loans held or securitized by the Holding Company or non-GSE subsidiaries of the Holding Company.

     Although the GSE may not finance the activities of the non-GSE subsidiaries, it may, subject to its minimum capital requirements, dividend retained earnings and surplus capital to the Holding Company, which in turn may use such amounts to support its non-GSE subsidiaries. The Sallie Mae Charter requires that the GSE maintain a minimum capital ratio of at least 2 percent until 2000, and charter amendments effected by the Privatization Act require that the GSE maintain a minimum capital ratio of at least 2.25 percent thereafter (whether or not the Reorganization occurs). In the event that the GSE's capital falls below the applicable required level, the Holding Company is required to supplement the GSE's capital to achieve such required level. The Privatization Act further directs that under no circumstances shall the assets of the GSE be available or used to pay claims or debts of or incurred by the Holding Company.

     In exchange for the payment of $5 million to the D.C. Financial Control Board, the Holding Company and its other subsidiaries may continue to use the "Sallie Mae" name, but not the name "Student Loan Marketing Association," as part of their legal names or as a trademark or service mark. Interim disclosure requirements in connection with securities offerings and promotional materials are required to avoid marketplace confusion regarding the separateness of the GSE from its affiliated entities. During the GSE wind-down and until one year following repayment of all outstanding GSE debt, the "Sallie Mae" name may not be used by any Holding Company unit that issues debt obligations or other securities to any person or entity other than the Holding Company or its subsidiaries. In addition, the Holding Company must issue to the D.C. Financial Control Board warrants to purchase 555,015 shares of Holding Company Common Stock. These warrants, which are transferable, are exercisable at any time prior to September 30, 2008 at $72.43 per share. These provisions of the Privatization Act were part of the terms negotiated with the Administration and Congress as consideration for the GSE's privatization.

GSE DISSOLUTION AFTER REORGANIZATION

     If shareholders of Sallie Mae approve the Reorganization, the Privatization Act provides that the wind-down period will terminate and Sallie Mae will liquidate and dissolve on September 30, 2008, unless an earlier dissolution is requested by Sallie Mae and the Secretary of Education makes no finding that Sallie Mae continues to be needed as a lender of last resort under the Sallie Mae Charter or to purchase loans under certain agreements with the Secretary of Education. In connection with such dissolution, the GSE must transfer any remaining GSE obligations into a defeasance trust for the benefit of the holders of such obligations with cash or full faith and credit obligations of the United States, or an agency thereof, in amounts sufficient, as determined by the Secretary of the Treasury, to pay the principal and interest on the deposited obligations. At March 31, 1997, Sallie Mae had $376 million in current carrying value of debt obligations outstanding with maturities after September 30, 2008. If the GSE has insufficient assets to fully fund such GSE debt obligations outstanding at the time of dissolution, the Holding Company must transfer sufficient assets to the trust to account for this shortfall. The Privatization Act also requires that on the dissolution date, the GSE shall repurchase or redeem, or make proper provisions for the repurchase or redemption of any outstanding shares of Sallie Mae preferred stock. The preferred stock is carried at its liquidation value of $50 per share for a total of $214 million and pays a variable dividend that has been at its minimum rate of 5 percent per annum for the last several years. See "FINANCIAL STATEMENTS -- Footnote 13." Upon dissolution, the Sallie Mae Charter will terminate, and any assets that Sallie Mae continues to hold after establishment of the trust or which remain in the trust after full payment of the remaining obligations of Sallie

Mae assumed by the trust, will be transferred to the Holding Company or its affiliates, as determined by the Holding Company Board of Directors.

CHARTER SUNSET IF REORGANIZATION DOES NOT OCCUR

     If a reorganization pursuant to the Privatization Act does not occur on or prior to March 31, 1998, certain "charter sunset" provisions will apply. These provisions will result in the dissolution of Sallie Mae by July 1, 2013, after the discharge of all outstanding debt obligations and liquidations (the "Sunset Dissolution Date"). Notwithstanding these charter sunset provisions, Sallie Mae may dissolve prior to the Sunset Dissolution Date unless the Secretary of Education finds that Sallie Mae continues to be needed as a lender of last resort under the Sallie Mae Charter or to purchase loans under certain agreements with the Secretary of Education.

     Prior to July 1, 2007, Sallie Mae would be required to submit a detailed plan for the orderly winding -up of its business activities to the Secretary of the Treasury and to the Chairman and Ranking Member of the Committee on Labor and Human Resources of the Senate and the Chairman and Ranking Member of the Committee on Economic and Educational Opportunities of the House of Representatives. Upon implementation, this dissolution plan would (i) ensure that Sallie Mae will have adequate assets to transfer to the trust to ensure full payment of its remaining obligations; (ii) provide that all assets not used to pay liabilities will be distributed to shareholders; and (iii) ensure that the operations of Sallie Mae remain separate and distinct from those of any entity to which such assets are transferred. While the Privatization Act would allow Sallie Mae to amend the dissolution plan to reflect changed circumstances, no amendments could extend the date for full implementation of the plan beyond the Sunset Dissolution Date. The Privatization Act also allows the Secretary of the Treasury to require that Sallie Mae amend the dissolution plan, if the Secretary of the Treasury deems such amendments necessary to ensure full payment of all obligations of Sallie Mae.

     If the charter sunset provisions apply, the GSE could not engage in new business activities beyond its GSE charter, but could generally transfer assets at any time that its statutory capital requirements were satisfied. In addition, the GSE would have to cease its business activities other than certain specified permitted activities at the request of the Secretary of Education and with the approval of the Secretary of the Treasury. In addition, except in connection with such permitted activities, the GSE will be prohibited from issuing debt obligations that mature later than July 1, 2013. The charter sunset provisions also prohibit the GSE from transferring or permitting the use of the names "Student Loan Marketing Association," "Sallie Mae," or any variations thereof, to or by any entity other than a subsidiary of the GSE.

     If the Reorganization does not occur, the final liquidation of Sallie Mae would occur on the Sunset Dissolution Date. At that time, Sallie Mae would be required to take actions similar to those required at the time of a dissolution after reorganization. See "-- GSE Dissolution After Reorganization." Remaining obligations would be transferred to a defeasance trust and proper provision would need to be made for the repurchase or redemption of any preferred stock of Sallie Mae then outstanding. Finally, any assets remaining after establishment of the trust or any assets remaining in the trust after full pay-off of Sallie Mae debt would be transferred to holders of Sallie Mae Common Stock.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary, which is based upon current law, is a discussion of the material United States federal income tax consequences of the Merger to Holding Company, Sallie Mae, MergerCo and holders of shares of Sallie Mae Common Stock. The summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, judicial decisions, administrative pronouncements and current administrative rulings, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this summary. The summary does not purport to be a comprehensive description of all of the tax consequences applicable to a particular taxpayer. In particular, the summary does not address any aspect of state, local or foreign taxation or the tax treatment to holders subject to special tax rules, such as insurance companies, foreign persons, tax-exempt organizations, dealers in securities, banks and other financial institutions, holders who acquired their shares of Sallie Mae Common Stock pursuant to the exercise of options or otherwise as compensation or through a tax-qualified retirement plan. In addition, the summary only applies to holders who hold shares of Sallie Mae Common Stock as capital assets. No rulings have been or will be requested from the Internal Revenue Service (the "IRS") with respect to any of the matters discussed herein. There can be no assurance that future legislation, regulations, court decisions or administrative pronouncements or rulings would not alter the tax consequences set forth below. Opinions of counsel are not binding on the IRS. HOLDERS OF SALLIE MAE COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

     The obligation of Sallie Mae to consummate the Reorganization is conditioned upon the receipt by Sallie Mae of an opinion of counsel in form and substance reasonably satisfactory to Sallie Mae, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion and set forth in certificates of officers of the Holding Company, Sallie Mae and others, as well as representation letters of certain holders of Sallie Mae Common Stock, all of which must be consistent with the state of facts existing at the Effective Time, the Merger will be treated for U.S. federal income tax purposes as a nonrecognition transfer of shares of Sallie Mae Common Stock by the holders thereof to the Holding Company for shares of Holding Company Common Stock.

     Assuming that the representations and certificates referred to in the preceding paragraph are obtained, which are in form and substance satisfactory to Skadden, Arps, Slate, Meagher & Flom LLP, the Merger is consummated in accordance with the Reorganization Agreement, and applicable law does not change, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP the Merger will be treated as a nonrecognition transfer of shares of Sallie Mae Common Stock by the holders thereof to the Holding Company for shares of Holding Company Common Stock. Accordingly, (i) no gain or loss will be recognized by Holding Company, Sallie Mae or MergerCo as a result of the Merger and (ii) a holder of Sallie Mae Common Stock whose shares of Sallie Mae Common Stock are converted in the Merger into Holding Company Common Stock will not recognize gain or loss upon such conversion. The aggregate tax basis of the Holding Company Common Stock received by such holder will be equal to the aggregate tax basis of the Sallie Mae Common Stock so converted, and the holding period of the Holding Company Common Stock will include the holding period of the Sallie Mae Common Stock so converted.

REPORTING REQUIREMENT

     Each holder of Sallie Mae Common Stock that receives Holding Company Stock in the Merger will be required to retain records and file with such holder's federal income tax return a statement setting forth certain facts relating to the Merger.

     THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS BASED ON EXISTING LAW AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS OF SALLIE MAE ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS).

                            THE BOARD SLATE PROPOSAL

     Assuming shareholder approval of the Reorganization Proposal, as soon as possible after such approval and before the Reorganization is effected, Sallie Mae (as sole shareholder of the Holding Company) shall appoint as directors of the Holding Company either the Majority Director Slate or the CRV Slate in its entirety, based on which slate of nominees receives the highest plurality of the votes cast in person or by proxy at the Special Meeting. The initial size of the Holding Company Board has been set at 15 members. The Majority Director Slate consists of 10 members and the CRV Slate consists of 15 members. The Letter Agreement provides that if minority positions will exist on the Holding Company Board because the slate of nominees that receives the greater number of votes consists of less than 15 persons, and if any of the nominees of the other slate have consented to serve in such circumstances as minority directors, then that other slate can select from among its consenting nominees, if any, the persons who will be named to fill the minority positions on the Holding Company Board. Each of the nominees on the CRV Slate has indicated that he or she would not serve on the Holding Company Board if the Majority Director Slate receives the greater number of votes at the Special Meeting. The CRV has advised the Company that it is waiving its right under the Letter Agreement to fill minority positions on the Holding Company Board. Accordingly, if the Reorganization Proposal is approved by shareholders and the Majority Director Slate receives the highest plurality of votes cast in person or by proxy at the Special Meeting in respect of the Board Slate Proposal, there would remain five positions on the Holding Company Board. Although the Holding Company Charter to be adopted if the Majority Director Slate receives the greater number of votes at the Special Meeting would allow the Holding Company Board to fill the vacancies, the members of the Majority Director Slate have no current intention to fill any such vacancies prior to the next election of directors.

     The Board Slate Proposal provides the means for shareholders to vote to determine who Sallie Mae names to constitute the Holding Company Board before the Reorganization is consummated. Shareholders may vote either for the slate of nominees nominated by the majority of Sallie Mae's directors as the Majority Director Slate or for the slate of nominees nominated by the CRV as the CRV Slate. Because the Board Slate Proposal does not constitute an actual election, shareholders may not withhold votes as to individual nominees. Shareholders must use the Majority Directors' BLUE proxy card to vote for or abstain on the Majority Director Slate or use the CRV's GREEN proxy card to vote for or abstain on the CRV Slate. If a holder timely and validly delivers both a BLUE proxy card and a GREEN proxy card, only the later dated proxy card will be counted. A valid timely abstention on any matter in person or on either proxy card will have the effect of cancelling any prior proxy with respect to such matter.

     For information on the nominees who comprise the Majority Director Slate, including the corporate governance provisions and business plan for the Holding Company that the Majority Director Slate intends to implement and pursue, see the Proxy Statement Supplement of the Majority Directors that comprises an integral part, and is being mailed to shareholders together with a copy, of this Proxy Statement/Prospectus. For information on the nominees who comprise the CRV Slate, including the corporate governance provisions and business plan for the Holding Company that the CRV Slate intends to implement and pursue, see the Proxy Statement Supplement of the CRV that comprises an integral part, and is being mailed to shareholders together with a copy, of this Proxy Statement/Prospectus.

     WITH RESPECT TO THE BOARD SLATE PROPOSAL, THE MAJORITY DIRECTORS RECOMMEND THAT HOLDERS OF OUTSTANDING SHARES OF SALLIE MAE COMMON STOCK CAST THEIR VOTES IN FAVOR OF THE MAJORITY DIRECTOR SLATE AND THE CRV RECOMMENDS THAT HOLDERS OF OUTSTANDING SHARES OF SALLIE MAE COMMON STOCK CAST THEIR VOTES IN FAVOR OF THE CRV SLATE.

                                    BUSINESS

     As used herein, the "Company" refers to Sallie Mae prior to the Reorganization and to the Holding Company, on a consolidated basis, from and after the Effective Time of the Reorganization.

     Industry data on the FFELP and the FDSLP contained in this Proxy Statement/Prospectus is based on sources that the Company believes to be reliable and to represent the best available information for these purposes, including published and unpublished Department of Education data and industry publications.

     The manner in which the Company operates its business after the Reorganization depends upon whether the Majority Director Slate or the CRV Slate receives the highest plurality of votes cast in person or by proxy in respect of the Board Slate Proposal. In the event that the Reorganization Proposal is approved and the Majority Director Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, the Holding Company directors who were nominated as members of the Majority Director Slate intend to pursue the business strategy described in the Proxy Statement Supplement of the Majority Directors. In the event that the Reorganization Proposal is approved and the CRV Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, the Holding Company directors who were nominated as members of the CRV Slate intend to pursue the business strategy described in the Proxy Statement Supplement of the CRV.

GENERAL

     The Company provides a wide range of financial services, processing capabilities and information technology to meet the needs of educational institutions, lenders and students. Founded in 1972 as a government sponsored enterprise, Sallie Mae's stated mission was to enhance access to post-secondary education by providing a national secondary market and financing for guaranteed student loans. As of March 31, 1997, the Company's managed portfolio of student loans totaled approximately $41 billion (including loans owned, loans securitized and loan participations). The Company also had commitments to purchase an additional $20.1 billion of student loans or participations therein. While the Company continues to be the leading purchaser of student loans, its business has expanded over its first quarter of a century, reflecting changes in both the education sector and the financial markets.

     Primarily a wholesale provider of credit and a servicer of student loans, the Company has as clients over 900 financial and education institutions and state agencies. Through its six regional loan servicing centers, the Company processes student loans for more than 4 million borrowers and is recognized as the nation's pre-eminent servicer of student loans. The Company is also a provider and arranger of infrastructure finance for colleges and universities. See "-- Specialized Financial Services -- Academic Facilities Financings and Student Loan Revenue Bonds."

     The Company has successfully fulfilled its original government-sponsored-enterprise mandate by fostering a thriving, competitive market in student loans and has maintained its leadership position in the education finance industry due to its focus on customer relationships, value-added products and services, superior loan servicing capabilities and sound financial management strategy. In recognition of the increasingly important role that college and university administrators play in the loan process, the Company adopted a school-based focus. The Company's core marketing strategy is to provide schools and their students with simple, flexible and cost-effective products and services so that schools will elect to work with the Company. This strategy, combined with superior servicing and technology capabilities, has also enabled the Company to build valuable partnerships with lenders, guarantee agencies and others.

     In 1993, the Company launched a three year effort to obtain Congressional approval to recharter as a fully private, state-chartered corporation. Legislation to privatize the Company was approved by Congress and signed by President Clinton in September 1996. Immediately following the Reorganization, the principal business of the Company will continue to be the acquisition, financing and servicing of student loans, as presently conducted by the GSE.

INDUSTRY OVERVIEW

     The student loan industry provides affordable financing to students and their families to fund post-secondary education. Banks and other eligible lenders are able to make student loans at below market rates due to subsidies and guarantees provided under programs sponsored principally by the federal government. The largest student loan program, originally called the Guaranteed Student Loan Program and now known as the FFELP, was created in 1965 to ensure low cost access by families to a full range of post-secondary education institutions. In 1972, to encourage further bank participation in the program, Congress established the Company as a for-profit, stockholder-owned national secondary market for student loans. The FFELP industry currently includes a network of approximately 5,300 originators and 6,300 educational institutions. Also, 39 state-sponsored or non-profit guarantee agencies collectively guarantee and administer the FFELP under contract with the Department of Education. In addition to the Company, a number of non-profit entities, banks and other financial intermediaries operate as secondary markets. The Company believes that lender participation in the program is relatively concentrated, with an estimated 90 percent of outstanding loans held by the top 100 participants, including approximately one-third owned by the Company as of September 30, 1994. The FFELP is reauthorized by the Congress about every five years. The next reauthorization is required in 1998. The provisions of the FFELP are also subject to revision from time to time by the Congress. For an overview of the FFELP and other federally sponsored student loan programs, see Appendix C "The Federal Family Education Loan Program."

     The demand for student loans has risen substantially over the last several years. Higher education tuition cost and fee increases continue to exceed the inflation rate. Over half of all full-time college students today depend on some form of borrowing, compared to just over 35 percent in 1985. Federal legislation enacted in late 1992 expanded loan limits and borrower eligibility that, in part, resulted in an increase of over 50 percent in annual loan volume of federally-guaranteed student loans ($21 billion in 1994 from $13.3 billion in 1992). Estimated future increases in tuition costs and college enrollments are expected to prompt further growth in the student loan market.

     In 1993, Congress expanded a previously established pilot program into the FDSLP administered by the U.S. Department of Education. Established as an alternative to the private sector-based FFELP, the FDSLP accounted for approximately one-third of all new federally-sponsored student loans issued in academic year 1995-6. The federal government contracts out loan administration and collections services while financing its lending activity through U.S. Treasury borrowing. The FDSLP had a legislated market share goal of up to 50 percent for academic year 1996-7, but, based on current Department of Education projections, management expects direct loan volume to reach between 35-40 percent of total student loan volume for such academic year. See
"-- Competition".

PRODUCTS AND SERVICES

     LOAN PURCHASES. The Company's purchases of student loans primarily involve two federally sponsored programs. The Company principally purchases Stafford loans, PLUS loans, and SLS loans originated under the FFELP, all of which are insured by state-related or non-profit guarantee agencies and are reinsured by the U.S. Department of Education. The FFELP is more fully described in Appendix
C. The Company also purchases student loans originated under the Health Education Assistance Loan Program ("HEAL"), which are insured directly by the United States Department of Health and Human Services. HEAL loans are made to health professions graduate students under the Public Health Services Act. As of March 31, 1997, the Company's managed portfolio of student loans totaled $41 billion, including $37.0 billion (including loans owned, loans securitized and loan participations) of FFELP loans and $2.7 billion of HEAL loans.

     In order to further meet the educational credit needs of students, the Company in 1996 sponsored the creation of the private Signature Education Loan(sm) program, with numerous lenders participating nationwide. Under this program, the Company performs certain origination services on behalf of the participating lenders. Upon sale of the loans to the Company, the Company intends to insure the loans through its HEMAR

Insurance Corporation of America ("HICA") subsidiary (if not already insured by HICA prior to sale). Most of the HICA insured loans acquired by the Company are part of "bundled" loan programs that include FFELP loans. The Company also purchases loans originated under various other HICA-insured loan programs. As of March 31, 1997, the Company owned approximately $1.1 billion of such private education loans, including HICA insured Signature Education Loans(sm).

     The Company purchases student loans primarily from commercial banks. In addition, the Company purchases student loans from other eligible FFELP lenders, including savings and loan associations, mutual savings banks, credit unions, certain pension funds and insurance companies, education institutions, and state and private nonprofit loan originating and secondary market agencies.

     Most lenders using the secondary market hold loans while borrowers are in school and sell loans shortly before their conversion to repayment status, when servicing costs increase significantly. Traditionally, the Company has purchased most loans just prior to their conversion to repayment status, although the Company also buys "in-school" loans and those in repayment. The Company purchases loans primarily through commitment contracts but also makes "spot" purchases. Approximately two-thirds of the Company's new loan purchases were effected pursuant to purchase commitments in 1996 and 1995. The Company enters into commitment contracts with lenders to purchase loans up to a specified aggregate principal amount over the term of the contract. Under the commitment contracts, lenders have the right, and in most cases the obligation, to sell to the Company the loans they own over a specified period of time, usually two to three years, at a purchase price that is based on certain loan characteristics.

     In conjunction with commitment contracts, the Company frequently provides the selling institutions with operational support in the form of PortSS(R), an automated loan administration system for the lender to use at its own offices prior to loan sale, or in the form of loan origination and interim servicing provided through one of the Company's loan servicing centers (ExportSS(R)). In 1995 and 1996, more than 80 percent of purchase commitment volume came from users of PortSS(R) and ExportSS(R). The Company also offers commitment clients the ability to originate loans and then transfer them to the Company for servicing (TransportSS(sm)). PortSS(R), TransportSS(sm), and ExportSS(R) provide the Company and the lender with the assurance that the loans will be efficiently administered by the Company and that the borrowers will have access to the Company's repayment options and benefits.

     In a spot purchase, the Company competes with other secondary market participants to purchase a portfolio of eligible loans from a selling holder when such holder decides to offer its loans for sale. The Company made approximately one-third of its purchases of educational loans through spot purchases in 1995 and 1996. In general, spot purchase volume is more competitively priced than volume purchased under commitment contracts. The growth in volume generated by PortSS(R), ExportSS(R) and TransportSS(sm) demonstrates the importance of the Company's investment in these systems in past years.

     The Company also offers eligible borrowers a program for the consolidation of eligible insured loans into a single new insured loan with terms of from 10 to 30 years. The Higher Education Act of 1965, as amended provides that borrowers may consolidate with one of their loan holders or may consolidate with a separate lender if they cannot obtain a consolidation loan with an income sensitive repayment plan. As of March 31, 1997, the Company owned approximately $8.0 billion of such consolidation loans, known as SMART(sm) Loan Accounts.

     BORROWER BENEFITS AND PROGRAM TECHNOLOGY SUPPORT. To create customer preferences and compete more effectively in the student loan marketplace, the Company developed a comprehensive set of loan programs and services for borrowers, including numerous loan restructuring and repayment options and programs that encourage and reward good repayment habits. The Company also provides counseling and information programs (including a world wide web site) that not only help borrowers, but also help reinforce relationships with college and university customers and lender partners.

     Under the Company's "Great Rewards(R)" program, certain FFELP borrowers who make their first 48 monthly payments on-time receive a two-percentage-point interest rate reduction for the remaining term of the loan. Other programs pay students an amount equal to part of the loan origination fees and modestly reduce interest costs for use of automatic debit accounts. The Company also provides financial aid administrators at colleges and universities with innovative products and services that simplify the lending process, including electronic funds transfer services and loan information and management software that enables college application data to be transferred electronically between program participants.

     JOINT VENTURE WITH THE CHASE MANHATTAN BANK. In the third quarter of 1996, the Company restructured its business relationship with The Chase Manhattan Bank ("Chase"), the largest originator of student loans under the FFELP with an estimated market share of 8.0 percent. Historically, Chase has also been the Company's largest client, representing 11 percent of 1995 purchases. The Company and TCB Education First Corporation, a wholly-owned subsidiary of Chase, are equal owners of Education First Finance LLC and Education First Marketing LLC (collectively, the "Chase Joint Venture"). Education First Marketing LLC is responsible for marketing education loans to be made by Chase and its affiliates to schools and borrowers. Shortly after such loans are made by Chase and its affiliates, the loans are purchased on behalf of Education First Finance LLC by the Chase/Sallie Mae Education Loan Trust (the "Trust"), which presently finances these purchases through the sale of loan participations to the Company and Chase. As of March 31, 1997, the Trust owns approximately $3.6 billion in federally-insured education loans. Substantially all loans owned by the Trust are serviced on behalf of the Trust by Sallie Mae Servicing Corporation on a fee-for-service basis.

SERVICING

     In 1980, the Company began servicing its own portfolios in order to better control costs and manage risks. In late 1995, in connection with the commencement of its securitization program, the Company transferred its servicing operations to a wholly-owned subsidiary, Sallie Mae Servicing Corporation ("SMSC"). The Company is now the largest FFELP loan servicer and management believes that the Company is recognized as the premier service quality and technology provider in its field. The Company believes that its processing capability and service excellence is integral to its school-based growth strategy. As of March 31, 1997, the Company serviced approximately $40 billion of loans, including approximately $24.4 billion of loans owned by Sallie Mae and $8 billion owned by six securitization trusts sponsored by Sallie Mae, $4 billion of loans currently owned by ExportSS(R) customers and $3.6 billion owned by the Chase Joint Venture Trust.

     The Company currently has six loan servicing centers located in Florida, Kansas, Massachusetts, Pennsylvania, Texas and Washington. This geographical coverage, together with total systems integration among centers, facilitates operations and customer service.

     The U.S. Department of Education and the various guarantee agencies prescribe rules and regulations that govern the servicing of federally insured student loans. The Company's originations and servicing systems, internal procedures and highly trained staff support compliance with these regulations, ensure asset integrity and provide superior service to borrowers. The Company has recently introduced imaging technology to further increase servicing productivity and capacity.

SPECIALIZED FINANCIAL SERVICES

     The Company has engaged in a number of specialty financial services related to higher education credit, including collateralized financing of FFELP and other education loan portfolios (warehousing advances), credit support for student loan revenue bonds, portfolio investments of student loan revenue and facilities bonds, underwritings of academic facilities bonds and surety bond support for non-federally insured student loans.

     WAREHOUSING ADVANCES. Warehousing advances are secured loans to financial and educational institutions to fund FFELP and HEAL loans and other forms of education-related credit. As of March 31, 1997, the Company held approximately $2.5 billion of warehouse loans with an average term of 1.5 years. These loans will remain assets of the GSE. The GSE will be able to extend new warehousing advances during its wind-down only pursuant to financing commitments in place as of the Effective Time. As of March 31, 1997, the GSE held approximately $2.3 billion of such commitments. The non-GSE affiliates are not expected to continue this line of business.

     ACADEMIC FACILITIES FINANCINGS AND STUDENT LOAN REVENUE BONDS. Since 1987, the GSE has provided facilities financing and commitments for future facilities financing to approximately 250 educational institutions. Certain of these financings are secured either by a mortgage on the underlying facility or by other collateral. The GSE also invests in student loan revenue obligations. In late 1995, the GSE established a broker-dealer subsidiary, Education Securities, Inc. ("ESI"), which manages the GSE's municipal bond portfolio and is developing an array of specialized underwriting and financial advisory services for the education sector. It is expected that following the Reorganization, the Company will reduce its investment activity in the academic facilities and student loan revenue bond products. As of March 31, 1997, this portfolio totaled $1.4 billion.

     LETTERS OF CREDIT. In the past, the GSE has also offered letters of credit to guarantee issues of state and nonprofit agency student loan revenue bonds. Currently outstanding letters of credit have original terms of up to 17 years. As of March 31, 1997, the GSE held approximately $3.7 billion of such commitments outstanding. After the Reorganization is consummated, letter of credit activity by the GSE will be limited to guarantee commitments in place at the Effective Time.

     PRIVATE STUDENT LOAN INSURANCE. In 1995, the GSE acquired HICA, a South Dakota stock insurance company exclusively engaged in insuring lenders against credit loss on their education-related, non-federally insured loans to students attending post-secondary educational institutions. A significant portion of HICA's insured loan portfolio is made up of loans owned by the GSE. See
"-- Products and Services -- Loan Purchases."

FINANCING/SECURITIZATION

     The Company obtains funds for its operations primarily from the sale of GSE debt securities in the domestic and overseas capital markets, through public offerings and private placements of U.S. dollar and foreign currency denominated debt of varying maturities and interest rate characteristics. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." Sallie Mae debt securities are currently rated at the highest credit rating level by Moody's Investors Service and Standard & Poor's, in part due to the GSE's current status as a government-sponsored-enterprise. The GSE is expected to retain its credit ratings after the Reorganization. Although the Company has not begun specific discussions with the ratings agencies as of the date of this Proxy Statement/Prospectus, it is expected that the credit rating on debt securities of the Holding Company would be lower than debt securities of the GSE.

     The GSE uses interest rate and currency exchange agreements (collateralized where appropriate), U.S. Treasury securities, interest rate futures contracts and other hedging techniques to reduce the exposure to interest rate and currency fluctuations arising out of its financing activities and to match the characteristics of its assets and liabilities. The GSE has also issued preferred stock to obtain funds. The Reorganization provides for access by the GSE to the government-sponsored-enterprise debt market to fund student loans and other permitted asset acquisitions with maturity dates through September 30, 2008. In connection with such dissolution, the GSE must transfer any remaining GSE obligations into a defeasance trust for the benefit of the holders of such obligations with cash or full faith and credit obligations of the United States, or an agency thereof, in amounts sufficient, as determined by the Secretary of the Treasury, to pay the principal and interest on the deposited obligations. If the GSE has insufficient assets to fully fund such GSE debt, the Holding

Company must transfer sufficient assets to the trust to account for this shortfall. The Privatization Act requires that upon the dissolution of the GSE on or before September 30, 2008, the GSE shall repurchase or redeem, or make proper provisions for repurchase or redemption of any outstanding preferred stock.

     In addition, since late 1995, the Company has further diversified its funding sources independent of its GSE borrower status by securitizing a portion of its student loan assets. Securitization is an off-balance sheet funding mechanism that the Company effects through the sale of portfolios of student loans by the GSE to SLM Funding Corporation, a bankruptcy-remote, special purpose wholly-owned subsidiary of the GSE, that, in turn, sells the student loans to an independent owner trust that issues securities to fund the purchase of the student loans. The securitization trusts typically issue several classes of debt securities rated at the highest investment grade level. The GSE has not guaranteed such debt securities and has no obligation to ensure their repayment. Because the securities issued by the trusts through its securitization program are not GSE securities, the Company has been and in the future expects to be able to fund its student loans to term through such program, even for those assets whose final maturities extend beyond 2008. The Company has taken the position that the 30 basis point per annum offset fee does not apply to securitized loans. See "-- Legal Proceedings." It is anticipated that securitization will remain a primary student loan funding mechanism for the Company once it conducts student loan purchase activity through a non-GSE subsidiary.

ECONOMIC IMPACT OF THE PRIVATIZATION ACT ON THE COMPANY'S BUSINESS

     The economics of Sallie Mae's contemplated privatization reflect a trade-off between government-sponsored-enterprise benefits, which have been significantly eroded in recent years, and the opportunity for an expanded franchise. It is difficult to precisely quantify either the changing value of government-sponsored-enterprise status or the potential value of new business opportunities. However, management believes that Sallie Mae's competitive posture is now primarily a function of strategic marketplace issues rather than its government-sponsored-enterprise status. Moreover, in management's view the costs and risks of privatization, within the framework of the Privatization Act and with the advent of securitization, are manageable and are expected to have a relatively modest impact on the core student loan business. The additional economic advantage of privatization is that it mitigates the potential for further erosion of net returns based on political actions targeted at Sallie Mae.

     FUNDING COSTS AND LEVERAGE. The Reorganization would eventually remove the GSE's ability to issue GSE debt on relatively attractive terms based on the perception of implicit federal support. In addition, as described under "Financing/Securitization", the Company will be obligated to repay or defease GSE debt obligations remaining on the dissolution date. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS -- Years ended December 31, 1994-1996 -- Liquidity and Capital Resources -- Securitization."

     PREFERRED STOCK REDEMPTION. As described above, the Privatization Act requires that upon the dissolution date, Sallie Mae shall repurchase or redeem, or make proper provisions for repurchase or redemption of any outstanding shares of Sallie Mae preferred stock. The preferred stock is carried at its liquidation value of $50 per share for a total of $214 million and pays a variable dividend that has been at its minimum rate of 5 percent per annum for the last several years.

     STATE TAXES. As a government-sponsored-enterprise, Sallie Mae is exempt from certain state and local taxes. The Company's non-GSE's units will not be exempt from such taxes. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Years ended December 31,
1994-1996 -- Federal and State Taxes."

     IMPACT ON OTHER ACTIVITIES. It is anticipated that following the Reorganization, the GSE will maintain an investment portfolio consistent with liquidity needs, the availability of attractive credit spreads and prudent capital management. As the level of the GSE's investment portfolio (including tax-exempt securities) gradually declines, the Company will forego certain earnings opportunities. It is expected that swaps and other derivatives will continue to be utilized by the GSE to manage interest rate risk and match asset and liability characteristics.

     Privatization will limit Sallie Mae's warehousing advance activity, letter of credit business and academic facilities portfolio lending, all areas of decreasing business opportunity. While contractual commitments in place at the Effective Time will be honored by the GSE, it is expected that the Holding Company will not pursue these business lines. Instead, the Company will seek to maintain client relationships in these areas by refocusing its product lines primarily through its broker-dealer subsidiary, ESI.

     CONSIDERATION. Under the Privatization Act, the Company must pay $5 million to the D.C. Financial Control Board for use of the "Sallie Mae" name within 60 days after the Effective Time. In addition, if the Reorganization is consummated, the Holding Company must issue to the D.C. Financial Control Board warrants to purchase 555,015 shares of Holding Company Common Stock. These warrants, which are transferable, are exercisable at any time prior to September 30, 2008 at $72.43 per share. These provisions of the Privatization Act were part of the terms negotiated with the Administration and Congress as consideration for the GSE's privatization.

OPERATIONS FOLLOWING THE REORGANIZATION

     Privatization will enable the Company to commence new business activities without regard to the GSE's charter restrictions immediately after the Effective Time. Specifically, after the consummation of the Reorganization, the stock of certain GSE subsidiaries, including Sallie Mae Servicing Corporation, HICA and ESI, would be transferred to the Holding Company. See "THE REORGANIZATION PROPOSAL -- Corporate Structure Before and After the Reorganization," such that the business activities of such subsidiaries would no longer be subject to restrictions contained in the Sallie Mae Charter. In addition, the GSE's employees will be transferred to the Management Company at the Effective Time.

     The Privatization Act also provides for a wind-down of the GSE's business operations by September 30, 2007. At the time of the Reorganization or as soon as practicable thereafter, the GSE will transfer personnel and certain assets to the Holding Company or other non-GSE affiliates. Student loans, warehousing advances and other program-related or financial assets (such as portfolio investments, letters of credit, swap agreements and forward purchase commitments) are generally not expected to be transferred. During the wind-down period following the Reorganization, the GSE generally will be prohibited from conducting new business except in connection with student loan purchases through September 30, 2007 or with other outstanding contractual commitments and from issuing new debt obligations which mature beyond September 30, 2008. Neither the Holding Company nor any of its non-GSE affiliates may purchase FFELP loans for so long as the GSE remains an active purchaser in this secondary market. See "THE PRIVATIZATION ACT -- Limitations on Holding Company Activities." During the wind-down period, GSE operations will be managed pursuant to arms-length service agreements between the GSE and one or more of its non-GSE affiliates. The Privatization Act also provides certain restrictions on intercompany relations between the GSE and its affiliates during the wind-down period. See "THE PRIVATIZATION ACT -- Restrictions on Intercompany Relations."

     The non-GSE subsidiaries of the Holding Company would provide loan servicing support for the loans owned and securitized by the GSE and are expected to develop new business opportunities in the higher education finance arena and beyond, as described above. These opportunities are intended to complement the Company's underlying strategy of acquiring student loan assets, as well as help maintain its student loan servicing leadership role and assist its new product offerings.

COMPETITION

     The Company is the major financial intermediary for higher education credit, but it is subject to competition on a national basis from several large commercial banks and nonprofit secondary market agencies as well as on a state or local basis by smaller banks and state-based secondary markets. While Congress establishes loan limits and interest rates on student loans, market share in the FFELP industry is increasingly becoming a function of school and student desire for borrower benefits and superior customer service. FFELP providers have been aggressively competing on the basis of enhanced products and services in recent years, particularly to offset legislated reductions in profitability and the impact of the FDSLP.

     Because the Company's historic statutory role is confined to secondary market activity, it currently depends mainly on its network of lender partners and its school-based strategy for new loan volume. The Company also plans to heighten its visibility with consumers to favorably position itself for future new product offerings. In addition, the availability of securitization for student loan assets has created new competitive pressures for traditional secondary market purchasers. Based on the most recent information from the U.S. Department of Education, at the end of fiscal year 1995, Sallie Mae's share (in dollars) of outstanding FFELP loans was 33 percent, banks and other financial institutions held 47 percent and state secondary market participants held 20 percent.

     The Company also faces competition from the FDSLP, both for new and existing loan volume. Based upon current Department of Education projections, the Company estimates that total student loan origination for the academic years 1994-95, 1995-96 and 1996-97 were $22.3 billion, $24.3 billion and $26.0 billion, respectively, of which FDSLP originations represented approximately 7 percent, 31 percent and 36 percent, respectively. The Department of Education projects that FDSLP originations will represent 38 percent of total student loan originations in the 1997-98 academic year. Loans made under the direct loan program are not currently available for purchase by the Company. The Department of Education has also begun to offer FFELP borrowers the opportunity to refinance or consolidate FFELP loans into FDSLP loans upon certification that the holder of their FFELP loans does not offer a satisfactory income-sensitive payment plan. Approximately $333 million of the GSE's FFELP loans have been consolidated into the FDSLP. In early 1995, Sallie Mae began offering an income-sensitive plan to compete with FDSLP refinancing. However, the FDSLP also provides an income contingent option not available under the FFELP program pursuant to which the government will ultimately forgive student loan debt after 25 years. At this time it is not certain what action, if any, the Congress will take with regard to the FDSLP in connection with the anticipated 1998 reauthorization of the Higher Education Act. However, management believes, based upon public statements by members of Congress and the Administration, that the FFELP and the FDSLP will continue to coexist as competing programs for the foreseeable future.

COLLEGE CONSTRUCTION LOAN INSURANCE ASSOCIATION

     In 1987, Sallie Mae assisted in creating the College Construction Loan Insurance Association ("Connie Lee"), a for-profit, stockholder-owned corporation, authorized by Congress to insure and reinsure educational facilities obligations. The carrying value of Sallie Mae's investment in Connie Lee was approximately $44 million and at March 31, 1997, Sallie Mae effectively controlled 42 percent of Connie Lee's outstanding voting stock through its ownership of preferred and common stock and through agreements with other shareholders. In February 1997, Connie Lee privatized pursuant to statutory provisions enacted at the same time as the Privatization Act, that required Connie Lee to repurchase shares of its stock owned by the U.S. government at a purchase price determined by an independent appraisal. On February 28, 1997, Sallie Mae loaned Connie Lee $18 million to repurchase the shares. On May 27, 1997 the term of this loan was extended to June 29, 1997 and on June 26, 1997, the loan was further extended to December 29, 1997.

PROPERTIES

     The Company's principal office is located at leased space at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007.

     The following table lists the principal facilities owned by the Company:

                                                                                APPROXIMATE
                 LOCATION                              FUNCTION                 SQUARE FEET
    -----------------------------------   -----------------------------------   -----------
    Reston, VA                            Operations/Headquarters                 375,000
    Wilkes Barre, PA                      Loan Servicing Center                   135,000
    Killeen, TX                           Loan Servicing Center                   133,000
    Lynn Haven, FL                        Loan Servicing Center                   133,000
    Lawrence, KS                          Loan Servicing Center                    52,000

     The Company leases approximately 35,000 square feet of office space for its loan servicing center in Waltham, Massachusetts, 37,800 square feet of office space for its loan servicing center in Spokane, Washington and 47,000 square feet and 33,000 square feet of additional space for its loan servicing centers in Lawrence, Kansas and Killeen, Texas, respectively.

     With the exception of the Pennsylvania loan servicing center, none of the Company's facilities is encumbered by a mortgage.

     The Company believes that its headquarters and loan servicing centers are generally adequate to meet its long-term student loan and new business goals. Sallie Mae's Washington, D.C. headquarters lease expires in 2001.

EMPLOYEES

     As of March 31, 1997, the Company employed 4,733 employees nationwide.

LEGAL PROCEEDINGS

     OBRA included a provision which applied a 30 basis point per annum fee to student loans held by Sallie Mae. The Secretary of Education interpreted the provisions of OBRA in such a manner as to apply that fee not only to loans held by Sallie Mae but also to loans sold by Sallie Mae to securitization trusts. In April 1995, the Company filed suit in the U.S. District Court for the District of Columbia to challenge the constitutionality of the 30 basis point fee and the application of the fee to loans securitized by the Company. On November 16, 1995, the District Court ruled that the fee is constitutional, but that, contrary to the Secretary of Education's interpretation, the fee does not apply to securitized loans. Both Sallie Mae and the United States appealed. On January 10, 1997, the U.S. Court of Appeals for the District of Columbia Circuit struck down the Secretary of Education's interpretation that the 30 basis point offset fee (contained in the Omnibus Budget Reconciliation Act of 1993) applies to any loan in which Sallie Mae holds a direct or indirect interest, including securitized student loans. The Court of Appeals ruled that the fee applies only to loans that Sallie Mae owns and remanded the case to the District Court with instructions to remand the matter to the Secretary of Education. In addition, the Court of Appeals upheld the constitutionality of the offset fee, which applies annually with respect to the principal amount of student loans that Sallie Mae holds and that were acquired on or after August 10, 1993.

     On April 29, 1997, U.S. District Court Judge Stanley Sporkin ordered the U.S. Department of Education to decide, by July 31, 1997, on its final position with respect to the application of the offset fee to loans which Sallie Mae has securitized. If the final outcome following the remand is that the offset fee is not applicable to loans securitized by Sallie Mae, the gains resulting from prior securitizations would be increased. As of March 31, 1997, the gains resulting from such securitizations would have been increased by approximately $75 million, pre-tax. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Three Months ended March 31, 1997 and 1996 -- Liquidity and Capital Resources -- Securitization." Management expects that this litigation will be resolved to the Company's satisfaction prior to the end of 1998.

     On June 11, 1996, Orange County, California filed a complaint against the Company in the U.S. Bankruptcy Court for the Central District of California. The case is currently pending in the U.S. District Court for the Central District of California. The complaint alleges that the Company made fraudulent representations and omitted material facts in offering circulars on various bond offerings purchased by Orange County, which contributed to Orange County's market losses and subsequent bankruptcy. The complaint seeks to hold Sallie Mae responsible for losses resulting from Orange County's bankruptcy, but does not specify the amount of damages claimed. The complaint against the Company is one of numerous cases that have been coordinated for discovery purposes. Other defendants include Merrill Lynch, Morgan Stanley, KPMG Peat Marwick, Standard & Poor's and Fannie Mae. The complaint includes a claim of fraud under Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. In addition, the complaint includes counts under the California Corporations Code, as well as a count for common law fraud. The Company believes that the complaint is without merit and intends to defend the case vigorously. At this time, management believes the impact of the lawsuit will not be material to the Company.

     In September 1996, Sallie Mae obtained a declaratory judgment against the Secretary of Education in the U.S. District Court for the District of Columbia. The Court found that the Secretary acted erroneously in refusing to allow Sallie Mae to claim adjustments to special allowance payments on certain FFELP loans which were required to be converted retrospectively from a fixed rate to a variable rate. The Secretary has filed a notice of appeal of the District Court's decision.

                                   REGULATION

     As a government-sponsored-enterprise, the GSE is organized under federal law and its operations are restricted by its government charter. While the Reorganization will permit an expansion of the Holding Company's private activities through unregulated subsidiaries, such activities will be restricted in certain ways until the GSE is dissolved, and the GSE's operations will continue to be subject to broad federal regulation.

CURRENT REGULATION

     GSE REGULATION. Sallie Mae's structure and the scope of its business activities are set forth in the Sallie Mae Charter. The Sallie Mae Charter, which is subject to review and change by Congress, sets forth certain restrictions on Sallie Mae's business and financing activities and charges the federal government with certain oversight responsibilities with respect to these activities. The Sallie Mae Charter grants it certain exemptions from federal and state laws. The Sallie Mae Charter's primary regulatory restrictions and exemptions, including certain provisions added by the Privatization Act, may be summarized as follows:

          1. One-third of Sallie Mae's 21 member Board of Directors is appointed by the President of the United States. The other 14 members are elected by the holders of Sallie Mae Common Stock. The Chairman of the Board is designated by the President of the United States from among the 21 members.

          2. Debt obligations issued by Sallie Mae are exempt from state taxation to the same extent as United States government obligations. Sallie Mae is exempt from all taxation by any state or by any county, municipality, or local taxing authority except with respect to real property taxes. Sallie Mae is not exempt from the payment of federal corporate income taxes.

          3. All stock and other securities of Sallie Mae are deemed to be exempt securities under the laws administered by the Securities and Exchange Commission to the same extent as obligations of the United States.

          4. Sallie Mae may conduct its business without regard to any qualification or similar statute in any state of the United States, including the District of Columbia, the Commonwealth of Puerto Rico, and the territories and possessions of the United States (although the scope of Sallie Mae's business is generally limited by its federal charter).

          5. The issuance of Sallie Mae's debt obligations must be approved by the Secretary of the Treasury.

          6. Sallie Mae is required to have its financial statements examined annually by independent certified public accountants and to submit a report of the audit to the Secretary of the Treasury. The Treasury Department is also authorized to conduct audits of Sallie Mae and to otherwise monitor Sallie Mae's financial condition. Sallie Mae is required to submit annual reports of its operations and activities to the President of the United States and the Congress. Sallie Mae must pay up to $800,000 per year to the Department of the Treasury to cover the costs of its oversight.

          7. Sallie Mae is subject to certain "safety and soundness" regulations including the requirement that Sallie Mae maintain a 2.00 percent capital adequacy ratio (increasing to 2.25 percent after January 1, 2000). Sallie Mae may pay dividends only upon certification that, at the time of a dividend declaration and after giving effect to the payment of such dividend, the capital adequacy ratio is satisfied.

          8. The Secretary of Education and the Secretary of the Treasury have certain enforcement powers under the Sallie Mae Charter.

          9. A 30 basis point annual "offset fee" unique to Sallie Mae is payable to the Secretary of Education on student loans purchased and held by Sallie Mae on or after August 10, 1993. Sallie Mae has challenged the constitutionality of the 30 basis point fee and the application of the fee to loans securitized by Sallie Mae. See "BUSINESS -- Legal Proceedings."

          10. At the request of the Secretary of Education, Sallie Mae is required to act as a lender of last resort to make FFELP loans when other private lenders are not available. Such loans are not subject to the 30 basis point fee on loans held by Sallie Mae.

     OTHER REGULATION. Under the Higher Education Act of 1965, as amended, Sallie Mae is and, following the Reorganization the Company will be, an "eligible lender" for purposes only of purchasing and holding loans made by other lenders. Like other participants in the insured student loan programs, Sallie Mae is and, the Company will be subject, from time to time, to review of its student loan operations by the General Accounting Office, the Department of Education and certain guarantee agencies. While the laws relating to insured student loan programs are subject to revision from time to time and changes to such laws are beyond the Company's control, the Company currently anticipates that there will be no legislative or regulatory changes materially affecting the market share or profitability of either the FFELP or the FDSLP, and that the FFELP industry will be successful in modifying OBRA provisions which change the interest rate and special allowance for student loans made on or after July 1, 1998. In addition, Sallie Mae Servicing Corporation, a wholly-owned subsidiary of Sallie Mae, as a servicer of student loans, is subject to certain U.S. Department of Education regulations regarding financial responsibility and administrative capability that govern all third party servicers of insured student loans. ESI, a wholly-owned subsidiary of Sallie Mae, is a broker-dealer registered with the Securities and Exchange Commission and the National Association of Securities Dealers (the "NASD") and is licensed to do business in 50 states. ESI is subject to regulation by the SEC and the NASD as a municipal security broker-dealer. HICA, a South Dakota stock insurance company and indirect subsidiary of Sallie Mae, is subject to the ongoing regulatory authority of the South Dakota Division of Insurance and that of comparable governmental agencies in six other states.

REGULATION FOLLOWING REORGANIZATION

     The Privatization Act modifies the Sallie Mae Charter and sets forth the basic framework for Sallie Mae's reorganization into a wholly-owned subsidiary of a holding company and the ultimate dissolution of the GSE. Although the Privatization Act generally imposes no constraints on the types of permissible activities of the privatized business, it does impose certain restrictions on transactions between the GSE and the Holding Company and its non-GSE subsidiaries after the reorganization is consummated and prior to the dissolution of the GSE. See "THE PRIVATIZATION ACT -- Reorganization;
-- Oversight Authority; -- Restrictions on Intercompany Relations;
-- Limitations on Holding Company Activities." In addition, the Company will also be subject to the regulations described above under "-- Current Regulation -- Other Regulation." The Reorganization Agreement is the plan of reorganization approved by a majority of the Sallie Mae Board.

NON-DISCRIMINATION AND LIMITATIONS ON AFFILIATION WITH DEPOSITORY INSTITUTIONS

     The Privatization Act also amended the Higher Education Act to provide that Sallie Mae and, if the Reorganization occurs, any successor entity (including the Holding Company) functioning as a secondary market for federally insured student loans, may not engage, directly or indirectly, in any pattern or practice that results in a denial of a borrower's access to insured loans because of the borrower's race, sex, color, religion, national origin, age, disability status, income, attendance at a particular institution, length of a borrower's educational program or the borrower's academic year at an eligible institution.

     Pub. L. No. 104-208, the federal budget legislation of which the Privatization Act was a part, contains amendments to the Federal Deposit Insurance Act and the Federal Credit Union Act which prohibit all government-sponsored enterprises from directly or indirectly sponsoring or providing non-routine financial support to certain credit unions and depository institutions. Depository institutions are also prohibited from being affiliates of government-sponsored enterprises. Thus, neither the Holding Company nor any of its subsidiaries could be affiliated with a depository institution until Sallie Mae is dissolved. These restrictions effectively limit the ability of the Holding Company and its affiliates to originate insured student loans through an affiliated depository institution as long as the GSE remains in existence. Most originators of insured student loans are depository institutions that qualify as "eligible lenders" under the Higher Education Act, as amended.

                                 CAPITALIZATION

     The following table sets forth the capitalization of Sallie Mae at March 31, 1997 and the capitalization of the Holding Company "as adjusted" for the Reorganization as of that date. No other pro forma information of the Holding Company related to the Reorganization is included herein, since such pro forma information would reflect no material change from the financial statements of Sallie Mae at the time of such effectiveness. The information set forth in the table below should be read in conjunction with the audited financial statements and notes thereto and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SALLIE MAE" included elsewhere herein.

                                                                         MARCH 31, 1997
                                                                   --------------------------
                                                                                      AS
                                                                     ACTUAL        ADJUSTED
                                                                   -----------    -----------
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)                   (UNAUDITED)    (UNAUDITED)
Borrowed funds:
  Short-term borrowings.........................................   $23,003,597    $23,003,597
  Long-term notes...............................................    20,101,768     20,101,768
                                                                   -----------    -----------
     Total borrowed funds.......................................    43,105,365     43,105,365
                                                                   -----------    -----------
Minority interest in wholly-owned subsidiary....................             -        213,883(a)
Stockholders' equity:
  Preferred stock, par value $50.00 per share, 5,000,000 shares
     authorized and issued, 4,277,650 shares outstanding........       213,883              -
  Common stock, par value $.20 per share, 250,000,000 shares authorized, 66,067,940 shares issued (52,780,124 shares
     issued, as adjusted).......................................        13,213         10,555
  Additional paid-in capital....................................        22,953              -(b)
  Unrealized gains on investment, net of tax....................       331,023        331,023
  Retained earnings.............................................     1,101,450        469,465
                                                                   -----------    -----------
  Stockholders' equity before treasury stock....................     1,682,522        811,043
  Common stock held in treasury at cost, 13,287,816 shares
     (none, as adjusted)........................................       672,765              -(c)
                                                                   -----------    -----------
  Total stockholders' equity....................................     1,009,757        811,043
                                                                   -----------    -----------
Total capitalization............................................   $44,115,122    $44,130,291
                                                                   ===========    ===========

---------------

(a) After the Reorganization, the preferred stock of Sallie Mae will not become Holding Company stock. Accordingly, the preferred stock of Sallie Mae will be reflected as minority interest in a wholly-owned subsidiary in the consolidated financial statements of the Company. Preferred dividends paid by the GSE will be reflected as an expense of the Company affecting net income; however, such payments will have no effect on earnings available for common shareholders.

(b) Pursuant to the terms of the Privatization Act, the Holding Company will issue to the D.C. Financial Control Board warrants to purchase 555,015 shares of Holding Company Common Stock at a price of $72.43 per share. The fair value of the warrants will be capitalized as an organization asset with a resulting increase in stockholders' equity at the time of the Reorganization. The fair value of the warrants was established at $27.33 per share, using an option pricing model, for a total of $15.2 million.

(c) Concurrent with the consummation of the Reorganization, all existing treasury shares of Sallie Mae's Common Stock will be retired and cancelled.

                            SELECTED FINANCIAL DATA

     The following table sets forth selected financial and other operating information of Sallie Mae. The selected financial data in the table are derived from the consolidated financial statements of Sallie Mae. The data should be read in conjunction with the consolidated financial statements, related notes, and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" included elsewhere herein.

                                     THREE MONTHS ENDED
                                         MARCH 31,                        YEARS ENDED DECEMBER 31,
                                     ------------------    -------------------------------------------------------
                                      1997       1996       1996       1995(1)     1994(1)     1993(1)     1992(1)
                                     -------    -------    -------     -------     -------     -------     -------
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
Net interest income...............   $   199    $   233    $   866     $   901     $   982     $ 1,169     $   987
Net income........................       119        103        419         366         420         443         402
Earnings per common share.........      2.17       1.74       7.32        5.27        5.13        4.98        4.30
Dividends per common share........       .44        .40       1.64        1.51        1.42        1.25        1.05
Return on common stockholders'
  equity..........................     57.64%     47.84%     50.13%(3)   29.17%(3)   27.85%(3)   37.68%      37.26%
Net interest margin...............      1.75       1.99       1.90        1.84        2.14        2.74        2.32
Return on assets..................      1.00        .85        .88         .71         .87         .99         .89
Dividend payout ratio.............     20.32      22.94      22.40       28.64       27.66       25.10       24.41
Average equity/average assets.....      2.05       2.10       2.09        2.68        3.39        2.97        2.73

BALANCE SHEET DATA:
Student loans purchased...........   $31,043    $33,881    $32,308     $34,336     $30,571     $26,978     $24,326
Student loan participations.......     1,805          -      1,446           -           -           -           -
Warehousing advances..............     2,533      3,338      2,789       3,865       7,032       7,034       8,085
Academic facilities financings....     1,405      1,371      1,473       1,312       1,548       1,359       1,189
Total assets......................    46,330     48,174     47,630      50,002      53,161      46,682      46,775
Long-term notes...................    20,102     27,731     22,606      30,083      34,319      30,925      30,724
Total borrowings..................    43,105     45,723     44,763      47,530      50,335      44,544      44,440
Stockholders' equity..............     1,010      1,025      1,048(3)    1,081(3)    1,601(3)    1,393       1,321
Book value per common share.......     15.08      14.34      15.53       15.03       18.87       14.03       12.39

OTHER DATA:
Securitized student loans
  outstanding.....................   $ 7,968    $ 2,397    $ 6,263     $   954     $     -     $     -     $     -
Core earnings(2)..................       115         93        391         361         356         398         402
Premiums on debt extinguished.....         -          7          7           8          14         211         141

---------------

(1) Previously reported results for the years ended December 31, 1995, 1994, 1993 and 1992 have been restated to retroactively reflect the recognition of student loan income as earned (see Note 2 to the Consolidated Financial Statements). This restatement resulted in the elimination of the previously reported 1995 cumulative effect of the change in accounting method of $130 million ($1.93 per common share) and an increase to previously reported net income of $17 million ($.22 per common share), $13 million ($.15 per common share) and $8 million ($.09 per common share) for the years ended December 31, 1994, 1993 and 1992, respectively.

(2) Core earnings is defined as Sallie Mae's net income less the after-tax effect of floor revenues and other one-time charges. Management believes that these measures, which are not measures under generally accepted accounting principles (GAAP), are important because they depict Sallie Mae's earnings before the effects of one time events such as floor revenues which are largely outside of Sallie Mae's control. Management believes that core earnings as defined, while not necessarily comparable to other companies use of similar terminology, provide for meaningful period to period comparisons as a basis for analyzing trends in Sallie Mae's student loan operations.

(3) At March 31, 1997 and 1996 and at December 31, 1996, 1995 and 1994,
    stockholders' equity reflects the addition to stockholders' equity of $331 million, $343 million, $349 million, $371 million and $300 million, respectively, net of tax, of unrealized gains on certain investments recognized pursuant to FAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     Set forth below is the Management's Discussion and Analysis of Financial Conditions and Results of Operations for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1994-1996. These discussions include complementary information and are intended to be read together.

     THE CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 AND FOR THE THREE MONTHS ENDED MARCH 31, 1996 ARE PRESENTED IN A NEW FORMAT FROM PRIOR PRESENTATIONS OF THE PUBLICLY AVAILABLE FINANCIAL STATEMENTS OF THE STUDENT LOAN MARKETING ASSOCIATION ("SALLIE MAE" OR THE "GSE") TO BETTER PORTRAY THE CHANGING NATURE OF SALLIE MAE'S REVENUE STREAMS. WHILE THE PRINCIPAL SOURCE OF EARNINGS CONTINUES TO BE FROM STUDENT LOANS, THE NATURE OF THOSE EARNINGS IS CHANGING AS A RESULT OF SECURITIZATION. THE MAJOR DIFFERENCES BETWEEN THE OLD AND NEW FORMAT ARE THAT THE SECURITIZATION RELATED INCOME, FEE INCOME AND GAINS AND LOSSES ON SALES OF AVAILABLE FOR SALE SECURITIES WERE RECLASSIFIED FROM THE INTEREST INCOME SECTION TO THE OTHER INCOME SECTION AND SERVICING AND ACQUISITION COSTS WERE COMBINED WITH GENERAL AND ADMINISTRATIVE EXPENSES AND PRESENTED AS OPERATING EXPENSES IN THE CONSOLIDATED STATEMENTS OF INCOME. ALL DOLLAR AMOUNTS ARE IN MILLIONS, EXCEPT PER SHARE AMOUNTS.

     THE CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 WERE RESTATED TO RETROACTIVELY REFLECT THE RECOGNITION OF STUDENT LOAN INCOME AS EARNED. SEE NOTE 2 TO THE SALLIE MAE CONSOLIDATED FINANCIAL STATEMENTS.

     Sallie Mae was established in 1972 as a for-profit, stockholder-owned, government-sponsored enterprise to support the education credit needs of students by, among other things, promoting liquidity in the student loan marketplace through secondary market purchases. Sallie Mae is the largest source of financing and servicing for education loans in the United States. The student loan industry in the United States developed primarily to support federal student loan programs and, accordingly, is highly regulated. The principal government program, the Federal Family Education Loan Program (formerly the Guaranteed Student Loan Program) (the "FFELP"), was created to ensure low cost access by both needy and middle class families to post-secondary education. Sallie Mae's products and services include student loan purchases, commitments to purchase student loans and secured advances to originators of student loans. Sallie Mae also offers operational support to originators of student loans and to post-secondary education institutions. In addition, Sallie Mae provides other education-related financial services.

     Sallie Mae purchases student loans from originating lenders, typically just before the student leaves school and is required to begin repayment of the loan. Sallie Mae's portfolio consists principally of loans originated under two federally sponsored programs -- the FFELP and the Health Education Assistance Loan Program ("HEAL"). Sallie Mae also purchases privately insured loans from time to time, principally those insured by a wholly-owned subsidiary. There are four principal categories of FFELP loans: Stafford loans, PLUS loans, SLS loans and consolidation loans. Generally, these loans have repayment periods of between five and ten years, with the exception of consolidation loans, and obligate the borrower to pay interest at a stated fixed rate or an annually reset variable rate that has a cap. However, the yield to holders is subsidized on the borrowers' behalf by the federal government to provide a market rate of return. The subsidy is referred to as the Special Allowance Payment ("SAP"). The federal government pays SAP to holders of FFELP loans whenever the average of all of the 91-day Treasury bill auctions in a calendar quarter, plus a spread of between 2.50 and 3.50 percentage points depending on the loan status and when it was originated, exceeds the rate of interest which the borrower is obligated to pay. In low interest rate environments, the rate which the borrower is obligated to pay may exceed the rate determined by the special allowance formula. In those instances, no SAP is paid and the interest rate paid on the loan by the borrower becomes, in effect, a floor on an otherwise variable rate asset. When this happens, the difference between the interest rate paid by the borrower and the rate determined by the SAP formula is referred to as student loan floor revenue or floor revenue.

THREE MONTHS ENDED MARCH 31, 1997 AND 1996

SELECTED FINANCIAL DATA
CONDENSED STATEMENTS OF INCOME

                                                                      THREE MONTHS
                                                                         ENDED           INCREASE
                                                                       MARCH 31,        (DECREASE)
                                                                     --------------    ------------
                                                                     1997     1996      $       %
                                                                     -----    -----    ----    ----
Net interest income...............................................   $ 199    $ 233    $(34)    (14)%
Other operating income............................................      76       22      54     249
Operating expenses................................................     102       99       3       3
Federal income taxes..............................................      54       48       6      14
                                                                     -----    -----    ----    ----
Income before premiums on debt extinguished.......................     119      108      11      10
Premiums on debt extinguished, net of tax.........................       -       (5)      5     100
                                                                     -----    -----    ----    ----
NET INCOME........................................................     119      103      16      15
Preferred stock dividend..........................................       3        3       -       -
                                                                     -----    -----    ----    ----
Net income attributable to common stock...........................   $ 116    $ 100    $ 16      16%
                                                                     =====    =====    ====     ===
EARNINGS PER COMMON SHARE.........................................   $2.17    $1.74    $.43      24%
                                                                     =====    =====    ====     ===
Dividends per common share........................................   $ .44    $ .40    $.04      10%
                                                                     =====    =====    ====     ===
CORE EARNINGS.....................................................   $ 115    $  93    $ 22      24%
                                                                     =====    =====    ====     ===

CONDENSED BALANCE SHEETS

                                                                                                  INCREASE
                                                                                                 (DECREASE)
                                                           MARCH 31,    DECEMBER 31,    ----------------------------
                                                             1997           1996             $                    %
                                                           ---------    ------------    ------------             ---
ASSETS
Student loans...........................................    $32,847       $ 33,754        $     (907)             (3)%
Warehousing advances....................................      2,533          2,790              (257)             (9)
Academic facilities financings..........................      1,405          1,473               (68)             (5)
Cash and investments....................................      7,738          7,706                32               -
Other assets............................................      1,807          1,907              (100)             (5)
                                                            -------       --------        ----------             ---
Total assets............................................    $46,330       $ 47,630        $   (1,300)             (3)%
                                                            =======       ========        ==========             ===
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings...................................    $23,003       $ 22,157        $      846               4%
Long-term notes.........................................     20,102         22,606            (2,504)            (11)
Other liabilities.......................................      2,215          1,819               396              22
                                                            -------       --------        ----------             ---
Total liabilities.......................................     45,320         46,582            (1,262)             (3)
                                                            -------       --------        ----------             ---
Stockholders' equity before treasury stock..............      1,683          1,585                98               6
Common stock held in treasury at cost...................        673            537               136              25
                                                            -------       --------        ----------             ---
Total stockholders' equity..............................      1,010          1,048               (38)             (4)
                                                            -------       --------        ----------             ---
Total liabilities and stockholders' equity..............    $46,330       $ 47,630        $   (1,300)             (3)%
                                                            =======       ========        ==========             ===

RESULTS OF OPERATIONS

     Sallie Mae's net income was $119 million ($2.17 per common share) for the first three months of 1997 compared to $103 million ($1.74 per common share) in the first three months of 1996.

     The net income increase of $16 million (15 percent) in the first three months of 1997 was primarily a result of, on an after-tax basis, an increase in student loan securitization gains of $16 million, the growth in managed student loan assets resulting in increased revenue of $15 million, and increased revenue from amortization of student loan floor contracts of $5 million. These positive factors were somewhat offset by the increase in loans subject to Omnibus Budget Reconciliation Act ("OBRA") fees as discussed below, a decrease in student loan floor revenues of $6 million, increased operating expenses and a decrease in interest earned on student loans as loans were securitized. Earnings per common share were further enhanced by repurchases of 1.3 million shares (2 percent of shares outstanding) in the first three months of 1997.

     OBRA imposed legislative fees and risk-sharing on Sallie Mae and other participants in the Federal Family Education Loan Program ("FFELP") including an offset fee applicable only to Sallie Mae, consolidation loan rebate fees, and risk-sharing on defaulted loans applicable to all FFELP participants. The impact of these fees and reserves for risk-sharing on Sallie Mae's on-balance sheet portfolio of student loans reduced net income by $18 million and $15 million in the first three months of 1997 and 1996, respectively. In addition to these fees, OBRA also imposed other yield reductions on all FFELP participants, principally loan origination fees paid to the federal government and reduced SAP during the period when a borrower is not in an active repayment status. Sallie Mae effectively shares the impact of these costs through the pricing of loan portfolios it purchases in the secondary market. Management believes the spreads earned on Sallie Mae's portfolio of student loans will continue to be adversely affected as a result of these changes to the FFELP program for the next several years as older loans in its portfolio, which were not affected by OBRA, amortize and are replaced by more recently originated loans which are affected by OBRA.

  Core Earnings and Core Student Loan Spread

     Important measures of Sallie Mae's operating performance are core earnings and the core student loan spread. Core earnings is defined as Sallie Mae's net income less the after-tax effect of floor revenues and other one-time charges. Management believes that these measures, which are not measures under generally accepted accounting principles (GAAP), are important because they depict Sallie Mae's earnings before the effects of one time events such as floor revenues which are largely outside of Sallie Mae's control. Management believes that core earnings as defined, while not necessarily comparable to other companies' use of similar terminology, provide for meaningful period to period comparisons as a basis for analyzing trends in Sallie Mae's core student loan operations.

     The following table analyzes the earning spreads on student loans for the three months ended March 31, 1997 and 1996. The line captioned "Adjusted Student Loan Yields", reflects contractual yields adjusted for premiums paid to purchase loan portfolios and the estimated costs of borrower benefits. Sallie Mae, as the servicer of student loans that it securitizes, will continue to earn fee revenues over the life of the securitized student loan portfolios. The off-balance sheet information presented in the Student Loan Spread Analysis that follows analyzes the on-going fee revenues associated with the securitized portfolios of student loans.

STUDENT LOAN SPREAD ANALYSIS

                                                                          THREE MONTHS ENDED
                                                                               MARCH 31,
                                                                          -------------------
                                                                           1997        1996
                                                                          -------     -------
ON-BALANCE SHEET
Adjusted student loan yields..........................................       7.83%       7.94%
Amortization of floor contracts.......................................        .12         .02
Floor income..........................................................        .07         .18
Direct OBRA costs.....................................................       (.34)       (.27)
                                                                          -------     -------
Student loan income...................................................       7.68        7.87
Cost of funds.........................................................      (5.51)      (5.44)
                                                                          -------     -------
Student loan spread...................................................       2.17%       2.43%
                                                                          =======     =======
Core student loan spread..............................................       2.10%       2.25%
                                                                          =======     =======
OFF-BALANCE SHEET
Servicing and securitization revenue..................................       1.65%       1.34%
                                                                          =======     =======
AVERAGE BALANCES (IN MILLIONS OF DOLLARS)
Student loans, including participations...............................    $33,803     $34,352
Securitized loans.....................................................      6,378       1,363
                                                                          -------     -------
Managed student loans.................................................    $40,181     $35,715
                                                                          =======     =======

     The decrease in the core student loan spread in the first three months of 1997 was due principally to higher OBRA fees and the effect of student loan participations which contractually yield a lower rate than the underlying student loans (discussed below), offset by the revenues from the amortization of upfront payments received from student loan floor contracts.

     In the third quarter of 1996, Sallie Mae restructured its business relationship with Chase Manhattan Bank ("Chase") whereby Sallie Mae and Chase formed a joint venture ("the Chase Joint Venture") that market education loans made by Chase and sold to a trust which holds the loans on behalf of the Joint Venture. The Chase Joint Venture finances the loan purchases through sales of student loan participations to Sallie Mae and Chase. The contractual interest rate paid on student loan participations is a variable rate determined based on the yield of the underlying student loans less amounts to cover servicing and other operating expenses of the Chase Joint Venture. Sallie Mae's investment in the Chase Joint Venture is accounted for using the equity method. At March 31, 1997, the Chase Joint Venture owned $3.6 billion of federally insured education loans, 50 percent of which were financed by participations sold to Sallie Mae. Substantially all of the loans owned by the Chase Joint Venture are serviced by Sallie Mae's servicing subsidiary.

  Student Loan Floor Revenues

     The yield to holders of FFELP loans is subsidized on the borrower's behalf by the federal government to provide a market rate of return through the payment of Special Allowance Percentage ("SAP"). Depending on the loan's status and origination date, the SAP increases the yield on loans to a variable 91-day Treasury bill-based rate plus 2.50 percent, 3.10 percent, 3.25 percent or 3.50 percent, if that yield exceeds the borrower's interest rate. The interest rate paid by the borrower is either at a fixed rate or a rate that resets annually. Thus, the yield to holders of student loans varies with the 91-day Treasury bill rate. In low interest rate environments, when the interest rate which the borrower is obligated to pay exceeds the variable rate determined by the SAP formula, the borrower's interest rate which is the minimum interest rate earned on FFELP loans becomes, in effect, a floor rate. The floor enables Sallie Mae to earn wider spreads on these student loans since Sallie Mae's variable cost of funds, which are indexed to the Treasury bill rate, reflects lower market rates. The floor generally becomes a factor when the Treasury bill rate is less than
5.90 percent. For loans which have fixed borrower interest rates, the floor remains a factor until Treasury bill rates rise to a level at which the yield determined by the SAP formula exceeds the borrower's interest rate. For loans with annually reset borrower rates, the floor is a factor until either Treasury bill rates rise similarly or the borrower's interest rate is reset, which occurs on July 1 of each year. Under the FFELP program, the majority of loans disbursed after July 1992 have variable borrower interest rates that reset annually.

     As of March 31, 1997, approximately $32 billion of Sallie Mae's managed student loans were eligible to earn floors ($15 billion with fixed borrower interest rates and $17 billion with variable borrower interest rates that reset annually). During 1996, Sallie Mae "monetized" the value of the floors related to $13 billion of such loans by entering into contracts with third parties under which it agreed to pay the future floor revenues received, in exchange for upfront payments. These upfront payments are being amortized over the remaining lives of these contracts, which is approximately 2 years. The amortization of these payments, which are not dependent on future interest rate levels, is included in core earnings. In the first three months of 1997 and 1996, the amortization contributed $10 million and $2 million, respectively, pre-tax to core earnings. In addition, Sallie Mae earned floor revenues of $6 million (net of $5 million in payments under the floor revenue contracts) and $15 million (net of $1 million in payments under the floor revenue contracts) in the three months ended March 31, 1997 and 1996, respectively, as the average bond equivalent 91-day Treasury bill rate was 5.20 percent in the first three months of 1997 versus 5.08 percent in the first three months of 1996. Of the remaining $17 billion of such loans at March 31, 1997, $3 billion were earning floor revenues based upon current interest rates.

  Securitization

     In each of the first three months of 1997 and 1996, Sallie Mae completed one securitization transaction in which a total of $2.0 billion and $1.5 billion, respectively, of student loans were sold to a special purpose finance subsidiary and by the subsidiary to trusts that issued asset-backed securities to fund the student loans to term. When loans are securitized a gain on sale is recorded that is equal to the present value of the expected net cash flows from the trust taking into account principal, interest and SAP on the student loans less principal and interest payments on the notes and certificates financing the student loans, the cost of servicing the student loans, the estimated cost of Sallie Mae's borrower benefit programs, losses from defaulted loans (which include risk-sharing, claim interest penalties, and reject costs), transaction costs and the current carrying value of the loans including any premiums paid. Accordingly, such gain effectively accelerates recognition of earnings versus the earnings that would have been recorded had the loans remained on the balance sheet. The gains on sales to date have been further reduced by the present value effect of the payment of future offset fees on loans securitized. (See below for discussion of the offset fee litigation.) The pre-tax securitization gains on the transactions recorded totaled $34 million and $10 million in the first three months of 1997 and 1996, respectively. The increase in the gain in the first three months of 1997 was mainly due to the increase in the size of the portfolio, the higher average borrower indebtedness and the longer average life of the portfolio of loans securitized. Gains on future securitizations will continue to vary depending on the characteristics of the loan portfolios securitized as well as the outcome of the offset fee litigation described below.

     In November 1995, the U.S. District Court for the District of Columbia ruled, contrary to the Secretary of Education's statutory interpretation, that student loans owned by the securitization trusts are not subject to the 30 basis point annual offset fee which Sallie Mae is required to pay on student loans which it owns. The Department of Education appealed this decision. On January 10, 1997, the U.S. Court of Appeals for the District of Columbia Circuit struck down the Secretary of Education's interpretation that the 30 basis point offset fee (contained in the Omnibus Budget Reconciliation Act of 1993) applies to any loan in which Sallie Mae holds a direct or indirect interest, including securitized student loans. The Court of Appeals ruled that the fee applies only to loans that Sallie Mae owns and remanded the case to the District Court with instructions to remand the matter to the Secretary of Education. In addition, the Court of Appeals upheld the constitutionality of the offset fee, which applies annually with respect to the principal amount of student loans that Sallie Mae holds and that were acquired on or after August 10, 1993.

     On April 29, 1997, U.S. District Court Judge Stanley Sporkin ordered the U.S. Department of Education to decide, by July 31, 1997, on its final position with respect to the application of the offset fee to loans which Sallie Mae has securitized. It is therefore uncertain what the final outcome of this litigation will be. If the final outcome following the remand is that the offset fee is not applicable to loans securitized by Sallie Mae, the gains from prior securitizations would be increased. As of March 31, 1997, such increases would amount to approximately $75 million, pre-tax. Management considers this increase in gains as a contingent asset which will be recognized upon a favorable final ruling in this matter. Offset fees relating to securitizations have not been paid pending the final resolution of the case.

     In addition to the initial gain on sale, Sallie Mae is entitled to the residual cash flows from the trust and servicing fees for continuing to service the loans after they are sold to the trusts. The residual amounts and the servicing fees are reflected as servicing and securitization revenues in the Consolidated Statements of Income.

     To compare nontaxable asset yields to taxable yields on a similar basis, the amounts in the following table are adjusted for the impact of certain tax-exempt and tax-advantaged investments based on the marginal corporate tax rate of 35 percent.

NET INTEREST INCOME

                                                                    THREE MONTHS
                                                                       ENDED          INCREASE
                                                                     MARCH 31,       (DECREASE)
                                                                    ------------    ------------
                                                                    1997    1996     $       %
                                                                    ----    ----    ----    ----
Interest income
  Student loans..................................................   $640    $672    $(32)     (5)%
  Warehousing advances...........................................     41      58     (17)    (29)
  Academic facilities financings.................................     24      23       1       3
  Investments....................................................    141     134       7       5
  Taxable equivalent adjustment..................................      8       8       -       6
                                                                    ----    ----    ----    ----
Total taxable equivalent interest income.........................    854     895     (41)     (5)
Interest expense.................................................    647     655      (8)     (1)
                                                                    ----    ----    ----    ----
Taxable equivalent net interest income...........................   $207    $240    $(33)    (14)%
                                                                    ====    ====    ====     ===

     Taxable equivalent net interest income in the first three months of 1997 declined by $33 million from the first three months of 1996. This decline was due to the increase in loans subject to OBRA fees, which reduced taxable equivalent net income and net interest margin by $28 million and .24 percent, respectively, for the first three months of 1997 as compared to $23 million and
 .19 percent, receptively, for the first three months of 1996. Other factors contributing to the decline were lower student loan floor revenues, decreased spreads on student loans, one less day in the period and a decrease in average student loan assets as loans were securitized. The decreases were partially offset by increased revenue of $8 million from the amortization of upfront payments received from student loan floor contracts. As discussed above under "Securitization", when loans are securitized a gain or loss is recorded, and such gain or loss, along with ongoing securitization and servicing revenues from the trusts, are reflected in "Other Income" on the Consolidated Statements of Income. The decrease in interest income from warehousing advances is due to a decline in the overall level of interest rates as well as to the decrease in the average balance of those assets as Sallie Mae continued to reduce these assets and utilize the capital supporting them to purchase shares of its common stock. The decrease in interest expense is due to the decrease in borrowings caused by the reduction in net interest earning assets. See "-- Rate/Volume Analysis."

  Allowance for Student Loans

     The provision for student loan losses is the periodic expense of maintaining an adequate allowance at the amount estimated to be sufficient to absorb possible future losses, net of recoveries inherent in the existing on-balance sheet loan portfolio. In evaluating the adequacy of the allowance for loan losses, the Company takes into consideration several factors including trends in claims rejected for payment by guarantors, default rate trends on privately-insured loans, and the amount of FFELP loans subject to 2 percent risk-sharing. To recognize these potential losses on student loans, Sallie Mae maintained a reserve of $87 million and

$62 million at March 31, 1997 and 1996, respectively. In the first three months of 1997 and 1996, Sallie Mae increased this reserve by $6 million and $4 million, respectively, due mainly to increased loans subject to risk-sharing. Once a student loan is charged off as a result of an unpaid claim, it is the Company's policy to continue to pursue the recovery of principal and interest.

     Management believes that the allowance for loan losses is adequate to cover anticipated losses in the on-balance sheet student loan portfolio. However, this evaluation is inherently subjective as it requires material estimates that may be susceptible to significant changes.

     The following table reflects the rates earned on earning assets and paid on liabilities for the three months ended March 31, 1997 and 1996. Managed net interest margin includes net interest income plus gains on securitization sales and servicing and securitization income divided by average managed assets.

AVERAGE BALANCE SHEETS

                                                                 THREE MONTHS ENDED MARCH 31,
                                                              -----------------------------------
                                                                   1997                1996
                                                              ---------------     ---------------
                                                              BALANCE    RATE     BALANCE    RATE
                                                              -------    ----     -------    ----
AVERAGE ASSETS
  Student loans............................................   $33,803    7.68%    $34,352    7.87%
  Warehousing advances.....................................     2,794    5.95       3,748    6.22
  Academic facilities financings...........................     1,470    8.44       1,366    8.52
  Investments..............................................    10,069    5.75       9,174    5.98
                                                              -------    ----     -------    ----
Total interest earning assets..............................    48,136    7.20%     48,640    7.40%
                                                                         ====                ====
Non-interest earning assets................................     2,043               1,773
                                                              -------             -------
Total assets...............................................   $50,179             $50,413
                                                              =======             =======
AVERAGE LIABILITIES AND STOCKHOLDERS' EQUITY
  Six month floating rate notes............................   $ 2,986    5.46%    $ 2,611    5.39%
  Other short-term borrowings..............................    23,366    5.45      16,272    5.39
  Long-term notes..........................................    21,328    5.57      29,203    5.53
                                                              -------    ----     -------    ----
Total interest bearing liabilities.........................    47,680    5.50%     48,086    5.48%
                                                                         ====                ====
Non-interest bearing liabilities...........................     1,468               1,270
Stockholders' equity.......................................     1,031               1,057
                                                              -------             -------
Total liabilities and stockholders' equity.................   $50,179             $50,413
                                                              =======             =======
Net interest margin........................................              1.75%               1.99%
                                                                         ====                ====
Managed net interest margin................................              1.99%               2.05%
                                                                         ====                ====

     The decrease in net interest margin for the three months ended March 31, 1997 from the three months ended March 31, 1996 is mainly due to increased OBRA fees and lower floor revenues, offset by the increased revenues from the amortization of upfront payments received from student loan floor contracts. See "-- Rate/Volume Analysis." The decrease in the managed net interest margin for the three months ended March 31, 1997 from the three months ended March 31, 1996 is due to the factors mentioned above for the net interest margin offset by an increase in the gain from securitization of $24 million and the increase in servicing and securitization income of $21 million.

FUNDING COSTS

     Sallie Mae's borrowings are generally variable rate indexed principally to the 91-day Treasury bill rate. The following table summarizes the average balance of debt (by index after giving effect to the impact of interest rate swaps) for the three months ended March 31, 1997 and 1996 (dollars in millions).

                                                                  THREE MONTHS ENDED MARCH 31,
                                                            ----------------------------------------
                                                                   1997                  1996
                                                            ------------------    ------------------
                                                            AVERAGE    AVERAGE    AVERAGE    AVERAGE
                          INDEX                             BALANCE     RATE      BALANCE     RATE
---------------------------------------------------------   -------    -------    -------    -------
Treasury bill, principally 91-day........................   $34,307      5.50%    $36,576      5.43%
LIBOR....................................................     6,429      5.34       9,141      5.48
Discount notes...........................................     5,810      5.32       1,262      5.32
Fixed....................................................       675      7.08         765      6.71
Zero coupon..............................................       130     11.12         123     11.09
Other....................................................       329      5.27         219      5.51
                                                            -------    -------    -------    -------
Total....................................................   $47,680      5.50%    $48,086      5.48%
                                                            =======    ======     =======    ======

     In the above table, for the three months ended March 31, 1997 and 1996, spreads for Treasury bill indexed borrowings averaged .24 percent and .26 percent, respectively, over the weighted average Treasury bill rates for those years and spreads for London Interbank Offered Rate ("LIBOR") indexed borrowings averaged .27 percent and .29 percent, respectively, under the weighted average LIBOR rates.

     The Rate/Volume Analysis below shows the relative contribution of changes in interest rates and asset volumes.

RATE/VOLUME ANALYSIS

                                                                                       INCREASE
                                                                                      (DECREASE)
                                                                       TAXABLE       ATTRIBUTABLE
                                                                      EQUIVALENT     TO CHANGE IN
                                                                       INCREASE     --------------
                                                                      (DECREASE)    RATE    VOLUME
                                                                      ----------    ----    ------
FIRST THREE MONTHS OF 1997 VS. FIRST THREE MONTHS OF 1996
Taxable equivalent interest income.................................      $(41)      $(24)    $(17)
Interest expense...................................................        (8)         5      (13)
                                                                      ----------    ----    ------
Taxable equivalent net interest income.............................      $(33)      $(29)    $ (4)
                                                                      =======       ====    ======

     The $29 million decrease in taxable equivalent net interest income attributable to the change in rates in the first three months of 1997 was principally due to the decrease of $9 million in floor revenues (net of payments under the floor contracts) in the first three months of 1997 versus 1996, the impact of student loan participations on the student loan spread, increased OBRA costs of $5 million, and lower earning spreads on investments of $5 million. Offsetting the decreases in taxable equivalent net interest income were $8 million of increased revenues from the amortization of the upfront payments received from student loan floor contracts and a higher percentage of student loans relative to average earning assets.

OPERATING EXPENSES

     Operating expenses include general and administrative costs, costs incurred to service Sallie Mae's managed student loan portfolio and operational costs incurred in the process of acquiring student loan portfolios. Total operating expenses as a percentage of average managed student loans were 103 basis points and 111 basis points for the three months ended March 31, 1997 and 1996, respectively. Operating expenses are summarized in the following tables:

                                                              THREE MONTHS ENDED MARCH 31,
                                           ------------------------------------------------------------------
                                                        1997                               1996
                                           -------------------------------    -------------------------------
                                                        SERVICING                          SERVICING
                                                           AND                                AND
                                           CORPORATE   ACQUISITION   TOTAL    CORPORATE   ACQUISITION   TOTAL
                                           ---------   -----------   -----    ---------   -----------   -----
Salaries and employee benefits...........    $  16        $  36      $  52      $  17        $  35      $  52
Occupancy and equipment..................        4           15         19          7           15         22
Professional fees........................        4            3          7          2            2          4
Advertising and promotion................        2            -          2          1            -          1
Office operations........................        1            7          8          1            8          9
Other....................................        4            2          6          2            -          2
                                             -----        -----      -----      -----        -----      -----
Total internal operating expenses........       31           63         94         30           60         90
Third party servicing costs..............        -            8          8          -            9          9
                                             -----        -----      -----      -----        -----      -----
Total operating expenses.................    $  31        $  71      $ 102      $  30        $  69      $  99
                                             =====        =====      =====      =====        =====      =====
Employees at end of the period...........      662        4,071      4,733        776        3,961      4,737
                                             =====        =====      =====      =====        =====      =====

                                                              THREE MONTHS ENDED      INCREASE/
                                                                  MARCH 31,           (DECREASE)
                                                             --------------------    ------------
                                                               1997        1996       $        %
                                                             --------    --------    ---      ---
Servicing costs...........................................     $ 57        $ 51      $ 6       11%
Acquisition costs.........................................       14          18       (4)     (21)
                                                               ----        ----      ---      ---
Total servicing and acquisition costs.....................     $ 71        $ 69      $ 2       3%
                                                               ====        ====      ===      ===

     The increase of $1 million in corporate operating expenses in the first three months of 1997 versus the first three months of 1996 was mainly due to the increase in professional fees related to the privatization effort and to SEC registration fees, offset in part by a decrease in occupancy costs and a decrease in salaries caused principally by the closing of Sallie Mae's EFCI subsidiary in the fourth quarter of 1996.

     Servicing costs include all operations and systems costs incurred to service Sallie Mae's portfolio of managed student loans, including fees paid to third party servicers. The 1992 legislated expansion of student eligibility and increases in loan limits resulted in higher average student loan balances which generally command a higher price in the secondary market and contribute to lower servicing costs as a percentage of the average balance of managed student loans. When expressed as a percentage of the managed student loan portfolio, servicing costs averaged 57 basis points and 58 basis points for the three months ended March 31, 1997 and 1996, respectively. This decrease was due principally to increased average student loan balances.

     Loan acquisition costs are principally costs incurred under the ExportSS(R)("ExportSS") loan origination and administration service, the costs of converting newly acquired portfolios onto Sallie Mae's servicing platform or those of third party servicers and costs of loan consolidation activities. The ExportSS service provides back-office support to clients by performing loan origination and servicing prior to the sale of portfolios to Sallie Mae. Student loans added to the ExportSS pipeline, which represents loan volume serviced by and committed for sale to Sallie Mae, totaled $1.3 billion during the first three months of 1997, compared to $1.4 billion in the first three months of 1996. The decrease occurred as a result of the growth in direct lending by the federal government. The outstanding portfolio of loans serviced for ExportSS lenders totaled $4.0 billion at March 31, 1997, down 10 percent from $4.4 billion at March 31, 1996. This trend is expected to continue commensurately with the growth in direct lending.

PRIVATIZATION

     On September 30, 1996, the Student Loan Marketing Association Reorganization Act of 1996 ("the Privatization Act") was enacted. The Privatization Act authorized the creation of a state-chartered holding company (the "Holding Company") that can pursue new business opportunities beyond the limited scope of the GSE's restrictive federal charter. The Holding Company would become the parent of the GSE pursuant to a reorganization which must be approved by a majority vote of the GSE's shareholders, such vote to take place on or before March 31, 1998.

     On May 15, 1997, Sallie Mae convened a special shareholders meeting pursuant to a combined Proxy Statement/Prospectus registered with the Securities and Exchange Commission to approve a privatization plan and a slate of directors for the new Holding Company. The solicitation was opposed by eight members of Sallie Mae's Board of Directors who are members of the Committee to Restore Value ("CRV") and who obtained shareholder support for a separate shareholders' meeting that was held on May 9, 1997. Neither Sallie Mae management nor the CRV were successful in obtaining the necessary majority approval for adoption of their respective privatization plans. On May 27, 1997, the Company and the CRV announced that they had agreed to jointly hold a new special meeting at which shareholders will vote on a single plan of privatization and reorganization. At the special meeting, shareholders also will select for election to the holding company board of directors either a slate of nominees proposed by a majority of the Sallie Mae Board or a slate of nominees proposed by the CRV. The new special meeting will be held approximately 20 days following the mailing of proxy materials to shareholders. See "-- Years ended December 31, 1994-1996 -- Privatization; -- Liquidity and Capital Resources."

FEDERAL AND STATE TAXES

     Sallie Mae maintains a portfolio of tax-advantaged assets principally to support education-related financing activities. That portfolio was primarily responsible for the decrease in the effective federal income tax rate from the statutory rate of 35 percent to 31 percent in the first three months of 1997 and 1996. Sallie Mae is exempt from all state, local, and District of Columbia income, franchise, sales and use, personal property and other taxes, except for real property taxes. However, this tax exemption is effective at the GSE level and does not apply to its operating subsidiaries. Under the Privatization Act, after the Holding Company's formation, the Company's GSE and non-GSE activities would be separated, with non-GSE activities being subject to taxation at the state and local level. State taxes are expected to be immaterial in 1997 as the majority of the Company's business activities will relate to the GSE. As increasing business activities occur outside of the GSE, the effects of state and local taxes are expected to increase accordingly.

     As a government-sponsored enterprise, Sallie Mae is exempt from certain state and local taxes. Earnings of non-GSE units would not be exempt from such taxes. As the proportion of the Company's earnings generated by the non-GSE units increases over time, the expense associated with such taxes will increase. When fully phased in, management estimates that the Company's effective tax rate will be increased by approximately 5 percentage points. In addition, state and local sales and property taxes ultimately are expected to increase operating expenses by approximately 2 to 3 percent. Management believes the gradual imposition of such taxes represents the single most significant cost of privatization.

LIQUIDITY AND CAPITAL RESOURCES

     In the first three months of 1997, student loan purchases totaled $2.1 billion, down 8 percent from $2.3 billion in the first three months of 1996. Included in the $2.1 billion of student loan purchases was approximately $400 million of student loan participations from the Chase Joint Venture. Approximately two-thirds of non-joint venture purchase volume in the first three months of 1997 was derived from Sallie Mae's base of commitment clients, particularly those who used the ExportSS loan origination service. Sallie Mae secures financing to fund the purchase of insured student loans along with its other operations by issuing debt securities in the domestic and overseas capital markets, through public offerings and private placements of U.S. dollar and foreign currency denominated debt of varying maturities and interest rate characteristics. Sallie Mae's debt securities are currently rated at the highest credit rating level by Moody's Investors Service and Standard & Poor's. Historically, the rating agencies' ratings of Sallie Mae have been largely a factor of its status as a GSE.

     The Privatization Act effectively requires that Sallie Mae maintain a minimum statutory capital adequacy ratio (the ratio of stockholders' equity to total assets plus 50 percent of the credit equivalent amount of certain off-balance sheet items) of at least 2 percent until January 1, 2000 and 2.25 percent thereafter or be subject to certain "safety and soundness" requirements designed to restore such statutory ratio. Management anticipates being able to fund the increase in required capital from Sallie Mae's current and retained earnings. At March 31, 1997, Sallie Mae's statutory capital adequacy ratio was
2.08 percent. Additionally, the Privatization Act now requires management, prior to the payment of dividends by Sallie Mae, to certify to the Secretary of the Treasury, that after giving effect to the payment of dividends, the statutory capital ratio test would have been met at the time the dividend was declared. See "-- Years ended December 31, 1994-1996 -- Liquidity and Capital Resources."

     Sallie Mae uses interest rate and foreign currency swaps (collateralized where appropriate), purchases of U.S. Treasury securities and other hedging techniques to reduce the exposure to interest rate and currency fluctuations that arise from its financing activities and to match the characteristics of its variable interest rate earning assets. See "-- Interest Rate Risk Management". During the first three months of 1997, Sallie Mae issued $1.3 billion of long-term notes to refund maturing and repurchased obligations. At March 31, 1997, Sallie Mae had $13.7 billion of outstanding long-term debt issues with stated maturities that could be accelerated through call provisions. Sallie Mae also funds its student loan assets through securitizations. Sallie Mae has issued adjustable rate cumulative preferred stock, common stock, common stock warrants and puts, and subordinated debentures convertible to common stock, to diversify its funding sources.

     During the first three months of 1997, Sallie Mae repurchased 1.3 million shares of its common stock, leaving 52.8 million shares outstanding at March 31, 1997. For the past few years the company has operated near the statutory minimum capital ratio of 2.00 percent of risk adjusted assets required under its GSE charter. Capital in excess of such amounts has been used to repurchase common shares. During 1997, management anticipates using current earnings to repurchase 7 to 9 percent of the shares outstanding at the beginning of the year. See
"-- Years ended December 31, 1994-1996 -- Liquidity and Capital Resources."

  Cash Flows

     In the first three months of 1997, operating activities provided net cash inflows of $626 million, an increase of $446 million from the first three months of 1996. This increase was due mainly to the increase in other liabilities of $264 million and to the increase in net income of $16 million. Investing activities provided $975 million in cash in the first three months of 1997, a decrease of $824 million from the cash provided in the first three months of 1996 as Sallie Mae reduced investments by $874 million and warehousing advances by $527 million in the three months ended March 31, 1996 versus an increase of $245 million in investments and a decrease of $256 million in warehousing advances in 1997. In addition, Sallie Mae had purchases, net of repayment, claims and resales of student loans and student loan participations of $1.1 billion in 1997 versus $1.0 billion in 1996 and securitized $2.0 billion of student loans in 1997 versus $1.5 billion in 1996. Financing activities used $1.8 billion in cash in the first three months of 1997 as Sallie Mae repaid a net $3.6 billion in long-term notes and saw an increase in net short-term borrowings of $2.0 billion. As student loans are securitized the need for long-term financing of these assets on balance sheet will decrease.

  Interest Rate Risk Management

     Sallie Mae's principal objective in financing its loan assets is to minimize its sensitivity to changing interest rates by matching the interest rate characteristics of borrowings to specific assets in order to lock in spreads. Sallie Mae funds its floating rate loan assets (most of which have weekly rate resets) with variable rate debt and fixed rate debt converted to variable rates with interest rate swaps. To achieve a more precise match of interest rate characteristics between loan assets and their related liabilities, Sallie Mae has effectively converted some of its variable rate debt to a different variable rate index with interest rate swaps. At March 31, 1997, $18.4 billion of fixed rate debt and $3.8 billion of variable rate debt were matched with interest rate swaps and foreign currency agreements. Fixed rate debt at March 31, 1997 also funded fixed rate warehousing advances and academic facilities financings. Investments were funded on a "pooled" approach, i.e., the pool of liabilities that funds the investment portfolio has an average rate and maturity or reset date that corresponds to the average rate and maturity or reset date of the investments which they fund.

     In both its match funding activities for its loan assets and its pool funding activities for its investments, Sallie Mae enters into various financial instrument contracts in the normal course of business to reduce interest rate risk and foreign currency exposure on certain of its borrowings. These financial instrument contracts include interest rate swaps, interest rate cap and collar agreements, foreign currency swaps, forward currency exchange agreements, options on currency exchange agreements, options on securities, and financial futures contracts.

     In the table below Sallie Mae's variable rate assets and liabilities are categorized by reset date of the underlying index. Fixed rate assets and liabilities are categorized based on their maturity dates. An interest rate gap is the difference between volumes of assets and volumes of liabilities maturing or repricing during specific future time intervals. Nonperforming loans are included in the analysis based on their underlying interest rate characteristics. The following gap analysis reflects rate-sensitive positions at March 31, 1997 and is not necessarily reflective of positions that existed throughout the period.

                                                           INTEREST RATE SENSITIVITY PERIOD
                                            --------------------------------------------------------------
                                                        3 MONTHS    6 MONTHS
                                            3 MONTHS       TO          TO       1 TO 2    2 TO 5    OVER 5
                                            OR LESS     6 MONTHS     1 YEAR     YEARS     YEARS     YEARS
                                            --------    --------    --------    ------    ------    ------
ASSETS
Student loans............................   $ 29,614    $  3,233     $    -     $    -    $    -    $    -
Warehousing advances.....................      2,496          18          2          1         -        16
Academic facilities financings...........        161          10         18         35       230       951
Cash and investments.....................      5,706          18         12         26       202     1,774
Other assets.............................          -           -          -          -         -     1,807
                                            --------    --------    --------    ------    ------    ------
     Total assets........................     37,977       3,279         32         62       432     4,548
                                            --------    --------    --------    ------    ------    ------
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings....................     14,193       4,609      4,201          -         -         -
Long-term notes..........................      6,864          57          -      3,056     9,364       761
Other liabilities........................          -           -          -          -         -     2,215
Stockholders' equity.....................          -           -          -          -         -     1,010
                                            --------    --------    --------    ------    ------    ------
     Total liabilities and stockholders'
       equity............................     21,057       4,666      4,201      3,056     9,364     3,986
                                            --------    --------    --------    ------    ------    ------
OFF-BALANCE SHEET FINANCIAL INSTRUMENTS
Interest rate swaps......................     15,504         302     (4,200)    (3,014)   (9,250)      658
                                            --------    --------    --------    ------    ------    ------
Period gap...............................   $  1,416    $ (1,689)    $   31     $   20    $  318    $  (96)
                                            ========    ========     ======     ======    ======    ======
Cumulative gap...........................   $  1,416    $   (273)    $ (242)    $ (222)   $   96    $    -
                                            ========    ========     ======     ======    ======    ======
Ratio of interest-sensitive assets to
  interest-sensitive liabilities.........      180.4%       70.3%        .8%       2.0%      4.6%    360.2%
                                            ========    ========     ======     ======    ======    ======
Ratio of cumulative gap to total
  assets.................................        3.1%         .6%        .5%        .5%       .2%        -%
                                            ========    ========     ======     ======    ======    ======

     In low interest rate environments, floor revenues on student loans cause the margins on these loans to widen beyond the locked-in spreads. See
"-- Results of Operations -- Student Loan Floor Revenues." Such loans continue to be classified in the three months or less category in the table above, reflecting the fact that as interest rates rise these assets will resume their weekly rate reset.

     The weighted average remaining terms to maturity of Sallie Mae's earning assets and borrowings at March 31, 1997 were 5.5 years and 2.0 years, respectively. The following table reflects the average terms to maturity for Sallie Mae's earning assets and liabilities at March 31, 1997:

                           AVERAGE TERMS TO MATURITY
                                   (IN YEARS)

    EARNING ASSETS
    Student loans..................................................................   6.0
    Warehousing advances...........................................................   1.5
    Academic facilities financings.................................................   8.0
    Cash and investments...........................................................   5.0
                                                                                      ---
    Total earning assets...........................................................   5.5
                                                                                      ---
    BORROWINGS
    Short-term borrowings..........................................................    .5
    Long-term borrowings...........................................................   3.5
                                                                                      ---
    Total borrowings...............................................................   2.0
                                                                                      ---

     In the above table, Treasury receipts and variable rate asset-backed securities, although generally liquid in nature, extend the weighted average remaining term to maturity of cash and investments to 5.0 years. As loans are securitized, the need for long-term on-balance sheet financing will decrease.

PREFERRED STOCK

     Preferred stock dividends are cumulative and payable quarterly at 4.50 percentage points below the highest yield of certain long-term and short-term United States Treasury obligations. The dividend rate for any dividend period will not be less than 5 percent per annum nor greater than 14 percent per annum. For the three months ended March 31, 1997 and 1996, the preferred stock dividend rate was 5.00 percent and reduced net income attributable to common stock by $2.7 million, respectively. The Privatization Act requires that on the dissolution date of September 30, 2008, the GSE shall repurchase or redeem, or make proper provisions for repurchase or redemption of any outstanding preferred stock. Sallie Mae has the option of effecting an earlier dissolution if certain conditions are met.

OTHER RELATED EVENTS AND INFORMATION

  Status of Direct Lending

     As of March 31, 1997, approximately 1,525 colleges and universities were participating in the Federal Direct Student Loan Program ("FDSLP") for the 1996-97 academic year. Based on Department of Education reports, management estimates that direct loan volume did not achieve its target market share of 40 percent of total student loan originations. Management estimates that Direct Loans accounted for approximately 31 percent of total student loan volume in the 1995-96 academic year, up from approximately 7 percent in the 1994-95 academic year. The FDLSP has a legislated market share goal of 50 percent for the 1996-1997 academic year.

     In recent years as the FDSLP has grown, the volume of loans originated by banks and other participants under the FFELP has been adversely impacted. Historically, Sallie Mae has purchased the majority of its student loans as they near the repayment phase which commences after a borrower leaves school. On average there is a two to three year lag between the date a loan is originated and the date it enters repayment. This lag has delayed the adverse affect of FDSLP originations on Sallie Mae's purchases of student loans. As the volume of FDSLP loans reaching the repayment phase increases, Sallie Mae's percentage share of the overall student loan market will decline. In 1994, the Department of Education began to offer existing FFELP borrowers the opportunity to refinance FFELP loans into FDSLP loans. As of March 31, 1997, approximately $463 million of FFELP loans owned by Sallie Mae have been accepted for refinancing into FDSLP loans.

Approximately $333 million have been refinanced into FDSLP loans with the remainder awaiting disbursement by the federal government.

     OBRA provides that the special allowance for student loans made on or after July 1, 1998 will be based on the U.S. Treasury security with comparable maturity plus 1.0 percent for Stafford, Unsubsidized Stafford, and PLUS loans. See Appendix C. The Secretary of Education has not adopted regulations specifying the U.S. Treasury security on which these interest rates will be based or how often the special allowance rate will reset. Borrower rates are reset annually. Sallie Mae management believes that the comparable maturity security will be the 10-year Treasury Note. Depending on the specifics of the regulations, these changes could adversely impact the FFELP market and Sallie Mae's business, because of the uncertain availability and costs of funding to support this new type of instrument. Representatives of the student loan industry are currently engaged in discussions with congressional staff concerning possible legislative modification of this OBRA provision.

     OBRA also requires Sallie Mae to act as a lender of last resort to make FFELP loans when other private lenders are not available. Such loans receive a 100 percent guarantee and are not subject to the 30 basis point offset fee on loans held by Sallie Mae. If the Secretary of Education determines that Sallie Mae is not adequately implementing this provision, the offset fee paid by Sallie Mae could be increased from 30 basis points to 100 basis points.

     Legislated expansion of student eligibility as well as increases in student and parent loan limits have increased the volume of national loan originations. FFELP originations rose nearly 30 percent year-to-year to about $23 billion for the 1994 federal fiscal year ended September 30, 1994. During the 1995 federal fiscal year, FFELP originations declined to $21 billion due to FDSLP originations totaling $5 billion. Management expects FFELP originations to have declined a similar amount in the 1996 federal fiscal year and to be flat in 1997. In the meantime, however, the competition for FFELP loans has intensified at both the originating and secondary market levels due mainly to the reduced volume and to securitization of student loans, which has developed into a significant funding alternative for FFELP lenders.

  Recently Issued Accounting Pronouncements

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("FAS") No. 128, "Earnings Per Share", which is required to be adopted on December 15, 1997. At that time, the Company will be required to change the method used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The adoption is expected to have no material impact on Sallie Mae's reported earnings per share.

  Other Related Events

     On February 6, 1997, President Clinton submitted his Fiscal Year 1998 budget proposal to Congress. In an effort to achieve a balanced federal budget by 2002, the President has proposed a number of budget savings affecting the FFELP. Included in these savings are proposals to reduce the yield on student loans during the in-school, grace and deferment periods, to decrease loan insurance from 98 percent of claim amount to 95 percent, to require lenders rather than the government to compensate guarantors for their assistance in default prevention, and to extend the Sallie Mae offset fee to loans sold by Sallie Mae as part of securitized transactions. In addition, the President has proposed a significant restructuring of guaranty agency finances and operations. None of the proposals affecting lenders and secondary markets was included in the agreement on the budget which the President subsequently reached with the Congressional leadership or in the budget resolution passed by the Congress based upon that agreement. The agreement does call for the return of $1 billion in guarantee agency reserves in fiscal year 2002, although such provisions would not adversely affect the Company. Legislation implementing the budget resolution is now under consideration by both houses of the Congress.

     On June 25, 1997, the United States House of Representatives passed a tax reform bill (the "House Proposed Legislation"), which would prevent Section 355 of the Code from applying, except as provided in Treasury Department regulations, to any distribution of stock made by one member of an affiliated group of corporations filing a consolidated return to another member (an "Intragroup Distribution"). On June 27, 1997, the United States Senate passed a different tax reform bill (the "Senate Proposed Legislation"), which would prevent Section 355 from applying, except as provided in Treasury Department regulations, to any Intragroup Distribution made as part of a transaction that results in certain acquisitions of either the distributing corporation or the distributed corporation. Subject to various transition rules, both the House Proposed Legislation and the Senate Proposed Legislation (collectively, the "Proposed Legislation") are proposed to be effective for Intragroup Distributions occurring after April 16, 1997. It is not possible to determine at this time whether and in what form the Proposed Legislation may be enacted into law, nor is it possible to determine the ultimate effective dates of any such legislation. If the House Proposed Legislation were enacted in its current form with applicable effective dates, however, any ability that the Holding Company might have to effect a tax-free distribution of the stock of any subsidiaries transferred to the Holding Company as part of the privatization could be eliminated. If the Senate Proposed Legislation were enacted in its current form with applicable effective dates, any such remaining ability would not be so eliminated. The Holding Company has no current plans to make any such distributions.

YEARS ENDED DECEMBER 31, 1994-1996

SELECTED FINANCIAL DATA
CONDENSED STATEMENTS OF INCOME

                                                                             INCREASE (DECREASE)
                                                                         ----------------------------
                                               YEARS ENDED DECEMBER        1996 VS.        1995 VS.
                                                        31,                  1995            1994
                                              -----------------------    ------------     -----------
                                              1996     1995     1994       $       %       $       %
                                              -----    -----    -----    -----    ---     ----    ---
Net interest income........................   $ 866    $ 901    $ 981    $ (35)    (4)%   $(80)    (8)%
Other operating income.....................     147       50       14       97    191       36    265
Operating expenses.........................     406      439      390      (33)    (8)      49     13
Federal income taxes.......................     183      141      176       42     30      (35)   (20)
                                              -----    -----    -----    -----    ---     ----    ---
Income before premiums on debt
  extinguished.............................     424      371      429       53     14      (58)   (14)
Premiums on debt extinguished, net of
  tax......................................      (5)      (5)      (9)       -      2        4     47
                                              -----    -----    -----    -----    ---     ----    ---
NET INCOME.................................     419      366      420       53     15      (54)   (13)
Preferred stock dividend...................      11       11       11        -      -        -      -
                                              -----    -----    -----    -----    ---     ----    ---
Net income attributable to common stock....   $ 408    $ 355    $ 409    $  53     15%    $(54)   (13)%
                                              =====    =====    =====    =====    ===     ====    ===
EARNINGS PER COMMON SHARE..................   $7.32    $5.27    $5.13    $2.05     39%    $.14      3%
                                              =====    =====    =====    =====    ===     ====    ===
Dividends per common share.................   $1.64    $1.51    $1.42    $ .13      9%    $.09      6%
                                              =====    =====    =====    =====    ===     ====    ===
CORE EARNINGS..............................   $ 391    $ 361    $ 356    $  30      8%    $  5      1%
                                              =====    =====    =====    =====    ===     ====    ===

CONDENSED BALANCE SHEETS

                                                                          INCREASE (DECREASE)
                                                                   ---------------------------------
                                                DECEMBER 31,       1996 VS. 1995      1995 VS. 1994
                                             ------------------    --------------     --------------
                                              1996       1995         $        %         $        %
                                             -------    -------    -------    ---     -------    ---
ASSETS
Student loans.............................   $33,754    $34,336    $  (582)    (2)%   $ 3,965     13%
Warehousing advances......................     2,790      3,865     (1,075)   (28)     (3,167)   (45)
Academic facilities financings............     1,473      1,313        160     12        (235)   (15)
Cash and investments......................     7,706      8,867     (1,161)   (13)     (3,830)   (30)
Other assets..............................     1,907      1,621        286     18         308     23
                                             -------    -------    -------    ---     -------    ---
Total assets..............................   $47,630    $50,002    $(2,372)    (5)%   $(2,959)    (6)%
                                             =======    =======    =======    ===     =======    ===
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings.....................   $22,157    $17,447    $ 4,710     27%    $ 1,431      9%
Long-term notes...........................    22,606     30,083     (7,477)   (25)     (4,236)   (12)
Other liabilities.........................     1,819      1,391        428     31         236     20
                                             -------    -------    -------    ---     -------    ---
Total liabilities.........................    46,582     48,921     (2,339)    (5)     (2,569)    (5)
                                             -------    -------    -------    ---     -------    ---
Stockholders' equity before treasury
  stock...................................     1,585      3,876     (2,291)   (59)        470     14
Common stock held in treasury at cost.....       537      2,795     (2,258)   (81)        860     44
                                             -------    -------    -------    ---     -------    ---
Total stockholders' equity................     1,048      1,081        (33)    (3)       (390)   (27)
                                             -------    -------    -------    ---     -------    ---
Total liabilities and stockholders'
  equity..................................   $47,630    $50,002    $(2,372)    (5)%   $(2,959)    (6)%
                                             =======    =======    =======    ===     =======    ===

RESULTS OF OPERATIONS

     Sallie Mae's net income was $419 million ($7.32 per common share) for 1996 compared to $366 million ($5.27 per common share) in 1995.

     The net income increase of $53 million (15 percent) in 1996 was primarily a result of continued growth in managed student loan assets and, on an after-tax basis, the effect of accelerating income recognition associated with the securitization of student loans of $14 million, lower short-term U.S. Treasury rates which resulted in an increase of $19 million in floor revenues, lower operating expenses of $21 million and $6 million due to the reversal of a previously established loss reserve based on the successful outcome of a lawsuit against the federal government regarding SAP on certain student loans. These positive factors were somewhat offset by the increase in loans subject to Omnibus Budget Reconciliation Act ("OBRA") fees, as discussed below, and $9 million in additions to other student loan loss reserves unrelated to risk-sharing on FFELP loans. Earnings per common share were further enhanced by repurchases of 4.6 million shares (8 percent of shares outstanding) in 1996.

     The 1995 net income of $366 million decreased $54 million (13 percent) from 1994 due principally to higher short-term U.S. Treasury rates which resulted in a decrease in after-tax floor revenues of $73 million, somewhat offset by higher after-tax gains on sales of securities of $16 million. The 1995 earnings per common share were $5.27, an increase of $.14 (3 percent) from 1994, largely a result of Sallie Mae's repurchase of 16.1 million common shares (22 percent of shares outstanding) during 1995.

     OBRA imposed legislative fees and risk-sharing on Sallie Mae and other participants in the Federal Family Education Loan Program ("FFELP") including an offset fee applicable only to Sallie Mae, consolidation loan rebate fees, and risk-sharing on defaulted loans applicable to all FFELP participants. The impact of these fees and reserves for risk-sharing on Sallie Mae's on-balance sheet portfolio of student loans reduced net income by $62 million, $37 million and $17 million in 1996, 1995 and 1994, respectively. In addition to these fees, OBRA also imposed other yield reductions on all FFELP participants, principally loan origination fees paid to the federal government and reduced SAP during the period when a borrower is not in an active repayment status. Sallie Mae effectively shares the impact of these costs through the pricing of loan portfolios it purchases in the secondary market. Management believes the spreads earned on Sallie Mae's portfolio of student loans will continue to be adversely affected as a result of these changes to the FFELP program for the next several years as older loans in its portfolio, which were not affected by OBRA, amortize and are replaced by more recently originated loans which are affected by OBRA.

  Core Earnings and Core Student Loan Spread

     Important measures of Sallie Mae's operating performance are core earnings and the core student loan spread. Core earnings is defined as Sallie Mae's net income less the after-tax effect of floor revenues and other one-time charges. Management believes that these measures, which are not measures under generally accepted accounting principles (GAAP), are important because they depict Sallie Mae's earnings before the effects of one-time events such as floor revenues which are largely outside of Sallie Mae's control. Management believes that core earnings as defined, while not necessarily comparable to other companies use of similar terminology, provide for meaningful period to period comparisons as a basis for analyzing trends in Sallie Mae's core student loan operations.

     The following table analyzes the earning spreads on student loans for 1996, 1995 and 1994. The line captioned "Adjusted Student Loan Yields", reflects contractual yields adjusted for premiums paid to purchase loan portfolios and the estimated costs of borrower benefits. Sallie Mae, as the servicer of student loans that it securitizes, will continue to earn fee revenues over the life of the securitized student loan portfolios. The off-balance sheet information presented in the Student Loan Spread Analysis that follows analyzes the on-going fee revenues associated with the securitized portfolios of student loans.

STUDENT LOAN SPREAD ANALYSIS

                                                              YEARS ENDED DECEMBER 31,
                                                           ------------------------------
                                                            1996        1995       1994
                                                           -------     -------    -------
ON-BALANCE SHEET

Adjusted student loan yields...........................       7.92%       8.40%      7.29%
Amortization of floor swap payments....................        .07           -          -
Floor income...........................................        .13         .04        .44
Direct OBRA costs......................................       (.29)       (.17)      (.09)
                                                           -------     -------    -------
Student loan income....................................       7.83        8.27       7.64
Cost of funds..........................................      (5.49)      (5.95)     (4.69)
                                                           -------     -------    -------
Student loan spread....................................       2.34%       2.32%      2.95%
                                                           =======     =======    =======
Core student loan spread...............................       2.21%       2.28%      2.51%
                                                           =======     =======    =======
OFF-BALANCE SHEET
Servicing and securitization revenue...................       1.43%        .80%         -%
                                                           =======     =======    =======
AVERAGE BALANCES (IN MILLIONS OF DOLLARS)
Student loans, including participations................    $33,273     $32,758    $28,642
Securitized loans......................................      4,020         177          -
                                                           -------     -------    -------
Managed student loans..................................    $37,293     $32,935    $28,642
                                                           =======     =======    =======

     The decrease in the core student loan spread in 1996 was due principally to higher OBRA fees, the effect of student loan participations which contractually yield a lower rate than the underlying student loans (discussed below), and increased student loan loss reserves, offset by the revenues from the amortization of upfront payments received from student loan floor contracts and a one-time gain from the reversal of a previously established loss reserve due to the successful outcome of litigation related to SAP payments on certain loans. The decrease in the core student loan spread in 1995 was due principally to higher OBRA fees and higher student loan premium amortization on student loans acquired in recent years due to increased competition.

     In the third quarter of 1996, Sallie Mae restructured its business relationship with Chase Manhattan Bank ("Chase") whereby Sallie Mae and Chase formed a joint venture ("the Chase Joint Venture") that will market education loans to be made by Chase and sold to a trust which holds the loans on behalf of the Joint Venture. The Chase Joint Venture finances the loan purchases through sales of student loan participations to Sallie Mae and Chase. The contractual interest rate paid on student loan participations is a variable rate determined based on the yield of the underlying student loans less amounts to cover servicing and other operating expenses of the Chase Joint Venture. Sallie Mae's investment in the Chase Joint Venture is accounted for using the equity method. At December 31, 1996, the Chase Joint Venture owned $2.9 billion of federally insured education loans with substantially all of the loans serviced by Sallie Mae's servicing subsidiary.

  Student Loan Floor Revenues

     The yield to holders of FFELP loans is subsidized on the borrower's behalf by the federal government to provide a market rate of return through the payment of SAP. Depending on the loan's status and origination date, the SAP increases the yield on loans to a variable 91-day Treasury bill-based rate plus 2.50 percent, 3.10 percent, 3.25 percent or 3.50 percent, if that yield exceeds the borrower's interest rate. The interest rate paid by the borrower is either at a fixed rate or a rate that resets annually. Thus, the yield to holders of student loans varies with the 91-day Treasury bill rate. In low interest rate environments, when the interest rate which the borrower is obligated to pay exceeds the variable rate determined by the SAP formula, the borrower's interest rate which is the minimum interest rate earned on FFELP loans becomes, in effect, a floor rate. The floor enables Sallie Mae to earn wider spreads on these student loans since Sallie Mae's variable cost of funds, which are indexed to the Treasury bill rate, reflects lower market rates. The floor generally becomes a factor when the Treasury bill rate is less than 5.90 percent. For loans which have fixed borrower interest rates, the floor remains a factor until Treasury bill rates rise to a level at which the yield determined by the SAP formula exceeds the borrower's interest rate. For loans with annually reset borrower rates, the floor is a factor until either Treasury bill rates rise or the borrower's interest rate is reset which occurs on July 1 of each year. Under the FFELP program, the majority of loans disbursed after July 1992 have variable borrower interest rates that reset annually.

     As of December 31, 1996, approximately $30 billion of Sallie Mae's managed student loans were eligible to earn floors ($16 billion with fixed borrower interest rates and $14 billion with variable borrower interest rates that reset annually). During 1996, Sallie Mae "monetized" the value of the floors related to $13 billion of such loans by entering into contracts with third parties under which it agreed to pay the future floor revenues received, in exchange for upfront payments. These upfront payments are being amortized over the remaining lives of these contracts, which is approximately 2 years. The amortization of these payments, which are not dependent on future interest rate levels, is included in core earnings. In 1996, the amortization contributed $22 million pre-tax to core earnings. In addition, Sallie Mae earned $43 million net of $12 million in payments under the floor revenue contracts, $14 million and $126 million in floor revenues in 1996, 1995 and 1994, respectively, as the average bond equivalent 91-day Treasury bill rate was 5.16 percent in 1996 versus 5.68 percent in 1995 and 4.38 percent in 1994. Of the remaining $17 billion of such loans at December 31, 1996, $9 billion were earning floor revenues based upon current interest rates.

  Securitization

     During 1996 Sallie Mae completed four securitization transactions in which a total of $6.0 billion of student loans was sold to a special purpose finance subsidiary and by the subsidiary to trusts that issued asset-backed securities to fund the student loans to term. When loans are securitized a gain on sale is recorded that is equal to the present value of the expected net cash flows from the trust taking into account principal, interest and SAP on the student loans less principal and interest payments on the notes and certificates financing the student loans, the cost of servicing the student loans, the estimated cost of Sallie Mae's borrower benefit programs, losses from defaulted loans (which include risk-sharing, claim interest penalties, and reject costs), transaction costs and the current carrying value of the loans including any premiums paid. Accordingly, such gain effectively accelerates recognition of earnings versus the earnings that would have been recorded had the loans remained on the balance sheet. The gains on sales to date have been reduced by the present value effect of the payment of future offset fees on loans securitized. (See below for further discussion of the offset fee litigation.) The pre-tax securitization gains on the transactions recorded in 1996 totaled $49 million and were immaterial for 1995. Gains on future securitizations will vary depending on the characteristics of the loan portfolios securitized as well as the outcome of the offset fee litigation described below.

     In November 1995, the U.S. District Court for the District of Columbia ruled, contrary to the Secretary of Education's statutory interpretation, that student loans owned by the securitization trusts are not subject to the 30 basis point annual offset fee which Sallie Mae is required to pay on student loans which it owns. The Department of Education appealed this decision. On January 10, 1997, the U.S. Court of Appeals for the District of Columbia Circuit struck down the Secretary of Education's interpretation that the 30 basis point offset fee (contained in the Omnibus Budget Reconciliation Act of 1993) applies to any loan in which Sallie Mae holds a direct or indirect interest, including securitized student loans. The Court of Appeals ruled that the fee applies only to loans that Sallie Mae owns and remanded the case to the District Court with instructions to remand the matter to the Secretary of Education. In addition, the Court of Appeals upheld the constitutionality of the offset fee, which applies annually with respect to the principal amount of student loans that Sallie Mae holds and that were acquired on or after August 10, 1993.

     On April 29, 1997, U.S. District Court Judge Stanley Sporkin ordered the U.S. Department of Education to decide, by July 31, 1997, on its final position with respect to the application of the offset fee to loans which Sallie Mae has securitized. It is therefore uncertain what the final outcome of this litigation will be. If the final outcome following the remand is that the offset fee is not applicable to loans securitized by Sallie Mae, the gains resulting from prior securitizations would be increased. As of December 31, 1996, the gains resulting from such securitizations would have been increased by approximately $55 million, pre-tax.

Management considers this increase in gains as a contingent asset which will be recognized upon a favorable final ruling in this matter. Offset fees relating to securitizations have not been paid pending the final resolution of the case.

     In addition to the initial gain on sale, Sallie Mae is entitled to the residual earnings from the trust. Although the loans are sold to the trusts, Sallie Mae continues to service such loans for a fee. The residual earnings and the fees for servicing the loans are reflected as servicing and securitization revenues in the Consolidated Statements of Income.

     To compare nontaxable asset yields to taxable yields on a similar basis, the amounts in the following table are adjusted for the impact of certain tax-exempt and tax-advantaged investments based on the marginal corporate tax rate of 35 percent.

NET INTEREST INCOME

                                                                             INCREASE (DECREASE)
                                                                        -----------------------------
                                                                          1996 VS.         1995 VS.
                                           YEARS ENDED DECEMBER 31,         1995             1994
                                          --------------------------    ------------     ------------
                                           1996      1995      1994       $       %       $        %
                                          ------    ------    ------    -----    ---     ----     ---
Interest income
  Student loans........................   $2,607    $2,708    $2,189    $(101)    (4)%   $519      24%
  Warehousing advances.................      194       408       334     (214)   (53)      74      22
  Academic facilities financings.......      100       108       102       (8)    (7)       6       6
  Investments..........................      542       697       499     (155)   (22)     198      40
  Taxable equivalent adjustment........       36        52        54      (16)   (30)      (2)     (5)
                                          ------    ------    ------    -----    ---     ----     ---
Total taxable equivalent interest
  income...............................    3,479     3,973     3,178     (494)   (12)     795      25
Interest expense.......................    2,577     3,020     2,143     (443)   (15)     877      41
                                          ------    ------    ------    -----    ---     ----     ---
Taxable equivalent net interest
  income...............................   $  902    $  953    $1,035    $ (51)    (5)%   $(82)     (8)%
                                          ======    ======    ======    =====    ===     ====      ==

     Taxable equivalent net interest income in 1996 declined by $51 million from 1995. This decline was due to the increase in loans subject to OBRA fees such as the 30 basis point offset fee (unique to Sallie Mae) and risk sharing on claim payments (applicable to loans originated on or after October 1, 1993) plus loan origination fees and rebates to the Department of Education on consolidation loans. Other factors contributing to the decline in taxable equivalent net interest income include an increase in the non-risk sharing loss reserves for student loans of $14 million and lower average earning assets of $4.4 billion. In total, the impact of OBRA on income from student loans, including the fees paid directly by Sallie Mae and reserves for risk-sharing on claims payments, reduced taxable equivalent net interest income and net interest margin by $96 million and .20 percent, respectively, in 1996 as compared to $57 million and
 .11 percent, respectively, in 1995 and $26 million and .05 percent in 1994, respectively. These negative factors were somewhat offset by the continued growth in managed student loan assets, lower short-term Treasury rates which result in higher floor revenue of $29 million and the reversal of a previously established reserve of $9 million as a result of the successful outcome of the SAP litigation. The decrease in interest income from warehousing advances and investments is due to a decline in the overall level of interest rates as well as to the decrease in the average balance of those assets as Sallie Mae reduced these assets and utilized the capital supporting them to purchase shares of its common stock. Since Sallie Mae's borrowings are largely variable rate in nature the year over year decrease in interest expense is reflective of the level of interest rates in general. In addition, the absolute level of borrowings decreased as the balance sheet was reduced in size through the securitization of student loans as well as the aforementioned reductions in the investment and warehousing advance portfolios. See "-- Rate/Volume Analysis."

     Taxable equivalent net interest income in 1995 declined by $82 million from 1994 due primarily to student loan floor revenues totaling $14 million in 1995 compared to $126 million in floor revenues in 1994 and the increased effects of OBRA on student loan spreads. Also contributing to the decline in student loan spreads were the relatively lower spreads earned on student loans acquired in recent years due to increased competition in the secondary market for student loan portfolios. These factors were somewhat offset by a higher percentage of student loans relative to average earning assets.

  Allowance for Student Loans

     The provision for student loan losses is the periodic expense of maintaining an adequate allowance at the amount estimated to be sufficient to absorb possible future losses, net of recoveries inherent in the existing on-balance sheet loan portfolio. In evaluating the adequacy of the allowance for loan losses, the Company takes into consideration several factors including trends in claims rejected for payment by guarantors and the amount of FFELP loans subject to 2 percent risk-sharing. To recognize these potential losses on student loans, Sallie Mae maintained a reserve of $84 million, $60 million and $65 million at December 31, 1996, 1995, and 1994, respectively. In 1996, Sallie Mae increased this reserve by $20 million due to increasing default rates on privately-insured loans. The provision for loan losses, net of recoveries, did not change materially in 1995 and 1994. Once a student loan is charged off as a result of an unpaid claim, it is the Company's policy to continue to pursue the recovery of principal and interest.

     Management believes that the allowance for loan losses is adequate to cover anticipated losses in the on-balance sheet student loan portfolio. However, this evaluation is inherently subjective as it requires material estimates that may be susceptible to significant changes.

     The following table reflects the rates earned on earning assets and paid on liabilities for the years ended December 31, 1996, 1995 and 1994. Managed net interest margin includes net interest income plus gains on securitization sales and servicing and securitization income divided by average managed assets.

AVERAGE BALANCE SHEETS

                                                             YEARS ENDED DECEMBER 31,
                                              -------------------------------------------------------
                                                   1996                1995                1994
                                              ---------------     ---------------     ---------------

                                              BALANCE    RATE     BALANCE    RATE     BALANCE    RATE
                                              -------    ----     -------    ----     -------    ----
AVERAGE ASSETS
  Student loans............................   $33,273    7.83%    $32,758    8.27%    $28,642    7.64%
  Warehousing advances.....................     3,206    6.04       6,342    6.43       6,981    4.82
  Academic facilities financings...........     1,500    8.43       1,527    8.92       1,489    8.62
  Investments..............................     9,444    5.85      11,154    6.46      11,283    4.65
                                              -------    ----     -------    ----     -------    ----
Total interest earning assets..............    47,423    7.34%     51,781    7.67%     48,395    6.57%
                                                         ====                ====                ====
Non-interest earning assets................     1,858               1,673               1,240
                                              -------             -------             -------
Total assets...............................   $49,281             $53,454             $49,635
                                              =======             =======             =======
AVERAGE LIABILITIES AND STOCKHOLDERS'
  EQUITY
  Six month floating rate notes............   $ 2,485    5.42%    $ 3,609    5.86%    $ 3,410    4.52%
  Other short-term borrowings..............    18,366    5.43      11,802    5.88      13,167    4.43
  Long-term notes..........................    26,024    5.55      35,373    5.98      30,397    4.62
                                              -------    ----     -------    ----     -------    ----
Total interest bearing liabilities.........    46,875    5.50%     50,784    5.95%     46,974    4.56%
                                                         ====                ====                ====
Non-interest bearing liabilities...........     1,377               1,237                 977
Stockholders' equity.......................     1,029               1,433               1,684
                                              -------             -------             -------
Total liabilities and stockholders'
  equity...................................   $49,281             $53,454             $49,635
                                              =======             =======             =======
Net interest margin........................              1.90%               1.84%               2.14%
                                                         ====                ====                ====
Managed net interest margin................              1.96%               1.84%                  -%
                                                         ====                ====                ====

     The increase in net interest margin in 1996 from 1995 is due to the increase in higher yielding student loans as a percentage of overall average assets which were offset by increased OBRA costs. The increase in managed net interest margin in 1996 is due to the increase in securitization gains of $49 million and servicing and securitization income of $56 million as Sallie Mae securitized $6 billion of student loans in 1996 versus $1 billion in 1995. The decrease in net interest margin from 1994 to 1995 is mainly attributable to the decline in student loan floor revenues to $14 million in 1995 from $126 million of student loan floor revenues in 1994 and the increase in OBRA costs.

FUNDING COSTS

     Sallie Mae's borrowings are generally variable rate indexed principally to the 91-day Treasury bill rate. The following table summarizes the average balance of debt (by index after giving effect to the impact of interest rate swaps) for the years ended December 31, 1996, 1995 and 1994 (dollars in millions).

                                                              YEARS ENDED DECEMBER 31,
                                           --------------------------------------------------------------
                                                  1996                  1995                  1994
                                           ------------------    ------------------    ------------------

                                           AVERAGE    AVERAGE    AVERAGE    AVERAGE    AVERAGE    AVERAGE
                 INDEX                     BALANCE     RATE      BALANCE     RATE      BALANCE     RATE
----------------------------------------   -------    -------    -------    -------    -------    -------
Treasury bill, principally 91-day.......   $35,375      5.48%    $34,039      5.93%    $31,204      4.70%
LIBOR...................................     7,797      5.38      14,290      5.87      11,888      4.03
Discount notes..........................     2,694      5.35       1,209      5.85       2,718      4.48
Fixed...................................       720      6.81         811      6.68         792      6.60
Zero coupon.............................       123     11.12         123     11.06         111     11.06
Other...................................       166      4.93         312      6.11         261      5.71
                                           -------    -------    -------    -------    -------    -------
Total...................................   $46,875      5.50%    $50,784      5.95%    $46,974      4.56%
                                           =======    ======     =======    ======     =======    ======

     In the above table, for the years ended December 31, 1996, 1995 and 1994, spreads for Treasury bill indexed borrowings averaged .25 percent, .26 percent and .29 percent, respectively, over the weighted average Treasury bill rates for those years and spreads for London Interbank Offered Rate ("LIBOR") indexed borrowings averaged .26 percent, .31 percent and .39 percent, respectively, under the weighted average LIBOR rates.

     The rate/volume analysis below shows the relative contribution of changes in interest rates and asset volumes.

RATE/VOLUME ANALYSIS

                                                                                       INCREASE
                                                                                      (DECREASE)
                                                                     TAXABLE         ATTRIBUTABLE
                                                                    EQUIVALENT       TO CHANGE IN
                                                                     INCREASE      ----------------
                                                                    (DECREASE)     RATE      VOLUME
                                                                    ----------     -----     ------
1996 VS. 1995
Taxable equivalent interest income...............................     $ (494)      $(202)    $(292)
Interest expense.................................................       (443)       (175)     (268)
                                                                    ----------     -----     ------
Taxable equivalent net interest income...........................     $  (51)      $ (27)    $ (24)
                                                                     =======       =====     ======
1995 VS. 1994
Taxable equivalent interest income...............................     $  795       $ 540     $ 255
Interest expense.................................................        877         650       227
                                                                    ----------     -----     ------
Taxable equivalent net interest income...........................     $  (82)      $(110)    $  28
                                                                     =======       =====     ======

     The $27 million decrease in taxable equivalent net interest income attributable to the change in rates in 1996 was principally due to increased OBRA costs of $39 million, an increase in student loan loss reserves (exclusive of risk sharing) of $14 million and to increased leverage of $15 million, offset by the increase of $29 million in floor revenues, net of payments under the floor contracts, in 1996 versus 1995. Other items offsetting the decreases in taxable equivalent net interest income discussed above include $22 million of revenues from the amortization of the upfront payments received from student loan floor contracts, the $9 million reversal of a previously established reserve due to the successful outcome of the SAP litigation, and a higher percentage of student loans relative to average earning assets. The $24 million decrease in volume is primarily due to the decrease in the balance of warehousing advances and investments.

     The $110 million decrease attributable to the change in rates in 1995 was due to $14 million of pre-tax student loan floor revenue in 1995 versus $126 million in 1994 and declining core spreads on student loans. Core student loan spreads declined due principally to the growth in the balance of federally insured student loans subject to the fees and default risk-sharing provisions of OBRA. Also contributing to the decline were the relatively lower spreads earned on student loans acquired in recent years due to increased competition in the secondary market for student loan portfolios. These factors were somewhat offset by a higher percentage of student loans relative to average earning assets.

OPERATING EXPENSES

     Operating expenses include general and administrative costs, costs incurred to service Sallie Mae's managed student loan portfolio and operational costs incurred in the process of acquiring student loan portfolios. Total operating expenses as a percentage of average managed student loans were 109 basis points, 133 basis points and 136 basis points for the years ended December 31, 1996, 1995 and 1994, respectively. Operating expenses are summarized in the following tables:

                                                                  YEARS ENDED DECEMBER 31,
                            -----------------------------------------------------------------------------------------------------
                                         1996                               1995                               1994
                            -------------------------------    -------------------------------    -------------------------------
                                         SERVICING                          SERVICING                          SERVICING
                                            AND                                AND                                AND
                            CORPORATE   ACQUISITION   TOTAL    CORPORATE   ACQUISITION   TOTAL    CORPORATE   ACQUISITION   TOTAL
                            ---------   -----------   -----    ---------   -----------   -----    ---------   -----------   -----
Salaries and employee
  benefits................     $ 68         $138       $206       $ 75         $137       $212       $ 68         $128       $196
Occupancy and equipment...       24           60         84         25           49         74         21           37         58
Professional fees.........       15            8         23         34           11         45         18            9         27
Advertising and
  promotion...............        7            -          7          6            -          6          4            -          4
Office operations.........        8           32         40          9           35         44          9           34         43
Other.....................        9            2         11         12            2         14         10            2         12
                             ------      -------       ----     ------      -------       ----     ------      -------       ----
Total internal operating
  expenses................      131          240        371        161          234        395        130          210        340
Third party servicing
  costs...................        -           35         35          -           44         44          -           50         50
                             ------      -------       ----     ------      -------       ----     ------      -------       ----
Total operating
  expenses................     $131         $275       $406       $161         $278       $439       $130         $260       $390
                             ======      =======       ====     ======      =======       ====     ======      =======       ====
Employees at end of the
  year....................      761        4,031      4,792        856        3,885      4,741        857        4,140      4,997
                               ====        =====      =====       ====        =====      =====       ====        =====      =====

                                                YEARS ENDED DECEMBER
                                                        31,                  INCREASE/(DECREASE)
                                                --------------------    ------------------------------
                                                                          1996 VS.          1995 VS.
                                                1996    1995    1994        1995              1994
                                                ----    ----    ----    ------------      ------------

                                                                         $        %        $        %
                                                                        ---      ---      ---      ---
Servicing costs..............................   $211    $205    $190    $ 6        3%     $15       8 %
Acquisition costs............................     64      73      70     (9)     (13)       3       5
                                                                                                    -
                                                ----    ----    ----    ---      ---      ---
Total servicing and acquisition costs........   $275    $278    $260    $(3)      (1)%    $18       7 %
                                                ====    ====    ====    ===      ===      ===       =

     The decrease of $30 million in corporate operating expenses in 1996 versus 1995 was due principally to the divestiture of a majority interest in CyberMark, a wholly-owned subsidiary, completed during the second quarter of 1996 which reduced 1996 operating expenses by $20 million. Reductions in corporate staffing and professional fees reduced operating expenses by an additional $10 million.

     Corporate operating expenses for the year ended December 31, 1995 increased $31 million (23 percent) over 1994. The increase was related to the following:
(1) CyberMark expenses in 1995 which totaled $22 million versus $6 million in 1994; (2) increased costs associated with the student loan business of $11 million, including advertising and promotion costs related to the corporate image campaign and subsidiary operating costs; (3) $4 million related to the 1995 Annual Meeting and a proxy contest concerning the election of directors; and (4) severance costs of $2 million associated with the reduction in corporate officers and staff.

     Servicing costs include all operations and systems costs incurred to service Sallie Mae's portfolio of managed student loans, including fees paid to third party servicers. The 1992 legislated expansion of student eligibility and increases in loan limits resulted in higher average student loan balances which generally command a higher price in the secondary market and contribute to lower servicing costs as a percentage of the average balance of managed student loans. When expressed as a percentage of the managed student loan portfolio, servicing costs averaged 57 basis points, 62 basis points and 66 basis points for the years ended December 31, 1996, 1995 and 1994, respectively. These decreases were due principally to increased average student loan balances and to servicing efficiencies realized through the consolidation of certain servicing operations and recent technology investments.

     Loan acquisition costs are principally costs incurred under the ExportSS(R) ("ExportSS") loan origination and administration service, the costs of converting newly acquired portfolios onto Sallie Mae's servicing platform or those of third party servicers and costs of loan consolidation activities. The ExportSS service provides back-office support to clients by performing loan origination and servicing prior to the sale of portfolios to Sallie Mae. Student loans added to the ExportSS pipeline, which represents loan volume serviced by and committed for sale to Sallie Mae, totaled $4.2 billion during 1996, compared to $4.7 billion in the prior year. The decrease occurred as a result of the substantial growth in direct lending by the federal government. The outstanding portfolio of loans serviced for ExportSS lenders totaled $4.0 billion at December 31, 1996, down 11 percent from $4.5 billion at December 31, 1995. This trend is expected to continue commensurately with the growth in direct lending.

FEDERAL AND STATE TAXES

     Sallie Mae maintains a portfolio of tax-advantaged assets principally to support education-related financing activities. That portfolio was primarily responsible for the decrease in the effective federal income tax rate from the statutory rate of 35 percent to 30 percent, 27 percent and 29 percent in 1996, 1995 and 1994, respectively. Sallie Mae is exempt from all state, local, and District of Columbia income, franchise, sales and use, personal property and other taxes, except for real property taxes. However, this tax exemption is effective at the GSE level and does not apply to its operating subsidiaries. Under its Privatization Act, the Company's GSE and non-GSE activities would be separated, with non-GSE activities being subject to taxation at the state and local level. State taxes are expected to be immaterial in 1997 as the majority of the Company's business activities will relate to the GSE. As increasing business activities occur outside of the GSE, the effects of state and local taxes are expected to increase accordingly.

LIQUIDITY AND CAPITAL RESOURCES

     In 1996, loan purchases totaled $9.9 billion, up 5 percent over $9.4 billion in 1995. The 1996 loan purchases include $1.5 billion of student loan participation purchases from the Chase Joint Venture. Approximately two-thirds of the nonjoint venture purchase volume in 1996 was derived from Sallie Mae's base of commitment clients, particularly those who used the ExportSS loan origination service. Sallie Mae secures financing to fund the purchase of insured student loans along with its other operations by issuing debt securities in the domestic and overseas capital markets, through public offerings and private placements of U.S. dollar and foreign currency denominated debt of varying maturities and interest rate characteristics. Sallie Mae's debt securities are currently rated at the highest credit rating level by Moody's Investor Services and Standard & Poor's. Historically, the rating agencies' ratings of Sallie Mae have been largely a factor of its status as a GSE. Management believes that, since the Privatization Act does not modify the attributes of debt issued by the GSE, it will retain its current credit ratings after the Reorganization.

     The Sallie Mae Charter, as most recently amended by the Student Loan Marketing Association Reorganization Act of 1996 (the "Privatization Act"), effectively requires that Sallie Mae maintain a minimum statutory capital adequacy ratio (the ratio of stockholders' equity to total assets plus 50 percent of the credit equivalent amount of certain off-balance sheet items) of at least 2 percent until January 1, 2000 and 2.25 percent thereafter or be subject to certain "safety and soundness" requirements designed to restore such statutory ratio. Management anticipates being able to fund the increase in required capital from Sallie Mae's current earnings. At December 31, 1996, Sallie Mae's statutory capital adequacy ratio was 2.11 percent. Additionally, the Privatization Act now requires management, prior to the payment of dividends by Sallie

Mae, to certify to the Secretary of the Treasury, that after giving effect to the payment of dividends, the statutory capital ratio test would have been met at the time the dividend was declared.

     The Privatization Act imposes certain restrictions on intercompany relations between the GSE and its affiliates during the wind-down period. In particular, the GSE must not extend credit to, nor guarantee any debt obligations of the Holding Company or the Holding Company's non-GSE subsidiaries. While the GSE may not finance the activities of its non-GSE affiliates, it may, subject to its minimum capital requirements, dividend retained earnings and surplus capital to the Holding Company, which in turn may contribute such amounts to its non-GSE subsidiaries.

     Management believes that the initial financing requirements of the Holding Company will be relatively modest and can be accommodated through a number of alternative sources, including public and private debt placement, bank borrowings and dividends from subsidiaries, principally the GSE. Management intends to declare such dividends and to pay such amounts to the Holding Company on a quarterly basis. Based on preliminary discussions with commercial banking sources, the Company believes it will be able to secure financing at a reasonable cost through the Holding Company for asset transfers during the first year after the Reorganization. Although the foregoing asset transfers will likely result in some incremental financing costs and state taxes, such expenses are not expected to have any material impact on the Company's financial results in 1997. Over the long term, securitization is expected to provide the principal funding source for the anticipated student loan purchase activities of the Holding Company when such activities commence. However, when student loan purchase activities commence in the Holding Company there will also be a need for on-balance sheet financing for such activities until the loans are securitized. Such financings will likely require the Holding Company to obtain a bond rating and such ratings will not be known until specific debt is issued. It is expected that these ratings will be below the GSE's current credit rating levels.

     Sallie Mae uses interest rate and foreign currency swaps (collateralized where appropriate), purchases of U.S. Treasury securities and other hedging techniques to reduce the exposure to interest rate and currency fluctuations that arise from its financing activities and to match the characteristics of its variable interest rate earning assets See "-- Interest Rate Risk Management". During 1996, Sallie Mae issued $8.3 billion of long-term notes to refund maturing and repurchased obligations. At December 31, 1996, Sallie Mae had $14.1 billion of outstanding long-term debt issues with stated maturities that could be accelerated through call provisions. Sallie Mae also funds its student loan assets through securitizations. Sallie Mae has issued adjustable rate cumulative preferred stock, common stock, common stock warrants and puts, and subordinated debentures convertible to common stock, to diversify its funding sources.

     During 1996, Sallie Mae repurchased 4.6 million shares of its common stock, leaving 53.7 million shares outstanding at December 31, 1996. For the past few years the company has operated near the statutory minimum capital ratio of 2.00% of risk adjusted assets required under its GSE charter. Capital in excess of such amounts has been used to repurchase common shares. As of December 31, 1996, Sallie Mae had repurchased nearly all of the 20 million shares which, in May 1995, it announced it would repurchase over a two year period. The funds necessary to complete the repurchase in that relatively short timeframe came from the combination of current earnings, increased leverage and reduced asset balances. As of December 31, 1996, the Company had authority to repurchase up to an additional 5 million shares, pursuant to a May 1996 resolution of the Board. Management anticipates using current earnings to repurchase 7 to 9 percent of the outstanding shares in 1997.

  Cash Flows

     In 1996, operating activities provided net cash inflows of $574 million, an increase of $388 million from 1995. This increase was due mainly to the decrease in other liabilities of $549 million and to the increase in net income of $53 million. Investing activities provided $1.6 billion in cash in 1996, a decrease of $926 million from the cash provided in 1995. In 1996, Sallie Mae purchased $9.9 billion of student loans and student loan participations. Sallie Mae also securitized $6.0 billion of student loans and received $5.6 billion in student loan and warehousing advance repayments. Financing activities used $3.2 billion in cash in 1996 as Sallie Mae repaid a net $7.4 billion in long-term notes and saw an increase in net short-term borrowings of $4.7 billion. As student loans are securitized the need for long-term financing of these assets on balance sheet will decrease.

  Securitization

     Sallie Mae's unsecured borrowings typically have terms to maturity which are of a shorter duration than the student loans. In addition, Sallie Mae is assessed a 30 basis point annual offset fee on student loans that it holds, which effectively raises the cost of funding such assets on balance sheet. Since 1995, Sallie Mae has diversified its funding sources independent of its GSE borrower status by securitizing a portion of its student loan assets. A securitization involves the sale of student loans by Sallie Mae to a special purpose finance subsidiary and by the subsidiary to a trust. The trust funds the student loans to term through the public issuance of student loan asset-backed securities ("ABS securities"). As student loans are securitized, Sallie Mae's on-balance sheet funding needs are reduced. During 1996, Sallie Mae completed four transactions in which it sold a total of $6.0 billion of student loans to trusts which issued securities backed by the loans.

     While ABS securities generally have a higher cost of funds than Sallie Mae's traditional on-balance sheet financing (due principally to term match-funding and the fact that ABS securities do not benefit from Sallie Mae's government-sponsored enterprise status), management believes that securitization represents an efficient use of capital. See "Results of Operations -- Securitizations" for discussion of the offset fee litigation. These asset backed transactions are expected to allow the Holding Company to obtain financing at a lower cost than it would otherwise be able to achieve if it were to borrow on an unsecured basis. Sallie Mae's securitizations have been structured to achieve a "AAA" credit rating on over 96 percent of its financing (with an "A" credit rating on the remaining subordinated securities). These ratings are independent of Sallie Mae's current status as a GSE. The securitized portfolios require less capital than would otherwise be required had the assets remained on balance sheet. The Company currently anticipates securitizing at least $9 billion of loans in 1997 and management believes that securitization will grow in importance as a source of funding for the Company.

  Interest Rate Risk Management

     Sallie Mae's principal objective in financing its loan assets is to minimize its sensitivity to changing interest rates by matching the interest rate characteristics of borrowings to specific assets in order to lock in spreads. Sallie Mae funds its floating rate loan assets (most of which have weekly rate resets) with variable rate debt and fixed rate debt converted to variable rates with interest rate swaps. To achieve a more precise match of interest rate characteristics between loan assets and their related liabilities, Sallie Mae has effectively converted some of its variable rate debt to a different variable rate index with interest rate swaps. At December 31, 1996, $18.3 billion of fixed rate debt and $4.6 billion of variable rate debt were matched with interest rate swaps and foreign currency agreements. Fixed rate debt at December 31, 1996 also funded fixed rate warehousing advances and academic facilities financings. Investments were funded on a "pooled" approach, i.e., the pool of liabilities that funds the investment portfolio has an average rate and maturity or reset date that corresponds to the average rate and maturity or reset date of the investments which they fund.

     In both its match funding activities for its loan assets and its pool funding activities for its investments, Sallie Mae enters into various financial instrument contracts in the normal course of business to reduce interest rate risk and foreign currency exposure on certain of its borrowings. These financial instrument contracts include interest rate swaps, interest rate cap and collar agreements, foreign currency swaps, forward currency exchange agreements, options on currency exchange agreements, options on securities, and financial futures contracts.

     In the table below Sallie Mae's variable rate assets and liabilities are categorized by reset date of the underlying index. Fixed rate assets and liabilities are categorized based on their maturity dates. An interest rate gap is the difference between volumes of assets and volumes of liabilities maturing or repricing during specific future time intervals. Nonperforming loans are included in the analysis based on their underlying interest rate characteristics. The following gap analysis reflects rate-sensitive positions at December 31, 1996 and is not necessarily reflective of positions that existed throughout the period.

                                                        INTEREST RATE SENSITIVITY PERIOD
                                        -----------------------------------------------------------------
                                                    3 MONTHS    6 MONTHS
                                        3 MONTHS       TO          TO       1 TO 2      2 TO 5     OVER 5
                                        OR LESS     6 MONTHS     1 YEAR      YEARS      YEARS      YEARS
                                        --------    --------    --------    -------    --------    ------

ASSETS
Student loans........................   $ 30,270    $  3,484    $      -    $     -    $      -    $    -
Warehousing advances.................      2,771           -           -          1           1        17
Academic facilities financings.......        157          43          20         39         221       993
Cash and investments.................      5,641          14          27         21         174     1,829
Other assets.........................          -           -           -          -           -     1,907
                                        --------    --------    --------    -------    --------    ------
     Total assets....................     38,839       3,541          47         61         396     4,746
                                        --------    --------    --------    -------    --------    ------
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings................     15,542       2,269       4,346          -           -         -
Long-term notes......................      8,505           -           -      2,951      10,242       908
Other liabilities....................          -           -           -          -           -     1,819
Stockholders' equity.................          -           -           -          -           -     1,048
                                        --------    --------    --------    -------    --------    ------
     Total liabilities and
       stockholders' equity..........     24,047       2,269       4,346      2,951      10,242     3,775
                                        --------    --------    --------    -------    --------    ------
OFF-BALANCE SHEET FINANCIAL
  INSTRUMENTS
Interest rate swaps..................     14,522       2,410      (4,271)    (2,966)    (10,153)      458
                                        --------    --------    --------    -------    --------    ------
Period gap...........................   $    270    $ (1,138)   $    (28)   $    76    $    307    $  513
                                         =======     =======     =======    =======    ========    ======
Cumulative gap.......................   $    270    $   (868)   $   (896)   $  (820)   $   (513)   $    -
                                         =======     =======     =======    =======    ========    ======
Ratio of interest-sensitive assets to
  interest-sensitive liabilities.....      161.5%      156.1%        1.1%       2.1%        3.9%    312.7%
                                         =======     =======     =======    =======    ========    ======
Ratio of cumulative gap to total
  assets.............................         .6%        1.8%        1.9%       1.7%        1.1%        -%
                                         =======     =======     =======    =======    ========    ======

     In low interest rate environments, floor revenues on student loans cause the margins on these loans to widen beyond the locked-in spreads See "-- Results of Operations -- Student Loan Floor Revenues." Such loans continue to be classified in the three months or less category in the table above, reflecting the fact that as interest rates rise these assets will resume their weekly rate reset.

     The weighted average remaining terms to maturity of Sallie Mae's earning assets and borrowings at December 31, 1996 were 5.5 years and 2.0 years, respectively. The following table reflects the average terms to maturity for Sallie Mae's earning assets and liabilities at December 31, 1996:

                           AVERAGE TERMS TO MATURITY
                                   (IN YEARS)

    EARNING ASSETS
    Student loans..................................................................   6.0
    Warehousing advances...........................................................   1.0
    Academic facilities financings.................................................   8.0
    Cash and investments...........................................................   5.5
                                                                                      ---
    Total earning assets...........................................................   5.5
                                                                                      ---
    BORROWINGS
    Short-term borrowings..........................................................    .5
    Long-term borrowings...........................................................   3.5
                                                                                      ---
    Total borrowings...............................................................   2.0
                                                                                      ---

     In the above table, Treasury receipts and variable rate asset-backed securities, although generally liquid in nature, extend the weighted average remaining term to maturity of cash and investments to 5.5 years. As loans are securitized, the need for long-term on-balance sheet financing will decrease.

PREFERRED STOCK

     Preferred stock dividends are cumulative and payable quarterly at 4.50 percentage points below the highest yield of certain long-term and short-term United States Treasury obligations. The dividend rate for any dividend period will not be less than 5 percent per annum nor greater than 14 percent per annum. For the years ended December 31, 1996, 1995 and 1994, the preferred stock dividend rate was 5.00 percent and reduced net income attributable to common stock by $10.7 million, respectively. The Privatization Act requires that on the dissolution date of September 30, 2008, the GSE shall repurchase or redeem, or make proper provisions for repurchase or redemption of any outstanding preferred stock. Sallie Mae has the option of effecting an earlier dissolution if certain conditions are met.

OTHER RELATED EVENTS AND INFORMATION

  Privatization

     On September 30, 1996, the Student Loan Marketing Association Reorganization Act of 1996 ("the Privatization Act") was enacted. The Privatization Act authorized the creation of a state-chartered holding company (the "Holding Company") that would become the parent of the GSE pursuant to a reorganization which must be approved by a majority vote of the GSE's shareholders, such vote to take place on or before March 31, 1998.

     If the Reorganization is approved by shareholders, the GSE will transfer certain assets, including stock in certain subsidiaries, to the Holding Company or one of its non-GSE subsidiaries. All GSE employees will be transferred to the Holding Company or one of its non-GSE subsidiaries. During the wind-down period, it is expected that non-GSE operations will be managed by the GSE's non-GSE affiliates. The Holding Company will remain a passive entity which supports the operations of the GSE and its other subsidiaries, and all business activities would be conducted through the GSE by such other subsidiaries.

     During the wind-down period following the Reorganization and prior to the GSE's dissolution, the GSE will be restricted in the new business activities it may undertake. The GSE may continue to purchase student loans only through September 30, 2007. Warehousing advance, letter of credit and standby bond purchase activity by the GSE will be limited to takedowns on contractual financing and guarantee commitments in place. The Holding Company generally may begin to purchase student loans only after the GSE discontinues such activity. GSE debt obligations that are outstanding at the time of Reorganization will continue to be outstanding obligations of the GSE immediately after the Reorganization. The GSE will be able to continue to issue debt in the government agency market to finance student loans and other permissible asset acquisitions, although the maturity date of such issuances may not extend beyond September 30, 2008, the GSE's final dissolution date. This restriction will not apply to debt issued to finance any lender of last resort or secondary market purchase activity requested by the Secretary of Education. At December 31, 1996, the GSE had $372 million in outstanding debt with maturities after September 30, 2008. Such debt along with cash or full faith and credit obligations of the United States or agency thereof, will be transferred into a defeasance trust in amounts sufficient, as determined by the Secretary of the Treasury, to pay principal and interest on deposited obligations for the benefit of the holders of such obligations, if it has not been repurchased prior to that date. The Privatization Act requires that on the dissolution date, the GSE shall repurchase or redeem, or make proper provisions for repurchase or redemption of any outstanding shares of Sallie Mae preferred stock. Sallie Mae has the option of effecting an earlier dissolution if certain conditions are met. The preferred stock is carried at its liquidation value of $50 per share for a total of $214 million and pays a variable dividend that has been at its minimum rate of 5 percent per annum for the last several years. See "FINANCIAL STATEMENTS -- Footnote 13."

     As a government-sponsored enterprise, Sallie Mae is exempt from certain state and local taxes. Earnings of non-GSE units would not be exempt from such taxes. As the proportion of the Company's earnings generated by the non-GSE units increases over time, the expense associated with such taxes will increase. When fully phased in, management estimates that the Company's effective tax rate will be increased by approximately five percentage points. In addition, state and local sales and property taxes ultimately are expected to increase operating expenses by approximately two to three percent. Management believes the gradual imposition of such taxes represents the single most significant cost of privatization.

     The Privatization Act requires that within 60 days after the merger, the Company must pay $5 million to the D.C. Financial Control Board for use of the "Sallie Mae" name. In addition, the Holding Company must issue to the D.C. Financial Control Board warrants to purchase 555,015 shares of Holding Company Common Stock. These warrants, which are transferable, are exercisable at any time prior to September 30, 2008 at $72.43 per share. These provisions of the Privatization Act were part of the terms negotiated with the Administration and Congress as consideration for the GSE's privatization.

     If a reorganization pursuant to the Privatization Act does not occur on or prior to March 31, 1998, the Privatization Act requires that Sallie Mae submit an alternative wind-down plan to Congress and the Treasury Department by 2007. This plan would call for the dissolution of Sallie Mae by 2013. During this alternative wind-down period, Sallie Mae could not engage in new business activities beyond its GSE charter, but could transfer assets, except for the "Sallie Mae" name, at any time its statutory capital requirements were satisfied. As with the Reorganization, any remaining obligations, and assets sufficient to pay such obligations, would be transferred to a fully collateralized trust at the time of dissolution. All other assets would be distributed to Sallie Mae shareholders. Under this alternative, Sallie Mae generally would have to cease its business activities after 2009 and could not issue debt obligations that mature after 2013. The Secretary of the Treasury, who would monitor the wind-down, could require Sallie Mae to amend its plan of dissolution if deemed necessary to ensure full payment of its obligations.

  Direct Loan Program and 1993 FFELP Changes

     Sallie Mae's student loan business continued to be impacted by legislative changes to the student loan program as well as increased competition. OBRA changed the FFELP in a number of ways that lower the profitability of FFELP loans for all participants and established the Federal Direct Student Loan Program ("FDSLP") under which the federal government can lend directly to students. FFELP changes include risk-sharing on defaulted loans and yield reductions, and a 30 basis point annual "offset fee" unique to Sallie Mae on student loans purchased and held on or after August 10, 1993. See "-- Other Related Events."

     Despite extensive consideration in 1995 and 1996, the 104th Congress did not enact any significant changes to the federal student loan programs. No changes have been made that would effect the yield on student loans. Sallie Mae cannot predict whether future budget proposals or other changes will be made to the direct student loan program.

     The FDSLP is funded directly by the federal government and administered by the Department of Education. OBRA establishes goals for the phase-in of direct lending expressed as a percentage of the combined dollar amount of loans originated under the direct loan program and the FFELP with the following targets:

                                                                           DIRECT LOANS
                             ACADEMIC YEARS                            AS A PERCENT OF TOTAL
    ----------------------------------------------------------------   ---------------------
    1994-1995.......................................................              5%
    1995-1996.......................................................             40
    1996-1998.......................................................             50
    1998-1999.......................................................             60

     As of December 31, 1996, approximately 1,600 colleges and universities were participating in the FDSLP for the 1996-97 academic year. Based on Department of Education reports, management estimates that direct loan volume did not achieve its target market share of 40 percent of total student loan originations. Management estimates that Direct Loans accounted for approximately 31 percent of total student loan volume in the 1995-96 academic year, up from approximately 7 percent in the 1994-95 academic year. The FDLSP has a legislated market share goal of 50% for the 1996-1997 academic year.

     In recent years as the FDSLP has grown, the volume of loans originated by banks and other participants under the FFELP has been adversely impacted. Historically, Sallie Mae has purchased the majority of its student loans as they near the repayment phase which commences after a borrower leaves school. On average there is a two to three year lag between the date a loan is originated and the date it enters repayment. This lag has delayed the adverse affect of FDSLP originations on Sallie Mae's purchases of student loans. As the volume of FDSLP loans reaching the repayment phase increases, Sallie Mae's percentage share of the overall student loan market will decline. In 1994, the Department of Education began to offer existing FFELP borrowers the opportunity to refinance FFELP loans into FDSLP loans. As of December 31, 1996, approximately $325 million of FFELP loans owned by Sallie Mae have been accepted for refinancing into FDSLP loans. Approximately $320 million have been refinanced into FDSLP loans with the remainder awaiting disbursement by the federal government.

     OBRA provides that the special allowance for student loans made on or after July 1, 1998 will be based on the U.S. Treasury security with comparable maturity plus 1.0 percent for Stafford, Unsubsidized Stafford, and PLUS loans. See Appendix C. The Secretary of Education has not adopted regulations specifying the U.S. Treasury security on which these interest rates will be based or how often the special allowance rate will reset. Borrower rates are reset annually. Sallie Mae management believes that the comparable maturity security will be the 10-year Treasury Note. Depending on the specifics of the regulations, these changes could adversely impact the FFELP market and Sallie Mae's business, because of the uncertain availability and costs of funding to support this new type of instrument. Representatives of the student loan industry are currently engaged in discussions with congressional staff concerning possible legislative modification of this OBRA provision.

     OBRA also requires Sallie Mae to act as a lender of last resort to make FFELP loans when other private lenders are not available. Such loans receive a 100 percent guarantee and are not subject to the 30 basis point offset fee on loans held by Sallie Mae. If the Secretary of Education determines that Sallie Mae is not adequately implementing this provision, the offset fee paid by Sallie Mae could be increased from 30 basis points to 100 basis points.

     Legislated expansion of student eligibility as well as increases in student and parent loan limits have increased the volume of national loan originations. FFELP originations rose nearly 30 percent year-to-year to about $23 billion for the 1994 federal fiscal year ended September 30, 1994. During the 1995 federal fiscal year, FFELP originations declined to $21 billion due to FDSLP originations totaling $5 billion. Management expects FFELP originations to have declined a similar amount in the 1996 federal fiscal year and to be flat in 1997. In the meantime, however, the competition for FFELP loans has intensified at both the originating and secondary market levels due mainly to the reduced volume and to securitization of student loans, which has developed into a significant funding alternative for FFELP lenders.

  Recently Issued Accounting Pronouncements

     In June 1996, Statement of Financial Accounting Standards ("FAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" was issued. This statement will govern the accounting for securitization transactions entered into after December 31, 1996. Also, under this statement in-substance defeasance transactions entered into after December 31, 1996 no longer receive off-balance sheet treatment. Sallie Mae management believes the application of this Statement will have no material impact on Sallie Mae's results of operations.

  Other Related Events

     In 1995, the Congress declined to provide funding for HEAL loans to new borrowers. Funds were provided in 1995 and 1996 for borrowers who have previously received HEAL loans. It is not known at this time whether Congress will be willing to reverse this decision and provide funds for new borrowers. As of July 1, 1996, the Department of Education has exercised recently granted authority to raise the limits on Unsubsidized Stafford Loans to amounts equal to the maximum available under the HEAL program. Loans of this size are available only to borrowers attending programs that otherwise would have been eligible for HEAL funding and at schools that were active participants in the HEAL program in 1995.

     On June 11, 1996, Orange County, California filed a complaint against the Company in the U.S. Bankruptcy Court for the Central District of California. The case is currently pending in the U.S. District Court for the Central District of California. The complaint alleges that the Company made fraudulent representations and omitted material facts in offering circulars on various offerings purchased by Orange County, which contributed to Orange County's market losses and subsequent bankruptcy. The complaint seeks to hold Sallie Mae responsible for losses resulting from Orange County's bankruptcy, but does not specify the amount of damages claimed. The complaint against the Company is one of numerous cases that have been coordinated for discovery purposes. Other defendants include Merrill Lynch, Morgan Stanley, KPMG Peat Marwick, Standard & Poor's and Fannie Mae. The complaint includes a claim of fraud under Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. In addition, the complaint includes counts under the California Corporations Code, as well as a count for common law fraud. The Company believes that the complaint is without merit and intends to defend the case vigorously. At this time, Management believes the impact of the lawsuit will not be material to the Company.

     In September 1996, Sallie Mae obtained a declaratory judgment against the Secretary of Education in the U.S. District Court for the District of Columbia. The Court found that the Secretary acted erroneously in refusing to allow Sallie Mae to claim adjustments to SAP on certain FFELP loans which were required to be converted from a fixed rate to a variable rate. The Secretary has filed a notice of appeal of the District Court's decision.

     In August 1996, Huntington National Bank, Battelle Memorial Institute and Sallie Mae entered into an agreement to form a joint venture company, CyberMark LLC, to produce and market stored value cards and systems. Huntington and Battelle provided funding for the new company with Sallie Mae contributing the smart card system it developed over the past three years through its CyberMark subsidiary. Sallie Mae also contributed the CyberMark name to the joint venture company.

     In September 1996, Sallie Mae restructured its arrangement with The Chase Manhattan Bank, Sallie Mae's largest lending client, in light of Chase's merger with Chemical Banking Corporation. Chase and Sallie Mae established two joint venture companies in which they hold equal interests, Education First Finance LLC and Education First Marketing LLC. Education First Finance LLC acquired Chase's existing $2.6 billion student loan portfolio on October 1, 1996 and will acquire all future loans originated by Chase. Education First

Marketing LLC will provide marketing services for Chase student loan products. Chase, which is now the largest originator in the FFELP, will originate insured student loans under the new arrangement. Sallie Mae will provide all processing and servicing support. Although the parties intend that the new arrangement be a long-term relationship, they have allowed for mutual rights to acquire each other's interest in the joint venture after the first six years.

     On February 6, 1997, President Clinton submitted his Fiscal Year 1998 budget proposal to Congress. In an effort to achieve a balanced federal budget by 2002, the President has proposed a number of budget savings affecting the FFELP. Included in these savings are proposals to reduce the yield on student loans during the in-school, grace and deferment periods, to decrease loan insurance from 98 percent of claim amount to 95 percent, to require lenders rather than the government to compensate guarantors for their assistance in default prevention, and to extend the Sallie Mae offset fee to loans sold by Sallie Mae as part of securitized transactions. In addition, the President has proposed a significant restructuring of guaranty agency finances and operations. None of the proposals affecting lenders and secondary markets was included in the agreement on the budget which the President subsequently reached with the Congressional leadership or in the budget resolution passed by the Congress based upon that agreement. The agreement does call for the return of $1 billion in guarantee agency reserves in fiscal year 2002, although such provisions would not adversely affect the Company. Legislation implementing the budget resolution is now under consideration by both houses of the Congress.

                  DESCRIPTION OF HOLDING COMPANY CAPITAL STOCK

     The statements set forth under this heading with respect to certain provisions of the Delaware General Corporation Law (the "DGCL"), the Certificate of Incorporation of the Holding Company, as in effect as of the Effective Time (the "Holding Company Charter"), and the by-laws of the Holding Company (the "Holding Company By-Laws") are brief summaries thereof and do not purport to be complete and are qualified in their entirety by reference to the relevant provisions of the DGCL, the Holding Company Charter and the Holding Company By-Laws, as appropriate.

GENERAL

     The Holding Company Charter authorizes capital stock consisting of 250,000,000 shares of Holding Company Common Stock, par value $.20 per share, and 20,000,000 shares of preferred stock ("Holding Company Preferred Stock"). In connection with the Reorganization, each outstanding share of Sallie Mae Common Stock will be converted into one share of Holding Company Common Stock, and the outstanding shares of the common stock of MergerCo, a newly-created, wholly-owned subsidiary of the Holding Company will be converted into all of the issued and outstanding shares of Sallie Mae Common Stock, all of which will then be owned by the Holding Company. Accordingly, the number of shares of Holding Company Common Stock issued and outstanding immediately following the Reorganization will be equal to the number of shares of Sallie Mae Common Stock issued and outstanding immediately prior to the Reorganization. No shares of Holding Company Preferred Stock will be issued or outstanding prior to or immediately following the Reorganization.

     The Reorganization will become effective at the Effective Time, which management expects to occur as soon as practicable following the Special Meeting. As a result of the Reorganization, Sallie Mae will become a subsidiary of the Holding Company and all of the Holding Company Common Stock outstanding immediately after the Reorganization will be owned by the holders of Sallie Mae Common Stock outstanding immediately prior to the Reorganization. Shares of Holding Company Common Stock held by Sallie Mae and the Sallie Mae Common Stock held in treasury will be canceled and retired. Shares of the outstanding class of preferred stock of Sallie Mae will not be affected by the Reorganization, and will remain outstanding, with the same voting powers, designations, preferences, rights, qualifications, limitations and restrictions as prior to the Reorganization.

COMMON STOCK

     The holders of Holding Company Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. As a result, the holders of a majority of the shares voting for the election of directors can elect all the members of the Holding Company Board.

     Holders of Holding Company Common Stock: (i) have equal and ratable rights to dividends from funds legally available therefor when, as and if declared by the Holding Company Board, subject to any rights of the holders of Holding Company Preferred Stock; (ii) subject to any rights of the holders of Holding Company Preferred Stock, are entitled to share ratably in any distribution to holders of Holding Company Common Stock upon liquidation, after payment in full of all creditors; and (iii) do not have preemptive rights. Holding Company Common Stock is not redeemable or convertible. The outstanding shares of Holding Company Common Stock are, and the shares to be issued in the Reorganization will be, fully paid and non-assessable. The registrar and transfer agent for Holding Company Common Stock is Chase Mellon Shareholder Services.

PREFERRED STOCK

     The Holding Company Board may, under certain circumstances, from time to time authorize the issuances of one or more series of Holding Company Preferred Stock, with such designations of titles; dividend rates; any redemption provisions; special or relative rights in the event of liquidation, dissolution, distribution or winding up; any sinking fund provisions; any conversion provisions; any voting rights thereof; and any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as shall be set forth as and when established by the Holding Company Board. The shares of any series of Holding Company Preferred Stock will be, when issued, fully paid and nonassessable.

     The Holding Company Board may, under certain circumstances, issue Holding Company Preferred Stock with voting rights and other rights that could adversely affect the voting power of holders of Holding Company Common Stock and such stock could be used to prevent a hostile takeover of the Holding Company. The Holding Company has no present plans to issue any shares of Holding Company Preferred Stock.

WARRANTS

     Pursuant to the Privatization Act, the Holding Company must issue to the D.C. Financial Control Board warrants to purchase 555,015 shares of Holding Company Common Stock. These warrants, which are transferable, are exercisable at any time prior to September 30, 2008, at $72.43 per share. This provision of the Privatization Act was part of the terms negotiated with the Administration and Congress as consideration for the GSE's privatization.

                        COMPARISON OF STOCKHOLDER RIGHTS

     Sallie Mae, as the sole stockholder of the Holding Company prior to the Reorganization, will appoint the members of the Holding Company Board to serve until their successors are duly elected. After the Effective Time, the Company stockholders will elect all of the members of the Holding Company Board at each annual meeting beginning with the 1998 Annual Meeting of the Company, which meeting is expected to take place in April of 1998. The terms of the corporate governance provisions set forth in the Holding Company Certificate of Incorporation and By-laws following the effective date of the Reorganization depend upon whether the Majority Director Slate or the CRV Slate receives the highest plurality of votes cast in person or by proxy in respect of the Board Slate Proposal. In the event that the Reorganization Proposal is approved and the Majority Director Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, then after Sallie Mae appoints the Majority Director Slate to the Holding Company Board of Directors and before the effectiveness of the Reorganization, the Holding Company Board of Directors and Sallie Mae (as sole shareholder of the Holding Company) will take or cause to be taken any and all actions they deem necessary or appropriate to amend the Holding Company's Certificate of Incorporation and By-laws so as to implement the provisions as described in the Proxy Statement Supplement of the Majority Directors. In the event that the Reorganization Proposal is approved and the CRV Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, then after Sallie Mae appoints the CRV Slate to the Holding Company Board of Directors and before the effectiveness of the Reorganization, the Holding Company Board of Directors and Sallie Mae (as sole shareholder of the Holding Company) will take or cause to be taken any and all actions they deem necessary or appropriate to amend the Holding Company's Certificate of Incorporation and By-laws so as to implement the provisions as described in the Proxy Statement Supplement of the CRV.

                                   MANAGEMENT

HOLDING COMPANY BOARD OF DIRECTORS

     Prior to the Effective Time, Sallie Mae, as sole stockholder of the Holding Company prior to the Reorganization, will appoint the members of the Holding Company Board until their successors are duly elected.

     After the Effective Time, the Company's stockholders will elect all of the members of the Holding Company Board at each annual meeting beginning with the 1998 Annual Meeting of the Company, which is expected to take place in April of 1998. If the Reorganization Proposal is approved by shareholders, the Sallie Mae Board will elect to the Holding Company Board the slate of nominees receiving the highest plurality of the votes cast in person or by proxy in respect of the Board Slate Proposal. For information on the nominees included in the Majority Director Slate, see the Proxy Statement Supplement of the Majority Directors that comprises an integral part, and is being mailed to shareholders together with a copy, of this Proxy Statement/Prospectus. For information on the nominees included in the CRV Slate, see the Proxy Statement Supplement of the CRV that comprises an integral part, and is being mailed to shareholders together with a copy, of this Proxy Statement/Prospectus.

SALLIE MAE BOARD OF DIRECTORS

STATUTORY REQUIREMENTS

     The Sallie Mae Charter provides that the Sallie Mae Board will consist of 21 directors: 14 elected by the shareholders and seven appointed by the President of the United States. The Sallie Mae Charter provides that, for purposes of qualifying for election to the Board, seven directors must be affiliated with eligible institutions and seven directors must be affiliated with eligible lenders, as described in the Sallie Mae Charter. A nominee may be considered to be affiliated with an eligible institution or eligible lender if he or she has been, within five years of election to the Sallie Mae Board, an employee, officer, director, or similar official of: (1) any such institution or lender; (2) an association whose members consist primarily of such institutions or lenders; or (3) a state agency, authority, instrumentality, commission, or similar institution, the primary purpose of which relates to educational matters or banking matters. The Sallie Mae Charter also provides that the 14 elected directors serve for a term ending on the date of the next annual meeting and until their successors have been elected and have duly qualified. The Sallie Mae Charter further provides that the seven appointed members serve at the pleasure of the President of the United States and until their successors have been appointed and have duly qualified. The Sallie Mae Charter also provides that the President may designate a Chairman from among the 21 members of the Sallie Mae Board, and on November 12, 1993, President Clinton designated Mr. William Arceneaux as Chairman of the Sallie Mae Board.

                         SHAREHOLDER-ELECTED DIRECTORS:

                                                PRIMARY EMPLOYMENT DURING THE PAST FIVE YEARS
       NAME AND AGE AT MARCH 31, 1997                AND DIRECTORSHIPS AT MARCH 31, 1997
--------------------------------------------   -----------------------------------------------
WILLIAM ARCENEAUX(3)(4)(5)..................   President, Louisiana Association of Independent
Director since 5/17/79                         Colleges and Universities, Baton Rouge, LA
Age 55                                         (1987- present). Mr. Arceneaux also is Chairman
                                               of CSLA, Inc. and Foundation CODOFIL. He is
                                               director and former chairman of the Board of
                                               Louisiana Public Broadcasting.
JAMES E. BRANDON, ESQ.(1)...................   Attorney and Certified Public Accountant,
Director since 7/5/95                          Amarillo, TX. Mr. Brandon is President and
Age 70                                         director of: National Cattle Co., Inc.,
                                               Automated Electronics Corp., Kirby Royalties,
                                               Inc., and El Paso Venezuela Company, each an
                                               oil and gas company; Oldham Ranches, Inc.,
                                               Grain Properties, Inc., and Park Princess,
                                               Inc., each a real estate investment company.
                                               Mr. Brandon is a trustee of Eureka College in
                                               Illinois. Mr. Brandon previously served as a
                                               director of Sallie Mae, by appointment of the
                                               President of the United States, from 1982 to
                                               1991.
DAVID A. DABERKO(3)(4)......................   Chairman and Chief Executive Officer of
Director since 5/20/87                         National City Corporation (July 1995-present).
Age 51                                         Mr. Daberko previously served as President and
                                               Chief Operating Officer (1993-July 1995) and as
                                               Deputy Chairman at National City Corporation
                                               (1987-1993), as well as Chairman, National City
                                               Bank, both located in Cleveland, OH. He also
                                               serves as a director of National City Bank,
                                               Cleveland; National City Bank, Columbus;
                                               National City Bank, Indiana. He is also on the
                                               Boards of Case-Western Reserve University, and
                                               the Ohio Foundation of Independent Colleges.
CHARLES L. DALEY(2).........................   Director, Executive Vice President and
Director since 7/5/95                          Secretary of TEB Associates, Inc., Voorhees,
Age 64                                         NJ, a real estate finance company
                                               (1992-Present). Previously, Mr. Daley was
                                               Executive Vice President and Chief Operating
                                               Officer of First Peoples Financial Corporation,
                                               a bank holding company, (1987-1992) and
                                               Executive Vice President and Chief Operating
                                               Officer of First Peoples Bank of New Jersey, a
                                               state-chartered commercial bank, (1984-1992).
RONALD F. HUNT, ESQ.(2)(4)..................   Attorney in New Bern, NC (1990-present). Since
Director since 7/5/95                          1987 he has served as Corporate Secretary of
Age 53                                         the Construction Loan Insurance Association and
                                               as a director and Corporate Secretary of Connie
                                               Lee Insurance Company and of Connie Lee
                                               Management Services Corporation. Mr. Hunt
                                               served as Chairman of the Board of Directors of
                                               the National Student Loan Clearinghouse
                                               (1993-1995).
THOMAS H. JACOBSEN(3).......................   Chairman, President, and Chief Executive
Director since 1/20/87                         Officer of Mercantile Bancorporation Inc., St.
Age 57                                         Louis, MO (1989- present). Mr. Jacobsen
                                               presently serves as director of Trans World
                                               Airlines, Inc. and Union Electric Company.

                                                PRIMARY EMPLOYMENT DURING THE PAST FIVE YEARS
       NAME AND AGE AT MARCH 31, 1997                AND DIRECTORSHIPS AT MARCH 31, 1997
--------------------------------------------   -----------------------------------------------
BENJAMIN J. LAMBERT, III(3).................   Virginia State Senator since 1987 and
Director since 7/5/95                          optometrist, Richmond, VA (1962-Present). Mr.
Age 58                                         Lambert is currently a director of Consolidated
                                               Bank & Trust Company (since 1989), Virginia
                                               Power (since 1992) and Dominion Resources
                                               (since 1994). Dr. Lambert is also Secretary of
                                               the Board of Trustees of Virginia Union
                                               University, where he has served as a trustee
                                               for over 15 years.
ALBERT L. LORD(2)(4)........................   President and principal shareholder, LCL, Ltd.,
Director since 7/5/95                          a Washington D.C. firm that provides consulting
Age 51                                         services in investment and financial services
                                               (1994- Present). Mr. Lord served in various
                                               executive positions with the Company from
                                               October 1981 until January 1994, including
                                               Executive Vice President (1986-1994) and Chief
                                               Operating Officer (1990-1994). Mr. Lord is a
                                               director of Princeton Bank, Princeton, MN
                                               (1995-Present) and of First Alliance
                                               Corporation, Irvine, CA.
A. ALEXANDER PORTER, JR.(1).................   Co-founder and President, Porter, Felleman,
Director since 7/5/95                          Inc., New York, NY (1983-Present). Mr. Porter
Age 58                                         is a general partner of Amici Associates, L.P.,
                                               and the Collectors' Fund, both investment
                                               partnerships, and the founder and a director of
                                               Distributions Technology, Inc. Mr. Porter is
                                               also a trustee of Davidson College, NC, (since
                                               1972), a governor of the New York Athletic Club
                                               (since 1991) and a trustee of The John Simon
                                               Guggenheim Memorial Foundation.
JAMES E. ROHR(3)............................   President and Director of PNC Bank Corp., and
Director since 5/27/93                         President and Chief Executive Officer, PNC
Age 48                                         Bank, N.A., Pittsburgh, PA (1992-present). Mr.
                                               Rohr served previously as Vice Chairman of PNC
                                               Bank Corp. (1989-1992). Mr. Rohr serves on the
                                               boards of Allegheny Teledyne Corporation,
                                               Equitable Resources, Inc. and Carnegie-Mellon
                                               University.
STEVEN L. SHAPIRO(3)........................   Certified Public Accountant and Personal
Director since 7/5/95                          Financial Specialist, Mr. Shapiro is Chairman
Age 56                                         of Alloy, Silverstein, Shapiro, Adams, Mulford
                                               & Co., Certified Public Accountants, Cherry
                                               Hill, NJ where he has been employed since 1960
                                               and has served on its board directors since
                                               1966. Mr. Shapiro is Commissioner of the New
                                               Jersey Casino Reinvestment Development
                                               Authority, Trustee of the West Jersey Hospital
                                               Foundation and a federal key person of the
                                               American Institute of Certified Public
                                               Accountants. Since 1992, Mr. Shapiro has been a
                                               member of the Executive Advisory Council of
                                               Rutgers University and a member of the board of
                                               Carnegie Bancorp, Princeton, NJ. Previously,
                                               Mr. Shapiro was a director of the First Peoples
                                               Financial Corp. (1990-1992).
JOHN W. SPIEGEL(3)..........................   Executive Vice President and Chief Financial
Director since 5/27/93                         Officer, SunTrust Banks, Inc. and Treasurer,
Age 56                                         SunTrust Banks of Georgia, Atlanta, GA
                                               (1985-present). He is also a member of the
                                               board of directors of Rock-10 Company,
                                               Conti-Financial Corporation and Suburban Lodges
                                               of America.

                                                PRIMARY EMPLOYMENT DURING THE PAST FIVE YEARS
       NAME AND AGE AT MARCH 31, 1997                AND DIRECTORSHIPS AT MARCH 31, 1997
--------------------------------------------   -----------------------------------------------
DAVID J. VITALE(2)(4).......................   Vice Chairman of First Chicago NBD Corporation
Director since 5/19/77 Age 50                  and President of The First National Bank of
                                               Chicago, Chicago, IL (1995-present). In 1995,
                                               Mr. Vitale served as Senior Risk Management
                                               Officer. He previously served as Vice Chairman
                                               (1993-1995) of The First National Bank of
                                               Chicago and First Chicago Corporation, Chicago,
                                               IL and as Executive Vice President of First
                                               Chicago Corporation (1986-1993). Mr. Vitale is
                                               a director of First Chicago Investment
                                               Management Company, Chicago, IL and a Trustee
                                               of the Illinois Institute of Technology.
RANDOLPH H. WATERFIELD, JR.(1)..............   Certified Public Accountant and Accounting
Director since 7/5/95                          Consultant, Barnegat Light, NJ (1990-Present).
Age 65                                         Mr. Waterfield has been a trustee of Drexel
                                               University since 1981.

---------------
(1) Affiliated with eligible institutions.

(2) Affiliated with eligible lenders.

(3) Affiliated with eligible institutions and eligible lenders.

(4) Member of the Executive Committee.

(5) Designated Chairman of the Board, November 12, 1993 by the President of the United States, pursuant to Section 439(c)(1)(B) of the Sallie Mae Charter.

                            PRESIDENTIAL APPOINTEES:

     THE FOLLOWING DIRECTORS, APPOINTED BY THE PRESIDENT OF THE UNITED STATES PURSUANT TO SECTION 439(c)(1)(A) OF THE SALLIE MAE CHARTER, SERVE AT THE PLEASURE OF THE PRESIDENT OF THE UNITED STATES AND ARE NOT ELECTED BY SHAREHOLDERS. UNDER THE PRIVATIZATION ACT, DIRECTORS OF SALLIE MAE APPOINTED BY THE PRESIDENT OF THE UNITED STATES ARE NOT ELIGIBLE TO SERVE ON THE HOLDING COMPANY BOARD.

                                                PRIMARY EMPLOYMENT DURING THE PAST FIVE YEARS
       NAME AND AGE AT MARCH 31, 1997                AND DIRECTORSHIPS AT MARCH 31, 1997
--------------------------------------------   -----------------------------------------------
MITCHELL W. BERGER, ESQ.....................   President and Founder of Berger, Davis &
Director since 3/25/94                         Singerman, a law firm with offices located in
Age 40                                         Fort Lauderdale, Miami and Tallahassee, Florida
                                               (1985-Present). Mr. Berger currently serves on
                                               the Board of Governors of the Nova University
                                               School of Business and was a Commissioner on
                                               The Florida Environmental Regulation Commission
                                               (1991-1997). In 1994, Mr. Berger served as
                                               Co-Chair of the Community Relations Committee
                                               for the Summit of the Americas in Miami, FL.
                                               Mr. Berger was recently appointed by the
                                               Governor and confirmed by the Florida Senate,
                                               to serve on the Board of the South Florida
                                               Water Management District.
KRIS E. DURMER, ESQ(1)......................   Attorney/Owner, Kris E. Durmer Law Offices,
Director since 3/25/94                         Nashua and Manchester, NH (1994-Present).
Age 47                                         Previously Mr. Durmer was director of the law
                                               firm of Currier, Zall, Durmer, Shepard & Barry,
                                               P.A. (1988-1993). Mr. Durmer is also a
                                               Commissioner of the Nashua Housing Authority
                                               and a Director of the Neighborhood Health
                                               Center for Greater Nashua. He was also a
                                               Founder and Director of the Greater Nashua
                                               Housing and Development Foundation (1989-1996).

                                                PRIMARY EMPLOYMENT DURING THE PAST FIVE YEARS
       NAME AND AGE AT MARCH 31, 1997                AND DIRECTORSHIPS AT MARCH 31, 1997
--------------------------------------------   -----------------------------------------------
DIANE S. GILLELAND..........................   Senior Fellow, American Council on Education,
Director since 3/25/94                         Washington, D.C. Previously, Ms. Gilleland was
Age 50                                         the Director, Arkansas Department of Higher
                                               Education, Little Rock, AR (1990-1997). She
                                               currently serves on the boards of several
                                               organizations including the Board of the
                                               Arkansas School of Mathematics and Science.
REGINA T. MONTOYA, ESQ.(1)..................   President of WorkRules Company, a consulting
Director since 3/25/94                         firm and Visiting Professor at the University
Age 43                                         of Texas at Dallas since September 1995. Ms.
                                               Montoya was elected national president of Girls
                                               Incorporated in April 1996. Ms. Montoya has
                                               also been a political analyst for KDFW-TV since
                                               August 1995. Previously, Ms. Montoya served as
                                               President of Jayhawk, Inc. and Vice President
                                               for Special Projects and Special Advisor to the
                                               Chairman of the Board of Westcott
                                               Communications, Inc. Dallas, TX (1994-1995). In
                                               1993, Ms. Montoya served as Assistant to
                                               President Clinton and Director of the Office of
                                               Intergovernmental Affairs. Ms. Montoya
                                               previously worked with the Texas law firm of
                                               Godwin & Carlton from September 1990 to January
                                               1993. Ms. Montoya has also served as a member
                                               of the Board of Directors of Jayhawk Acceptance
                                               Corporation since February 1994, and as a
                                               member of the Board of Directors of Trammell
                                               Crow Company since December 1993. Ms. Montoya
                                               also serves on the Board of Trustees of
                                               Wellesley College and is Vice President and
                                               member of the Board of Directors of the Harvard
                                               Alumni Association.
JAMES E. MOORE..............................   President and Chief Executive Officer,
Director since 3/25/94                         ContiFinancial Corporation (1995-Present),
Age 50                                         Chairman of ContiMortgage Corporation
                                               (1990-Present) and Chairman of Triad Financial
                                               Corporation (1996-Present). He is also a
                                               director of the National Home Equity Mortgage
                                               Association and Home Equity Lenders Leadership
                                               Organization.
IRENE NATIVIDAD.............................   Principal, Natividad & Associates, Washington,
Director since 3/25/94                         D.C. and Executive Director of the Philippine
Age 48                                         American Foundation (1990-Present). Ms.
                                               Natividad currently serves as the Chair of the
                                               National Commission on Working Women.
                                               Previously, she held the position of President
                                               of the National Women's Political Caucus
                                               (1985-1989). A Panelist on PBS' "To the
                                               Contrary", a national news-analysis program,
                                               Ms. Natividad serves on numerous Boards
                                               including the National Museum for Women in the
                                               Arts and the Center for Women Policy Studies.

                                                PRIMARY EMPLOYMENT DURING THE PAST FIVE YEARS
       NAME AND AGE AT MARCH 31, 1997                AND DIRECTORSHIPS AT MARCH 31, 1997
--------------------------------------------   -----------------------------------------------
RONALD J. THAYER............................   Department Executive, Wayne County, Office of
Director since 3/25/94                         Jobs and Economic Development, Detroit, MI
Age 57                                         (1994- Present). Mr. Thayer served as the
                                               Senior Vice President for Fund Development at
                                               WTVS-TV, a public television station in
                                               Detroit, MI (1990-1992). Mr. Thayer is also a
                                               Principal of The Fund Raising Specialists, a
                                               Member of the Board of Trustees of Siena
                                               Heights College and a member of the President's
                                               Cabinet, Executive Board of the University of
                                               Detroit, Mercy.

---------------
(1) Member of the Executive Committee.

MEETINGS OF THE BOARD

     The Holding Company anticipates that the Holding Company Board will hold meetings and maintain committees substantially similar to those currently maintained by Sallie Mae.

     The Sallie Mae Board of Directors conducts regular meetings on a bi-monthly basis and special meetings as may be required from time to time. Six meetings were held during 1996. In addition, the Executive Committee of the Board, which is empowered, with certain exceptions, to take all such actions of the Sallie Mae Board as may be necessary between the Sallie Mae Board's regular meetings meets from time to time as required. The members of the Sallie Mae Board who served during 1996 attended at least 75 percent of the total number of meetings of the Sallie Mae Board and committees of which they were members in 1996.

     The Sallie Mae Board uses a number of committees to assist it in the performance of its duties. Meetings of the committees of the Sallie Mae Board are generally held on the day prior to the regular meetings of the Sallie Mae Board and on such other dates as may be necessary between regular meetings. The present standing committees are the Audit Committee, the Compensation and Personnel Committee, the Executive Committee, the External Concerns Committee, the Finance Committee, the Nominations and Board Affairs Committee, the Operations Committee, and the Strategic Planning Committee. The purposes of the Audit, Compensation and Personnel, and Nominations and Board Affairs Committees, the identity of their current members, and the number of meetings held during 1996 are set forth below.

     AUDIT COMMITTEE. The Audit Committee is empowered to: (1) make recommendations to the Board on the selection of independent auditors; (2) review with independent auditors the scope of their examination and the proposed fee; (3) review with independent auditors the results of the examination; (4) review with management the nature and extent of all non-audit-related services provided to Sallie Mae by the independent auditor; (5) review the management, scope, and results of the internal audit program; and (6) review the Employee Standards of Conduct and the Board of Directors Code of Conduct and employee and director compliance with each.

     The Sallie Mae Audit Committee held five meetings during 1996. The current membership of the Sallie Mae Audit Committee is as follows: James E. Moore, Chairman; Randolph H. Waterfield, Jr., Vice Chairman; James E. Brandon; David A. Daberko; Diane S. Gilleland; and James E. Rohr. The membership of the Holding Company Audit Committee will be determined by the Holding Company Board following shareholder approval of the Reorganization.

     COMPENSATION AND PERSONNEL COMMITTEE. The Compensation and Personnel Committee is empowered to (1) consider and make recommendations to the Board with respect to compensation and other benefits for the Board and employees of Sallie Mae; (2) review Sallie Mae's management resources, manpower planning, development, selection process, and the performance of its key executives; (3) review position evaluations and salary rates for officers; (4) review Sallie Mae's policies relating to development and continuity of able management; and
(5) recommend to the Board a process of succession for Sallie Mae's senior officers.

     The Sallie Mae Compensation and Personnel Committee held six meetings during 1996. The current membership of the Sallie Mae Compensation and Personnel Committee is as follows: David A. Daberko, Chairman; Irene Natividad, Vice Chairman; Charles L. Daley; Steven L. Shapiro; Ronald J. Thayer; and David J. Vitale. The membership of the Holding Company Compensation and Personnel Committee will be determined by the Holding Company Board following shareholder approval of the Reorganization.

     NOMINATIONS AND BOARD AFFAIRS COMMITTEE. The Nominations and Board Affairs Committee is empowered to: (1) identify and recommend nominees for election to the Board; (2) identify and review the qualifications of eligible candidates for consideration as advisory members and Board members; and (3) review the effectiveness and composition of the Board.

     The Sallie Mae Nominations and Board Affairs Committee held one meeting during 1996. The current membership of the Sallie Mae Nominations and Board Affairs Committee is as follows: Thomas H. Jacobsen, Chairman; Benjamin J. Lambert, Vice Chairman; Kris E. Durmer, James E. Brandon; John W. Spiegel; and Ronald J. Thayer. The membership of the Holding Company Nominations and Board Affairs Committee will be determined by the Holding Company Board following shareholder approval of the Reorganization.

TRANSACTIONS WITH AFFILIATED INSTITUTIONS

     Certain directors of the Company are also directors and/or executive officers of other companies with which the Company, from time to time, engages in business transactions. Management believes that the terms and conditions of such transactions are no less favorable to the Company than the terms and conditions of transactions generally entered into by the Company. The Company does not believe that it is a party to any transactions in which a director of the Company has a direct or indirect material interest.

                             DIRECTOR COMPENSATION

     During 1996, each director of Sallie Mae, with the exception of the Chairman of the Board, earned an annual retainer in the amount of $20,000. Each Chairman of a standing committee with the exception of the Chairman of the Board, received an additional annual retainer of $2,000. In addition, a fee of $1,500 accrued to each director for attending each regular bi-monthly or special meeting of the Sallie Mae Board and a fee of $1,500 accrued to each director for attending each regularly scheduled committee meeting of the Sallie Mae Board (with only a single fee paid for multiple committee meetings on the same day). The Chairman of the Board, in recognition of the additional time that he is required to devote to the affairs of Sallie Mae, was compensated on the basis of an annual retainer in the amount of $50,000 and a per diem in the amount of $1,750 for each day spent on the affairs of Sallie Mae. The Chairman of the Board may authorize additional reimbursement for directors who perform additional services or devote unusual amounts of time to Sallie Mae's activities, which are not covered under the normal compensation schedules.

     Directors may elect to defer cash compensation under the Sallie Mae Board of Directors' Deferred Compensation Plan and invest deferred compensation in a cash account on which interest is accrued and/or in a Sallie Mae Common Stock account, on which dividends and other capital adjustments are made. At least 50% of each director's annual retainer is credited to the Board of Directors' Deferred Compensation Plan -- Stock Account. See "OWNERSHIP OF SALLIE MAE STOCK".

     Directors are provided with $50,000 of group term life insurance and are covered by a travel insurance plan while traveling on Sallie Mae business.

     Consistent with Sallie Mae's philosophy that management and the Sallie Mae Board's compensation should be aligned with the interests of the shareholders, effective December 31, 1995, the Sallie Mae Board of Directors' Pension Plan, a "nonqualified" plan, providing a benefit computed on the highest consecutive three-year average of compensation, was eliminated. Benefits accrued to directors serving on the Board at December 31, 1995 were frozen. Further, the Board recommended that a substantial portion of compensation be stock-based.

     Directors may participate in the Sallie Mae Employees' Stock Purchase Plan on the same terms and conditions as employees. Directors do not receive a salary from Sallie Mae nor do they participate in any of the other plans discussed in the Executive Compensation section.

     Under the terms of the shareholder-approved Sallie Mae Board of Directors' Restricted Stock Plan, each director may annually receive up to a maximum of 500 shares of restricted Common Stock. Shares granted under the Directors' Restricted Stock Plan may not be transferred by a director until the later of six months from the date of grant or the date the director separates from service as a Board member. During 1996, each director was granted 100 shares of restricted Sallie Mae Common Stock. The aggregate number of shares issued to directors during 1996 was 2,100 shares.

     Pursuant to the Board of Directors Stock Option Plan, approved at the 1996 Annual Meeting of Shareholders of Sallie Mae, each director was awarded options to acquire 3,000 shares of Sallie Mae Common Stock at $73.00 per share. Beginning in 1997, each director will annually receive grants of 1,000 stock options pursuant to the Board of Directors' Stock Option Plan. At December 31, 1996, 63,000 options were outstanding and exercisable and had a value of $1,267,875.

     The Department of the Treasury, in connection with its oversight responsibilities related to Sallie Mae, the government-sponsored enterprise, has discussed and questioned the holding of options to purchase shares of stock in the newly-formed Holding Company by public directors of the government-sponsored enterprise as a form of compensation under the new holding company structure.

     While the Company does not share this view, the Company has agreed to use its best efforts, following the Reorganization, to have the newly formed Holding Company acquire any outstanding options held by the presidential appointees to the Sallie Mae Board and to discontinue such directors' future participation in the Sallie Mae Employees' Stock Purchase Plan.

     The total compensation accrued to directors in 1996 (including the value of restricted stock grants and compensation related to participation in the Sallie Mae Employees Stock Purchase Plan) aggregated $1,215,767.

                       EXECUTIVE OFFICERS OF THE COMPANY

NAMES AND TITLES

     The executive officers of Sallie Mae at March 31, 1997, their titles, and their years of employment with Sallie Mae are below. Their previous experience, including principal occupations for the past five years, follows.

                                                                                         YEAR
                                                                                      COMMENCED/
                                                                           AGE AT      REJOINED
                              NAME & TITLE                                 3/31/97    EMPLOYMENT
------------------------------------------------------------------------   -------    -----------
Lawrence A. Hough.......................................................      52      1973/1979
     President and Chief Executive Officer
Timothy G. Greene.......................................................      57      1973/1990
     Executive Vice President and General Counsel
Lydia M. Marshall.......................................................      48      1985
     Executive Vice President, Marketing
Denise B. McGlone.......................................................      45      1977/1994
     Executive Vice President and Chief Financial Officer

PREVIOUS EXPERIENCE

     Lawrence A. Hough, President and Chief Executive Officer, was first employed by Sallie Mae from 1973 to 1977 and rejoined Sallie Mae in 1979. He was appointed to his present position in July 1990. As more fully described in the Proxy Statement Supplement of the Majority Directors, Mr. Hough intends to resign following consummation of the Reorganization upon selection of his successor.

     Timothy G. Greene, Executive Vice President and General Counsel, was first employed by Sallie Mae from 1973 to 1979 and rejoined Sallie Mae in July 1990, at which time he was appointed to his present position. A $500,000 loan made by Sallie Mae to Mr. Greene in order to assist him in relocating to Washington, D.C. to accept employment with Sallie Mae was repaid by Mr. Greene on June 30, 1996.

     Lydia M. Marshall, Executive Vice President, Marketing, was employed by Sallie Mae in July 1985. Prior to her current appointment in November 1993, she served as Senior Vice President, Marketing from 1991 to 1993.

     Denise B. McGlone, Executive Vice President and Chief Financial Officer, was first employed by Sallie Mae from 1977 to 1983 and rejoined Sallie Mae on January 31, 1994, at which time she was appointed to her present position. From December 1991 through December 1993, Ms. McGlone held the position of Executive Vice President and Global Head of Derivatives of DKB Financial Products, Inc. in New York.

                             EXECUTIVE COMPENSATION

     This section includes: (1) a report made by the Compensation and Personnel Committee of Sallie Mae regarding executive compensation policy; (2) a summary description in tabular form of executive compensation; (3) a summary of 1997 stock option grants; (4) a valuation of option exercises and remaining option holdings; (5) a summary of awards under the Student Loan Marketing Association Incentive Performance Plan (the "Incentive Performance Plan" or the "IPP"); (6) a description of benefit plans; and (7) a comparison of stock performance to market indices. Sallie Mae does not have any termination or change in control agreements with its executive officers.

REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE

     This report is issued by the Compensation and Personnel Committee to set forth the Sallie Mae Board's philosophy and practice in the area of executive compensation. Written comments by shareholders on the report are encouraged and should be directed to the Chairman, Compensation and Personnel Committee.

     POLICY. The purpose of Sallie Mae's executive compensation program is to link compensation to the achievement of Sallie Mae's education finance program and financial goals. These goals are to: increase the availability of education related credit in the United States, improve the delivery of that credit, and increase total shareholder return. Although the Holding Company Board has not yet adopted a policy for its compensation programs, it is anticipated that the Holding Company Board will adopt a policy substantially similar to that currently in effect for Sallie Mae's Compensation and Personnel Committee.

     Sallie Mae's experience demonstrates that its goals are best achieved through the coordinated efforts of its entire senior management team. To create an environment in which such coordinated efforts will occur, each component of the executive compensation program applies to all executive officers, including the President and Chief Executive Officer. In 1994, however, Mr. Hough suggested that the Compensation and Personnel Committee consider awarding him a portion of his annual bonus in restricted stock in order to further link the value of his compensation package to the creation of shareholder value. The Committee decided to act on Mr. Hough's suggestion and, therefore, the bonus component of Mr. Hough's compensation (discussed below) is different from that of the other executive officers.

     The compensation program is designed to: (1) create a performance-oriented environment by making a significant portion of annual compensation dependent on the achievement of both annual and long-term goals; (2) align management and shareholder interests by providing a portion of annual compensation in the form of market-priced stock options which also provide the opportunity for management to acquire shares of Sallie Mae's Common Stock; and (3) attract and retain key executives. The program is reviewed at least annually to determine that it meets the objectives set forth above.

     In November 1994, to further support Sallie Mae's belief that management ownership of Sallie Mae's Common Stock helps align management and shareholder interests, Sallie Mae established minimum guidelines for stock ownership for all officers of Sallie Mae. The guidelines provide that each officer should own a specified number of shares depending on the officer's level of seniority. Each officer is expected to increase his or her share ownership annually until the guideline is achieved.

     The stock ownership guideline for the President and Chief Executive Officer is 30,000 shares. For each Executive Vice President the guideline is 10,000 shares. For each Vice President earning more than $140,000 in salary, the guideline is 4,000 shares. For each Vice President earning $140,000 or less in salary, the guideline is 2,000 shares. For each Assistant Vice President, the guideline is 1,000 shares. See "OWNERSHIP OF SALLIE MAE STOCK -- Board and Management Ownership" for stock ownership information.

     Only shares owned directly or through Sallie Mae's Employees' Thrift and Savings Plan, Supplemental Employees' Thrift and Savings Plan, and Deferred Compensation Plan for Key Employees are considered in determining if an officer meets the guidelines. Officers of Sallie Mae have five years within which to meet the ownership guidelines.

     COMPENSATION RELATED TO ACHIEVEMENT OF ANNUAL AND LONG-TERM GOALS. The following describes each element of the executive compensation program and its relationship to the goals described above. Also described is the relationship of each element to the President and Chief Executive Officer's compensation for 1996.

     BASE SALARY. Each executive officer's base salary takes into account the officer's responsibility level, the officer's accomplishments in meeting that responsibility, the leadership demonstrated by the officer, and the officer's length of service with Sallie Mae. In determining the compensation, including the salary for each executive officer, Sallie Mae also reviews the compensation paid by comparable financial institutions to officers with similar responsibilities. The companies in this group are publicly held financial services companies with strong financial performance characteristics as determined by shareholder return over five years and by earnings fundamentals. The group includes banks, insurance companies, and other government-sponsored enterprises. It is not Sallie Mae's policy to match salaries on a dollar-for-dollar basis; however, Sallie Mae does take comparable salaries into consideration when deciding what compensation levels are necessary to attract and retain qualified executives. Based on the Board of Director's evaluation of these considerations, Mr. Hough's salary increased 2.86 percent from 1995 to 1996.

     ANNUAL BONUS. The annual bonus represents "at risk" compensation and the Committee has determined that opportunities for increases in annual cash compensation should be primarily reflected by the annual bonus. Each executive officer's 1996 annual bonus is determined on the basis of the Board of Directors' evaluation of the officer's performance in achieving certain goals set forth in an annual plan and in meeting anticipated and unanticipated challenges which arise during the year. The Board of Directors reviews each officer's overall performance in the context of all of the goals and of each year's challenges and, therefore, does not believe it appropriate to assign each element of the annual plan a specific weight. In the case of the President and Chief Executive Officer, the 1996 bonus was based on his planning and implementation of successful business strategies. In evaluating his performance, the following factors were considered: financial results, board relations, congressional relations and team building. These factors include increased earnings per common share, increased return on shareholder equity, asset growth, improvements in student loan servicing quality, efforts to achieve rechartering of Sallie Mae from a government-sponsored enterprise to state chartered corporation on terms favorable to shareholders, and leadership in improving the availability and quality of delivery of education credit, including efforts related to student loan legislation. Ultimate supervisory responsibility for employees who created a document which is the subject of a complaint filed with the Federal Election Commission, was also considered in arriving at Mr. Hough's bonus, as well as that of another executive officer. Based on Mr. Hough's performance for 1996, he received a bonus of $440,000 of which $220,036 was paid in cash and $219,964 was paid in the form of 2,263 restricted shares of Sallie Mae Common Stock. Pursuant to the Stock Compensation Plan the restricted shares of Sallie Mae Common Stock were valued at 90 percent of the closing price of the Sallie Mae Common Stock on the NYSE on the date of grant. The restricted shares of Sallie Mae Common Stock pay dividends and provides voting rights to the same extent as unrestricted Sallie Mae Common Stock. From one year from the date of grant, such restricted shares of Sallie Mae Common Stock may be forfeited, under certain circumstances.

     INCENTIVE PERFORMANCE PLAN. The Incentive Performance Plan is designed to reward the achievement of long-term corporate goals and to create an incentive for each executive officer and certain other senior officers of Sallie Mae to remain employed by Sallie Mae. Under the Incentive Performance Plan, the Compensation and Personnel Committee may establish each year corporate performance targets to be achieved over a three-year period. At the end of each three-year period, the level of achievement of each target is determined and, based on the weight given to each target and the participation level of each officer in the Incentive Performance Plan an award is made ranging from 0 percent to 100 percent of the officer's then-current salary. Payments under each plan are made in three equal annual installments and are dependent upon the continued employment of the executive officer, unless the officer retires from Sallie Mae, in which case accrued payments are made.

     In January of 1996, the Board of Directors made awards for the completed 1993 Plan, which contained the following weighted performance measurements: (1)
33.33 percent for educational credit enhancements; (2) 33.33 percent for total shareholder return; and (3) 33.33 percent for return on equity, return on assets and earnings per share. Mr. Hough received an award of $267,750 under the 1993 Plan, payable in three annual installments beginning in January of 1996. The amount of the award was 22 percent less than the prior year, primarily as a reflection of the decrease in the price of Sallie Mae Common Stock during 1994.

     In 1996, the same performance measurements were set for the 1996 Plan as noted above for the 1993 Plan.

     STOCK OPTION PLAN. The Board of Directors strongly believes that in addition to compensating executives for the successful financial performance of Sallie Mae through annual bonuses and three-year incentive plans, a portion of executive compensation should be linked to Sallie Mae Common Stock value by granting stock options to executives. The value of the options granted is at risk and directly tied to the increase in share price from the date of grant. The terms of the options, granted at market price and not exercisable for a period from 12 to 36 months and expiring in ten years, are designed to retain key employees and to provide incentives for management to increase share price. The number of options granted each year is based on the same factors as discussed under "Annual Bonus" above. Previous grants of stock options are reviewed but are not an element in determining option awards. Based on the Board of Director's evaluation of these performance measurements, in 1996 Mr. Hough received 30,000 stock options, exercisable at a price of $73.00 each, the then current market price. In January of 1997, the Board of Directors awarded Mr. Hough 27,000 stock options, exercisable at a price of $108 each.

     In 1994, 1995, and 1996, Mr. Hough's cash and stock compensation consisted of 43 percent, 40 percent, and 41 percent respectively, in base salary; 25 percent, 32 percent, and 34 percent respectively, in annual bonus based on performance for each such year; and 32 percent, 28 percent, and 25 percent respectively, in payments under the Incentive Performance Plan.

                      Compensation and Personnel Committee

David A. Daberko, Chairman
Irene Natividad, Vice Chairman
Charles L. Daley*, Member
Steven L. Shapiro*, Member
Ronald J. Thayer, Member
David J. Vitale, Member

     --------------------
     * dissents to the foregoing report.

     The individuals listed above constitute the current membership of the Sallie Mae Compensation and Personnel Committee. Messrs. Daley and Shapiro dissented from this Report of the Compensation and Personnel Committee. On March 4, 1997, a written statement was delivered to the Company on behalf of Messrs. Daley and Shapiro setting forth the reasons of Messrs. Daley and Shapiro for so dissenting. The statement of Messrs. Daley and Shapiro has been included in this Proxy Statement/Prospectus at their request and is set forth in Appendix E.

     The comparable financial institutions referred to in the Report of the Compensation and Personnel Committee are a group of 20 high-performing financial service corporations, and include Federal Home Loan Mortgage Corporation and Federal National Mortgage Association, which are also included in Standard & Poor's Financial-Miscellaneous Index referred to in "EXECUTIVE
COMPENSATION -- Performance Graph."

COMPENSATION TABLES

     Set forth below is historical information relating to the compensation of executive officers of Sallie Mae. It is anticipated that the Holding Company will compensate its executive officers in a manner that is substantially similar to the manner in which Sallie Mae compensates its executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                       --------------------------------------
                                                                                AWARDS              PAYOUTS
                                                                       ------------------------    ----------
                                           ANNUAL COMPENSATION                       SECURITIES
                                      -----------------------------    RESTRICTED    UNDERLYING       LTIP         ALL OTHER
                              YEAR    SALARY(1)   BONUS(2)    OTHER     STOCK(3)     OPTIONS(4)    PAYOUT(5)     COMPENSATION(6)
                              ----    --------    --------    -----    ----------    ----------    ----------    --------------
Lawrence A. Hough..........   1996    $540,000    $220,036      -       $219,964       30,000       $ 329,656       $ 54,578
President and CEO             1995     525,000     210,052      -        209,948       50,000         372,078         31,465
                              1994     510,000     145,025      -        144,975       30,000         381,100         30,565
Timothy G. Greene..........   1996     304,000     184,000      -         46,000       14,000         186,029         40,392
EVP and General Counsel       1995     295,000     192,000      -              -       18,500         197,557         17,684
                              1994     288,000     155,000      -              -       12,000         133,237         17,280
Denise B. McGlone..........   1996     295,000           0      -        240,000       14,000               -         17,677
EVP and CFO                   1995     285,000     260,000      -              -       15,000               -         17,077
                              1994     253,846     250,000      -              -       12,000               -         15,231
Robert D. Friedhoff(7).....   1996     275,000     235,000      -              -       14,000         105,733         16,465
EVP, Systems and Servicing    1995     260,000     210,000      -              -       18,500          96,236         15,565
                              1994     245,000     165,000      -              -       12,000          82,683         14,700
Lydia M. Marshall..........   1996     275,000     245,000      -              -       14,000          98,984         16,454
EVP, Marketing                1995     255,000     220,000      -              -       18,500          86,457         15,254
                              1994     235,000     165,000      -              -       12,000          73,058         14,100

---------------
(1) "Salary" is the base salary earned in the current year including all salary deferred to future years.

(2) "Bonus" is the amount earned for the year. The Bonus is determined and payable in the following year.

    Of Mr. Hough's 1996 Bonus of $440,000, 50% was paid in cash ($220,036) and 50% was granted in the form of 2,263 restricted shares of Sallie Mae Common Stock (determined at 90% of value on date of grant) with a cash value of $244,404 on the date of grant.

    Pursuant to the Stock Compensation Plan, per his election, 80% of Mr. Greene's 1996 Bonus of $230,000 was paid in cash ($184,024) and 20% was granted in the form of 473 restricted shares of Sallie Mae Common Stock (determined at 90% of value on date of grant) with a cash value of $51,084 on the date of grant.

    Pursuant to the Stock Compensation Plan, per her election, 100% of Ms. McGlone's 1996 Bonus of $240,000 was granted in the form of 2,469 restricted shares of Sallie Mae Common Stock (determined at 90% of value on date of grant) with a cash value of $266,652 on the date of grant.

(3) Grantees of restricted shares of Sallie Mae Common Stock are eligible to receive dividends. Mr. Hough's 1994 and 1995 grants will both become unrestricted as of January 27 and 26, 1997, respectively. All other grants will become unrestricted on January 23, 1998. On the last day of the fiscal year, the aggregate number of restricted shares of Sallie Mae Common Stock granted equaled 6,742 shares with a value at December 31, 1996 of $627,849.

(4) "Securities Underlying Options" includes stock options granted at market prices in January of each year. The exercise price of the options are as follows: January 1994: $49.00; January 1995: $37.00 and January 1996:
    $73.00; except for Ms. McGlone's 1994 grant, the date of which grant was November 17, 1993 priced at $44.50.

(5) Each year's Long-Term Incentive Plan ("LTIP") Payout is comprised of the following payments under the Incentive Performance Plan:

    1996 -- 1/3 of the total award earned in each of the IPP years 1993, 1992, and 1991, paid in January 1996;

    1995 -- 1/3 of the total award earned in each of the IPP years 1992, 1991, and 1990, paid in January 1995;

    1994 -- 1/3 of the total award earned in each of the IPP years 1991, 1990, and 1989, paid in January 1994;

    Ms. McGlone is not eligible to receive awards earned under IPP until the 1994 IPP payout which commences in 1997.

(6) "All Other Compensation" consists of the Employees' Thrift and Savings Plan's and the Supplemental Employees' Thrift and Savings Plan's employer matching contributions of up to 6% of base salary and for Messrs. Hough and Greene, $22,213 and $22,173 resulting from purchases of discounted stock under the Employees' Stock Purchase Plan.

(7) Mr. Friedhoff resigned from his positions with Sallie Mae, effective March 26, 1997 for personal reasons.

                            1996 OPTION GRANTS TABLE

                                                                         PERCENT
                                                                           OF
                                                          NUMBER OF       TOTAL
                                                          SECURITIES    GRANTS TO
                                                          UNDERLYING    EMPLOYEES                              VALUE AT
                                                           OPTIONS         IN        EXERCISE    EXPIRATION     GRANT
           NAME                       POSITION             GRANTED       1996(1)      PRICE         DATE       DATE(2)
---------------------------   -------------------------   ----------    ---------    --------    ----------    --------
Lawrence A. Hough..........   President and CEO             30,000         9.3 %      $73.00      1/25/2006    $774,000
Timothy G. Greene..........   EVP and General Counsel       14,000         4.3         73.00      1/25/2006     361,200
Denise B. McGlone..........   EVP and CFO                   14,000         4.3         73.00      1/25/2006     361,200
Robert D. Friedhoff(3).....   EVP, Systems & Servicing      14,000         4.3         73.00      1/25/2006     361,200
Lydia M. Marshall..........   EVP, Marketing                14,000         4.3         73.00      1/25/2006     361,200

---------------

(1) The total number of stock options granted to employees in 1996 was 324,045.

(2) Value is determined on the basis of the Extended Binomial Options Pricing Model, a variation of the Black-Scholes pricing model. The following assumptions have been used in valuing the stock options as of the grant date -- January 25, 1996: volatility -- 29.42%; risk-free rate of return -- 5.93%; dividend growth rate -- 8.0%; vesting period -- one year from grant and time of exercise -- expiration date.

(3) Mr. Friedhoff resigned from his positions with Sallie Mae, effective March 26, 1997 for personal reasons.

                 1996 OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                                                       NUMBER OF            VALUE OF
                                                                                       SECURITIES          UNEXERCISED
                                                                                       UNDERLYING         IN-THE-MONEY
                                                                                       OPTIONS AT          OPTIONS AT
                                                                         VALUE          YEAR END        DECEMBER 31, 1996
                                                           SHARES     REALIZED ON     EXERCISABLE/        EXERCISABLE/
            NAME                      POSITION            ACQUIRED     EXERCISE      UNEXERCISABLE        UNEXERCISABLE
----------------------------- -------------------------   --------    -----------    --------------    -------------------
Lawrence A. Hough............ President and CEO            10,000      $ 604,500     148,250/30,000    $6,485,468/$603,750
Timothy G. Greene............ EVP and General Counsel       1,080         52,920      44,920/14,000     1,825,072/ 281,750
Denise B. McGlone............ EVP and CFO                   8,500        309,812      18,500/14,000       948,312/ 281,750
Robert D. Friedhoff(1)....... EVP, Systems & Servicing          0              0      51,000/14,000     2,176,937/ 281,750
Lydia M. Marshall............ EVP, Marketing               18,500        832,500      24,800/14,000       927,650/ 281,750

---------------

(1) Mr. Friedhoff resigned from his positions with Sallie Mae, effective March 26, 1997 for personal reasons.

                         LONG-TERM INCENTIVE PLAN TABLE
                        INCENTIVE PERFORMANCE PLAN (IPP)

                                                                                             PERFORMANCE OR OTHER PERIOD
           NAME                      POSITION                AWARDS FOR 1993 IPP(1)          UNTIL MATURITY OR PAYOUT(2)
--------------------------   -------------------------   -------------------------------   --------------------------------
Lawrence A. Hough.........   President and CEO           Three installments of $89,250.    Payable beginning January 1996.
Timothy G. Greene.........   EVP and General Counsel     Three installments of $50,150     Payable beginning January 1996.
Denise B. McGlone(3)......   EVP and CFO                               N/A                               N/A
Robert D. Friedhoff(4)....   EVP, Systems & Servicing    Three installments of $38,061.    Payable beginning January 1996.
Lydia M. Marshall.........   EVP, Marketing              Three installments of $37,329.    Payable beginning January 1996.

---------------

(1) The 1993 IPP commenced January 1, 1993 and ended December 31, 1995. Awards for that IPP were determined by the Board of Directors in January 1996.

(2) The January 1996 payment for the 1993 IPP is included in the Summary Compensation Table under "LTIP Payout".

(3) Denise McGlone rejoined the Corporation in February 1994. Ms. McGlone is not eligible to receive awards until the 1994 IPP payout which commences in 1997.

(4) Mr. Friedhoff resigned from his positions with Sallie Mae, effective March 26, 1997 for personal reasons.

DESCRIPTION OF BENEFIT PLANS

     Set forth below are current benefit plans of Sallie Mae. It is anticipated that following the Reorganization, the Holding Company will become the sponsor of each of these benefit plans and maintain such plans in a manner substantially similar to the manner in which Sallie Mae currently maintains such plans.

                                 PENSION PLANS

                               PENSION PLAN TABLE
                      ANNUAL NORMAL RETIREMENT BENEFIT(1)

       FINAL                   YEARS OF SERVICE AT NORMAL RETIREMENT DATE
      AVERAGE        ---------------------------------------------------------------
    COMPENSATION          15               20               25               30
    ------------     ------------     ------------     ------------     ------------
      $400,000         $  129,671       $  172,895       $  216,119       $  259,343
       450,000            146,171          194,895          243,619          292,343
       500,000            162,671          216,895          271,119          325,343
       550,000            179,171          238,895          298,619          358,343
       600,000            195,671          260,895          326,119          391,343
       650,000            212,171          282,895          353,619          424,343
       700,000            228,671          304,895          381,119          457,343
       750,000            245,171          326,895          408,619          490,343
       800,000            261,671          348,895          436,119          523,343
       850,000            278,171          370,895          463,619          556,343
       900,000            294,671          392,895          491,119          589,343

---------------
(1) Payable for life to employees retiring in 1996 at age 62.

     The credited years of service for the individuals named in the Summary Compensation Table are: Mr. Hough: 21 years, 10 months; Mr. Greene: 12 years, 5 months; Ms. McGlone: 9 years, 3 months; Mr. Friedhoff: 17 years, 11 months; and Ms. Marshall: 11 years, 6 months.

     The Student Loan Marketing Association Employees' Pension Plan (the "Pension Plan") provides monthly benefits upon retirement to employees who complete five years of service. Benefits are calculated according to a formula which is based on an employee's highest consecutive five-year average base salary, length of credited service, and are integrated with social security benefits. The maximum number of years for which a participant receives credit for service under the Pension Plan is 30 years, and normal retirement age is 62. The Pension Plan also provides early retirement benefits at age 55, as well as joint and survivor benefits. The Pension Plan is funded solely by corporate contributions. Annual contributions to the Pension Plan trust are determined on an actuarial basis.

     The Student Loan Marketing Association Supplemental Pension Plan (the "Supplemental Pension Plan") assures that designated participants receive the full amount of benefits to which they would have been entitled under the Pension Plan but for limits on compensation and benefit levels imposed by the Internal Revenue Code. The portions of compensation that are considered covered compensation for the Supplemental Pension Plan for each named executive officer are the salary and annual bonus amounts, up to 35% of the prior year's salary, disclosed in the Summary Compensation Table.

     Benefit amounts under both the Pension Plan and the Supplemental Pension Plan are computed on an actuarial basis without individual allocation. The table above shows estimated annual benefits payable under the Pension Plan and the Supplemental Pension Plan to an employee for life upon retirement at age 62 in specified years-of-service and remuneration classes, using assumptions about compensation increases, under a straight life annuity option. The benefit amounts shown in the table are not subject to any deduction for social security or other offset amount.

     THRIFT AND SAVINGS PLANS. The Student Loan Marketing Association Employees' Thrift and Savings Plan (the "Thrift and Savings Plan") is available to all employees of Sallie Mae after the completion of one year of service. Employees participate in the Thrift and Savings Plan by contributing up to six percent of their salaries. Sallie Mae provides a matching contribution equal to 100 percent of each participant's contribution.

     Participants are always fully vested in their own contributions to the Thrift and Savings Plan. Participants vest in Sallie Mae's matching contribution at the rate of 25 percent for each year of participation after their first year of service and, therefore, are fully vested in the matching contributions after five years of service. Participants may make withdrawals from the Thrift and Savings Plan, subject to penalties in most instances, and borrow under certain limited conditions.

     The Student Loan Marketing Association Supplemental Employees' Thrift and Savings Plan (the "Supplemental Thrift and Savings Plan") assures that designated participants receive the full amount of benefits to which they would have been entitled under the Thrift and Savings Plan but for limits on compensation and contribution levels imposed by the Internal Revenue Code.

     Salary deferrals made under the Thrift and Savings and the Supplemental Thrift and Savings Plans by any of the five most highly-compensated executive officers are reported under the "Salary" column of the Summary Compensation Table. Sallie Mae contributions made under the Thrift and Savings and Supplemental Thrift and Savings Plans on behalf of the five most highly compensated executive officers are reported under the "All Other Compensation" column of the Summary Compensation Table.

     STOCK PURCHASE PLAN. The Employees' Stock Purchase Plan provides that all full-time and certain part-time employees and members of the Board of Directors may purchase shares of Sallie Mae Common Stock at the end of a two-year period. The purchase price is equal to the fair market value of the Sallie Mae Common Stock at the beginning of the two-year period, less 15 percent. Purchases are made with funds that accumulate in a taxable, interest-bearing account funded by payments from participating employees. Contributions to an employee's account may be made only through after-tax payroll deductions and are limited to 10 percent of compensation, but no more than $10,000. The Board authorized 1,250,000 shares of Sallie Mae Common Stock to be issued pursuant to the Employees' Stock Purchase Plan.

     The Employees' Stock Purchase Plan is not a "qualified" stock purchase plan. Accordingly, upon the purchase of stock, employees have taxable income to the extent that the fair market value of the stock on the date of purchase exceeds the purchase price. Income for any of the five most highly compensated executive officers resulting from purchases of stock under the Employees' Stock Purchase Plan is reported under the "All Other Compensation" column of the Summary Compensation Table.

     DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES. The Deferred Compensation Plan for Key Employees provides that participants may elect to defer earnings and invest the compensation in an interest-bearing cash account and/or a Sallie Mae Common Stock account. Effective January 1, 1996, the Deferred Compensation Plan was closed to new participants and closed to additional deferrals after December 29, 1995. None of the five most highly compensated executive officers participated in the Plan in 1996.

     STOCK OPTION PLAN. The Stock Option Plan, effective from March 1993 to March 1998, provides key employees an opportunity to acquire an equity interest in Sallie Mae. The Stock Option Plan is administered by the Compensation and Personnel Committee, none of whose members are eligible for benefits under the Stock Option Plan.

     The Stock Option Plan provides for the issuance of "non-qualified" or "qualified" stock options at market value on the day of the grant with terms of ten years from the date of the grant. Options must be held for a period of between 12 and 36 months, as determined at the time the option is granted, before the option may be exercised. The Stock Option Plan authorizes the granting of options with respect to no more than 5,091,450 shares of Sallie Mae Common Stock, subject to adjustments for stock splits. All options granted in 1996 were "nonqualified" options.

     The Stock Option Plan includes a "reload" option feature that was approved at the 1996 Annual Meeting of Shareholders of Sallie Mae and that is designed to encourage officers of Sallie Mae to exercise options and to retain ownership of the Sallie Mae Common Stock issued pursuant to such exercises.

     STOCK COMPENSATION PLAN. At the 1996 Annual Meeting of Shareholders, the Board of Directors adopted the Sallie Mae Stock Compensation Plan (the "Stock Plan"). The purpose of the Stock Plan is to continue to promote and encourage Sallie Mae Common Stock ownership by key employees in order to link the interests of the key employees of Sallie Mae with the interests of the shareholders of Sallie Mae and to provide the Board of Directors a method to compensate key employees with Sallie Mae Common Stock in lieu of a portion of their cash compensation.

     Awards will be granted, in lieu of all or part of an officer's annual bonus, at the discretion of the Compensation and Personnel Committee, to officers of Sallie Mae eligible to receive an annual bonus. Awards will be made, at the discretion of the Compensation and Personnel Committee, in the form of Sallie Mae Common Stock, restricted stock, or stock units. In its discretion, the Committee may provide an officer with the opportunity to elect to receive an annual bonus in cash or in restricted stock at a 10 percent discount.

PERFORMANCE GRAPH

                       STUDENT LOAN MARKETING ASSOCIATION
                       FIVE-YEAR CUMULATIVE TOTAL RETURN

        MEASUREMENT PERIOD                                S&P FINANCIAL-
      (FISCAL YEAR COVERED)                SLMA                MISC.              S&P 500
1991                                               100                 100                 100
1992                                             94.51              117.56              107.61
1993                                             63.29              140.35              118.39
1994                                             47.69              135.14              119.99
1995                                             99.93              216.44              164.92
1996                                            143.94              282.03              202.69

                                                         BASE
                   COMPANY/INDEX                         YEAR        1992        1993        1994        1995        1996

Sallie Mae                                               100.0        94.5        63.3        47.7        99.9       143.9
S&P Financial-Misc.(1)(2)                                100.0       117.6       140.4       135.1       216.4       282.0
S&P 500 Comp-Ltd(2)                                      100.0       107.6       118.4       120.0       164.9       202.7

(1) Companies included in Standard & Poor's Financial-Miscellaneous Index:
    American Express, American General Finance, Dean Witter, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Green Tree Financial, MBIA Inc, MBNA Corporation, and Transamerica Corporation.

(2) Source: Bloomberg Comparative Return Table

                         OWNERSHIP OF SALLIE MAE STOCK

BOARD AND MANAGEMENT OWNERSHIP OF THE COMPANY

     The following table provides information regarding shares of Sallie Mae Common Stock owned by the Company's management and Sallie Mae directors at June 6, 1997, unless otherwise indicated. None of such persons nor such persons as a group were the beneficial owner of more than 1 percent of the outstanding shares of Sallie Mae Common Stock at June 6, 1997. If the Reorganization is approved, all shares of Sallie Mae Common Stock beneficially owned by such persons shall be converted into shares of Holding Company Common Stock.

     The Department of the Treasury, in connection with its oversight responsibilities related to Sallie Mae, the government-sponsored enterprise, has discussed and questioned the holding of options to purchase shares of stock in the newly formed Holding Company by public directors of the government-sponsored enterprise as a form of compensation under the new holding company structure.

     While the Company does not share this view, the Company has agreed to use its best efforts, following the Reorganization, to have the newly formed Holding Company acquire any outstanding options held by the presidential appointees to the Sallie Mae Board and to discontinue such directors' future participation in the Sallie Mae Employees' Stock Purchase Plan.

                                   SALLIE MAE

                                                                                               TOTAL SHARES
                                                                                                OWNED AND       MAY BE
                                                                               CREDITED TO     CREDITED TO     ACQUIRED
                                                                               BENEFIT PLAN    BENEFIT PLAN    WITHIN 60
                                                                   OWNED(1)     ACCOUNT(2)      ACCOUNT(3)      DAYS(4)
                                                                   --------    ------------    ------------    ---------
SALLIE MAE DIRECTORS
William Arceneaux...............................................     1,591         2,762            4,353         2,500
Mitchell W. Berger..............................................       767           364            1,131         4,000
James E. Brandon................................................     1,625           849            2,474         4,000
David A. Daberko................................................     1,288         3,697            4,985         4,000
Charles L. Daley................................................     4,850           244            5,094         4,000
Kris E. Durmer..................................................       768           332            1,100         2,000
Diane S. Gilleland..............................................       768           694            1,462         3,650
Ronald F. Hunt, Esq. ...........................................     5,881         1,043            6,924         1,000
Thomas H. Jacobsen..............................................     1,775           873            2,648         4,000
Benjamin J. Lambert.............................................       350           443              793         1,000
Albert L. Lord..................................................    39,450           474           39,924         1,000
Regina T. Montoya...............................................       768           332            1,100         3,000
James E. Moore..................................................     1,264         1,022            2,286         4,000
Irene Natividad.................................................       768           322            1,090         2,500
A. Alexander Porter, Jr.........................................    21,350           244           21,594         4,000
James E. Rohr...................................................     1,041           417            1,458         4,000
Steven L. Shapiro...............................................     1,350           655            2,005         4,000
John W. Spiegel.................................................       742           322            1,064         4,000
Ronald J. Thayer................................................       450           322              772         1,500
David J. Vitale.................................................       775        12,371           13,146         4,000
Randolph H. Waterfield, Jr......................................       550           575            1,125         4,000
                                                                   --------       ------       ------------    ---------

SALLIE MAE NAMED EXECUTIVE OFFICERS(5)
Timothy G. Greene...............................................     6,957         2,669            9,626        58,920
Lawrence A. Hough...............................................   140,434         6,270          146,704       178,250
Lydia M. Marshall...............................................    11,173         1,481           12,654        38,800
Denise B. McGlone...............................................     9,108         1,597           10,705        32,500
                                                                   --------       ------       ------------    ---------

SALLIE MAE DIRECTORS AND NAMED EXECUTIVE OFFICERS
  AS A GROUP(5).................................................   255,843        40,374          296,217       374,620

---------------
(1) Consists of shares held, directly or indirectly, by the individual or a related party, including restricted shares, and, in the case of officers, shares credited directly to the individual's account under the Employees' Thrift and Savings Plan. Pursuant to the Employees' Thrift and Savings Plan, a participant has the power to direct the voting of stock held on his behalf in the Employees' Thrift and Savings Plan Trust.

(2) Consists of shares credited under the Directors' Deferred Compensation Plan, the Supplemental Employees' Thrift and Savings Plan, and the Deferred Compensation Plan for Key Employees.

(3) Consists of total of columns 1 and 2.

(4) Consists of shares which may be acquired through the Stock Option Plan and the Board of Directors' Stock Option Plan.

(5) Does not include shares beneficially owned by Mr. Robert D. Friedhoff who resigned from his positions with Sallie Mae, effective March 26, 1997, for personal reasons. At December 31, 1996, Mr. Friedhoff owned 8,288 shares, had 206 shares credited to his Benefit Plan Account and was entitled to acquire 65,000 shares within 60 days of such date.

PRINCIPAL HOLDERS

     Sallie Mae believes the following institutions were beneficial owners of 5 percent or more of the outstanding shares of Sallie Mae Common Stock at March 31, 1997 based upon information from such institutions and Sallie Mae's records.

                                                                             OWNERSHIP PERCENTAGE AT
                      PRINCIPAL HOLDERS                          SHARES           MARCH 31, 1997
-------------------------------------------------------------   ---------    ------------------------
FMR Corporation..............................................   6,372,800              12.1%
Chancellor Capital...........................................   5,452,376              10.3%
The Capital Group Companies, Inc.(1).........................   5,405,400              10.2%
Scudder Stevens & Clark......................................   3,230,525               6.1%
Boston Partners..............................................   3,155,500               6.0%
AIM Management Group.........................................   2,948,300               5.6%

---------------
(1) Certain operating subsidiaries of the Capital Group Companies, Inc. exercised investment discretion over various institutional accounts which held, as of March 31, 1997, 5,405,400 shares of the issue (10.2% of the outstanding shares of the class). Capital Guardian Trust Company, a bank, and one of such operating companies, exercised investment discretion over 2,025,400 of said shares. Capital Research and Management Company, a registered investment adviser had investment discretion with respect to 3,380,000 shares of the above shares.

                                 LEGAL MATTERS

     The legality of the Holding Company Common Stock to be issued pursuant to the Reorganization and certain other matters in connection with the Reorganization will be passed upon by Timothy G. Greene, General Counsel of Sallie Mae and of the Holding Company. Under the terms of the Reorganization Agreement, it is a condition precedent to the Merger that Sallie Mae shall have received an opinion of counsel as to certain federal income tax consequences of the Merger. In the event that the Reorganization Proposal is approved and the Majority Director Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, Skadden, Arps, Slate, Meagher & Flom LLP, Washington, D.C., is expected to render such an opinion to Sallie Mae and the Holding Company.

                                    EXPERTS

     The balance sheet of the Holding Company at February 3, 1997 and the consolidated financial statements of Sallie Mae as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     Representatives of Ernst & Young LLP are expected to attend the Special Meeting, will have the opportunity to make a statement if they desire to do so, and can be expected to respond to appropriate questions from shareholders present at the Special Meeting.

                SALLIE MAE ANNUAL MEETING SHAREHOLDER PROPOSALS

     If the Reorganization is not consummated, an annual meeting of Sallie Mae will be held as soon as practicable after the Special Meeting. To be included in the proxy material for the 1997 Annual Meeting of Shareholders of Sallie Mae, any shareholder proposal must be received by Sallie Mae no later than July 31, 1997. The submission of a shareholder proposal does not guarantee that it will be included in such proxy material.
                                          By Order of the Board of Directors
                                          LOGO

                                          Ann Marie Plubell
                                          Vice President, Associate General
                                          Counsel and
                                          Secretary

                              FINANCIAL STATEMENTS

                                     INDEX

                                                                                        PAGE
                                                                                        ----
SLM HOLDING CORPORATION
Report of Independent Auditors.......................................................    F-2
Balance Sheets.......................................................................    F-3
Notes to Balance Sheets..............................................................    F-4

STUDENT LOAN MARKETING ASSOCIATION
Report of Independent Auditors.......................................................    F-6
Consolidated Balance Sheets..........................................................    F-7
Consolidated Statements of Income....................................................    F-8
Consolidated Statements of Changes in Stockholders' Equity...........................    F-9
Consolidated Statements of Cash Flows................................................   F-10
Notes to Consolidated Financial Statements...........................................   F-11

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
SLM Holding Corporation

     We have audited the accompanying balance sheet of SLM Holding Corporation as of February 3, 1997. This balance sheet is the responsibility of the management of SLM Holding Corporation. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance statement referred to above presents fairly, in all material respects, the financial position of SLM Holding Corporation at February 3, 1997 in conformity with generally accepted accounting principles.

Washington, D.C.                                           Ernst & Young LLP
February 3, 1997

                            SLM HOLDING CORPORATION
                                 BALANCE SHEETS



                                                                          MARCH 31,      FEBRUARY 3,
                                                                             1997           1997
                                                                         ------------    -----------
                                                                         (UNAUDITED)
ASSETS
Cash..................................................................      $1,000         $ 1,000
                                                                         =========        ========
LIABILITIES...........................................................      $    -         $     -
STOCKHOLDER'S EQUITY
Preferred stock, par value $.20 per share, 20,000,000 shares authorized,
  none issued and outstanding.........................................           -               -
Common stock, par value $.20 per share, 250,000,000 shares authorized,
  1,000 shares issued and outstanding.................................         200             200
Additional paid-in capital............................................         800             800
                                                                         ---------       ---------
Total stockholder's equity............................................       1,000           1,000
                                                                         ---------       ---------
Total liabilities and stockholder's equity............................      $1,000         $ 1,000
                                                                         =========        ========

                   See accompanying notes to balance sheets.

                            SLM HOLDING CORPORATION

                            NOTES TO BALANCE SHEETS
                  (INFORMATION AT MARCH 31, 1997 IS UNAUDITED)

1.  ORGANIZATION AND PRIVATIZATION

     SLM Holding Corporation (the "Holding Company") was incorporated on February 3, 1997 under Delaware law. The Holding Company is a wholly-owned subsidiary of the Student Loan Marketing Association ("Sallie Mae" or the "GSE"), a corporation chartered under federal law. The Holding Company was incorporated to effect the reorganization of the business of Sallie Mae and the eventual dissolution of Sallie Mae. The Holding Company has had no operations since its incorporation and will commence operations effective upon the reorganization as described below.

  Privatization

     Sallie Mae is a stockholder-owned corporation which was created in 1972 as a federally chartered government-sponsored enterprise under the Higher Education Act of 1965 (the "Act"). The Act defines Sallie Mae's charter and limits its corporate authority to education finance related activities, while imposing certain obligations on Sallie Mae, including acting as a lender of last resort to eligible borrowers under the Federal Family Education Loan Program (the "FFELP").

     On May 15, 1997, Sallie Mae convened a special shareholders meeting pursuant to a combined Proxy Statement/Prospectus registered with the Securities and Exchange Commission to approve a privatization plan and a slate of directors for the new Holding Company. The solicitation was opposed by eight members of Sallie Mae's Board of Directors who are members of the Committee to Restore Value ("CRV") and who obtained shareholder support for a separate shareholders meeting that was held on May 9, 1997. Neither Sallie Mae management nor the CRV were successful in obtaining the necessary majority approval for adoption of their respective privatization plans. On May 27, 1997, Sallie Mae and the CRV announced that they had agreed to jointly hold a new special meeting at which shareholders will vote on a single plan of privatization and reorganization. At the special meeting, shareholders also will vote to elect a 15-member Holding Company board of directors from separate slates nominated by Sallie Mae and the CRV. The new special meeting will be held approximately 20 days following the mailing of proxy materials to shareholders.

     As described in the above-mentioned Proxy Statement/Prospectus, if the Reorganization is approved by the shareholders, the GSE, which will become a wholly-owned subsidiary of the Holding Company, will be gradually liquidated and its federal charter rescinded on or before September 30, 2008. Pursuant to the Reorganization, each outstanding share of Sallie Mae Common Stock will be converted into one share of Holding Company Common Stock. In addition, Sallie Mae will transfer certain assets, including stock in certain subsidiaries to the Holding Company or one of its non-GSE subsidiaries. As required by the Privatization Act, all GSE employees will be transferred to one of the Holding Company's subsidiaries. During the wind-down period, it is expected that all Sallie Mae operations will be managed pursuant to an arms-length service agreement with a Sallie Mae affiliate. In addition, the Holding Company will remain a passive entity which supports the operations of the GSE and its other subsidiaries, and all business activities would be conducted through the GSE and by such other subsidiaries.

     The Privatization Act imposes certain restrictions on intercompany relations between Sallie Mae and its affiliates during the wind-down period. In particular, Sallie Mae must not extend credit to, nor guarantee any debt obligations of the Holding Company, or the Holding Company's non-GSE subsidiaries. Furthermore, the loan servicing arrangements must be on terms no less favorable to Sallie Mae than Sallie Mae could obtain from an unrelated third party. While Sallie Mae may not finance the activities of its non-GSE affiliates, it may, subject to its minimum capital requirements, dividend retained earnings and surplus capital to the Holding Company, which in turn may use such amounts to support its non-GSE subsidiaries. The Sallie Mae charter requires that Sallie Mae maintain a minimum capital ratio of at least 2.0 percent until 2000, and at least 2.25 percent thereafter. The Privatization Act further directs that under no circumstances shall the assets of Sallie Mae be available or used to pay claims or debts of or incurred by the Holding Company.

                            SLM HOLDING CORPORATION

                  (INFORMATION AT MARCH 31, 1997 IS UNAUDITED)

1.  ORGANIZATION AND PRIVATIZATION -- (CONTINUED)

     During the wind-down period following the Reorganization and prior to the GSE's dissolution, the GSE will be restricted in the new business activities it may undertake. Sallie Mae may continue to purchase student loans only through September 30, 2007.

     Warehousing advances, letters of credit and standby bond purchase activity by the GSE will be limited to takedowns on contractual financing and guarantee commitments in place as of the Reorganization's effective date. The Holding Company generally may begin to purchase student loans only after the GSE discontinues such activity. Sallie Mae's debt obligations that are outstanding at the time of Reorganization will continue to be outstanding obligations of the GSE immediately after the Reorganization. Sallie Mae will be able to continue to issue debt in the government agency market to finance student loans and other permissible asset acquisitions, although the maturity date of such issuances generally may not extend beyond September 30, 2008, Sallie Mae's final dissolution date. At March 31, 1997 and December 31, 1996, Sallie Mae had $376 million and $372 million, respectively, in outstanding debt with maturities after September 30, 2008. Such debt will be transferred into a defeasance trust on the final dissolution date.

     The Privatization Act requires that within 60 days after the merger, the Holding Company must pay $5 million to the D.C. Financial Control Board for use of the "Sallie Mae" name. In addition, the Holding Company must issue to the D.C. Financial Control Board warrants to purchase 555,015 shares of Holding Company Common Stock. These warrants are transferable and exercisable at any time prior to September 30, 2008 at $72.43 per share. These provisions of the Privatization Act were part of the terms negotiated with the Administration and Congress as consideration for the GSE's privatization.

     Beginning in fiscal 1997, and until the GSE is dissolved, Sallie Mae also must reimburse the U.S. Treasury Department up to $800,000 annually (subject to adjustment based on the Consumer Price Index) for its reasonable costs and expenses of carrying out its supervisory duties under the Privatization Act.

     The transfer of subsidiaries and assets of the GSE to the Holding Company and the related exchange of common stock between the GSE and the Holding Company will be accounted for at historical cost similar to a pooling of interests. Operations performed outside the GSE after the Reorganization will be subject to state and local taxes.

     If the Reorganization is not approved by shareholders certain charter sunset provisions of the Privatization Act become applicable and will result in the dissolution of the GSE by July 1, 2013.

2.  BASIS OF PRESENTATION

     The accompanying unaudited balance sheet of the Holding Company has been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

3.  RISKS AND UNCERTAINTIES

     The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Student Loan Marketing Association

     We have audited the accompanying consolidated balance sheets of the Student Loan Marketing Association at December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Student Loan Marketing Association at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

     As discussed in Note 2, the Company's financial statements for 1995 and 1994 have been restated to reflect a change in its method of accounting for student loan income. In addition, as discussed in Note 2, in 1994 the Company changed its method of accounting for certain investments in debt and equity securities.

Washington, D.C.                                           Ernst & Young LLP
January 13, 1997, except as to the
third and fourth paragraphs of Note 2,
which is as of April 7, 1997

                       STUDENT LOAN MARKETING ASSOCIATION

                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                               DECEMBER 31,
                                                          MARCH 31,     --------------------------
                                                            1997           1996           1995
                                                         -----------    -----------    -----------
                                                         (UNAUDITED)
ASSETS
Insured student loans purchased.......................   $31,042,629    $32,307,930    $34,336,211
Student loan participations...........................     1,804,654      1,445,596              -
                                                         -----------    -----------    -----------
Insured student loans.................................    32,847,283     33,753,526     34,336,211
Warehousing advances..................................     2,533,248      2,789,485      3,865,093
Academic facilities financings
  Bonds -- available-for-sale.........................       866,253        934,481        710,112
  Loans...............................................       538,631        538,850        602,122
                                                         -----------    -----------    -----------
Total academic facilities financings..................     1,404,884      1,473,331      1,312,234
Investments
  Available-for-sale..................................     7,090,893      6,833,695      6,988,199
  Held-to-maturity....................................       571,458        601,887        625,856
                                                         -----------    -----------    -----------
Total investments.....................................     7,662,351      7,435,582      7,614,055
Cash and cash equivalents.............................        75,648        270,887      1,252,920
Other assets, principally accrued interest
  receivable..........................................     1,806,796      1,907,079      1,621,222
                                                         -----------    -----------    -----------
Total assets..........................................   $46,330,210    $47,629,890    $50,001,735
                                                         ===========    ===========    ===========
LIABILITIES
Short-term borrowings.................................   $23,003,597    $22,156,548    $17,447,000
Long-term notes.......................................    20,101,768     22,606,226     30,082,615
Other liabilities.....................................     2,215,088      1,819,286      1,390,915
                                                         -----------    -----------    -----------
Total liabilities.....................................    45,320,453     46,582,060     48,920,530
                                                         -----------    -----------    -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, par value $50.00 per share, 5,000,000
  shares authorized and issued, 4,277,650
  outstanding.........................................       213,883        213,883        213,883
Common stock, par value $.20 per share, 250,000,000
  shares authorized: 66,067,940; 65,695,571 and
  124,121,770 shares issued, respectively.............        13,213         13,139         24,824
Additional paid-in capital............................        22,953              -        537,818
Unrealized gains on investments (net of tax of
  $178,243; $188,050 and $199,686, respectively)......       331,023        349,235        370,846
Retained earnings.....................................     1,101,450      1,008,737      2,728,383
                                                         -----------    -----------    -----------
Stockholders' equity before treasury stock............     1,682,522      1,584,994      3,875,754
Common stock held in treasury at cost: 13,287,816;
  12,004,976 and 66,415,524 shares, respectively......       672,765        537,164      2,794,549
                                                         -----------    -----------    -----------
Total stockholders' equity............................     1,009,757      1,047,830      1,081,205
                                                         -----------    -----------    -----------
Total liabilities and stockholders' equity............   $46,330,210    $47,629,890    $50,001,735
                                                         ===========    ===========    ===========

          See accompanying notes to consolidated financial statements.

                       STUDENT LOAN MARKETING ASSOCIATION

                       CONSOLIDATED STATEMENTS OF INCOME
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    THREE MONTHS ENDED               YEARS ENDED DECEMBER 31,
                                                        MARCH 31,             --------------------------------------
                                                --------------------------       1996          1995          1994
                                                   1997           1996        ----------    ----------    ----------
                                                -----------    -----------
                                                (UNAUDITED)    (UNAUDITED)
Interest income:
  Insured student loans purchased............    $ 617,609      $ 671,763     $2,586,035    $2,708,079    $2,188,971
  Student loan participations................       22,307              -         20,625             -             -
                                                -----------    -----------    ----------    ----------    ----------
  Insured student loans......................      639,916        671,763      2,606,660     2,708,079     2,188,971
  Warehousing advances.......................       40,968         57,895        193,654       407,866       334,012
  Academic facilities financings:
    Taxable..................................       12,242         13,411         52,163        54,862        52,079
    Tax-exempt...............................       11,922         10,096         48,262        52,859        49,576
                                                -----------    -----------    ----------    ----------    ----------
  Total academic facilities financings.......       24,164         23,507        100,425       107,721       101,655
  Investments................................      141,110        134,325        542,469       697,724       499,443
                                                -----------    -----------    ----------    ----------    ----------
Total interest income........................      846,158        887,490      3,443,208     3,921,390     3,124,081
Interest expense:
  Short-term debt............................      354,155        253,236      1,132,159       905,933       737,798
  Long-term debt.............................      292,977        401,575      1,444,613     2,114,716     1,404,697
                                                -----------    -----------    ----------    ----------    ----------
Total interest expense.......................      647,132        654,811      2,576,772     3,020,649     2,142,495
                                                -----------    -----------    ----------    ----------    ----------
NET INTEREST INCOME..........................      199,026        232,679        866,436       900,741       981,586
Other income:
  Gain on sale of student loans..............       33,992          9,929         48,981             -             -
  Servicing and securitization revenue.......       25,960          4,539         57,736         1,423             -
  Gains/(losses) on sales of securities......        3,183          1,860         11,898        24,032          (100)
  Other......................................       12,805          5,426         28,301        24,958        13,903
                                                -----------    -----------    ----------    ----------    ----------
Total other income...........................       75,940         21,754        146,916        50,413        13,803
                                                -----------    -----------    ----------    ----------    ----------
Operating expenses:
  Salaries and benefits......................       30,917         30,121        206,347       211,787       196,022
  Other......................................       70,642         68,652        199,305       226,914       193,920
                                                -----------    -----------    ----------    ----------    ----------
Total operating expenses.....................      101,559         98,773        405,652       438,701       389,942
                                                -----------    -----------    ----------    ----------    ----------
Income before federal income taxes and
  premiums on debt extinguished..............      173,407        155,660        607,700       512,453       605,447
                                                -----------    -----------    ----------    ----------    ----------
Federal income taxes:
  Current....................................       67,046         54,154        207,437       141,803       178,812
  Deferred...................................      (12,476)        (6,186)       (23,939)         (540)       (2,897)
                                                -----------    -----------    ----------    ----------    ----------
Total federal income taxes...................       54,570         47,968        183,498       141,263       175,915
                                                -----------    -----------    ----------    ----------    ----------
Income before premiums on debt
  extinguished...............................      118,837        107,692        424,202       371,190       429,532
Premiums on debt extinguished, net of tax....            -         (4,792)        (4,792)       (4,911)       (9,329)
                                                -----------    -----------    ----------    ----------    ----------
NET INCOME...................................      118,837        102,900        419,410       366,279       420,203
Preferred stock dividends....................        2,674          2,673         10,694        10,694        10,694
                                                -----------    -----------    ----------    ----------    ----------
Net income attributable to common stock......    $ 116,163      $ 100,227     $  408,716    $  355,585    $  409,509
                                                ==========     ==========     ==========    ==========    ==========
Earnings per common share before premiums on
  debt extinguished..........................    $    2.17      $    1.82     $     7.41    $     5.34    $     5.25
                                                ==========     ==========     ==========    ==========    ==========
EARNINGS PER COMMON SHARE....................    $    2.17      $    1.74     $     7.32    $     5.27    $     5.13
                                                ==========     ==========     ==========    ==========    ==========

          See accompanying notes to consolidated financial statements.

                       STUDENT LOAN MARKETING ASSOCIATION

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                      THREE MONTHS ENDED MARCH          YEARS ENDED DECEMBER 31,
                                                 31,              -------------------------------------
                                      -------------------------      1996          1995         1994
                                         1997          1996       -----------   ----------   ----------
                                      -----------   -----------
                                      (UNAUDITED)   (UNAUDITED)
PREFERRED STOCK:
  Balance, beginning and end of
     period.........................  $   213,883   $   213,883   $   213,883   $  213,883   $  213,883
                                      -----------   -----------   -----------   ----------   ----------
COMMON STOCK:
  Balance, beginning of period......       13,139        24,824        24,824       24,769       24,766
     Issuance of common shares......           74            73           115           55            3
     Retirement of common shares....            -             -       (11,800)           -            -
                                      -----------   -----------   -----------   ----------   ----------
  Balance, end of period............       13,213        24,897        13,139       24,824       24,769
                                      -----------   -----------   -----------   ----------   ----------
ADDITIONAL PAID-IN CAPITAL:
  Balance, beginning of period......            -       537,818       537,818      524,511      523,935
     Proceeds in excess of par value
       from issuance of common
       stock........................       22,953        14,756        22,920       11,673          514
     Tax benefit related to employee
       stock option and purchase
       plans........................            -             -         7,393        1,634           62
     Retirement of common shares....            -             -      (568,131)           -            -
                                      -----------   -----------   -----------   ----------   ----------
  Balance, end of period............       22,953       552,574             -      537,818      524,511
                                      -----------   -----------   -----------   ----------   ----------
UNREALIZED GAINS ON INVESTMENTS, NET
  OF TAX:
  Balance, beginning of period......      349,235       370,846       370,846      299,558            -
     Unrealized gains as of January
       1, 1994......................                          -             -            -      304,851
     Change in unrealized gains.....      (18,212)      (28,328)      (21,611)      71,288       (5,293)
                                      -----------   -----------   -----------   ----------   ----------
  Balance, end of period............      331,023       342,518       349,235      370,846      299,558
                                      -----------   -----------   -----------   ----------   ----------
RETAINED EARNINGS:
  Balance, beginning of period (as
     restated, see note 2)..........    1,008,737     2,728,383     2,728,383    2,473,048    2,176,485
     Net income.....................      118,837       102,900       419,410      366,279      420,203
     Retirement of common shares....            -             -    (2,037,368)           -            -
     Cash dividends:
       Common stock ($.44, $.40,
          $1.64, $1.51 and $1.42 per
          share, respectively)......      (23,450)      (22,922)      (90,994)    (100,250)    (112,946)
       Preferred stock..............       (2,674)       (2,673)      (10,694)     (10,694)     (10,694)
                                      -----------   -----------   -----------   ----------   ----------
  Balance, end of period............    1,101,450     2,805,688     1,008,737    2,728,383    2,473,048
                                      -----------   -----------   -----------   ----------   ----------
COMMON STOCK HELD IN TREASURY AT
  COST:
  Balance, beginning of period......      537,164     2,794,549     2,794,549    1,934,377    1,546,272
     Repurchase of 1,282,840;
       1,541,737; 4,589,452;
       16,094,701 and 10,542,791
       common shares,
       respectively.................      135,601       120,278       359,914      860,172      388,105
     Retirement of 59,000,000 common
       shares.......................            -             -    (2,617,299)           -            -
                                      -----------   -----------   -----------   ----------   ----------
  Balance, end of period............      672,765     2,914,827       537,164    2,794,549    1,934,377
                                      -----------   -----------   -----------   ----------   ----------
TOTAL STOCKHOLDERS' EQUITY..........  $ 1,009,757   $ 1,024,733   $ 1,047,830   $1,081,205   $1,601,392
                                      ===========   ===========   ===========   ==========   ==========

          See accompanying notes to consolidated financial statements.

                       STUDENT LOAN MARKETING ASSOCIATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)




                                                THREE MONTHS ENDED
                                                    MARCH 31,                          YEARS ENDED DECEMBER 31,
                                          ------------------------------    -----------------------------------------------
                                              1997             1996             1996             1995             1994
                                          -------------    -------------    -------------    -------------    -------------
                                           (UNAUDITED)     (UNAUDITED)
OPERATING ACTIVITIES
  Net income...........................   $     118,837    $     102,900    $     419,410    $     366,279    $     420,203
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
    (Increase) decrease in accrued
      interest receivable..............         124,527          101,661          (11,286)        (179,505)        (184,021)
    Increase (decrease) in accrued
      interest payable.................         (43,675)        (134,827)        (109,214)         112,133          114,310
    (Increase) in other assets.........         (23,120)         (74,788)        (274,572)        (128,799)         (86,959)
    Increase in other liabilities......         449,284          185,164          549,221           15,804          203,630
                                          -------------    -------------    -------------    -------------    -------------
  Total adjustments....................         507,016           77,210          154,149         (180,367)          46,960
                                          -------------    -------------    -------------    -------------    -------------
Net cash provided by operating
  activities...........................         625,853          180,110          573,559          185,912          467,163
                                          -------------    -------------    -------------    -------------    -------------
INVESTING ACTIVITIES
  Insured student loans purchased......      (1,676,610)      (2,266,227)      (8,370,836)      (9,379,663)      (7,955,655)
  Reduction of insured student loans
    purchased:
    Installment payments...............         579,671          939,529        3,094,937        3,452,985        3,220,233
    Claims and resales.................         313,040          282,295        1,277,400        1,161,163        1,142,350
    Proceeds from securitization of
      student loans....................       2,049,200        1,500,000        6,026,780        1,000,000                -
  Participations purchased.............        (412,997)               -       (1,498,868)               -                -
  Participation repayments.............          53,939                -           53,272                -                -
  Warehousing advances made............        (139,137)        (460,436)      (1,391,590)      (2,250,077)      (3,377,494)
  Warehousing advance repayments.......         395,374          987,333        2,467,198        5,416,890        3,379,484
  Academic facilities financings
    made...............................         (14,393)         (82,274)        (465,596)        (122,813)        (292,966)
  Academic facilities financings
    reductions.........................          72,346           24,067          302,557          379,283          103,314
  Investments purchased................      (4,352,859)      (5,466,319)     (15,966,490)     (43,716,393)     (87,312,581)
  Proceeds from sale or maturity of
    investments........................       4,107,441        6,340,675       16,113,659       46,627,289       86,495,100
                                          -------------    -------------    -------------    -------------    -------------
Net cash provided by (used in)
  investing activities.................         975,015        1,798,643        1,642,423        2,568,664       (4,598,215)
                                          -------------    -------------    -------------    -------------    -------------
FINANCING ACTIVITIES
  Short-term borrowings issued.........     192,424,478       45,686,192      267,164,206      163,805,115      118,724,135
  Short-term borrowings repaid.........    (190,450,863)     (47,089,055)    (262,491,657)    (166,764,320)    (113,946,559)
  Long-term notes issued...............       1,348,531        3,603,668        8,304,988       12,350,217       16,317,375
  Long-term notes repaid...............      (4,979,555)      (4,007,587)     (15,744,378)     (12,196,436)     (15,303,842)
  Common stock issued..................          23,027           14,829           30,428           13,362              579
  Common stock repurchased.............        (135,601)        (120,278)        (359,914)        (860,172)        (388,105)
  Dividends paid.......................         (26,124)         (25,595)        (101,688)        (110,944)        (123,640)
                                          -------------    -------------    -------------    -------------    -------------
Net cash provided by (used in)
  financing activities.................      (1,796,107)      (1,937,826)      (3,198,015)      (3,763,178)       5,279,943
                                          -------------    -------------    -------------    -------------    -------------
Net increase (decrease) in cash and
  cash equivalents.....................        (195,239)          40,927         (982,033)      (1,008,602)       1,148,891
Cash and cash equivalents at beginning
  of period............................         270,887        1,252,920        1,252,920        2,261,522        1,112,631
                                          -------------    -------------    -------------    -------------    -------------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD...............................   $      75,648    $   1,293,847    $     270,887    $   1,252,920    $   2,261,522
                                          =============    =============    =============    =============    =============

          See accompanying notes to consolidated financial statements.

                       STUDENT LOAN MARKETING ASSOCIATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1.  ORGANIZATION AND PRIVATIZATION

     The Student Loan Marketing Association ("Sallie Mae" or the "GSE") is a stockholder-owned corporation chartered by Congress to provide liquidity for originators of student loans made under federally sponsored student loan programs and otherwise to support the credit needs of students and educational institutions. The GSE charter is subject to legislative change from time to time. Sallie Mae is predominantly engaged in the purchase of student loans insured under federally sponsored programs. Sallie Mae also makes secured loans (warehousing advances) to providers of education credit, and provides financing to educational institutions for their physical plant and equipment (academic facilities financings).

  Privatization

     On September 30, 1996, the Student Loan Marketing Association Reorganization Act of 1996 (the "Privatization Act") was enacted. The Privatization Act authorized the creation of a state-chartered holding company (the "Holding Company") that can pursue new business opportunities beyond the limited scope of the GSE's restrictive federal charter. The Holding Company would become the parent of the GSE pursuant to a reorganization ("the Reorganization") which must be approved by a majority vote of the GSE's shareholders, such vote to take place on or before March 31, 1998.

     On May 15, 1997, Sallie Mae convened a special shareholders meeting pursuant to a combined Proxy Statement/Prospectus registered with the Securities and Exchange Commission to approve a privatization plan and a slate of directors for the new Holding Company. The solicitation was opposed by eight members of Sallie Mae's Board of Directors who are members of the Committee to Restore Value ("CRV") and who obtained shareholder support for a separate shareholders meeting that was held on May 9, 1997. Neither Sallie Mae management nor the CRV were successful in obtaining the necessary majority approval for adoption of their respective privatization plans. On May 27, 1997, the Company and the CRV announced that they had agreed to jointly hold a new special meeting at which shareholders will vote on a single plan of privatization and reorganization. At the special meeting, shareholders also will select for election to the Holding Company board of directors either a slate of nominees proposed by a majority of the Sallie Mae Board or a slate of nominees proposed by the CRV. The new special meeting will be held approximately 20 days following the mailing of proxy materials to shareholders.

     The Privatization Act imposes certain restrictions on intercompany relations between Sallie Mae and its affiliates during the wind-down period. In particular, Sallie Mae must not extend credit to, nor guarantee any debt obligations, of the Holding Company or the Holding Company's non-GSE subsidiaries. Furthermore, the Privatization Act mandates that transactions between Sallie Mae and the Holding Company, including any loan servicing arrangements, shall be on terms no less favorable to Sallie Mae than Sallie Mae could obtain from an unrelated third party. While Sallie Mae may not finance the activities of its non-GSE affiliates, it may, subject to its minimum capital requirements, dividend retained earnings and surplus capital to the Holding Company, which in turn may use such amounts to support its non-GSE subsidiaries. The Sallie Mae charter requires that Sallie Mae maintain a minimum capital ratio of at least 2.0 percent until 2000 and 2.25 percent thereafter. The Privatization Act further directs that under no circumstances shall the assets of Sallie Mae be available or used to pay claims or debts of, or incurred by, the Holding Company.

     During the wind-down period following the Reorganization and prior to the GSE's dissolution, the GSE will be restricted in the new business activities it may undertake. Sallie Mae may continue to purchase student loans only through September 30, 2007. Warehousing advances, letters of credit and standby bond purchase activity by the GSE will be limited to takedowns on contractual financing and guarantee commitments in place as of the Reorganization's effective date. The Holding Company generally may begin to purchase

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1.  ORGANIZATION AND PRIVATIZATION -- (CONTINUED)

student loans only after the GSE discontinues such activity. Sallie Mae's GSE debt obligations that are outstanding at the time of Reorganization will continue to be outstanding obligations of the GSE immediately after the Reorganization. Sallie Mae will be able to continue to issue debt in the government agency market to finance student loans and other permissible asset acquisitions, although the maturity date of such issuances generally may not extend beyond September 30, 2008, Sallie Mae's final dissolution date. At March 31, 1997 and December 31, 1996, Sallie Mae had $376 million and $372 million, respectively, in carrying value of outstanding debt with maturities after September 30, 2008. Such debt will be transferred into a defeasance trust on the final dissolution date.

     The Privatization Act requires that within 60 days after the merger, the Holding Company must pay $5 million to the D.C. Financial Control Board for use of the "Sallie Mae" name. In addition, the Holding Company must issue to the D.C. Financial Control Board warrants to purchase 555,015 shares of Holding Company Common Stock. These warrants, which are transferable, are exercisable at any time prior to September 30, 2008 at $72.43 per share. These provisions of the Privatization Act were part of the terms negotiated with the Administration and Congress as consideration for the GSE's privatization.

     Beginning in fiscal 1997, and until the GSE is dissolved, Sallie Mae also must reimburse the U.S. Treasury Department up to $800,000 annually (subject to adjustment based on the Consumer Price Index) for its reasonable costs and expenses of carrying out its supervisory duties under the Privatization Act.

     The transfer of subsidiaries and assets of the GSE to the Holding Company and the related exchange of common stock between the GSE and the Holding Company will be accounted for at historical cost similar to a pooling of interests. Operations performed outside the GSE after the Reorganization will be subject to state and local taxes.

     If the Privatization is not approved by shareholders certain charter sunset provisions of the Privatization Act become applicable and will result in the dissolution of the GSE by July 1, 2013.

2.  SIGNIFICANT ACCOUNTING POLICIES

  Loans

     Loans, consisting of insured student loans purchased (student loans), student loan participations, warehousing advances, and academic facilities financings are carried at their unpaid principal balances which, for student loans, are adjusted for unamortized premiums and unearned purchase discounts.

  Student Loan Income

     Sallie Mae recognizes student loan income as earned, including adjustments for the amortization of premiums and accretion of discounts. Interest income earned on student loan participations is recognized in accordance with the terms of the joint venture agreement with The Chase Manhattan Bank which effectively reflects the underlying interest income earned on the student loans less servicing costs and the general and administrative expenses of the joint venture.

  Restatement of Previously Issued Financial Statements

     Student loan servicing costs are generally incurred in a fixed amount per borrower and thus increase in proportion to principal balances outstanding as loans are repaid. Prior to 1995, to achieve a level yield to maturity, interest income was deferred during the early years of the loans, then recognized during the later

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

2.  SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

years to offset the aforementioned proportional servicing cost increases. Changes in the estimates of future loan servicing costs were reflected in student loan income over the estimated remaining terms of the loans. In the fourth quarter of 1995, Sallie Mae discontinued its accounting method of deferring income on student loans which resulted in an increase in 1995 net income and income before premiums on debt extinguished of $21 million ($.30 per common share).

     After discussions with the Securities and Exchange Commission, management determined that the Company's method for recognizing student loan income as discussed in the second preceding paragraph should be used for all periods presented. Accordingly, the previously reported financial statements for the years ended December 31, 1995 and 1994 have been restated. For 1995, the cumulative effect of the change in accounting method of $130 million ($1.93 per common share) has been eliminated, thereby, decreasing net income and increasing the beginning balance of retained earnings by $130 million. For 1994, net income and income before premiums on debt extinguished increased by $17 million ($.22 per common share) and the beginning balance of retained earnings increased by $113 million.

  Securitizations

     During 1997, the Company adopted the requirements of FAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which establishes the accounting for certain financial asset transfers including securitization transactions. The effect of implementing this standard was not material on the Company's financial statements. Management also believes that this standard will not have a material effect on the financial statements in the future.

     The Company securitizes student loans by selling selected portfolios of such loans to trusts. Upon the sale of the loans to the Trusts, Sallie Mae continues to carry the retained interests in those loans on its Balance Sheet. A gain is recorded on a present value basis which takes into account principal, interest and special allowance receipts on the student loans less principal and interest payments on the notes and certificates financing the student loans, a normal servicing fee, borrower benefit programs, losses from defaulted student loans (which includes risk-sharing, claim interest penalties and reject costs), transaction costs, offset fees and the current carrying value of the loans including any premiums paid.

     In addition to the initial gain on sale, Sallie Mae is entitled to the residual cash flows from the trust. After the loans are sold to trusts, Sallie Mae continues to service them for a fee. These amounts are reflected as servicing and securitization revenues in the Consolidated Statements of Income.

  Student Loan Loss Reserves

     Sallie Mae has established reserves for potential losses on its student loan portfolio that can result from defective servicing, risk-sharing on claim payments and on privately insured loans. The reserve is based on periodic evaluations of its loan portfolios considering past experience, changes to federally funded programs, current economic conditions and other relevant factors. The reserve is maintained at a level that management believes is adequate to absorb estimated potential credit losses. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant changes.

  Cash and Cash Equivalents

     Cash and cash equivalents excludes term federal funds and bank deposits with terms to maturity exceeding three months.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

2.  SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Investments

     Investments are held to provide liquidity, to hedge certain financing activities and to serve as a source of short-term income. Investments are segregated into three categories as required under Statement of Financial Accounting Standards ("FAS") No. 115. Securities that are actively traded are accounted for at fair market value with unrealized gains and losses included in investment income. Securities that are intended to be held to maturity are accounted for at amortized cost. Securities that fall outside of the two previous categories are considered as available-for-sale. Such securities are carried at market value, with the after-tax unrealized gain or loss, along with after-tax unrealized gain or loss on instruments which hedge such securities, carried as a separate component of equity. The amortized cost of debt securities in this category is adjusted for amortization of premiums and accretion of discounts.

  Interest Expense

     Interest expense is based upon contractual interest rates adjusted for net payments under derivative financial instruments with off-balance sheet risks, which include interest rate and foreign currency exchange agreements and the amortization of debt issuance costs and deferred gains and losses on hedge transactions entered into to reduce interest rate risk.

  Interest Rate Swaps

     Sallie Mae utilizes interest rate swap agreements ("swaps") principally for hedging purposes to alter the interest rate characteristics of its debt in order to manage interest rates. This enables Sallie Mae to match the interest rate characteristics of borrowings to specific assets in order to lock-in spreads. Sallie Mae does not hold or issue interest rate swap agreements for trading purposes.

     Amounts paid or received under swaps that are used to alter the interest rate characteristics of its interest-sensitive liabilities are accrued and recognized as an adjustment of the interest expense on the related borrowing. The related net receivable or payable from counterparties is included in other assets or other liabilities. Gains and losses associated with the termination of swaps for designated positions are deferred and amortized over the remaining life of the designated instrument as an adjustment to interest expense.

     Sallie Mae's credit exposure on swaps is limited to the value of the swaps that have become favorable to the Company in the event of nonperformance by the counterparties. Sallie Mae manages the credit risk associated with these instruments by performing credit reviews of counterparties and monitoring market conditions to establish counterparty, sovereign and instrument-type credit lines and, when appropriate, requiring collateral.

  Foreign Currency Derivatives

     Sallie Mae enters into various foreign currency swaps, forward currency exchange agreements and options on forward currency exchange agreements to hedge its foreign currency linked debt agreements. These contracts mature concurrently with the maturities of the debt and are subject to the same credit standards as interest rate swaps. Foreign currency derivatives and the related foreign currency borrowings are translated at the market rates of exchange as of the balance sheet date. Gains and losses on foreign currency transactions that are designated hedges are deferred and included in the basis of the designated instrument.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

2.  SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Federal Income Taxes

     Deferred income taxes reflect the net effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

  Earnings per Common Share

     Earnings per common share are computed using the weighted average of common and common equivalent shares outstanding for the period. Common equivalent shares include shares issuable upon exercise of incentive stock options.

  Consolidation

     The consolidated financial statements include the accounts of Sallie Mae and its subsidiaries, after eliminating significant intercompany accounts and transactions.

  Reclassification

     Certain prior year amounts in the Consolidated Statements of Income for the three months ended March 31, 1996 and for the years ended December 31, 1995 and 1994 have been reclassified to conform with the 1996 year-end presentation.

  Basis of Presentation

     The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Operating results for the three months ended March 31, 1997 are not necessarily indicative of the results for the year ending December 31, 1997.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, reported amounts of revenues and expenses and other disclosures. Actual results could differ from those estimates.

  Recently Issued Accounting Pronouncements

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("FAS") No. 128, "Earnings Per Share," which is required to be adopted on December 15, 1997. At that time, the Company will be required to change the method used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The adoption is expected to have no material impact on Sallie Mae's reported earnings per share.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

3.  STUDENT LOANS

     Sallie Mae purchases student loans from originating lenders, typically just before the student leaves school and is required to begin repayment of the loan. Sallie Mae's portfolio consists principally of loans originated under two federally sponsored programs -- the Federal Family Education Loan Program ("FFELP") and the Health Education Assistance Loan Program ("HEAL"). Sallie Mae also purchases privately insured loans from time to time, principally those insured by a wholly-owned subsidiary.

     There are four principal categories of FFELP loans: Stafford loans, PLUS loans, SLS loans and consolidation loans. Generally, these loans have repayment periods of between five and ten years, with the exception of consolidation loans, and obligate the borrower to pay interest at a stated fixed rate or an annually reset variable rate that has a cap. However, the yield to holders is subsidized on the borrowers' behalf by the federal government to provide a market rate of return. The formula through which the subsidy is determined is referred to as the special allowance formula. Special allowance is paid whenever the average of all of the 91-day Treasury bill auctions in a calendar quarter, plus a spread of between 2.50 and 3.50 percentage points depending on the loan status and when it was originated, exceeds the rate of interest which the borrower is obligated to pay.

     In low interest rate environments the rate which the borrower is obligated to pay may exceed the rate determined by the special allowance formula. In those instances the rate paid by the borrower becomes a floor on an otherwise variable rate asset. In 1996, Sallie Mae entered into contracts with third parties under which it agreed to pay the future floor revenues received on student loans with a principal balance of $13 billion in exchange for upfront payments of $128 million. The upfront payments, which are recorded in other liabilities are being amortized over the average remaining life of these contracts, which is approximately 2 years. For the three months ended March 31, 1997 and 1996 and for the year ended December 31, 1996, the amortization of the upfront payments increased student loan income by $11 million, $2 million, and $23 million, respectively. For the three months ended March 31, 1997 and 1996 and for the year ended December 31, 1996, payments under the contracts totaled $5 million, $1 million, and $12 million, respectively.

     The Omnibus Budget Reconciliation Act of 1993 ("OBRA"), enacted on August 10, 1993, made significant changes to the student loan delivery system and created a program of direct lending to students by the federal government. The direct lending program replaced approximately 7 percent of the FFELP originations in the 1994-1995 academic year and under OBRA this is scheduled to increase up to 60 percent in the 1998-1999 academic year. Management believes these changes to the student loan delivery system along with direct lending, which reduce the pool of loans originated by the bank-based FFELP, will have an increasing material adverse effect on Sallie Mae's long-term earning prospects as a higher percentage of loans subject to OBRA will be available to Sallie Mae and the full effects of direct lending originations are factored in. OBRA also required Sallie Mae to pay an annual 30 basis point "offset fee" on FFELP student loans purchased and held on or after August 10, 1993.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

3.  STUDENT LOANS -- (CONTINUED)

     The estimated average remaining term of purchased student loans in Sallie Mae's portfolio was approximately 6.0 years at both March 31, 1997 and December 31, 1996. The following table reflects the distribution of Sallie Mae's loan portfolio by program.

                                                                           DECEMBER 31,
                                                      MARCH 31,     --------------------------
                                                        1997           1996           1995
                                                     -----------    -----------    -----------
    FFELP -- Stafford.............................   $15,778,384    $17,292,273    $20,210,325
    FFELP -- PLUS/SLS.............................     3,455,456      3,580,803      4,514,976
    FFELP -- Consolidation loans..................     8,003,416      7,658,035      5,960,091
    HEAL..........................................     2,736,874      2,758,860      2,764,244
    Privately insured.............................     1,068,499      1,017,959        886,575
                                                     -----------    -----------    -----------
    Student loans purchased.......................    31,042,629     32,307,930     34,336,211
    Participations................................     1,804,654      1,445,596              -
                                                     -----------    -----------    -----------
    Total student loans...........................   $32,847,283    $33,753,526    $34,336,211
                                                     ===========    ===========    ===========

     As of March 31, 1997 and December 31, 1996, 83 percent and 84 percent, respectively, of Sallie Mae's on-balance sheet student loan portfolio was in repayment.

     Holders of FFELP loans are insured against the borrower's default, death, disability, or bankruptcy. Insurance on FFELP loans is provided by certain state or non-profit guarantee agencies, which are reinsured by the federal government. FFELP loans originated after October 1, 1993, of which Sallie Mae owned $14.9 billion at March 31, 1997 and $13.6 billion at December 31, 1996, are insured for 98 percent of their unpaid balance resulting in 2 percent risk-sharing for holders of these loans. HEAL loans are directly insured by the federal government. Both FFELP and HEAL loans are subject to regulatory requirements relating to servicing. In the event of default on a student loan or the borrower's death, disability, or bankruptcy, Sallie Mae files a claim with the insurer or guarantor of the loan, who, provided the loan has been properly originated and serviced, and in the case of HEAL, litigated, pays Sallie Mae the unpaid principal balance and accrued interest on the loan less risk-sharing, where applicable.

     Claims not immediately honored by the guarantor because of servicing or origination defects are returned for remedial servicing, during which period income is not recognized. On certain paid claims, guarantors assess a penalty for minor servicing defects. Costs associated with claims on defaulted student loans, which include such penalties and reduced interest income on student loans by $2.5 million, $3.6 million, $12.8 million, $15.8 million, and $16.8 million for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994, respectively.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

3.  STUDENT LOANS -- (CONTINUED)

     The following table summarizes the reserves that Sallie Mae has recorded for estimated losses due to risk-sharing, unpaid guarantee claims and defaults on privately insured loans.

                                       THREE MONTHS ENDED
                                            MARCH 31,              YEARS ENDED DECEMBER 31,
                                       -------------------     ---------------------------------
                                        1997        1996         1996         1995        1994
                                       -------     -------     --------     --------     -------
    BALANCE AT BEGINNING OF
      PERIOD.......................    $84,063     $60,337     $ 60,337     $ 64,928     $66,814
    Additions
      Provisions for loan losses...      5,818       4,292       29,749          800         202
      Recoveries...................      3,093       1,700        7,235        6,096       5,998
    Deductions
      Losses on loans..............     (5,596)     (4,495)     (13,258)     (11,487)     (8,086)
                                       -------     -------     --------     --------     -------
    BALANCE AT END OF PERIOD.......    $87,378     $61,834     $ 84,063     $ 60,337     $64,928
                                       =======     =======     ========     ========     =======

4.  WAREHOUSING ADVANCES

     Warehousing advances are secured loans made, generally, to finance student loans and other education-related loans at certain financial and educational institutions and public sector agencies. Such advances are collateralized by student loans, obligations of the United States government or instrumentalities thereof, or by other collateral, such as residential first mortgages and mortgage-backed securities. As of March 31, 1997, approximately 97 percent were collateralized by student loans, 2 percent by U.S. government securities and 1 percent by other collateral. As of December 31, 1996, approximately 97 percent were collateralized by student loans, 1 percent by U.S. government securities and 2 percent by other collateral. A summary of warehousing advances by industry concentration follows:

                                                                            DECEMBER 31,
                                                        MARCH 31,     ------------------------
                                                           1997          1996          1995
                                                        ----------    ----------    ----------
    Commercial banks.................................   $1,249,480    $1,547,193    $2,612,125
    Public sector agencies...........................    1,165,601     1,126,095       985,182
    Educational institutions.........................      118,167       116,197       167,786
    Thrift institutions..............................            -             -       100,000
                                                        ----------    ----------    ----------
                                                        $2,533,248    $2,789,485    $3,865,093
                                                        ==========    ==========    ==========

     Warehousing advances have specific maturities and generally bear rates of interest which vary with the 91-day Treasury bill rate, or the London Interbank Offered Rate ("LIBOR"), or which are fixed for the term of the advance. A summary of warehousing advance interest rate characteristics follows:

                                                                            DECEMBER 31,
                                                        MARCH 31,     ------------------------
                                                           1997          1996          1995
                                                        ----------    ----------    ----------
    Variable rate:
      Treasury bill..................................   $1,815,939    $1,723,588    $2,138,929
      LIBOR..........................................      697,890     1,046,086     1,623,028
    Fixed rate.......................................       19,419        19,811       103,136
                                                        ----------    ----------    ----------
                                                        $2,533,248    $2,789,485    $3,865,093
                                                        ==========    ==========    ==========

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

4.  WAREHOUSING ADVANCES -- (CONTINUED)

     The average remaining term to maturity of warehousing advances was 1.5 years as of March 31, 1997 and 1.0 year as of December 31, 1996.

     The following table summarizes the maturities of warehousing advances at March 31, 1997 and December 31, 1996.

                       YEAR OF MATURITY                       MARCH 31, 1997    DECEMBER 31, 1996
    -------------------------------------------------------   --------------    -----------------
    1997...................................................     $  885,234         $ 1,221,148
    1998...................................................      1,232,174           1,232,186
    1999...................................................        180,668             175,391
    2000...................................................        130,862             127,863
    2001...................................................              -                   -
    After 2001.............................................        104,310              32,897
                                                                ----------         -----------
                                                                $2,533,248         $ 2,789,485
                                                                ==========         ===========

5.  ACADEMIC FACILITIES FINANCINGS

     Academic facilities financings are comprised of bonds issued by and loans to educational institutions to finance their physical plant and equipment.

     At December 31, 1994, academic facilities bonds were classified as held-to-maturity securities and carried at amortized cost. In December 1995, as a result of the one-time reclassification permitted in connection with the issuance of a special report issued by the FASB staff, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities" ("FASB No. 115 Q&A"), academic facilities bonds were transferred from held-to-maturity to available-for-sale securities. The academic facilities bonds transferred had a fair market value of approximately $710 million with an amortized cost of $690 million.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

5.  ACADEMIC FACILITIES FINANCINGS -- (CONTINUED)

     The following tables summarize the academic facilities bonds at March 31, 1997 and December 31, 1996 and 1995.

                                                                    MARCH 31, 1997
                                                   -------------------------------------------------
                                                                  GROSS         GROSS
                                                   AMORTIZED    UNREALIZED    UNREALIZED     MARKET
    BONDS -- AVAILABLE-FOR-SALE                      COST         GAINS         LOSSES       VALUE
                                                   ---------    ----------    ----------    --------
      Fixed.....................................   $ 774,565     $ 11,233      $ (2,781)    $783,017
      Variable..................................      83,813            7          (584)      83,236
                                                   ---------     --------      --------     --------
    Total academic facilities bonds.............   $ 858,378     $ 11,240      $ (3,365)    $866,253
                                                   =========     ========      ========     ========

                                                                   DECEMBER 31, 1996
                                                   -------------------------------------------------
                                                                  GROSS         GROSS
                                                   AMORTIZED    UNREALIZED    UNREALIZED     MARKET
    BONDS -- AVAILABLE-FOR-SALE                      COST         GAINS         LOSSES       VALUE
                                                   ---------    ----------    ----------    --------
      Fixed.....................................   $ 831,711     $ 19,794      $   (978)    $850,527
      Variable..................................      84,401           10          (457)      83,954
                                                   ---------     ---------     ---------    --------
    Total academic facilities bonds.............   $ 916,112     $ 19,804      $ (1,435)    $934,481
                                                   =========     ========      ========     ========

                                                                   DECEMBER 31, 1995
                                                   -------------------------------------------------
                                                                  GROSS         GROSS
                                                   AMORTIZED    UNREALIZED    UNREALIZED     MARKET
    BONDS -- AVAILABLE-FOR-SALE                      COST         GAINS         LOSSES       VALUE
                                                   ---------    ----------    ----------    --------
      Fixed.....................................   $ 591,407     $ 23,628      $ (1,692)    $613,343
      Variable..................................      98,394           48        (1,673)      96,769
                                                   ---------     ---------     --------     --------
    Total academic facilities bonds.............   $ 689,801     $ 23,676      $ (3,365)    $710,112
                                                   =========     ========      ========     ========

     The following table summarizes academic facilities loans at March 31, 1997 and at December 31, 1996 and 1995.

                                                                               DECEMBER 31,
                                                             MARCH 31,    ----------------------
    LOANS                                                      1997         1996         1995
                                                             ---------    ---------    ---------
      Fixed rate..........................................   $ 471,050    $ 474,659    $ 489,913
      Variable rate.......................................      67,581       64,191      112,209
                                                             ---------    ---------    ---------
    Total academic facilities loans.......................   $ 538,631    $ 538,850    $ 602,122
                                                             =========    =========    =========

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

5.  ACADEMIC FACILITIES FINANCINGS -- (CONTINUED)

     The average remaining term to maturity of academic facilities financings was 8.0 years at both March 31, 1997 and December 31, 1996. The stated maturities and maturities if accelerated to the put or call dates for academic facilities bonds and loans at March 31, 1997 and December 31, 1996 are shown in the following table:

                                        MARCH 31, 1997                      DECEMBER 31, 1996
                               ---------------------------------    ---------------------------------
                                       BONDS             LOANS              BONDS             LOANS
                               ---------------------    --------    ---------------------    --------
                                           MATURITY                             MATURITY
                                              TO                                   TO
                                STATED      PUT OR       STATED      STATED      PUT OR       STATED
        YEAR OF MATURITY       MATURITY    CALL DATE    MATURITY    MATURITY    CALL DATE    MATURITY
    ------------------------   --------    ---------    --------    --------    ---------    --------
    1997....................   $ 34,986    $  81,387    $  9,029    $ 44,078    $  97,657    $  8,325
    1998....................     76,975      134,224      11,804      77,409      127,774      14,065
    1999....................     43,333       60,039      47,962      43,638       57,366      45,115
    2000....................     78,135       98,582      17,294      78,588       98,515      17,368
    2001....................     86,526      106,199      22,550      87,197      107,464      22,673
    2002-2006...............    439,229      354,549     103,925     486,168      410,945     104,872
    after 2006..............    107,069       31,273     326,067     117,403       34,760     326,432
                               --------    ---------    --------    --------    ---------    --------
                               $866,253    $ 866,253    $538,631    $934,481    $ 934,481    $538,850
                               ========    =========    ========    ========    =========    ========

6.  INVESTMENTS

     At March 31, 1997 and December 31, 1996 and 1995, all investments with the exception of other investments are classified as available-for-sale securities under FAS No. 115 and carried at fair market values which approximate amortized costs, except for U.S. Treasury securities which have an amortized cost of $812 million. The fair market value of U.S. Treasury securities is adjusted for unrealized gains and losses on interest rate swaps, which are held to reduce interest rate risk related to these securities ($68.9 million and $19.5 million of unrealized gains at March 31, 1997 and December 31, 1996, respectively, and $56.6 million of unrealized losses at December 31, 1995). During 1995, as a result of the one-time reclassification permitted in connection with the issuance of the FASB No. 115 Q&A, asset-backed securities, variable corporate bonds, federal funds and bank deposits, student loan revenue bonds and commercial paper were transferred from

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

6.  INVESTMENTS -- (CONTINUED)

held-to-maturity securities to available-for-sale securities at fair market values which approximated amortized cost. A summary of investments at March 31, 1997 and at December 31, 1996 and 1995 follows:

                                                                   MARCH 31, 1997
                                                ----------------------------------------------------
                                                                GROSS         GROSS
                                                AMORTIZED     UNREALIZED    UNREALIZED      MARKET
                                                   COST         GAINS         LOSSES        VALUE
                                                ----------    ----------    ----------    ----------
    AVAILABLE-FOR-SALE
      U.S. Treasury and other U.S. government
         agencies obligations
              U.S. Treasury securities.......   $  812,172     $ 490,116     $    (29)    $1,302,259
      State and political subdivisions of the
         United States
              Student loan revenue bonds.....      185,231         3,845         (932)       188,144
      Asset-backed and other securities
              Asset-backed securities........    4,982,587         6,894          (78)     4,989,403
              Variable corporate bonds.......      523,469           451            -        523,920
              Commercial paper...............       31,373             -            -         31,373
              Other securities...............       55,794             -            -         55,794
                                                ----------     ---------     --------     ----------
         Total available-for-sale investment
           securities........................   $6,590,626     $ 501,306     $ (1,039)    $7,090,893
                                                ==========     =========     ========     ==========
    HELD-TO-MATURITY
      Other..................................   $  571,458     $      64     $   (439)    $  571,083
                                                ==========     =========     ========     ==========

                                                                 DECEMBER 31, 1996
                                                ----------------------------------------------------
                                                                GROSS         GROSS
                                                AMORTIZED     UNREALIZED    UNREALIZED      MARKET
                                                   COST         GAINS         LOSSES        VALUE
                                                ----------    ----------    ----------    ----------
    AVAILABLE-FOR-SALE
      U.S. Treasury and other U.S. government
         agencies obligations
              U.S. Treasury securities.......   $  809,164     $ 508,758      $  (41)     $1,317,881
      State and political subdivisions of the
         United States
              Student loan revenue bonds.....      201,248         5,563        (431)        206,380
      Asset-backed and other securities
              Asset-backed securities........    4,645,046         4,746        (167)      4,649,625
              Variable corporate bonds.......      634,925           489           -         635,414
              Commercial paper...............       24,395             -           -          24,395
                                                ----------     ---------      ------      ----------
         Total available-for-sale investment
           securities........................   $6,314,778     $ 519,556      $ (639)     $6,833,695
                                                ==========     =========      ======      ==========
    HELD-TO-MATURITY
      Other..................................   $  601,887     $     125      $ (267)     $  601,745
                                                ==========     =========      ======      ==========

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

6.  INVESTMENTS -- (CONTINUED)

                                                                 DECEMBER 31, 1995
                                                ----------------------------------------------------
                                                                GROSS         GROSS
                                                AMORTIZED     UNREALIZED    UNREALIZED      MARKET
                                                   COST         GAINS         LOSSES        VALUE
                                                ----------    ----------    ----------    ----------
    AVAILABLE-FOR-SALE
      U.S. Treasury and other U.S. government
         agencies obligations
              U.S. Treasury securities.......   $  728,584     $ 596,577     $ (56,661)   $1,268,500
      State and political subdivisions of the
         United States
              Student loan revenue bonds.....      271,514         9,152            (4)      280,662
      Asset-backed and other securities
              Asset-backed securities........    4,305,127         1,180          (334)    4,305,973
              Variable corporate bonds.......      611,344           312            (2)      611,654
              Commercial paper...............      121,410             -             -       121,410
              Federal funds and bank
                deposits.....................      400,000             -             -       400,000
                                                ----------     ---------     ---------    ----------
         Total available-for-sale investment
           securities........................   $6,437,979     $ 607,221     $ (57,001)   $6,988,199
                                                ==========     =========     =========    ==========
    HELD-TO-MATURITY
      Other..................................   $  625,856     $     928     $     (97)   $  626,687
                                                ==========     =========     =========    ==========

     Sallie Mae sold available-for-sale securities with a carrying value of $749 million, $1.8 billion, $4.6 billion and $6.6 billion for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996 and 1995, respectively. There were no sales of available-for-sale securities in 1994.

     As of March 31, 1997 and December 31, 1996, stated maturities and maturities if accelerated to the put or call dates for investments are shown in the following table:

                                    MARCH 31, 1997                          DECEMBER 31, 1996
                         -------------------------------------    -------------------------------------
                         HELD-TO-       AVAILABLE-FOR-SALE        HELD-TO-       AVAILABLE-FOR-SALE
                         MATURITY    -------------------------    MATURITY    -------------------------
                         --------                  MATURITY TO    --------                  MATURITY TO
                          STATED       STATED        PUT OR        STATED       STATED        PUT OR
     YEAR OF MATURITY    MATURITY     MATURITY      CALL DATE     MATURITY     MATURITY      CALL DATE
    ------------------   --------    ----------    -----------    --------    ----------    -----------
    1997..............   $ 74,797    $  184,859    $   285,825    $106,823    $  216,807    $   275,955
    1998..............     13,155       277,852        228,210      12,493       278,153        278,528
    1999..............      9,896       470,474        429,491       9,229       532,975        488,182
    2000..............    103,462       310,969        320,994     102,879       142,401        150,981
    2001..............      5,273     1,003,355      1,018,084       4,721     1,059,148      1,073,776
    2002-2006.........     45,036     2,454,874      2,437,918      46,058     2,534,058      2,514,787
    After 2006........    319,839     2,388,510      2,370,371     319,684     2,070,153      2,051,486
                         --------    ----------    -----------    --------    ----------    -----------
                         $571,458    $7,090,893    $ 7,090,893    $601,887    $6,833,695    $ 6,833,695
                         ========    ==========    ===========    ========    ==========    ===========

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

7.  SHORT-TERM BORROWINGS

     Short-term borrowings have an original or remaining term to maturity of one year or less. The following tables summarize outstanding short-term notes at March 31, 1997, and December 31, 1996, 1995 and 1994, the weighted average interest rates at the end of each period, and the related average balances, weighted average interest rates and weighted average effective interest rates, which include the effects of related off-balance sheet financial instruments (see Note 10) during the periods.

                                                                     THREE MONTHS ENDED MARCH 31, 1997
                                            AT MARCH 31, 1997        ---------------------------------
                                          ----------------------                              WEIGHTED
                                                        WEIGHTED                   WEIGHTED   AVERAGE
                                                        AVERAGE                    AVERAGE    EFFECTIVE
                                            ENDING      INTEREST       AVERAGE     INTEREST   INTEREST
                                            BALANCE       RATE         BALANCE       RATE       RATE
                                          -----------   --------     -----------   --------   --------
Six month floating rate notes...........  $ 3,099,428     5.37%      $ 2,986,097     5.35%      5.46%
Other floating rate notes...............    2,380,596     5.41         2,186,023     5.39       5.43
Discount notes..........................    2,242,575     6.40         5,858,466     5.28       5.33
Fixed rate notes........................    5,120,889     5.91         4,466,944     6.03       5.52
Securities sold -- not yet purchased and
  repurchase agreements.................            -        -           329,092     5.27       5.27
Short-term portion of long-term notes...   10,160,109     5.60        10,525,909     5.67       5.50
                                          -----------     ----       -----------     ----       ----
Total short-term notes..................  $23,003,597     5.70%      $26,352,531     5.58%      5.45%
                                          ===========     ====       ===========     ====       ====

Maximum outstanding at any month end....  $27,678,979
                                          ===========

                                                                       YEAR ENDED DECEMBER 31, 1996
                                           AT DECEMBER 31, 1996      ---------------------------------
                                          ----------------------                              WEIGHTED
                                                        WEIGHTED                   WEIGHTED   AVERAGE
                                                        AVERAGE                    AVERAGE    EFFECTIVE
                                            ENDING      INTEREST       AVERAGE     INTEREST   INTEREST
                                            BALANCE       RATE         BALANCE       RATE       RATE
                                          -----------   --------     -----------   --------   --------
Six month floating rate notes...........  $ 2,699,477     5.23%      $ 2,485,322     5.32%      5.42%
Other floating rate notes...............    1,827,643     5.28         1,960,926     5.47       5.39
Discount notes..........................    2,377,976     6.43         3,072,019     5.31       5.36
Fixed rate notes........................    3,964,777     6.01         1,211,197     6.07       5.53
Securities sold -- not yet purchased and
  repurchase agreements.................            -        -           165,792     4.93       4.93
Short-term portion of long-term notes...   11,286,675     5.55        11,956,008     5.75       5.45
                                          -----------     ----       -----------     ----       ----
Total short-term notes..................  $22,156,548     5.67%      $20,851,264     5.62%      5.43%
                                          ===========     ====       ===========     ====       ====
Maximum outstanding at any month end....  $25,051,644
                                          ===========

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

7.  SHORT-TERM BORROWINGS -- (CONTINUED)

                                                                       YEAR ENDED DECEMBER 31, 1995
                                           AT DECEMBER 31, 1995      ---------------------------------
                                          ----------------------                              WEIGHTED
                                                        WEIGHTED                   WEIGHTED   AVERAGE
                                                        AVERAGE                    AVERAGE    EFFECTIVE
                                            ENDING      INTEREST       AVERAGE     INTEREST   INTEREST
                                            BALANCE       RATE         BALANCE       RATE       RATE
                                          -----------   --------     -----------   --------   --------
Six month floating rate notes...........  $ 2,699,595     5.64%      $ 3,608,930     5.78%      5.86%
Other floating rate notes...............    1,942,360     5.82         1,221,480     5.60       5.78
Discount notes..........................    1,074,257     5.58         1,427,363     5.81       5.86
Fixed rate notes........................      350,000     6.97           903,670     7.99       5.82
Securities sold -- not yet purchased and
  repurchase agreements.................      131,112     6.38           311,797     6.10       6.10
Short-term portion of long-term notes...   11,249,676     5.79         7,937,658     5.83       5.90
                                          -----------     ----       -----------     ----       ----
Total short-term notes..................  $17,447,000     5.79%      $15,410,898     5.93%      5.88%
                                          ===========     ====       ===========     ====       ====
Maximum outstanding at any month end....  $18,046,974
                                          ===========

                                                                       YEAR ENDED DECEMBER 31, 1994
                                           AT DECEMBER 31, 1994      ---------------------------------
                                          ----------------------                              WEIGHTED
                                                        WEIGHTED                   WEIGHTED   AVERAGE
                                                        AVERAGE                    AVERAGE    EFFECTIVE
                                            ENDING      INTEREST       AVERAGE     INTEREST   INTEREST
                                            BALANCE       RATE         BALANCE       RATE       RATE
                                          -----------   --------     -----------   --------   --------
Six month floating rate notes...........  $ 3,849,125     5.39%      $ 3,410,090     4.40%      4.52%
Other floating rate notes...............      811,550     5.75           596,894     3.96       4.43
Discount notes..........................    2,696,122     5.89         3,244,158     4.28       4.45
Fixed rate notes........................    1,397,717     9.04           836,816     9.27       4.95
Securities sold -- not yet purchased and
  repurchase agreements.................      402,015     6.29           245,169     5.36       5.36
Short-term portion of long-term notes...    6,859,065     5.90         8,243,360     5.75       4.35
                                          -----------     ----       -----------     ----       ----
Total short-term notes..................  $16,015,594     6.05%      $16,576,487     5.29%      4.45%
                                          ===========     ====       ===========     ====       ====
Maximum outstanding at any month end....  $19,030,670
                                          ===========

     At both March 31, 1997 and December 31, 1996, the short-term portion of long-term notes included issues totaling $80 million repayable in U.S. dollars, with principal repayment obligations tied to foreign currency exchange rates. At March 31, 1997 and December 31, 1996, the short-term portion of long-term notes also included issues totaling $774 million and $771 million, respectively which require the payment of interest and principal in foreign currencies. To eliminate its exposure to the effect of currency fluctuations on these contractual obligations, Sallie Mae has entered into various foreign currency agreements with independent parties (see Note 10).

     To match the interest rate characteristics on short-term notes with the rate characteristics of its assets, Sallie Mae enters into interest rate swaps with independent parties. Under these agreements, Sallie Mae makes periodic payments, indexed to the related asset rates, in exchange for periodic payments which generally match Sallie Mae's interest obligations on fixed or variable rate notes (see Note 10).

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

8.  LONG-TERM NOTES

     The following tables summarize outstanding long-term notes at March 31, 1997, and December 31, 1996 and 1995, the weighted average interest rates and related notional amount of derivatives at the end of the periods, and the related average balances and weighted average effective interest rates, which include the effects of related off-balance sheet financial instruments (see Note
10), during the periods.

                                                                                     THREE MONTHS ENDED
                                                  AT MARCH 31, 1997                    MARCH 31, 1997
                                      -----------------------------------------    -----------------------
                                                                                                  WEIGHTED
                                                     WEIGHTED                                     AVERAGE
                                                     AVERAGE        NOTIONAL                      EFFECTIVE
                                        ENDING       INTEREST        AMOUNT          AVERAGE      INTEREST
                                        BALANCE        RATE      OF DERIVATIVES      BALANCE        RATE
                                      -----------    --------    --------------    -----------    --------
Floating rate notes:
  U.S. dollar denominated:
     Interest bearing, due
       1998-2003...................   $ 7,360,772      5.37%      $   1,763,223    $ 8,013,855      5.45%
                                      -----------      ----         -----------    -----------      ----
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing, due
       1998-2018...................    11,900,604      6.22          19,590,971     12,477,420      5.58
     Zero coupon, due 1998-2022....       333,345      8.27             360,394        330,119      7.63
  Dual currency, due 1998..........       249,947      7.63             272,000        249,192      6.74
  Foreign currency:
     Interest bearing, due
       1999-2000...................       257,100      5.39             495,785        257,100      5.43
                                      -----------      ----         -----------    -----------      ----
Total fixed rate notes.............    12,740,996      6.28          20,719,150     13,313,831      5.65
                                      -----------      ----         -----------    -----------      ----
Total long-term notes..............   $20,101,768      5.95%      $  22,482,373    $21,327,686      5.57%
                                      ===========      ====         ===========    ===========      ====

                                                                                         YEAR ENDED
                                                                                      DECEMBER 31, 1996
                                                AT DECEMBER 31, 1996               -----------------------
                                      -----------------------------------------                   WEIGHTED
                                                     WEIGHTED                                     AVERAGE
                                                     AVERAGE        NOTIONAL                      EFFECTIVE
                                        ENDING       INTEREST        AMOUNT          AVERAGE      INTEREST
                                        BALANCE        RATE      OF DERIVATIVES      BALANCE        RATE
                                      -----------    --------    --------------    -----------    --------
Floating rate notes:
  U.S. dollar denominated:
     Interest bearing, due
       1998-2003...................   $ 8,844,825      5.27%      $   2,022,044    $12,740,190      5.46%
                                      -----------      ----         -----------    -----------      ----
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing, due
       1998-2018...................    12,928,983      6.35          21,676,042     11,971,640      5.59
     Zero coupon, due 1998-2022....       326,875      8.25             358,071        304,990      7.68
  Dual currency, due 1998..........       248,443      7.63             272,000        245,569      6.65
  Foreign currency:
     Interest bearing, due
       1999-2000...................       257,100      5.34             495,785        577,592      5.31
     Zero coupon, due 1997.........             -         -                   -        183,647      5.42
                                      -----------      ----         -----------    -----------      ----
Total fixed rate notes.............    13,761,401      6.40          22,801,898     13,283,438      5.64
                                      -----------      ----         -----------    -----------      ----
Total long-term notes..............   $22,606,226      5.96%      $  24,823,942    $26,023,628      5.55%
                                      ===========      ====         ===========    ===========      ====


                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

8.  LONG-TERM NOTES --(CONTINUED)

                                                                                         YEAR ENDED
                                                                                      DECEMBER 31, 1995
                                                AT DECEMBER 31, 1995               -----------------------
                                      -----------------------------------------                   WEIGHTED
                                                     WEIGHTED                                     AVERAGE
                                                     AVERAGE        NOTIONAL                      EFFECTIVE
                                        ENDING       INTEREST        AMOUNT          AVERAGE      INTEREST
                                        BALANCE        RATE      OF DERIVATIVES      BALANCE        RATE
                                      -----------      ----       -----------      -----------      ----
Floating rate notes:
  U.S. dollar denominated:
     Interest bearing, due
       1997-2002...................   $16,995,853      5.58%        $ 5,053,732    $21,998,541      5.95%
                                      -----------      ----         -----------    -----------      ----
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing, due
       1997-2018...................    11,430,127      6.70          17,050,772     12,035,074      5.99
     Zero coupon, due 1997-2022....       400,023      8.27             435,001        283,282      7.99
  Dual currency, due 1998..........       242,775      7.63             206,000        240,182      7.02
  Foreign currency:
     Interest bearing, due
       1997-2000...................       767,100      4.01           1,486,130        627,900      5.78
     Zero coupon, due 1997.........       246,737      5.79             253,626        188,399      5.85
                                      -----------      ----         -----------    -----------      ----
Total fixed rate notes.............    13,086,762      6.59          19,431,529     13,374,837      6.02
                                      -----------      ----         -----------    -----------      ----
Total long-term notes..............   $30,082,615      6.02%        $24,485,261    $35,373,378      5.98%
                                      ===========      ====         ===========    ===========      ====

     At March 31, 1997 and December 31, 1996, Sallie Mae had outstanding long-term debt issues with call features totaling $13.7 billion and $14.1 billion, respectively. As of March 31, 1997 and December 31, 1996, the stated maturities and maturities if accelerated to the call dates for long-term notes are shown in the following table:

                                               MARCH 31, 1997              DECEMBER 31, 1996
                                         --------------------------    --------------------------
                                           STATED       MATURITY TO      STATED       MATURITY TO
             YEAR OF MATURITY             MATURITY       CALL DATE      MATURITY       CALL DATE
    ----------------------------------   -----------    -----------    -----------    -----------
    1997..............................   $         -    $11,640,415    $         -    $12,794,908
    1998..............................     4,871,914      3,856,622      7,466,131      5,510,293
    1999..............................     7,876,747      2,285,849      7,676,221      2,185,610
    2000..............................     4,037,732      1,683,932      4,077,772      1,483,972
    2001..............................     2,366,525         79,200      2,465,758         79,200
    2002-2022.........................       948,850        555,750        920,344        552,243
                                         -----------    -----------    -----------    -----------
                                         $20,101,768    $20,101,768    $22,606,226    $22,606,226
                                         ===========    ===========    ===========    ===========

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

8.  LONG-TERM NOTES --(CONTINUED)
     For the years ended December 31, 1996, 1995 and 1994, Sallie Mae repurchased certain long-term notes prior to their scheduled maturity to lower future years' interest expense. The following table summarizes these transactions (dollars in millions):

                                                                         YEARS ENDED DECEMBER
                                                                                 31,
                                                                         --------------------
                                                                         1996    1995    1994
                                                                         ----    ----    ----
    Maturity value....................................................   $90     $62     $138
                                                                         ====    ====    ====
    Carrying value....................................................   $ 8     $ 8     $ 21
                                                                         ====    ====    ====
    Premiums..........................................................   $ 7     $ 8     $ 14
                                                                         ====    ====    ====

     Sallie Mae issues debt with interest and/or principal payment characteristics tied to foreign currency indices to attempt to minimize its cost of funds. At March 31, 1997 and December 31, 1996 and 1995, Sallie Mae had outstanding long-term foreign currency notes which require the payment of principal and interest in foreign currencies, and dual currency notes which require the payment of interest in foreign currencies. To eliminate the corporation's exposure to the effect of currency fluctuations on these contractual obligations, Sallie Mae has entered into various foreign currency agreements with independent parties (see Note 10).

     To match the interest rate characteristics on its long-term borrowings with the interest rate characteristics of its assets, Sallie Mae enters into interest rate swaps with independent parties. Under these agreements, Sallie Mae makes periodic payments, indexed to the related asset rates, in exchange for periodic payments which generally match Sallie Mae's interest obligations on fixed or variable rate borrowings (see Note 10).

9.  STUDENT LOAN SECURITIZATION

     For the first three months of 1997 and 1996 and for the year ended December 31, 1996 and in October 1995, SLM Funding Corporation, a wholly-owned special purpose finance subsidiary, purchased from Sallie Mae and sold $2 billion, $1.5 billion, $6 billion and $1 billion, respectively, of student loans to trusts which issued floating rate student loan asset-backed securities in underwritten public offerings. At March 31, 1997 and December 31, 1996, securitized student loans outstanding totaled $8.0 billion and $6.3 billion, respectively.

     In November 1995, the U.S. District Court for the District of Columbia ruled, contrary to the Secretary of Education's ruling, that student loans owned by the trusts are not subject to the 30 basis point annual offset fee. The Department of Education appealed this decision. On January 10, 1997, the U.S. Court of Appeals for the District of Columbia Circuit struck down the Secretary of Education's interpretation that the 30 basis point offset fee (contained in the Omnibus Budget Reconciliation Act of 1993) applies to any loan in which Sallie Mae holds a direct or indirect interest, including securitized student loans. The Court of Appeals ruled that the fee applies only to loans that Sallie Mae owns and remanded the case to the District Court with instructions to remand the matter to the Secretary of Education. In addition, the Court of Appeals upheld the constitutionality of the offset fee, which applies annually with respect to the principal amount of student loans that Sallie Mae holds and that were acquired on or after August 10, 1993.

     On April 29, 1997, U.S. District Court Judge Stanley Sporkin ordered the U.S. Department of Education to decide, by July 31, 1997, on its final position with respect to the application of the offset fee to loans which Sallie Mae has securitized. It is therefore uncertain what the final outcome of this litigation will be. If the final outcome following the remand is that the offset fee is not applicable to loans securitized by Sallie Mae, the

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

9. STUDENT LOAN SECURITIZATION -- (CONTINUED) gains resulting from prior securitizations would be increased. As of March 31, 1997 and December 31, 1996, such increases would amount to approximately $75 million, pre-tax, and $55 million, pre-tax, respectively. Offset fees relating to securitizations have not been paid pending final resolution of the case. Management considers this increase in gains as a contingent asset which will be recognized upon a favorable final ruling in this matter. Gains on future securitizations will vary depending on the characteristics of the loan portfolios securitized as well as the outcome of the offset fee ruling.

10.  DERIVATIVE FINANCIAL INSTRUMENTS

  Derivative Financial Instruments Held or Issued for Purposes Other than
Trading

     Sallie Mae enters into various financial instruments with off-balance sheet risk in the normal course of business primarily to reduce interest rate risk and foreign currency exposure on certain borrowings. These financial instruments include interest rate swaps, interest rate cap and collar agreements, foreign currency swaps, forward currency exchange agreements, options on currency exchange agreements, options on securities and financial futures contracts.

     Sallie Mae enters into three general types of interest rate swaps under which it pays the following: 1) a floating rate in exchange for a fixed rate (standard swaps); 2) a fixed rate in exchange for a floating rate (reverse swaps); and 3) a floating rate in exchange for another floating rate, based upon different market indices (basis/reverse basis swaps). At March 31, 1997, Sallie Mae had outstanding $18.1 billion, $1.1 billion, and $17.0 billion of notional principal amount of standard swaps, reverse swaps, and basis/reverse basis swaps, respectively. Of Sallie Mae's $36.2 billion of interest rate swaps outstanding at March 31, 1997, $35.1 billion was related to debt and $1.1 billion was related to assets. At December 31, 1996, Sallie Mae had outstanding $18.2 billion, $1.1 billion, and $17.8 billion of notional principal amount of standard swaps, reverse swaps, and basis/reverse basis swaps, respectively. Of Sallie Mae's $37.1 billion of interest rate swaps outstanding at December 31, 1996, $36 billion was related to debt and $1.1 billion was related to assets.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

10.  DERIVATIVE FINANCIAL INSTRUMENTS -- (CONTINUED)

     The following tables summarize the ending balances of the borrowings that have been matched with interest rate swaps and foreign currency agreements at March 31, 1997, and December 31, 1996 and 1995 (dollars in billions).

                                                                    AT MARCH 31, 1997
                                     -------------------------------------------------------------------------------
                                                                  SWAPS
                                                   ------------------------------------     FOREIGN
                                                                             BASIS/         CURRENCY        TOTAL
                                     BORROWINGS    STANDARD    REVERSE    REVERSE BASIS    AGREEMENTS    DERIVATIVES
                                     ----------    --------    -------    -------------    ----------    -----------
SHORT-TERM NOTES
Six month floating rate notes.....     $   .3       $    -       $ -          $  .3           $  -          $  .3
Other floating rate notes.........         .3            -         -             .6              -             .6
Discount notes....................         .1            -         -             .1              -             .1
Fixed rate notes..................        4.5          4.5         -            2.4              -            6.9
Securities sold -- not yet
  purchased and repurchase
  agreements......................          -            -         -              -              -              -
Short-term portion of long-term
  notes...........................        3.8          1.6         -            3.3             .9            5.8
                                       ------       ------       ---          -----           ----          -----
     Total short-term notes.......        9.0          6.1         -            6.7             .9           13.7
                                       ------       ------       ---          -----           ----          -----

LONG-TERM NOTES
Floating rate notes:
  U.S. dollar denominated interest
     bearing......................        1.2           .3         -            1.5              -            1.8
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing.............       11.3         11.3         -            8.3              -           19.6
     Zero coupon..................         .2           .2         -             .2              -             .4
  Dual currency...................         .2           .2         -             .1              -             .3
  Foreign currency:
     Interest bearing.............         .3            -         -             .2             .3             .5
     Zero coupon..................          -            -         -              -              -              -
                                       ------       ------       ---          -----           ----          -----
       Total long-term notes......       13.2         12.0         -           10.3             .3           22.6
                                       ------       ------       ---          -----           ----          -----
       Total notes................     $ 22.2       $ 18.1       $ -          $17.0           $1.2          $36.3
                                       ======       ======       ===          =====           ====          =====

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

10.  DERIVATIVE FINANCIAL INSTRUMENTS -- (CONTINUED)

                                                                  AT DECEMBER 31, 1996
                                     -------------------------------------------------------------------------------
                                                                  SWAPS
                                                   ------------------------------------     FOREIGN
                                                                             BASIS/         CURRENCY        TOTAL
                                     BORROWINGS    STANDARD    REVERSE    REVERSE BASIS    AGREEMENTS    DERIVATIVES
                                     ----------    --------    -------    -------------    ----------    -----------
SHORT-TERM NOTES
Six month floating rate notes.....      $  .3        $   -       $ -          $  .3           $  -          $  .3
Other floating rate notes.........         .3            -         -             .6              -             .6
Discount notes....................          -            -         -              -              -              -
Fixed rate notes..................        3.4          3.4         -            2.2              -            5.6
Securities sold -- not yet
  purchased and repurchase
  agreements......................          -            -         -              -              -              -
Short-term portion of long-term
  notes...........................        4.5          1.8         -            3.2             .9            5.9
                                        -----        -----     -----          -----           ----          -----
     Total short-term notes.......        8.5          5.2         -            6.3             .9           12.4
                                        -----        -----     -----          -----           ----          -----

LONG-TERM NOTES
Floating rate notes:
  U.S. dollar denominated interest
     bearing......................        1.4           .3         -            1.8              -            2.1
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing.............       12.3         12.3         -            9.3              -           21.6
     Zero coupon..................         .2           .2         -             .1              -             .3
  Dual currency...................         .2           .2         -             .1              -             .3
  Foreign currency:
     Interest bearing.............         .3            -         -             .2             .3             .5
     Zero coupon..................          -            -         -              -              -              -
                                        -----        -----     -----          -----           ----          -----
       Total long-term notes......       14.4         13.0         -           11.5             .3           24.8
                                        -----        -----     -----          -----           ----          -----
       Total notes................      $22.9        $18.2       $ -          $17.8           $1.2          $37.2
                                        =====        =====     =====          =====           ====          =====

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

10.  DERIVATIVE FINANCIAL INSTRUMENTS -- (CONTINUED)

                                                                  AT DECEMBER 31, 1995
                                     -------------------------------------------------------------------------------
                                                                  SWAPS
                                                   ------------------------------------     FOREIGN
                                                                             BASIS/         CURRENCY        TOTAL
                                     BORROWINGS    STANDARD    REVERSE    REVERSE BASIS    AGREEMENTS    DERIVATIVES
                                     ----------    --------    -------    -------------    ----------    -----------
SHORT-TERM NOTES
Six month floating rate notes.....      $   -        $   -       $ -          $   -           $  -          $   -
Other floating rate notes.........        1.5            -         -            2.8              -            2.8
Discount notes....................          -            -         -              -              -              -
Fixed rate notes..................         .3           .3         -              -              -             .3
Securities sold -- not yet
  purchased and repurchase
  agreements......................          -            -         -              -              -              -
Short-term portion of long-term
  notes...........................        5.7          1.4        .3            6.7             .3            8.7
                                        -----        -----     -----          -----           ----          -----
     Total short-term notes.......        7.5          1.7        .3            9.5             .3           11.8
                                        -----        -----     -----          -----           ----          -----

LONG-TERM NOTES
Floating rate notes:
  U.S. dollar denominated interest
     bearing......................        3.9           .9         -            4.1              -            5.0
Fixed rate notes:
  U.S. dollar denominated:
     Interest bearing.............       10.8         10.8         -            6.1             .2           17.1
     Zero coupon..................         .3           .3         -             .2              -             .5
  Dual currency...................         .2           .2         -              -              -             .2
  Foreign currency:
     Interest bearing.............         .8            -         -             .7             .8            1.5
     Zero coupon..................         .2            -         -              -             .2             .2
                                        -----        -----     -----          -----           ----          -----
       Total long-term notes......       16.2         12.2         -           11.1            1.2           24.5
                                        -----        -----     -----          -----           ----          -----
       Total notes................      $23.7        $13.9       $.3          $20.6           $1.5          $36.3
                                        =====        =====     =====          =====           ====          =====

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

10.  DERIVATIVE FINANCIAL INSTRUMENTS -- (CONTINUED)

     The following table summarizes the activity for Sallie Mae's interest rate swaps, foreign currency agreements and futures contracts held or issued for purposes other than trading for the years ended December 31, 1994, 1995 and 1996 and the three months ended March 31, 1997 (dollars in millions).

                                                                NOTIONAL PRINCIPAL
                                                            ---------------------------
                                                                              FOREIGN      FUTURES
                                                            INTEREST RATE     CURRENCY     CONTRACT
                                                                SWAPS        AGREEMENTS    AMOUNTS
                                                            -------------    ----------    --------
    Balance, December 31, 1993...........................     $  23,253        $1,500      $  1,805
      Issuances/Opens....................................        15,402           510         4,437
      Maturities/Expirations.............................        (9,518)         (575)       (3,088)
      Terminations/Closes................................           (99)          (37)       (2,598)
                                                            -----------      --------      --------
    Balance, December 31, 1994...........................        29,038         1,398           556
      Issuances/Opens....................................        19,549           466         2,370
      Maturities/Expirations.............................       (10,634)         (380)         (535)
      Terminations/Closes................................        (1,773)            -        (2,211)
                                                            -----------      --------      --------
    Balance, December 31, 1995...........................        36,180         1,484           180
      Issuances/Opens....................................        14,571            14         2,631
      Maturities/Expirations.............................       (13,369)         (310)         (708)
      Terminations/Closes................................          (300)            -        (1,925)
                                                            -----------      --------      --------
    Balance, December 31, 1996...........................        37,082         1,188           178
      Issuances/Opens....................................         2,870             3           350
      Maturities/Expirations.............................        (3,789)            -          (225)
      Terminations/Closes................................             -             -          (178)
                                                            -----------      --------      --------
    Balance, March 31, 1997..............................     $  36,163        $1,191      $    125
                                                            ===========      ========      ========

  Interest Rate Swaps

     Net payments related to the debt-related swaps are recorded in interest expense. For the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994, Sallie Mae received net payments on all debt-related swaps reducing interest expense by $38 million, $41 million, $165 million, $94 million and $262 million, respectively.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

10.  DERIVATIVE FINANCIAL INSTRUMENTS -- (CONTINUED)

     As of March 31, 1997 and December 31, 1996, stated maturities of interest rate swaps and maturities if accelerated to the put dates, are shown in the following table (dollars in millions). The maturities of interest rate swaps generally coincide with the maturities of the associated assets or borrowings.

                                                        MARCH 31, 1997            DECEMBER 31, 1996
                                                    -----------------------    -----------------------
                                                     STATED     MATURITY TO     STATED     MATURITY TO
                  YEAR OF MATURITY                  MATURITY     PUT DATE      MATURITY     PUT DATE
    ---------------------------------------------   --------    -----------    --------    -----------
    1997.........................................    $ 5,376      $12,718       $ 7,599      $15,161
    1998.........................................      8,379        8,208         7,102        7,001
    1999.........................................     10,741        8,025        10,541        7,925
    2000.........................................      7,110        4,760         7,225        4,560
    2001.........................................      3,135        1,350         3,235        1,350
    2002-2008....................................      1,422        1,102         1,380        1,085
                                                     -------     --------       -------     --------
                                                     $36,163      $36,163       $37,082      $37,082
                                                     =======     ========       =======     ========

  Foreign Currency Agreements

     At March 31, 1997, December 31, 1996 and 1995, Sallie Mae had borrowings repayable in U.S. dollars, with principal repayment obligations tied to foreign currency exchange rates of $80 million, $80 million and $235 million, respectively, and borrowings with principal repayable in foreign currencies of $1.0 billion. Such debt issuances were hedged by forward currency exchange agreements, foreign currency swaps, and options on currency exchange agreements. Such agreements typically mature concurrently with the maturities of the debt. At both March 31, 1997 and December 31, 1996, Sallie Mae also had outstanding $80 million, $1.0 billion and $80 million of notional principal in foreign currency exchange agreements, foreign currency swaps and foreign currency options, respectively. The following table summarizes the outstanding amount of these borrowings and their currency translation values at March 31, 1997 and December 31, 1996 and 1995, using spot rates at the respective dates (dollars in millions).

                                                                                   DECEMBER 31,
                                                                 MARCH 31,    ----------------------
                                                                   1997         1996         1995
                                                                 ---------    ---------    ---------
    Carrying value of outstanding foreign currency debt.......    $ 1,111      $  1,108     $  1,249
    Currency translation value of outstanding foreign currency
      debt....................................................        965         1,002        1,149

  Futures Contracts

     Sallie Mae enters into financial futures contracts to hedge the risk of future interest rate changes. The contracts are typically anticipatory hedges of debt to be issued to fund Sallie Mae's assets, mainly the portfolio of student loans in the PLUS program. These student loans pay interest that are indexed to the one-year Treasury bill, reset annually on the final auction prior to June 1. The gains and losses on these hedging transactions are deferred and included in other assets and will be recognized as an adjustment of interest expense. At March 31, 1997 and December 31, 1996, the futures contracts sold by the Company hedged approximately $125 million and $178 million, respectively, of anticipated funding. Approximately $2 million and $7 million of realized losses have been deferred at March 31, 1997 and December 31, 1996, respectively, related to futures contracts.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

10.  DERIVATIVE FINANCIAL INSTRUMENTS -- (CONTINUED)

  Derivative Financial Instruments Held or Issued for Trading Purposes

     From time to time Sallie Mae maintains a small number of active trading positions in derivative financial instruments which are designed to generate additional income based on market conditions. Trading results for these positions were immaterial to Sallie Mae's financial statements for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994. During December 1995, Sallie Mae entered into a derivative contract of $1.5 billion notional amount whose value is determined by both the market value and the yield of certain AAA rated variable rate asset-backed securities. The contract, which had an original maturity date of January 1997, was extended to January 1998. The mark-to-market gain on this contract was $4 million at March 31, 1997 and December 31, 1996 and immaterial at December 31, 1995.

11.  FAIR VALUES OF FINANCIAL INSTRUMENTS

     FAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires estimation of the fair values of financial instruments. The following is a summary of the assumptions and methods used to estimate those values.

  Student Loans

     Fair value was determined by analyzing amounts which Sallie Mae has paid recently to acquire similar loans in the secondary market.

  Warehousing Advances and Academic Facilities Financings

     The fair values of both warehousing advances and academic facilities financings were determined through standard bond pricing formulas using current interest rates and credit spreads.

  Cash and Investments

     For investments with remaining maturities of three months or less, carrying value approximated fair value. Investments in U.S. Treasury securities were valued at market quotations. All other investments were valued through standard bond pricing formulas using current interest rates and credit spreads.

  Short-term Borrowings and Long-term Notes

     For borrowings with remaining maturities of three months or less, carrying value approximated fair value. Where available the fair value of financial liabilities was determined from market quotations. If market quotations were unavailable standard bond pricing formulas were applied using current interest rates and credit spreads.

  Off-balance Sheet Financial Instruments

     The fair values of off-balance sheet financial instruments, including interest rate swaps, interest rate cap and collar agreements, foreign currency swaps, forward exchange agreements and financial futures contracts, were estimated at the amount that would be required to terminate such agreements, taking into account current interest rates and credit spreads.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

11.  FAIR VALUES OF FINANCIAL INSTRUMENTS -- (CONTINUED)

     The following table summarizes the fair values of Sallie Mae's financial assets and liabilities, including off-balance sheet financial instruments (dollars in millions):

                                                                                       DECEMBER 31,
                                                          -----------------------------------------------------------------------
                                MARCH 31, 1997                           1996                                 1995
                        -------------------------------   ----------------------------------   ----------------------------------
                         FAIR     CARRYING                   FAIR      CARRYING                   FAIR      CARRYING
                         VALUE     VALUE     DIFFERENCE     VALUE       VALUE     DIFFERENCE     VALUE       VALUE     DIFFERENCE
                        -------   --------   ----------   ----------   --------   ----------   ----------   --------   ----------
    EARNING ASSETS
    Student loans...... $33,127   $ 32,847      $280       $  34,005   $ 33,754      $251       $  34,551   $ 34,336      $215
    Warehousing
      advances.........   2,535      2,533         2           2,793      2,790         3           3,878      3,865        13
    Academic facilities
      financings.......   1,393      1,405       (12)          1,473      1,473         -           1,347      1,313        34
    Cash and
      investments......   7,738      7,738         -           7,706      7,706         -           8,868      8,867         1
                        -------   --------     -----      ----------   --------     -----      ----------   --------     -----
    Total earning
      assets...........  44,793     44,523       270          45,977     45,723       254          48,644     48,381       263
                        -------   --------     -----      ----------   --------     -----      ----------   --------     -----
    INTEREST BEARING
      LIABILITIES
    Short-term
      borrowings.......  22,856     23,003       147          22,096     22,157        61          17,423     17,447        24
    Long-term notes....  19,850     20,102       252          22,519     22,606        87          30,252     30,083      (169)
                        -------   --------     -----      ----------   --------     -----      ----------   --------     -----
    Total interest
      bearing
      liabilities......  42,706     43,105       399          44,615     44,763       148          47,675     47,530      (145)
                        -------   --------     -----      ----------   --------     -----      ----------   --------     -----
    OFF-BALANCE SHEET
      FINANCIAL
      INSTRUMENTS
    Interest rate
      swaps............    (158)         -      (158)            (21)         -       (21)            245          -       245
    Forward exchange
      agreements and
      foreign currency
      swaps............    (204)         -      (204)           (161)         -      (161)           (184)         -      (184)
    Warehousing advance
      commitments......       -          -         -               -          -         -               -          -         -
    Academic facilities
      financing
      commitments......       -          -         -               -          -         -               -          -         -
    Letters of
      credit...........       -          -         -               -          -         -               -          -         -
                                               -----                                -----                                -----
    Excess of fair
      value over
      carrying value...                         $307                                 $220                                 $179
                                             ========                             ========                             ========

     At March 31, 1997 and December 31, 1996 and 1995, substantially all interest rate swaps and foreign exchange agreements and foreign currency swaps were hedging liabilities.

12.  COMMITMENTS AND CONTINGENCIES

     Sallie Mae has committed to purchase student loans during specified periods and to lend funds under the warehousing advance commitment, academic facilities financing commitment and letters of credit programs. Letters of credit support the issuance of state student loan revenue bonds. They represent unconditional guarantees of Sallie Mae to repay holders of the bonds in the event of a default. In the event that letters of credit are drawn upon, such loans are collateralized by the student loans underlying the bonds.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

12.  COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

     Commitments outstanding are summarized below:

                                                                           DECEMBER 31,
                                                      MARCH 31,     --------------------------
                                                        1997           1996           1995
                                                     -----------    -----------    -----------
    Student loan purchase commitments.............   $20,149,339    $15,845,821    $14,244,234
    Warehousing advance commitments...............     2,261,818      2,367,288        698,019
    Academic facilities financing commitments.....       172,927          9,930          6,330
    Letters of credit.............................     3,717,441      3,743,892      3,063,390
                                                     -----------    -----------    -----------
                                                     $26,301,525    $21,966,931    $18,011,973
                                                     ===========    ===========    ===========

     The following schedules summarize expirations of commitments outstanding at March 31, 1997 and December 31, 1996:

                                                                  MARCH 31, 1997
                                              -------------------------------------------------------
                                                                              ACADEMIC
                                              STUDENT LOAN    WAREHOUSING    FACILITIES    LETTERS OF
                                               PURCHASES       ADVANCES      FINANCINGS      CREDIT
                                              ------------    -----------    ----------    ----------
    1997...................................   $  2,220,978    $  220,237      $   2,166    $  251,392
    1998...................................      2,041,135       175,488         30,346     1,092,378
    1999...................................      7,049,562       128,332         10,700       816,630
    2000...................................        753,354        31,860              -       826,875
    2001...................................              -             -         70,000       137,620
    2002-2017..............................      8,084,310     1,705,901         59,715       592,546
                                              ------------    -----------     ---------    ----------
         Total.............................   $ 20,149,339    $2,261,818      $ 172,927    $3,717,441
                                              ============    ==========      =========    ==========

                                                                 DECEMBER 31, 1996
                                              -------------------------------------------------------
                                                                              ACADEMIC
                                              STUDENT LOAN    WAREHOUSING    FACILITIES    LETTERS OF
                                               PURCHASES       ADVANCES      FINANCINGS      CREDIT
                                              ------------    -----------    ----------    ----------
    1997...................................   $  3,299,173    $  348,072      $   1,230    $  367,829
    1998...................................      1,793,359       172,647              -     1,122,724
    1999...................................      4,367,745       103,609          8,700       861,630
    2000...................................        272,743        34,859              -       826,690
    2001...................................              -             -              -       207,620
    2002-2017..............................      6,112,801     1,708,101              -       357,399
                                              ------------    -----------    ----------    ----------
         Total.............................   $ 15,845,821    $2,367,288      $   9,930    $3,743,892
                                              ============    ==========     ==========    ==========

  Litigation

     On June 11, 1996, Orange County, California filed a complaint against the Company in the U.S. Bankruptcy Court for the Central District of California. The case is currently pending in the U.S. District Court for the Central District of California. The complaint alleges that the Company made fraudulent representations and omitted material facts in offering circulars on various bond offerings purchased by Orange County, which contributed to Orange County's market losses and subsequent bankruptcy. The complaint seeks to hold Sallie Mae responsible for losses resulting from Orange County's bankruptcy, but does not specify the amount of damages claimed. In addition, the complaint includes counts under the California

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

12.  COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

Corporations Code, as well as a count for common law fraud. The Company believes that the complaint is without merit and intends to defend the case vigorously. At this time, Management believes the impact of the lawsuit will not be material to the Company.

13.  PREFERRED STOCK

     Sallie Mae's 4.3 million outstanding shares of non-voting adjustable rate cumulative preferred stock, par value $50.00 per share, pay cumulative quarterly dividends at a per annum rate of 4.5 percentage points below the highest yield of certain United States Treasury obligations. However, the dividend rate for any dividend period will not be less than 5 percent per annum nor greater than 14 percent per annum. The dividend rate was 5 percent for the three months ended March 31, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994. The stock is redeemable, at the option of Sallie Mae, in whole or in part, at $50.00 per share plus accrued dividends.

     In May 1986, the Board of Directors authorized management, under certain circumstances, to repurchase up to $50 million of Sallie Mae's adjustable rate cumulative preferred stock at market prices. As of March 31, 1997 and December 31, 1996, Sallie Mae had repurchased 722,350 shares at an average price of $45.23 per share, totalling $32.7 million.

14.  COMMON STOCK

     The Board of Directors has reserved 11 million common shares for issuance under various compensation and benefit plans with 6 million shares remaining at both March 31, 1997 and December 31, 1996.

     Sallie Mae has engaged in repurchases of its common stock since 1986. In December 1996, Sallie Mae retired 59 million shares of common stock held as treasury stock at an average price of $44.36. As a result, treasury stock decreased by $2.6 billion with a corresponding decrease of $12 million to common stock, par; $568 million to additional paid-in capital; and $2.0 billion to retained earnings. As of March 31, 1997 and December 31, 1996, Sallie Mae held as treasury stock 13.3 million common shares purchased at an average price of $50.63 and 12 million common shares purchased at an average price of $44.75, respectively.

     Earnings per common share are computed based on net income less dividends on preferred stock divided by the weighted average common and common equivalent shares outstanding for the period. Average common and common equivalent shares outstanding for the three months ended March 31, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994 totaled 53,643,811; 57,479,252;
55,811,279; 67,450,889; and 79,776,993, respectively.

15.  STOCK OPTION PLANS

     Sallie Mae maintains a stock option plan for key employees which permits grants of stock options for the purchase of common stock with exercise prices equal to the market value on the date of the grant. Stock options are exercisable one year after date of grant and have ten year terms. Sallie Mae's 1993-1998 Employee

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

15.  STOCK OPTION PLANS -- (CONTINUED)

Stock Option Plan authorized the grant of options for up to 5.1 million shares of common stock. The following table summarizes employee stock options plan activity.

                                                                        YEARS ENDED DECEMBER 31,
                                                   -------------------------------------------------------------------
                            THREE MONTHS ENDED
                              MARCH 31, 1997               1996                    1995                   1994
                            -------------------    --------------------    --------------------    -------------------
                                        AVERAGE                 AVERAGE                 AVERAGE                AVERAGE
                            OPTIONS      PRICE      OPTIONS      PRICE      OPTIONS      PRICE     OPTIONS      PRICE
                            --------    -------    ---------    -------    ---------    -------    --------    -------
Outstanding at beginning
  of period..............    931,857    $ 60.80    1,094,975    $48.80       931,255    $54.49      698,550    $58.80
Granted..................    336,385     107.63      325,545     73.08       517,800     37.15      367,150     48.03
Exercised................   (310,852)     62.52     (485,363)    41.88      (223,180)    42.76      (13,445)    31.56
Canceled.................    (14,250)    108.00       (3,300)    73.00      (130,900)    53.52     (121,000)    62.33
                            --------    -------    ---------    -------    ---------    -------    --------    -------
Outstanding at end of
  period.................    943,140    $ 76.22      931,857    $60.80     1,094,975    $48.80      931,255    $54.49
                            =========   -------    =========    -------    =========    -------    =========   -------

Exercisable at end of
  period.................    616,255    $ 59.79      609,612    $54.30       641,075    $57.09      587,855    $58.34
                            =========   -------    =========    -------    =========    -------    =========   -------
Weighted-average fair
  value of options
  granted during the
  period.................               $ 46.98                 $25.87                  $10.18
                                        -------                 -------                 -------

     The following table summarizes the number, weighted-average of exercise prices (which ranged from $34 to $112) and weighted-average remaining contractual life of the employee stock options outstanding at March 31, 1997.

                                                            AVERAGE REMAINING
       EXERCISE PRICES        OPTIONS     AVERAGE PRICE     CONTRACTUAL LIFE
    ----------------------    -------     -------------     -----------------
    Under $40                 125,420        $ 36.74             7.5 yrs.
    $40-$80                   495,535          65.74                  6.5
    Above $80                 322,185         107.71                 10.0
                              -------        -------            ---------
    Total                     943,140        $ 76.22             8.0 yrs.
                              =======        -------            ---------


     The following table summarizes the number, weighted-average of exercise prices (which ranged from $29 to $95) and weighted-average remaining contractual life of the employee stock options outstanding at December 31, 1996.

                                                            AVERAGE REMAINING
       EXERCISE PRICES        OPTIONS     AVERAGE PRICE     CONTRACTUAL LIFE
    ----------------------    -------     -------------     -----------------
    Under $40                 178,938        $ 36.63             7.5 yrs.
    $40-$80                   751,419          66.48                  7.0
    Above $80                   1,500          94.75                 10.0
                              -------        -------             --------
    Total                     931,857        $ 60.80             7.0 yrs.
                              =======        -------             --------


     In May 1996, shareholders approved the Board of Directors Stock Option Plan, which authorized the grant of options to acquire up to 200,000 shares of common stock. Options under this plan are exercisable on

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

15.  STOCK OPTION PLANS -- (CONTINUED)

the date of grant and have ten year terms. The following table summarizes the Board of Directors Stock Option Plan activity.

                                                          THREE MONTHS ENDED        YEAR ENDED
                                                            MARCH 31, 1997      DECEMBER 31, 1996
                                                          ------------------    ------------------
                                                                     AVERAGE               AVERAGE
                                                          OPTIONS     PRICE     OPTIONS     PRICE
                                                          -------    -------    -------    -------
    Outstanding at beginning of period.................    63,000    $ 73.00          -    $     -
    Granted............................................    21,000     108.00     63,000      73.00
    Exercised..........................................    (4,500)     73.00          -          -
    Canceled...........................................         -          -          -          -
                                                          -------    -------    -------    -------
    Outstanding at end of period.......................    79,500    $ 82.25     63,000    $ 73.00
                                                           ======    -------     ======    -------

    Exercisable at end of period.......................    79,500    $ 82.25     63,000    $ 73.00
                                                           ======    -------     ======    -------

    Weighted-average fair value of options granted
      during the period................................              $ 47.26               $ 25.84
                                                                     -------               -------

     At both March 31, 1997 and December 31, 1996, the outstanding Board of Directors options had a weighted-average remaining contractual life of 9 years.

     Sallie Mae accounts for its stock option plans in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," which results in no compensation expense for stock options granted under the plans.

     The following table summarizes pro forma disclosures for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996 and 1995, as if Sallie Mae had accounted for employee and Board of Directors stock options granted subsequent to December 31, 1994 under the fair market value method as set forth in FAS No. 123, "Accounting for Stock-Based Compensation." The fair value for these options was estimated at the date of grant using the Extended Binomial Options Pricing Model, a variation of the Black-Sholes option pricing model, with the following weighted average assumptions for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996 and 1995, respectively: risk-free interest rate of 7 percent, 6 percent, 6 percent and 8 percent; volatility factor of the expected market price of Sallie Mae common stock of 30 percent, 29 percent, 29 percent and 29 percent; dividend growth rate of 8 percent; vesting period of one year from date of grant; and time of exercise-expiration date.

                                                    THREE MONTHS ENDED         YEARS ENDED
                                                        MARCH 31,              DECEMBER 31,
                                                   --------------------    --------------------
                                                     1997        1996        1996        1995
                                                   --------    --------    --------    --------
    Net income..................................   $118,837    $102,900    $419,410    $366,279
                                                   ========    ========    ========    ========
    Pro forma net income........................   $116,575    $101,451    $413,121    $363,500
                                                   ========    ========    ========    ========
    Earnings per common share...................   $   2.17    $   1.74    $   7.32    $   5.27
                                                   ========    ========    ========    ========
    Pro forma earnings per common share.........   $   2.12    $   1.72    $   7.21    $   5.23
                                                   ========    ========    ========    ========

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

16.  BENEFIT PLANS

  Pension Plans

     Sallie Mae has a qualified noncontributory defined benefit pension plan (the "Plan") covering substantially all employees who meet certain service requirements. The Plan's benefits are based on years of service and the employee's compensation. Effective April 1, 1995, Sallie Mae modified the Plan to compute plan benefits on 5-year highest average base salary, a maximum service accrual period of 30 years, and normal retirement age of 62. Prior to these modifications, plan benefits were computed based on 3-year highest average base salary, a maximum service accrual period of 26.67 years, and a normal retirement age of 60. The Plan is funded annually based on the maximum amount that can be deducted for federal income tax purposes. The assets of the plan are primarily invested in equities and fixed income securities.

     The following table sets forth the Plan's actuarially determined funded status and amounts recognized in Sallie Mae's consolidated financial statements.

                                                                         1996        1995
                                                                       --------    --------
    Accumulated Benefits:
    Actuarial present value of accumulated benefit obligations:
      Vested........................................................   $ 39,949    $ 34,232
      Nonvested.....................................................      5,099       6,840
                                                                       --------    --------
         Total......................................................   $ 45,048    $ 41,072
                                                                       ========    ========
    Pension Asset (Liability):
      Actuarial present value of projected benefit obligation for
         service rendered to date...................................   $(75,106)   $(72,361)
      Plan assets at fair value.....................................     75,587      54,222
                                                                       --------    --------
      Plan assets (less than) greater than projected benefit
         obligation.................................................        481     (18,139)
      Unrecognized prior service cost...............................     (4,023)     (4,444)
      Unrecognized transition obligation............................      1,286       1,500
      Unrecognized (gain) loss......................................     (7,149)     12,613
                                                                       --------    --------
         Accrued pension cost.......................................   $ (9,405)   $ (8,470)
                                                                       ========    ========

     In determining the projected benefit obligation, the weighted-average assumed discount rate used was 7.5 percent in 1996, 7.0 percent in 1995 and 8.0 percent in 1994, while the assumed average rate of compensation increase was 6.0 percent in 1996 and in 1995 and 7.0 percent in 1994. The expected long-term rate of return on plan assets used in determining net periodic pension cost was 8.0 percent in 1996, 1995 and 1994.

     Net periodic pension cost included the following components:

                                                                1996        1995       1994
                                                              --------    --------    -------
    Service cost -- benefits earned during the period......   $  8,369    $  8,867    $ 6,737
    Interest cost on project benefit obligations...........      5,055       3,659      3,345
    Actual return on plan assets...........................    (13,009)    (11,736)    (1,228)
    Net amortization and deferral..........................      8,429       8,327       (220)
                                                              --------    --------    -------
      Net periodic pension cost............................   $  8,844    $  9,117    $ 8,634
                                                              ========    ========    =======

     Sallie Mae maintains a non-qualified pension plan for certain key employees as designated by the Board of Directors and a nonqualified pension plan for its Board of Directors. Total pension expense for these plans in 1996, 1995 and 1994 was $11.9 million, $11.2 million and $11.7 million, respectively.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

16.  BENEFIT PLANS -- (CONTINUED)

  Thrift and Savings Plans

     Sallie Mae's Thrift and Savings Plan ("the Plan") is a defined contribution plan that is intended to qualify under section 401(k) of the Internal Revenue Code. The Plan covers substantially all employees who have been employed by Sallie Mae for one or more years and have completed at least a thousand hours of service. Participating employees may contribute up to 6 percent of base salary and these contributions are matched 100 percent by Sallie Mae.

     Sallie Mae also maintains a non-qualified Thrift and Savings Plan to assure that designated participants receive the full amount of benefits to which they would have been entitled under the Thrift and Savings Plan but for limits on compensation and contribution levels imposed by the Internal Revenue Code.

     Total expenses related to the Thrift and Savings Plan was $5.0 million, $4.9 million and $4.8 million in 1996, 1995 and 1994, respectively.

17.  FEDERAL INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the company's deferred tax liabilities and assets as of March 31, 1997 and December 31, 1996 and 1995 under the liability method are as follows:

                                                                               DECEMBER 31,
                                                             MARCH 31,    ----------------------
                                                               1997         1996         1995
                                                             ---------    ---------    ---------
    Deferred tax liabilities:
      Leases..............................................   $ 346,170    $ 351,093    $ 344,438
      Unrealized investment gains.........................     178,243      188,050      199,686
      Other...............................................      35,839       32,669       19,574
                                                             ---------    ---------    ---------
                                                               560,252      571,812      563,698
                                                             ---------    ---------    ---------
    Deferred tax assets:
      ExportSS operating costs............................      68,411       68,874       54,953
      Student loan reserves...............................      50,334       47,004       31,566
      In-substance defeasance transactions................      30,707       30,788       31,014
      Asset valuation allowances..........................      24,490       24,842       25,512
      Securitization transactions.........................      16,274       13,076            -
      Other...............................................      33,104       31,211       25,522
                                                             ---------    ---------    ---------
                                                               223,320      215,795      168,567
                                                             ---------    ---------    ---------
    Net deferred tax liabilities..........................   $ 336,932    $ 356,017    $ 395,131
                                                             =========    =========    =========

     Sallie Mae is exempt from all state, local and District of Columbia taxes except for real property taxes. Deferred tax assets on in-substance defeasance transactions resulted from premiums on the debt extinguished. These premiums are capitalized and amortized over the life of the defeasance trust for tax purposes.

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

17.  FEDERAL INCOME TAXES -- (CONTINUED)

     Reconciliations of the statutory United States federal income tax rates to Sallie Mae's effective tax rate follow:

                                                           THREE MONTHS
                                                           ENDED MARCH      YEARS ENDED DECEMBER
                                                               31,                  31,
                                                           ------------    ----------------------
                                                           1997    1996    1996     1995     1994
                                                           ----    ----    ----     ----     ----

    Statutory rate......................................   35.0%   35.0%   35.0%    35.0%    35.0%
    Tax exempt interest and dividends received
      deduction.........................................   (3.0)   (3.2)   (3.8)    (6.4)    (5.7)
    Other, net..........................................    (.7)   (1.2)   (1.3)    (1.2)     (.4)
                                                           ----    ----    ----     ----     ----
    Effective tax rate..................................   31.3%   30.6%   29.9%    27.4%    28.9%
                                                           ====    ====    ====     ====     ====

     Federal income taxes paid for the three months ended March 31, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994 were $37 million, $39 million, $202 million, $122 million and $188 million, respectively.

18.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                               1997                          1996
                                             --------    --------------------------------------------
                                              FIRST       FIRST       SECOND      THIRD       FOURTH
                                             QUARTER     QUARTER     QUARTER     QUARTER     QUARTER
                                             --------    --------    --------    --------    --------

Net interest income.......................   $199,026    $232,679    $219,561    $208,988    $205,208
Other income..............................     75,940      21,754      27,899      35,211      62,052
Operating expenses........................    101,559      98,773     100,145     100,075     106,659
Federal income taxes......................     54,570      47,968      44,340      42,877      48,313
                                             --------    --------    --------    --------    --------
Income before premiums on debt
  extinguished............................    118,837     107,692     102,975     101,247     112,288
Premiums on debt extinguished, net of
  tax.....................................          -      (4,792)          -           -           -
                                             --------    --------    --------    --------    --------
Net income................................   $118,837    $102,900    $102,975    $101,247    $112,288
                                             ========    ========    ========    ========    ========
Earnings per common share before premiums
  on debt extinguished....................   $   2.17    $   1.82    $   1.79    $   1.79    $   2.01
                                             ========    ========    ========    ========    ========
Earnings per common share.................   $   2.17    $   1.74    $   1.79    $   1.79    $   2.01
                                             ========    ========    ========    ========    ========

                       STUDENT LOAN MARKETING ASSOCIATION

         (INFORMATION AT MARCH 31, 1997 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1997 AND 1996 IS UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

18.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED) -- (CONTINUED)

                                                                           1995
                                                       --------------------------------------------

                                                        FIRST       SECOND      THIRD       FOURTH
                                                       QUARTER     QUARTER     QUARTER     QUARTER
                                                       --------    --------    --------    --------
Net interest income.................................   $221,147    $222,694    $227,952    $228,948
Other operating income..............................        321       7,883       8,971      33,238
Operating expenses..................................    101,768     111,368     118,325     107,240
Federal income taxes................................     30,906      31,187      32,031      47,139
                                                       --------    --------    --------    --------
Income before premiums on debt extinguished.........     88,794      88,022      86,567     107,807
Premiums on debt extinguished, net of tax...........          -           -           -      (4,911)
                                                       --------    --------    --------    --------
Net income..........................................   $ 88,794    $ 88,022    $ 86,567    $102,896
                                                       ========    ========    ========    ========
Earnings per common share before premiums on debt
  extinguished......................................   $   1.17    $   1.20    $   1.28    $   1.76
                                                       ========    ========    ========    ========
Earnings per common share...........................   $   1.17    $   1.20    $   1.28    $   1.67
                                                       ========    ========    ========    ========

19.  COLLEGE CONSTRUCTION LOAN INSURANCE ASSOCIATION

     In 1987, Sallie Mae assisted in creating the College Construction Loan Insurance Association ("Connie Lee"), a private, for-profit, stockholder-owned corporation, authorized by Congress to insure and reinsure educational facilities obligations. At both March 31, 1997 and December 31, 1996, the carrying value of Sallie Mae's investment in Connie Lee was approximately $44 million, and as of March 31, 1997 and December 31, 1996, through its ownership of preferred and common stock and through agreements with other shareholders, Sallie Mae effectively controlled 42 percent and 36 percent, respectively of Connie Lee's outstanding voting stock. In February 1997, Connie Lee converted to a private, shareholder-controlled corporation pursuant to statutory provisions under Pub. L. No. 104-208 that required Connie Lee to repurchase shares of its stock owned by the U.S. government at a purchase price determined by an independent appraisal. On February 28, 1997 Sallie Mae loaned Connie Lee $18 million to repurchase the shares. On May 27, 1997 the term of this loan was extended to June 29, 1997 and on June 26, 1997, the loan was further extended to December 29, 1997.

                                                                      APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is dated as of April 7, 1997 among the STUDENT LOAN MARKETING ASSOCIATION, a federally chartered corporation ("Sallie Mae"), SLM Holding Corporation, a Delaware corporation and a wholly owned subsidiary of Sallie Mae ("Holding Company") and SALLIE MAE MERGER COMPANY, a Delaware corporation and a wholly owned subsidiary of Holding Company ("MergerCo").

     WHEREAS, Sallie Mae has an authorized capitalization consisting of:

          (i) 250,000,000 shares of Common Stock, par value $.20 per share ("Sallie Mae Common Stock"), of which 53,690,595 shares were issued and outstanding at December 31, 1996; and

          (ii) 5,000,000 shares of Preferred Stock, par value $50 per share ("Sallie Mae Preferred Stock") of which 4,277,650 shares were issued and outstanding at December 31, 1996.

     WHEREAS, MergerCo has an authorized capitalization consisting of 1000 shares of Common Stock, par value $.01 per share ("MergerCo Common Stock"), all of which are issued and outstanding and owned beneficially and of record by Holding Company; and

     WHEREAS, Holding Company has an authorized capitalization consisting of 250,000,000 shares of Common Stock, par value $.20 per share ("Holding Company Common Stock"), of which 1000 shares are issued and outstanding and owned beneficially and of record by Sallie Mae; and

     WHEREAS, The Student Loan Marketing Association Reorganization Act of 1996 (the "Privatization Act") authorizes Sallie Mae to reorganize through the formation of a state-chartered holding company that would own all issued and outstanding Sallie Mae Common Stock; and

     WHEREAS, the Boards of Directors of Sallie Mae, MergerCo and Holding Company, deem it advisable for MergerCo to merge with and into Sallie Mae (the "Merger") in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), and this Agreement and have, by resolutions duly adopted, approved this Agreement and directed that it be executed by the undersigned officers and that it be submitted to a vote of the respective shareholders of Sallie Mae and MergerCo; and

     WHEREAS, Holding Company, as sole stockholder of MergerCo, has approved the Agreement.

     NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties to this Agreement agree that MergerCo shall merge with and into Sallie Mae and Sallie Mae shall be the corporation surviving the Merger. The terms and conditions of the Merger, the mode of carrying it into effect and the manner and basis of converting shares in the Merger shall be as follows:

                                   ARTICLE I

                                   THE MERGER

     At the Effective Time (as herein defined), in accordance with the provisions of this Agreement and the DGCL, MergerCo shall be merged with and into Sallie Mae, whereupon the separate corporate existence of MergerCo shall cease and Sallie Mae shall continue as the surviving corporation (the "Surviving Corporation").

     Subject to and in accordance with the provisions of this Agreement, the parties hereto shall consummate the Merger by filing a certificate of merger with the Secretary of State of the State of Delaware and making all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware (the "Effective Time"). The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto and to any other applicable laws, at the Effective time all the properties, rights, privileges, powers and franchises of Sallie Mae and MergerCo shall vest in the Surviving Corporation, and all debts, liabilities, restrictions, disabilities and duties of Sallie Mae and MergerCo shall become the debts, liabilities, restrictions, disabilities and duties of the Surviving Corporation.

                                   ARTICLE II

                         TERMS OF CONVERSION OF SHARES

     At the Effective Time:

          (a) Each share of Sallie Mae Common Stock issued and outstanding immediately prior to the Effective Time shall thereupon, and without any action on the part of the holder thereof, be converted into one validly issued, fully paid and nonassessable share of Holding Company Common Stock.

          (b) Each share of Sallie Mae Common Stock held in treasury immediately prior to the Effective Time shall thereupon be cancelled and retired and all rights in respect thereof shall cease.

          (c) The shares of Sallie Mae Preferred Stock issued and outstanding immediately prior to the Effective Time shall not be converted or otherwise affected by the Merger, and each such share shall continue to be issued and outstanding and to be one fully paid and nonassessable share of the Sallie Mae Preferred Stock of the Surviving Corporation.

          (d) Each share of MergerCo Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of the Surviving Corporation.

          (e) Each share of Holding Company Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and restored to the status of authorized and unissued Holding Company Common Stock.

                                  ARTICLE III

                               CHARTER AND BYLAWS

     (a) From and after the Effective Time, and until thereafter amended as provided by law, the provisions of the Higher Education Act of 1965, as amended (the "Sallie Mae Charter"), as in effect immediately prior to the Effective Time, shall be and continue to be the governing statute of the Surviving Corporation.

     (b) From and after the Effective Time, the Bylaws of Sallie Mae as in effect immediately prior to the Effective Time shall be and continue to be the Bylaws of the Surviving Corporation until amended.

                                   ARTICLE IV

                               STOCK CERTIFICATES

     Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Sallie Mae Common Stock may, but shall not be required to, surrender the same to Holding Company for cancellation, exchange or transfer, and each such holder or transferee thereof will be entitled to receive a certificate or certificates representing the same number of shares of Holding Company Common Stock as the number of shares of Sallie Mae Common Stock previously represented by the stock certificate or certificates so surrendered. Until so surrendered or presented for cancellation, exchange or transfer, each outstanding certificate which, prior to the Effective Time, represented shares of Sallie Mae Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of shares of Holding Company Common Stock as though such surrender for cancellation, exchange or transfer thereof had taken place. If any certificate representing shares of Holding Company Common Stock is to be issued in a name other than that of the registered holder of the certificate formerly representing shares of Sallie Mae Common Stock presented for transfer, it shall be a condition of issuance that (a) the certificate so surrendered shall be properly endorsed or accompanied by a stock power and shall otherwise be in proper form for transfer and (b) the person requesting such issuance shall pay to Holding Company's transfer agent any transfer or other taxes required by reason of issuance of certificates representing Holding Company Common Stock in a name other than that of the registered holder of the certificate presented, or establish to the satisfaction of Holding Company or its registered agent that such taxes have been paid or are not applicable. The stock transfer books for Sallie Mae Common Stock shall be deemed to be closed at the Effective Time, and no transfer of shares of Sallie Mae Common Stock outstanding immediately prior to the Effective Time shall thereafter be made on such books. Following the Effective Time, the holders of certificates representing Sallie Mae Common Stock outstanding immediately before the Effective Time shall cease to have any rights with respect to stock of the Surviving Corporation and their sole rights shall be with respect to the Holding Company Common Stock into which their shares of Sallie Mae Common Stock shall have been converted in the Merger.

                                   ARTICLE V

                            CONDITIONS OF THE MERGER

     Consummation of the Merger is subject to the satisfaction of each of the following conditions:

          (a) The Merger shall have received such approval of the shareholders of Sallie Mae as is required by the Privatization Act.

          (b) Sallie Mae shall have received an opinion of counsel in form and substance reasonably satisfactory to Sallie Mae, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for U.S. federal income tax purposes as a nonrecognition transfer of shares of Sallie Mae Common Stock by those holders thereof to the Holding Company for shares of Holding Company Common Stock.

          (c) The shares of Holding Company Common Stock to be issued and to be reserved for issuance as a result of the Merger shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange.

          (d) A registration statement on Form S-4 relating to the shares of Holding Company Common Stock to be issued or reserved for issuance as a result of the Merger, shall be declared effective under the Securities Act of 1933, as amended, and shall not be the subject of any "stop order."

                                   ARTICLE VI

                              AMENDMENT AND WAIVER

     The parties hereto, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Agreement, or waive any condition set forth herein, in such manner as may be agreed upon by them in writing, at any time before or after approval of this Agreement by the shareholders of Sallie Mae, to the extent permitted by the DGCL.

                                  ARTICLE VII

                                 MISCELLANEOUS

     (a) This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     (b) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

     (c) The parties hereto shall take all such action as may be necessary or appropriate in order to effectuate the Merger. In case at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of each of the parties hereto shall take all such further action.

     IN WITNESS WHEREOF, Sallie Mae, MergerCo and Holding Company, have executed this Agreement and Plan of Reorganization by their respective duly authorized officers as of the date first written above.

                                          STUDENT LOAN MARKETING ASSOCIATION

                                          By:
                                            ------------------------------------
                                          Name: Lawrence A. Hough
                                          Title:  President and Chief Executive
                                          Officer

                                          SALLIE MAE MERGER COMPANY

                                          By:
                                            ------------------------------------
                                          Name: Lawrence A. Hough
                                          Title:  President and Chief Executive
                                          Officer

                                          SLM HOLDING CORPORATION

                                          By:
                                            ------------------------------------
                                          Name: Lawrence A. Hough
                                          Title:  President and Chief Executive
                                          Officer

                                                                      APPENDIX B

     Set forth below is the text of certain pertinent provisions of Title VI of U.S. Public Law 104-208, also known as the "Student Loan Marketing Association Reorganization Act of 1996" (the "Privatization Act"). The Privatization Act has three principal provisions relating to Sallie Mae: (1) Section 602(a) adds to Part B of Title IV of the Higher Education Act of 1965 (the "Higher Education Act") a new Section 440 that provides for the reorganization of the Student Loan Marketing Association ("Sallie Mae") into a subsidiary of a new holding company;
(2) Section 602(b) amends Section 439(r) of the Higher Education Act to require certain enhanced regulatory oversight of Sallie Mae to ensure its financial safety and soundness; and (3) Section 602(c) adds to Section 439 of the Higher Education Act a new subsection (s) that requires Sallie Mae to eventually dissolve in the event Sallie Mae does not reorganize in accordance with the provisions of the new Section 440 (added by Section 602(a)).

                TITLE VI -- REORGANIZATION AND PRIVATIZATION OF
                                   SALLIE MAE

SEC.601. SHORT TITLE.

     This title may be cited as the "Student Loan Marketing Association Reorganization Act of 1996".

SEC.602. REORGANIZATION OF THE STUDENT LOAN MARKETING ASSOCIATION THROUGH THE FORMATION OF A HOLDING COMPANY.

     Sec. 602(a) AMENDMENT. -- Part B of title IV of the Higher Education Act of 1965 (20 U.S.C. 1071 et seq.) is amended by inserting after section 439 (20 U.S.C. 1087-2) the following new section:

     "SEC.440. REORGANIZATION OF THE STUDENT LOAN MARKETING ASSOCIATION THROUGH THE FORMATION OF A HOLDING COMPANY.

          "(a) ACTIONS BY THE ASSOCIATION'S BOARD OF DIRECTORS. -- The Board of Directors of the Association shall take or cause to be taken all such action as the Board of Directors deems necessary or appropriate to effect, upon the shareholder approval described in subsection (b), a restructuring of the common stock ownership of the Association, as set forth in a plan of reorganization adopted by the Board of Directors (the terms of which shall be consistent with this section) so that all of the outstanding common shares of the Association shall be directly owned by a Holding Company. Such actions may include, in the Board of Director's discretion, a merger of a wholly-owned subsidiary of the Holding Company with and into the Association, which would have the effect provided in the plan of reorganization and the law of the jurisdiction in which such subsidiary is incorporated. As part of the restructuring, the Board of Directors may cause --

             "(1) the common shares of the Association to be converted, on the reorganization effective date, to common shares of the Holding Company on a one for one basis, consistent with applicable State or District of Columbia law; and

             "(2) Holding Company common shares to be registered with the Securities and Exchange Commission.

          "(b) SHAREHOLDER APPROVAL. -- The plan of reorganization adopted by the Board of Directors pursuant to subsection (a) shall be submitted to common shareholders of the Association for their approval. The reorganization shall occur on the reorganization effective date, provided that the plan of reorganization has been approved by the affirmative votes, cast in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Association common stock.

          "(c) TRANSITION. -- In the event the shareholders of the Association approve the plan of reorganization under subsection (b), the following provisions shall apply beginning on the reorganization effective date:

             "(1) IN GENERAL. -- Except as specifically provided in this section, until the dissolution date the Association shall continue to have all of the rights, privileges and obligations set forth in, and shall be subject to all of the limitations and restrictions of, section 439, and the Association shall continue to carry out the purposes of such section. The Holding Company and any subsidiary of the Holding Company (other than the Association) shall not be entitled to any of the rights, privileges, and obligations, and shall not be subject to the limitations and restrictions, applicable to the Association under section 439, except as specifically provided in this section. The Holding Company and any subsidiary of the Holding Company (other than the Association or a subsidiary of the Association) shall not purchase loans insured under this Act until such time as the Association ceases acquiring such loans, except that the Holding Company may purchase such loans if the Association is merely continuing to acquire loans as a lender of last resort pursuant to section 439(q) or under an agreement with the Secretary described in paragraph (6).

             "(2) TRANSFER OF CERTAIN PROPERTY. --

                "(A) IN GENERAL. -- Except as provided in this section, on the reorganization effective date or as soon as practicable thereafter, the Association shall use the Association's best efforts to transfer to the Holding Company or any subsidiary of the Holding Company (or both), as directed by the Holding Company, all real and personal property of the Association (both tangible and intangible) other than the remaining property. Subject to the preceding sentence, such transferred property shall include all right, title and interest in --

                    "(i) direct or indirect subsidiaries of the Association
               (excluding special purpose funding companies in existence on the date of enactment of this section and any interest in any government-sponsored enterprise);

                    "(ii) contracts, leases, and other agreements of the
               Association;

                    "(iii) licenses and other intellectual property of the
               Association; and

                    "(iv) any other property of the Association.

                "(B) CONSTRUCTION. -- Nothing in this paragraph shall be construed to prohibit the Association from transferring remaining property from time to time to the Holding Company or any subsidiary of the Holding Company, subject to the provisions of paragraph (4).

             "(3) TRANSFER OF PERSONNEL. -- On the reorganization effective date, employees of the Association shall become employees of the Holding Company (or any subsidiary of the Holding Company), and the Holding Company (or any subsidiary of the Holding Company) shall provide all necessary and appropriate management and operational support (including loan servicing) to the Association, as requested by the Association. The Association, however, may obtain such management and operational support from persons or entities not associated with the Holding Company.

             "(4) DIVIDENDS. -- The Association may pay dividends in the form of cash or noncash distributions so long as at the time of the declaration of such dividends, after giving effect to the payment of such dividends as of the date of such declaration by the Board of Directors of the Association, the Association's capital would be in compliance with the capital standards and requirements set forth in section 439(r). If, at any time after the reorganization effective date, the Association fails to comply with such capital standards, the Holding Company shall transfer with due diligence to the Association additional capital in such amounts as are necessary to ensure that the Association again complies with the capital standards.

             "(5) CERTIFICATION PRIOR TO DIVIDEND. -- Prior to the payment of any dividend under paragraph (4), the Association shall certify to the Secretary of the Treasury that the payment of the dividend will be made in compliance with paragraph (4) and shall provide copies of all calculations needed to make such certification.

             "(6) RESTRICTIONS ON NEW BUSINESS ACTIVITY OR ACQUISITION OF ASSETS BY ASSOCIATION. --

                "(A) IN GENERAL. -- After the reorganization effective date, the Association shall not engage in any new business activities or acquire any additional program assets described in section 439(d) other than in connection with --

                    "(i) student loan purchases through September 30, 2007;

                    "(ii) contractual commitments for future warehousing
               advances, or pursuant to letters of credit or standby bond purchase agreements, which are outstanding as of the reorganization effective date;

                    "(iii) the Association serving as a lender-of-last-resort
               pursuant to section 439(q); and

                    "(iv) the Association's purchase of loans insured under this part, if the Secretary, with approval of the Secretary of the Treasury, enters into an agreement with the Association for the continuation or resumption of the Association's secondary market purchase program because the Secretary determines there is inadequate liquidity for loans made under this part.

                "(B) AGREEMENT. -- The Secretary is authorized to enter into an agreement described in clause (iv) of subparagraph (A) with the Association covering such secondary market activities. Any agreement entered into under such clause shall cover a period of 12 months, but may be renewed if the Secretary determines that liquidity remains inadequate. The fee provided under section 439(h)(7) shall not apply to loans acquired under any such agreement with the Secretary.

             "(7) ISSUANCE OF DEBT OBLIGATIONS DURING THE TRANSITION PERIOD; ATTRIBUTES OF DEBT OBLIGATIONS. -- After the reorganization effective date, the Association shall not issue debt obligations which mature later than September 30, 2008, except in connection with serving as a lender-of-last-resort pursuant to section 439(q) or with purchasing loans under an agreement with the Secretary as described in paragraph
        (6). Nothing in this section shall modify the attributes accorded the debt obligations of the Association by section 439, regardless of whether such debt obligations are incurred prior to, or at any time following, the reorganization effective date or are transferred to a trust in accordance with subsection (d).

             "(8) MONITORING OF SAFETY AND SOUNDNESS. --

                "(A) OBLIGATION TO OBTAIN, MAINTAIN, AND REPORT
           INFORMATION. -- The Association shall obtain such information and make and keep such records as the Secretary of the Treasury may from time to time prescribe concerning --

                    "(i) the financial risk to the Association resulting from
               the activities of any associated person, to the extent such activities are reasonably likely to have a material impact on the financial condition of the Association, including the Association's capital ratio, the Association's liquidity, or the Association's ability to conduct and finance the Association's operations; and

                    "(ii) the Association's policies, procedures, and systems
               for monitoring and controlling any such financial risk.

                "(B) SUMMARY REPORTS. -- The Secretary of the Treasury may require summary reports of the information described in subparagraph
           (A) to be filed no more frequently than quarterly. If, as a result of adverse market conditions or based on reports provided pursuant to this subparagraph or other available information, the Secretary of the Treasury has concerns regarding the financial or operational condition of the Association, the Secretary of the Treasury may, notwithstanding the preceding sentence and subparagraph (A), require the Association to make reports concerning the activities of any associated person whose business activities are reasonably likely to have a material impact on the financial or operational condition of the Association.

                "(C) SEPARATE OPERATION OF CORPORATIONS. --

                    "(i) IN GENERAL. -- The funds and assets of the Association shall at all times be maintained separately from the funds and assets of the Holding Company or any subsidiary of the Holding Company and may be used by the Association solely to carry out the Association's purposes and to fulfill the Association's obligations.

                    "(ii) BOOKS AND RECORDS. -- The Association shall maintain books and records that clearly reflect the assets and liabilities of the Association, separate from the assets and liabilities of the Holding Company or any subsidiary of the Holding Company.

                    "(iii) CORPORATE OFFICE. -- The Association shall maintain a corporate office that is physically separate from any office of the Holding Company or any subsidiary of the Holding Company.

                    "(iv) DIRECTOR. -- No director of the Association who is
               appointed by the President pursuant to section 439(c)(1)(A) may serve as a director of the Holding Company.

                    "(v) ONE OFFICER REQUIREMENT. -- At least one officer of the
               Association shall be an officer solely of the Association.

                    "(vi) TRANSACTIONS. -- Transactions between the Association and the Holding Company or any subsidiary of the Holding Company, including any loan servicing arrangements, shall be on terms no less favorable to the Association than the Association could obtain from an unrelated third party offering comparable services.

                    "(vii) CREDIT PROHIBITION. -- The Association shall not
               extend credit to the Holding Company or any subsidiary of the Holding Company nor guarantee or provide any credit enhancement to any debt obligations of the Holding Company or any subsidiary of the Holding Company.

                    "(viii) AMOUNTS COLLECTED. -- Any amounts collected on
               behalf of the Association by the Holding Company or any subsidiary of the Holding Company with respect to the assets of the Association, pursuant to a servicing contract or other arrangement between the Association and the Holding Company or any subsidiary of the Holding Company, shall be collected solely for the benefit of the Association and shall be immediately deposited by the Holding Company or such subsidiary to an account under the sole control of the Association.

                "(D) ENCUMBRANCE OF ASSETS. -- Notwithstanding any federal or State law, rule, or regulation, or legal or equitable principle, doctrine, or theory to the contrary, under no circumstances shall the assets of the Association be available or used to pay claims or debts of or incurred by the Holding Company. Nothing in this subparagraph shall be construed to limit the right of the Association to pay dividends not otherwise prohibited under this subparagraph or to limit any liability of the Holding Company explicitly provided for in this section.

                "(E) HOLDING COMPANY ACTIVITIES. -- After the reorganization effective date and prior to the dissolution date, all business activities of the Holding Company shall be conducted through subsidiaries of the Holding Company.

                "(F) CONFIDENTIALITY. -- Any information provided by the Association pursuant to this section shall be subject to the same confidentiality obligations contained in section 439(r)(12).

                "(G) DEFINITION. -- For purposes of this paragraph, the term 'associated person' means any person, other than a natural person, who is directly or indirectly controlling, controlled by, or under common control with, the Association.

             "(9) ISSUANCE OF STOCK WARRANTS. --

                "(A) IN GENERAL. -- On the reorganization effective date, the Holding Company shall issue to the District of Columbia Financial Responsibility and Management Assistance Authority a number of stock warrants that is equal to one percent of the outstanding shares of the Association, determined as of the last day of the fiscal quarter preceding the date of enactment of this section, with each stock warrant entitling the holder of the stock warrant to purchase from the Holding Company one share of the registered common stock of the Holding Company or the Holding Company's successors or assigns, at any time on or before September 30, 2008. The exercise price for such warrants shall be an amount equal to the average closing price of the common stock of the Association for the 20 business days prior to the date of enactment of this section on the exchange or market which is then the primary exchange or market for the common stock of the Association. The number of shares of Holding Company common stock subject to each stock warrant and the exercise price of each stock warrant shall be adjusted as necessary to reflect --

                    "(i) the conversion of Association common stock into Holding
               Company common stock as part of the plan of reorganization approved by the Association's shareholders; and

                    "(ii) any issuance or sale of stock (including issuance or sale of treasury stock), stock split, recapitalization, reorganization, or other corporate event, if agreed to by the Secretary of the Treasury and the Association.

                "(B) AUTHORITY TO SELL OR EXERCISE STOCK WARRANTS; DEPOSIT OF PROCEEDS. -- The District of Columbia Financial Responsibility and Management Assistance Authority is authorized to sell or exercise the stock warrants described in subparagraph (A). The District of Columbia Financial Responsibility and Management Assistance Authority shall deposit into the account established under section 3(e) of the Student Loan Marketing Association Reorganization Act of 1996 amounts collected from the sale and proceeds resulting from the exercise of the stock warrants pursuant to this subparagraph.

             "(10) RESTRICTIONS ON TRANSFER OF ASSOCIATION SHARES AND BANKRUPTCY OF ASSOCIATION. -- After the reorganization effective date, the Holding Company shall not sell, pledge, or otherwise transfer the outstanding shares of the Association, or agree to or cause the liquidation of the Association or cause the Association to file a petition for bankruptcy under title 11, United States Code, without prior approval of the Secretary of the Treasury and the Secretary of Education.

          "(d) TERMINATION OF THE ASSOCIATION. -- In the event the shareholders of the Association approve a plan of reorganization under subsection (b), the Association shall dissolve, and the Association's separate existence shall terminate on September 30, 2008, after discharge of all outstanding debt obligations and liquidation pursuant to this subsection. The Association may dissolve pursuant to this subsection prior to such date by notifying the Secretary of Education and the Secretary of the Treasury of the Association's intention to dissolve, unless within 60 days after receipt of such notice the Secretary of Education notifies the Association that the Association continues to be needed to serve as a lender of last resort pursuant to section 439(q) or continues to be needed to purchase loans under an agreement with the Secretary described in subsection (c)(6). On the dissolution date, the Association shall take the following actions:

             "(1) ESTABLISHMENT OF A TRUST. -- The Association shall, under the terms of an irrevocable trust agreement that is in form and substance satisfactory to the Secretary of the Treasury, the Association and the appointed trustee, irrevocably transfer all remaining obligations of the Association to the trust and irrevocably deposit or cause to be deposited into such trust, to be held as trust funds solely for the benefit of holders of the remaining obligations, money or direct noncallable obligations of the United States or any agency thereof for which payment the full faith and credit of the United States is pledged, maturing as to principal and interest in such amounts and at such times as are determined by the Secretary of the Treasury to be sufficient, without consideration of any significant reinvestment of such interest, to pay the principal of, and interest on, the remaining obligations in accordance with their terms. To the extent the Association cannot provide money or qualifying obligations in the amount required, the Holding Company shall be required to transfer money or qualifying obligations to the trust in the amount necessary to prevent any deficiency.

             "(2) USE OF TRUST ASSETS. -- All money, obligations, or financial assets deposited into the trust pursuant to this subsection shall be applied by the trustee to the payment of the remaining obligations assumed by the trust.

             "(3) OBLIGATIONS NOT TRANSFERRED TO THE TRUST. -- The Association shall make proper provision for all other obligations of the Association not transferred to the trust, including the repurchase or redemption, or the making of proper provision for the repurchase or redemption, of any preferred stock of the Association outstanding. Any obligations of the Association which cannot be fully satisfied shall become liabilities of the Holding Company as of the date of dissolution.

             "(4) TRANSFER OF REMAINING ASSETS. -- After compliance with paragraphs (1) and (3), any remaining assets of the trust shall be transferred to the Holding Company or any subsidiary of the Holding Company, as directed by the Holding Company.

          "(e) OPERATION OF THE HOLDING COMPANY. -- In the event the shareholders of the Association approve the plan of reorganization under subsection (b), the following provisions shall apply beginning on the reorganization effective date:

             "(1) HOLDING COMPANY BOARD OF DIRECTORS. -- The number of members and composition of the Board of Directors of the Holding Company shall be determined as set forth in the Holding Company's charter or like instrument (as amended from time to time) or bylaws (as amended from time to time) and as permitted under the laws of the jurisdiction of the Holding Company's incorporation.

             "(2) HOLDING COMPANY NAME. -- The names of the Holding Company and any subsidiary of the Holding Company (other than the Association) --

                "(A) may not contain the name 'Student Loan Marketing Association'; and

                "(B) may contain, to the extent permitted by applicable State or District of Columbia law, 'Sallie Mae' or variations thereof, or such other names as the Board of Directors of the Association or the Holding Company deems appropriate.

             "(3) USE OF SALLIE MAE NAME. -- Subject to paragraph (2), the Association may assign to the Holding Company, or any subsidiary of the Holding Company, the 'Sallie Mae' name as a trademark or service mark, except that neither the Holding Company nor any subsidiary of the Holding Company (other than the Association or any subsidiary of the Association) may use the 'Sallie Mae' name on, or to identify the issuer of, any debt obligation or other security offered or sold by the Holding Company or any subsidiary of the Holding Company (other than a debt obligation or other security issued to and held by the Holding Company or any subsidiary of the Holding

        Company). The Association shall remit to the account established under section 3(e) of the Student Loan Marketing Association Reorganization Act of 1996, $5,000,000 within 60 days of the reorganization effective date as compensation for the right to assign the 'Sallie Mae' name as a trademark or service mark.

             "(4) DISCLOSURE REQUIRED. -- Until 3 years after the dissolution date, the Holding Company, and any subsidiary of the Holding Company (other than the Association), shall prominently display --

                "(A) in any document offering the Holding Company's securities, a statement that the obligations of the Holding Company and any subsidiary of the Holding Company are not guaranteed by the full faith and credit of the United States; and

                "(B) in any advertisement or promotional materials which use the 'Sallie Mae' name or mark, a statement that neither the Holding Company nor any subsidiary of the Holding Company is a government-sponsored enterprise or instrumentality of the United States.

          "(f) STRICT CONSTRUCTION. -- Except as specifically set forth in this section, nothing in this section shall be construed to limit the authority of the Association as a federally chartered corporation, or of the Holding Company as a State or District of Columbia chartered corporation.

          "(g) RIGHT TO ENFORCE. -- The Secretary of Education or the Secretary of the Treasury, as appropriate, may request that the Attorney General bring an action in the United States District Court for the District of Columbia for the enforcement of any provision of this section, or may, under the direction or control of the Attorney General, bring such an action. Such court shall have jurisdiction and power to order and require compliance with this section.

          "(h) DEADLINE FOR REORGANIZATION EFFECTIVE DATE. -- This section shall be of no further force and effect in the event that the reorganization effective date does not occur on or before 18 months after the date of enactment of this section.

          "(i) DEFINITIONS. -- For purposes of this section:

             "(1) ASSOCIATION. -- The term 'Association' means the Student Loan Marketing Association.

             "(2) DISSOLUTION DATE. -- The term 'dissolution date' means September 30, 2008, or such earlier date as the Secretary of Education permits the transfer of remaining obligations in accordance with subsection (d).

             "(3) HOLDING COMPANY. -- The term 'Holding Company' means the new business corporation established pursuant to this section by the Association under the laws of any State of the United States or the District of Columbia for the purposes of the reorganization and restructuring described in subsection (a).

             "(4) REMAINING OBLIGATIONS. -- The term 'remaining obligations' means the debt obligations of the Association outstanding as of the dissolution date.

             "(5) REMAINING PROPERTY. -- The term 'remaining property' means the following assets and liabilities of the Association which are outstanding as of the reorganization effective date:

                "(A) Debt obligations issued by the Association.

                "(B) Contracts relating to interest rate, currency, or commodity positions or protections.

                "(C) Investment securities owned by the Association.

                "(D) Any instruments, assets, or agreements described in section 439(d) (including, without limitation, all student loans and agreements relating to the purchase and sale of student loans, forward purchase and lending commitments, warehousing advances, academic facilities obligations, letters of credit, standby bond purchase agreements, liquidity agreements, and student loan revenue bonds or other loans).

                "(E) Except as specifically prohibited by this section or
           section 439, any other nonmaterial assets or liabilities of the Association which the Association's Board of Directors determines to be necessary or appropriate to the Association's operations.

             "(6) REORGANIZATION. -- The term 'reorganization' means the restructuring event or events (including any merger event) giving effect to the Holding Company structure described in subsection (a).

             "(7) REORGANIZATION EFFECTIVE DATE. -- The term 'reorganization effective date' means the effective date of the reorganization as determined by the Board of Directors of the Association, which shall not be earlier than the date that shareholder approval is obtained pursuant to subsection (b) and shall not be later than the date that is 18 months after the date of enactment of this section.

             "(8) SUBSIDIARY. -- The term 'subsidiary' means one or more direct or indirect subsidiaries."

     Sec. 602(b) TECHNICAL AMENDMENTS. --

          (1) ELIGIBLE LENDER. --

             (A) AMENDMENTS TO THE HIGHER EDUCATION ACT. --

                (i) DEFINITION OF ELIGIBLE LENDER. -- Section 435(d)(1)(F) of the Higher Education Act of 1965 (20 U.S.C. 1085(d)(1)(F)) is amended by inserting after "Student Loan Marketing Association" the following: "or the Holding Company of the Student Loan Marketing Association, including any subsidiary of the Holding Company, created pursuant to section 440,".

                (ii) DEFINITION OF ELIGIBLE LENDER AND FEDERAL CONSOLIDATION LOANS. -- Sections 435(d)(1)(G) and 428C(a)(1)(A) of such Act (20 U.S.C. 1085(d)(1)(G) and 1078-3(a)(1)(A)) are each amended by inserting after "Student Loan Marketing Association" the following:
           "or the Holding Company of the Student Loan Marketing Association, including any subsidiary of the Holding Company, created pursuant to section 440".

             (B) EFFECTIVE DATE. -- The amendments made by this paragraph shall take effect on the reorganization effective date as defined in section 440(h) of the Higher Education Act of 1965 (as added by subsection (a)).

        (2) ENFORCEMENT OF SAFETY AND SOUNDNESS REQUIREMENTS. -- Section 439(r) of the Higher Education Act of 1965 (20 U.S.C. 1087-2(r)) is amended --

             (A) in the first sentence of paragraph (12), by inserting "or the Association's associated persons" after "by the Association";

             (B) by redesignating paragraph (13) as paragraph (15); and

             (C) by inserting after paragraph (12) the following new paragraph:

                "(13) ENFORCEMENT OF SAFETY AND SOUNDNESS REQUIREMENTS. -- The Secretary of Education or the Secretary of the Treasury, as appropriate, may request that the Attorney General bring an action in the United States District Court for the District of Columbia for the enforcement of any provision of this section, or may, under the direction or control of the Attorney General, bring such an action. Such court shall have jurisdiction and power to order and require compliance with this section.".

          (3) FINANCIAL SAFETY AND SOUNDNESS. -- Section 439(r) of the Higher Education Act of 1965 (20 U.S.C.1087-2(r)) is further amended --

             (A) in paragraph (1) --

                (i) by striking "and" at the end of subparagraph (A);

                (ii) by striking the period at the end of subparagraph (B) and inserting "; and" and

                (iii) by adding at the end the following new subparagraph:

                    "(C)(i) financial statements of the Association within 45
               days of the end of each fiscal quarter; and

                    "(ii) reports setting forth the calculation of the capital ratio of the Association, within 45 days of the end of each fiscal quarter.";

             (B) in paragraph (2) --

                (i) by striking clauses (i) and (ii) of subparagraph (A) and inserting the following:

                    "(i) appoint auditors or examiners to conduct audits of the
               Association from time to time to determine the condition of the Association for the purpose of assessing the Association's financial safety and soundness and to determine whether the requirements of this section and section 440 are being met; and

                    "(ii) obtain the services of such experts as the Secretary of the Treasury determines necessary and appropriate, as authorized by section 3109 of title 5, United States Code, to assist in determining the condition of the Association for the purpose of assessing the Association's financial safety and soundness, and to determine whether the requirements of this section and section 440 are being met."; and

                (ii) by adding at the end of the following new subparagraph:"

                    (D) ANNUAL ASSESSMENT. --

                        "(i) IN GENERAL. -- For each fiscal year beginning on or
                   after October 1, 1996, the Secretary of the Treasury may establish and collect from the Association an assessment (or assessments) in amounts sufficient to provide for reasonable costs and expenses of carrying out the duties of the Secretary of the Treasury under this section and section 440 during such fiscal year. In no event may the total amount so assessed exceed, for any fiscal year, $800,000 adjusted for each fiscal year ending after September 30, 1997, by the ratio of the Consumer Price Index for All Urban Consumers (issued by the Bureau of Labor Statistics) for the final month of the fiscal year preceding the fiscal year for which the assessment is made to the Consumer Price Index for All Urban Consumers for September 1997.

                        "(ii) DEPOSIT. -- Amounts collected from assessments
                   under this subparagraph shall be deposited in an account within the Treasury of the United States as designated by the Secretary of the Treasury for that purpose. The Secretary of the Treasury is authorized and directed to pay out of any funds available in such account the reasonable costs and expenses of carrying out the duties of the Secretary of the Treasury under this section and section 440. None of the funds deposited into such account shall be available for any purpose other than making payments for such costs and expenses."; and

             (C) by inserting after paragraph (13) (as added by paragraph
        (2)(C)) the following new paragraph:"

                (14) ACTIONS BY SECRETARY. --

                    "(A) IN GENERAL. -- For any fiscal quarter ended after
               January 1, 2000, the Association shall have a capital ratio of at least 2.25 percent. The Secretary of the Treasury may, whenever such capital ratio is not met, take any one or more of the actions described in paragraph (7), except that --

                        "(i) the capital ratio to be restored pursuant to
                   paragraph (7)(D) shall be 2.25 percent; and

                        "(ii) if the relevant capital ratio is in excess of or
                   equal to 2 percent for such quarter, the Secretary of the Treasury shall defer taking any of the actions set forth in paragraph (7) until the next succeeding quarter and may then proceed with any such action only if the capital ratio of the Association remains below 2.25 percent.

                    "(B) APPLICABILITY. -- The provisions of paragraphs (4),
               (5), (6), (8), (9), (10), and (11) shall be of no further
               application to the Association for any period after January 1, 2000."

          (4) INFORMATION REQUIRED; DIVIDENDS. -- Section 439(r) of the Higher Education Act of 1965 (20 U.S.C. 1087-2(r)) is further amended --

             (A) by adding at the end of paragraph (2) (amended in paragraph
        (3)(B)(ii)) the following new subparagraph:

               "(E) OBLIGATION TO OBTAIN, MAINTAIN, AND REPORT INFORMATION. --

                    "(i) IN GENERAL. -- The Association shall obtain such
               information and make and keep such records as the Secretary of the Treasury may from time to time prescribe concerning --

                        "(I) the financial risk to the Association resulting
                   from the activities of any associated person, to the extent such activities are reasonably likely to have a material impact on the financial condition of the Association, including the Association's capital ratio, the Association's liquidity, or the Association's ability to conduct and finance the Association's operations; and

                        "(II) the Association's policies, procedures, and
                   systems for monitoring and controlling any such financial risk.

                    "(ii) SUMMARY REPORTS. -- The Secretary of the Treasury may
               require summary reports of such information to be filed no more frequently than quarterly. If, as a result of adverse market conditions or based on reports provided pursuant to this subparagraph or other available information, the Secretary of the Treasury has concerns regarding the financial or operational condition of the Association, the Secretary of the Treasury may, notwithstanding the preceding sentence and clause (i), require the Association to make reports concerning the activities of any associated person, whose business activities are reasonably likely to have a material impact on the financial or operational condition of the Association.

                    "(iii) DEFINITION. -- For purposes of this subparagraph, the term 'associated person' means any person, other than a natural person, directly or indirectly controlling, controlled by, or under common control with the Association."; and

             (B) by adding at the end the following new paragraphs:

                (16) DIVIDENDS. -- The Association may pay dividends in the form of cash or noncash distributions so long as at the time of the declaration of such dividends, after giving effect to the payment of such dividends as of the date of such declaration by the Board of Directors of the Association, the Association's capital would be in compliance with the capital standards set forth in this section.

                "(17) CERTIFICATION PRIOR TO PAYMENT OF DIVIDEND. -- Prior to the payment of any dividend under paragraph (16), the Association shall certify to the Secretary of the Treasury that the payment of the dividend will be made in paragraph (16) and shall provide copies of all calculations needed to make such certification."

     "Sec. 602(c) SUNSET OF THE ASSOCIATION'S CHARTER IF NO REORGANIZATION PLAN OCCURS. -- Section 439 of the Higher Education Act of 1965 (20 U.S.C. 1087-2) is amended by adding at the end the following new subsection:

          "(s) CHARTER SUNSET. --

             "(1) APPLICATION OF PROVISIONS. -- This subsection applies beginning 18 months and one day after the date of enactment of this subsection if no reorganization of the Association occurs in accordance with the provisions of section 440.

             "(2) SUNSET PLAN. --

                "(A) PLAN SUBMISSION BY THE ASSOCIATION. -- Not later than July 1, 2007, the Association shall submit to the Secretary of the Treasury and to the Chairman and Ranking Member of the Committee on Labor and Human Resources of the Senate and the Chairman and Ranking Member of the Committee on Economic and Educational Opportunities of the House of Representatives, a detailed plan for the orderly winding up, by July 1, 2013, of business activities conducted pursuant to the charter set forth in this section. Such plan shall --

                    "(i) ensure that the Association will have adequate assets to transfer to a trust, as provided in this subsection, to ensure full payment of remaining obligations of the Association in accordance with the terms of such obligations;

                    "(ii) provide that all assets not used to pay liabilities
               shall be distributed to shareholders as provided in this subsection; and

                    "(iii) provide that the operations of the Association shall remain separate and distinct from that of any entity to which the assets of the Association are transferred;

                "(B) AMENDMENT OF THE PLAN BY THE ASSOCIATION. -- The Association shall from time to time amend such plan to reflect changed circumstances, and submit such amendments to the Secretary of the Treasury and to the Chairman and Ranking Minority Member of the Committee on Labor and Human Resources of the Senate and Chairman and Ranking Minority Member of the Committee on Economic and Educational Opportunities of the House of Representatives. In no case may any amendment extend the date for full implementation of the plan beyond the dissolution date provided in paragraph (3).

                "(C) PLAN MONITORING. -- The Secretary of the Treasury shall monitor the Association's compliance with the plan and shall continue to review the plan (including any amendments thereto).

                "(D) AMENDMENT OF THE PLAN BY THE SECRETARY OF THE
           TREASURY. -- The Secretary of the Treasury may require the Association to amend the plan (including any amendments to the plan), if the Secretary of the Treasury deems such amendments are necessary to ensure full payment of all obligations of the Association.

                "(E) IMPLEMENTATION BY THE ASSOCIATION. -- The Association shall promptly implement the plan (including any amendments to the plan, whether such amendments are made by the Association or are required to be made by the Secretary of the Treasury).

             "(3) DISSOLUTION OF THE ASSOCIATION. -- The Association shall dissolve and the Association's separate existence shall terminate on July 1, 2013, after discharge of all outstanding debt obligations and liquidation pursuant to this subsection. The Association may dissolve pursuant to this subsection prior to such date by notifying the Secretary of Education and the Secretary of the Treasury of the Association's intention to dissolve, unless within 60 days of receipt of such notice the Secretary of Education notifies the Association that the Association continues to be needed to serve as a lender of last resort pursuant to subsection (q) or continues to be needed to purchase loans under an agreement with the Secretary described in paragraph (4)(A). On the dissolution date, the Association shall take the following actions:

                "(A) ESTABLISHMENT OF A TRUST. -- The Association shall, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Secretary of the Treasury, the Association, and the appointed trustee, irrevocably transfer all remaining obligations of the Association to a trust and irrevocably deposit or cause to be deposited into such trust, to be held as trust funds solely for the benefit of holders of the remaining obligations, money or direct noncallable obligations of the United States or any agency thereof for which payment the full faith and credit of the United States is pledged, maturing as to principal and interest in such amounts and at such times as are determined by the Secretary of the Treasury to be sufficient, without consideration of any significant reinvestment of such interest, to pay the principal of, and interest on, the remaining obligations in accordance with their terms.

                "(B) USE OF TRUST ASSETS. -- All money, obligations, or financial assets deposited into the trust pursuant to this subsection shall be applied by the trustee to the payment of the remaining obligations assumed by the trust. Upon the fulfillment of the trustee's duties under the trust, any remaining assets of the trust shall be transferred to the persons who, at the time of the dissolution, were the shareholders of the Association, or to the legal successors or assigns of such persons.

                "(C) OBLIGATIONS NOT TRANSFERRED TO THE TRUST. -- The Association shall make proper provision for all other obligations of the Association, including the repurchase or redemption, or the making of proper provision for the repurchase or redemption, of any preferred stock of the Association outstanding.

                "(D) TRANSFER OF REMAINING ASSETS. -- After compliance with subparagraphs (A) and (C), the Association shall transfer to the shareholders of the Association any remaining assets of the Association.

             (4) RESTRICTIONS RELATING TO WINDING UP. --

                "(A) RESTRICTIONS ON NEW BUSINESS ACTIVITY OR ACQUISITION OF ASSETS BY THE ASSOCIATION. --

                    "(i) IN GENERAL. -- Beginning on July 1, 2009, the
               Association shall not engage in any new business activities or acquire any additional program assets (including acquiring assets pursuant to contractual commitments) described in subsection (d) other than in connection with the Association --

                        "(I) serving as a lender of last resort pursuant to
                   subsection (q); and

                        "(II) purchasing loans insured under this part, if the
                   Secretary, with the approval of the Secretary of the Treasury, enters into an agreement with the Association for the continuation or resumption of the Association's secondary market purchase program because the Secretary determines there is inadequate liquidity for loans made under this part.

                    "(ii) AGREEMENT. -- The Secretary is authorized to enter
               into an agreement described in subclause (II) of clause (i) with the Association covering such secondary market activities. Any agreement entered into under such subclause shall cover a period of 12 months, but may be renewed if the Secretary determines that liquidity remains inadequate. The fee provided under subsection
               (h)(7) shall not apply to loans acquired under any such agreement with the Secretary."

                "(B) ISSUANCE OF DEBT OBLIGATIONS DURING THE WIND UP PERIOD; ATTRIBUTES OF DEBT OBLIGATIONS. -- The Association shall not issue debt obligations which mature later than July 1, 2013, except in connection with serving as a lender of last resort pursuant to subsection (q) or with purchasing loans under an agreement with the Secretary as described in subparagraph (A). Nothing in this subsection shall modify the attributes accorded the debt obligations of the Association by this section, regardless of whether such debt obligations are transferred to a trust in accordance with paragraph
           (3).

                "(C) USE OF ASSOCIATION NAME. -- The Association may not transfer or permit the use of the name 'Student Loan Marketing Association', 'Sallie Mae', or any variation thereof, to or by any entity other than a subsidiary of the Association."

     Sec. 602(d) REPEALS. --

          (1) IN GENERAL. -- Sections 439 of the Higher Education Act of 1965 (20 U.S.C.1087-2) and 440 of such Act (as added by subsection (a) of this section) are repealed.

          (2) EFFECTIVE DATE. -- The repeals made by paragraph (1) shall be effective one year after --

             (A) the date on which all of the obligations of the trust established under section 440(d)(1) of the Higher Education Act of 1965 (as added by subsection (a)) have been extinguished, if a reorganization occurs in accordance with section 440 of such Act; or

             (B) the date on which all of the obligations of the trust established under subsection 439(s)(3)(A) of such Act (as added by subsection (c)) have been extinguished, if a reorganization does not occur in accordance with section 440 of such Act.

     Sec. 602(e) ASSOCIATION NAMES. -- Upon dissolution in accordance with section 439(s) of the Higher Education Act of 1965 (20 U.S.C. 1087-2), the names "Student Loan Marketing Association", "Sallie Mae", and any variations thereof may not be used by any entity engaged in any business similar to the business conducted pursuant to section 439 of such Act (as such section was in effect on the date of enactment of this Act) without the approval of the Secretary of the Treasury.

     Sec. 602(f) RIGHT TO ENFORCE. -- The Secretary of Education or the Secretary of the Treasury, as appropriate, may request that the Attorney General bring an action in the United States District Court for the District of Columbia for the enforcement of any provision of subsection (e), or may, under the direction or control of the Attorney General, bring such an action. Such court shall have jurisdiction and power to order and require compliance with subsection (e).

                                                                      APPENDIX C

                   THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

GENERAL

     The Federal Family Education Loan Program ("FFELP") (formerly the Guaranteed Student Loan Program ("GSLP")) under Title IV of the Higher Education Act (the "Act") provides for loans to be made to students or parents of dependent students enrolled in eligible institutions to finance a portion of the costs of attending school. If a borrower defaults on a student loan, becomes totally or permanently disabled, dies, files for bankruptcy or attends a school that closes prior to the student earning a degree, or if the applicable education institution falsely certifies the borrower's eligibility for a Student Loan (collectively "insurance triggers"), the holder of the loan (which must be an eligible lender) may file a claim with the applicable Guarantee Agency. Provided that the loan has been properly originated and serviced, the Guarantee Agency pays the holder all or a portion of the unpaid principal balance on the loan as well as accrued interest. Origination and servicing requirements, as well as procedures to cure deficiencies, are established by the U.S. Department of Education (the "Department") and the various Guarantee Agencies.

     Under the FFELP, payment of principal and interest with respect to the student loans is guaranteed against default, death, bankruptcy or disability of the applicable borrower by the applicable Guarantee Agency. As described herein, the guarantee agencies are entitled, subject to certain conditions, to be reimbursed for all or a portion of Guarantee Payments they make by the Department pursuant to a program of federal reinsurance under the Act. See "Guarantee Agencies".

     Guarantee Agencies enter into reinsurance agreements with the Secretary of Education pursuant to which the Secretary agrees to reimburse the Guarantee Agency for all or a portion of the amount expended by the Guarantee Agency in discharge of its guarantee obligation with respect to default claims provided the loans have been properly originated and serviced. Except for claims resulting from death, disability or bankruptcy of a borrower, in which case the Secretary pays the full amount of the claim, the amount of reinsurance depends on the default experience of the Guarantee Agency. See " -- Federal Insurance and Reinsurance of Guarantee Agencies".

     In the event of a shortfall between the amounts of claims paid to holders of defaulted loans and reinsurance payments from the federal government, Guarantee Agencies pay the claims from their reserves. These reserves come from four principal sources: insurance premiums they charge on student loans (currently up to 1 percent of loan principal), administrative cost allowances from the Department (payment of which is currently discretionary on the part of the Department)(1), debt collection activities (generally, the Guarantee Agency may retain 27 percent of its collections on defaulted student loans), and investment income from reserve funds. Claims which a Guarantee Agency is financially unable to pay will be paid by the Secretary or transferred to a financially sound Guarantee Agency, if the Secretary makes the necessary determination that the guarantor is financially unable to pay.

     Several types of guaranteed student loans are currently authorized under the Act: (i) loans to students who pass certain financial need tests ("Subsidized Stafford Loans"); (ii) loans to students who do not pass the Stafford need tests or who need additional loans to supplement their Subsidized Stafford Loans ("Unsubsidized Stafford Loans"); (iii) loans to parents of students ("PLUS Loans") who are dependents and whose need exceed the financing available from Subsidized Stafford Loans and/or Unsubsidized Stafford Loans; and
(iv) loans to consolidate the borrower's obligations under various federally authorized student loan programs into a single loan ("Consolidation Loans"). Prior to July 1, 1994 the Act also permitted loans to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent

---------------

     (1) The Fiscal Year 1996 Omnibus Appropriations Act provided that for the 1995 and 1996 federal fiscal years, the Secretary must pay an administrative cost allowance to guaranty agencies equal to .085 percent of each agency's loan originations.

undergraduate students who needed additional loans to supplement their Subsidized Stafford Loans ("Supplemental Loans to Students" or "SLS Loans").

     The FFELP is subject to statutory and regulatory revision from time to time. The most recent significant revisions are contained in the Higher Education Amendments of 1992 ("the 1992 Amendments"), the Omnibus Budget Reconciliation Act of 1993 ("the 1993 Act") and the "Higher Education Technical Amendments of 1993" (the "Technical Amendments"). As part of the 1992 Amendments the name of the Guaranteed Student Loan Program was changed to the FFELP. The 1993 Act contains significant changes to the FFELP and creates a direct loan program funded directly by the U.S. Department of Treasury (each loan under such program, a "Federal Direct Student Loan").

     Following enactment of the 1992 Amendments, Subsidized Stafford Loans, Unsubsidized Stafford Loans, PLUS Loans and Consolidation Loans are officially referred to as "Federal Stafford Loans," "Federal Unsubsidized Stafford Loans," "Federal PLUS Loans" and "Federal Consolidation Loans," respectively.

     The description and summaries of the Act, the FFELP, the Guarantee Agreements and the other statutes and regulations referred to in this Proxy Statement/Prospectus do not purport to be comprehensive, and are qualified in their entirety by reference to each such statute or regulation. The Act is codified at 20 U.S.C. Section 1071 et seq., and the regulations promulgated thereunder can be found at 34 C.F.R. Part 682. There can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this Proxy Statement/Prospectus or of the statutes and regulations implementing these programs.

LEGISLATIVE AND ADMINISTRATIVE MATTERS

     The Act was amended by enactment of the 1992 Amendments, the general provisions of which became effective on July 23, 1992 and which extend the principal provisions of the FFELP to September 30, 1998 (or in the case of borrowers who have received loans prior to that date, September 30, 2002, except that authority to make Consolidation Loans expires on September 30, 1998). The Technical Amendments became effective on December 20, 1993.

     The 1993 Act, effective on August 10, 1993, implements a number of changes to the federal guaranteed student loan programs, including imposing on lenders or holders of guaranteed student loans certain fees, providing for 2 percent lender risk sharing, reducing interest rates and Special Allowance Payments for certain loans, effectively reducing the interest payable to holders of Consolidation Loans and affecting the Department's financial assistance to Guarantee Agencies, including by reducing the percentage of claims the Department will reimburse Guarantee Agencies and reducing more substantially the premiums and default collections that Guarantee Agencies are entitled to receive and/or retain. In addition, such legislation also contemplates replacement of at least 60 percent of the federal guaranteed student loan programs with direct lending by the Department by the 1998-99 academic year.

ELIGIBLE LENDERS, STUDENTS AND INSTITUTIONS

     Lenders eligible to make and/or hold loans under the FFELP generally include banks, savings and loan associations, credit unions, pension funds, insurance companies and, under certain conditions, schools and guarantee agencies. Sallie Mae is an eligible lender for making Consolidation Loans and as a lender of last resort and for holding FFELP loans.

     A FFELP loan may be made only to qualified borrowers. Generally a qualified borrower is an individual or parent of an individual who (a) has been accepted for enrollment or is enrolled and is maintaining satisfactory progress at an eligible institution, (b) is carrying or will carry at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by such institution, (c) has agreed to notify promptly the holder of the loan of any address change and (d) meets the applicable "need" requirements for the particular loan program. Each loan is to be evidenced by an unsecured promissory note signed by the qualified borrower.

     Eligible institutions are post-secondary schools which meet the requirements set forth in the Act. They include institutions of higher education, proprietary institutions of higher education and post-secondary vocational institutions. With specified exceptions, institutions are excluded from consideration as eligible institutions if the institution (i) offers more than 50 percent of its courses by correspondence; (ii) enrolls 50 percent or more of its students in correspondence courses; (iii) has a student enrollment in which more than 25 percent of the students are incarcerated; or (iv) has a student enrollment in which more than 50 percent of the students are admitted without a high school diploma or its equivalent on the basis of their ability to benefit from the education provided (as defined by statute and regulation). Further, schools are specifically excluded from participation if (i) the institution has filed for bankruptcy or (ii) the institution, the owner or its chief executive officer, has been convicted or pleaded nolo contendere or guilty to a crime involving the acquisition, use or expenditure of federal student aid funds, or has been judicially determined to have committed fraud involving funds under the student aid program. In order to participate in the program, the eligibility of a school must be approved by the Department under standards established by regulation.

FINANCIAL NEED ANALYSIS

     Student loans may generally be made in amounts, subject to certain limits and conditions, to cover the student's estimated costs of attendance, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses (as determined by the institution). Each borrower must undergo a need analysis, which requires the borrower to submit a need analysis form which is forwarded to the federal central processor. The central processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and/or the family is expected to contribute towards the student's cost of education (the "family contribution"). After receiving information on the family contribution, the institution then subtracts the family contribution from its cost of attendance to determine the student's eligibility for grants, Subsidized Stafford Loans and work assistance. The difference between (a) the sum of the (i) amount of grants,
(ii) the amount earned through work assistance and (iii) the amount of Subsidized Stafford Loans for which the borrower is eligible and (b) the student's estimated cost of attendance (the "Unmet Need") may be borrowed through Unsubsidized Stafford Loans. Parents may finance the family contribution amount through their own resources or through PLUS Loans.

SPECIAL ALLOWANCE PAYMENTS

     The Act provides for quarterly special allowance payments ("Special Allowance Payments") to be made by the Department to holders of student loans to the extent necessary to ensure that such holder receives at least a specified market interest rate of return on such loans. The rates for Special Allowance Payments are based on formulas that differ according to the type of loan and the date the loan was originally made or insured. A Special Allowance Payment is made for each of the 3-month periods ending March 31, June 30, September 30, and December 31. The Special Allowance Payments equal the average unpaid principal balance (including interest permitted to be capitalized) of all eligible loans held by such holder during such period multiplied by the special allowance percentage. The special allowance percentage shall be computed by (i) determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for such 3-month period, (ii) subtracting the applicable borrower interest rate on such loans from such average, (iii) adding the applicable Special Allowance Margin (defined below) to the resultant percentage, and (iv) dividing the resultant percentage by 4.

            DATE OF DISBURSEMENT                             SPECIAL ALLOWANCE MARGIN
---------------------------------------------   --------------------------------------------------
Prior to 10/17/86............................   3.50%
10/17/86-9/30/92.............................   3.25%
10/01/92-6/30/95.............................   3.10%
7/1/95-6/30/98...............................   2.50% (Subsidized and Unsubsidized Stafford Loans,
                                                in school, grace or deferment)
                                                3.10% (Subsidized and Unsubsidized Stafford Loans,
                                                in repayment and all other loans)

     Special Allowance Payments are available on variable rate PLUS Loans and SLS Loans as described below under "PLUS and SLS Loan Programs" only to cover any amount by which the variable rate, which is reset annually based on the 52-week Treasury Bill, would exceed the applicable maximum rate.

     As part of the amendments made to the Act by the Omnibus Budget Reconciliation Act of 1993, the method for calculating borrower interest and special allowance payment is scheduled to be altered for loans made on or after July 1, 1998. As of that date, the borrower interest rate on Stafford Loans and Unsubsidized Stafford Loans will be established annually at the "bond equivalent rate of the securities with the comparable maturity", as determined by the Secretary of Education, plus 1.0 percent. This rate will apply for loans both during the in-school and repayment periods. For PLUS loans, the rate will be the same, except that 2.10 percent will be added to the rate basis. Special allowance payments on these loans will be paid at the "bond equivalent rate of the securities with comparable maturities" plus 1.0 percent and reset at intervals established by the Secretary of Education. The Secretary of Education has yet to issue formal guidance on the rate basis or on the method or timing of special allowance payments for these loans.

ORIGINATION FEES

     The eligible lender charges borrowers an origination fee, which in turn is passed on to the federal government, on Subsidized and Unsubsidized Stafford Loans and PLUS Loans equal to 3 percent of the principal balance of each loan. The amount of the origination fee may be deducted from each disbursement pursuant to a loan on a pro rata basis. No origination fee is paid on Consolidation Loans.

     Lenders must refund all origination fees attributable to a disbursement that was returned to the lender by the school or repaid or not delivered within 120 days of the disbursement. Such origination fees must be refunded by crediting the borrower's loan balance with the applicable lender.

STAFFORD LOANS

     The Act provides for (i) federal insurance or reinsurance of Subsidized Stafford Loans made by eligible lenders to qualified students, (ii) federal interest subsidy payments on certain eligible Subsidized Stafford Loans to be paid by the Department to holders of the loans in lieu of the borrower making interest payments ("Interest Subsidy Payments"), and (iii) Special Allowance Payments representing an additional subsidy paid by the Department to the holders of eligible Subsidized Stafford Loans (collectively referred to herein as "Federal Assistance").

     Subsidized Stafford Loans are loans under the FFELP that may be made, based on need, only to post-secondary students accepted or enrolled in good standing at an eligible institution who are carrying at least one-half the normal full-time course load at that institution. The Act limits the amount a student can borrow in any academic year and the amount he or she can have outstanding in the aggregate. The following chart sets forth the historic loan limits.

                              MAXIMUM LOAN AMOUNTS
                         FEDERAL STAFFORD LOAN PROGRAM

                                                                      ALL STUDENTS(1)
                                                                      ---------------    INDEPENDENT STUDENTS(3)
                                                                        BASE AMOUNT      ------------------------
                                                                      SUBSIDIZED AND      ADDITIONAL
                                                       SUBSIDIZED      UNSUBSIDIZED      UNSUBSIDIZED
                                         SUBSIDIZED    ON OR AFTER      ON OR AFTER       ONLY ON OR      TOTAL
      BORROWER'S ACADEMIC LEVEL          PRE-1/1/87      1/1/87          7/7/93(2)       AFTER 7/1/94     AMOUNT
--------------------------------------   ----------    -----------    ---------------    ------------    --------
Undergraduate (per year)
1st year..............................    $  2,500       $ 2,625          $ 2,625          $  4,000      $  6,625
2nd year..............................    $  2,500       $ 2,625          $ 3,500          $  4,000      $  7,500
3rd year & above......................    $  2,500       $ 4,000          $ 5,500          $  5,000      $ 10,500
Graduate (per year)...................    $  5,000       $ 7,500          $ 8,500          $ 10,000      $ 18,500
Aggregate Limit
  Undergraduate.......................    $ 12,500       $17,250          $23,000          $ 23,000      $ 46,000
  Graduate (including
     undergraduate)...................    $ 25,000       $54,750          $65,500          $ 73,000      $138,500

---------------
(1) The loan limits are inclusive of both Federal Stafford Loans and Federal Direct Student Loans.

(2) These amounts represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Loan.

(3) Independent undergraduate students, graduate students or professional students may borrow these additional amounts. In addition, dependent undergraduate students may also receive these additional loan amounts if the parents of such students are unable to provide the family contribution amount and it is unlikely that the student's parents will qualify for a Federal PLUS Loan.

(4) Some graduate health profession students otherwise eligible to borrow under HEAL may be entitled to increase unsubsidized loan limits not to exceed HEAL statutory limits for each course of study per academic year.

     The interest rate paid by borrowers on a Subsidized Stafford Loan is dependent on the date of the loan except for loans made prior to October 1, 1992, whose interest rate depends on any outstanding borrowings of that borrower as of such date. The rate for variable rate Subsidized Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30, is determined on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum Rate or, (b) the sum of (i) the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held prior to such June 1, and (ii) the applicable Interest Rate Margin.

                           SUBSIDIZED STAFFORD LOANS

     DATE OF DISBURSEMENT           BORROWER RATE            MAXIMUM RATE        INTEREST RATE MARGIN
------------------------------   --------------------    --------------------    --------------------
09/13/83-06/30/88.............   8%                             8.00%
07/01/88-09/30/92.............   8% for 48 months;       8.00% for 48 months,           3.25%
                                 thereafter, 91-Day            then 10%
                                 Treasury +
                                 Interest Rate Margin
10/01/92-06/30/94.............   91-Day Treasury +              9.00%                   3.10%
                                 Interest Rate Margin
07/01/94-06/30/95.............   91-Day Treasury +              8.25%                   3.10%
                                 Interest Rate Margin
07/01/95-06/30/98.............   91-Day Treasury +              8.25%             2.50% (in school,
                                 Interest Rate Margin                            grace, or deferment)
                                                                                 3.10% (in repayment)
After 07/01/98................   The bond equivalent            8.25%                    1.0%
                                 rate of the
                                 securities with a
                                 comparable maturity
                                 as established by
                                 the Secretary +
                                 Interest Rate Margin

     The Technical Amendments provide that, for fixed rate loans made on or after July 23, 1992 and for certain loans made to new borrowers on or after July 1, 1988, the lender must convert the loan to a variable rate loan capped at the interest rate existing prior to the conversion. This conversion must have been completed by January 1, 1995.

     Holders of Subsidized Stafford Loans are eligible to receive Special Allowance Payments. The Department is responsible for paying interest on Subsidized Stafford Loans while the borrower is a qualified student, during a grace period or during certain deferment periods. The Department makes quarterly Interest Subsidy Payments to the owner of Subsidized Stafford Loans in the amount of interest accruing on the unpaid balance thereof prior to the commencement of repayment or during any deferment periods. The Act provides that the owner of an eligible Subsidized Stafford Loan shall be deemed to have a contractual right against the United States to receive Interest Subsidy Payments (and Special Allowance Payments) in accordance with its provisions. Receipt of Interest Subsidy Payments and Special Allowance Payments is conditioned on compliance with the requirements of the Act and continued eligibility of such loan for federal reinsurance.

     Interest Subsidy Payments and Special Allowance Payments are generally received within 45 days to 60 days after the end of any given calendar quarter (provided that the applicable claim form is properly filed with the Department), although there can be no assurance that such payments will in fact be received from the Department within that period.

     Repayment of principal on a Subsidized or Unsubsidized Stafford Loan typically does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable grace period, as described below. Any borrower may voluntarily prepay without premium or penalty any loan and in connection therewith may waive any grace period or deferment period. In general, each loan must be scheduled for repayment over a period of not more than ten years after the commencement of repayment. The Act currently requires minimum annual payments of $600 including principal and interest, unless the borrower and the lender agree to lesser payments. As of July 1, 1995, lenders are required to offer borrowers a choice among standard, graduated and income-sensitive repayment schedules. These repayment options must be offered to all new borrowers who enter repayment on or after July 1, 1995. If a borrower fails to elect a particular repayment schedule or fails to submit the documentation necessary for the option the borrower chooses, the standard repayment schedule is used.

     Repayment of principal on a Subsidized Stafford Loan must generally commence following a period of (a) not less than 9 months or more than 12 months (with respect to loans for which the applicable interest rate is 7 percent per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is 9 percent per annum or 8 percent per annum and for loans to first time borrowers on or after July 1, 1988) after the borrower ceases to pursue at least a half-time course of study (a "Grace Period"). However, during certain other periods (each a "Deferment Period") and subject to certain conditions, no principal repayments need be made, including periods when the student has returned to an eligible educational institution on a full-time (or in certain cases half time) basis or is pursuing studies pursuant to an approved graduate fellowship program, or when the student is a member of the Armed Forces or a volunteer under the Peace Corps Act or the Domestic Volunteer Service Act of 1973, or when the borrower is temporarily or totally disabled, or periods during which the borrower may defer principal payments because of temporary financial hardship. For new borrowers to whom loans are first disbursed on or after July 1, 1993, payment of principal may be deferred only while the borrower is at least a half-time student or is in an approved graduate fellowship program or is enrolled in a rehabilitation program, or when the borrower is seeking but unable to find full-time employment, or when for any reason the lender determines that payment of principal will cause the borrower economic hardship; in the case of unemployment or economic hardship the deferment is subject to a maximum deferment period of three years. The 1992 Amendments also require forbearance of loans in certain circumstances and permit forbearance of loans in certain other circumstances (each such period, a "Forbearance Period").

     The Unsubsidized Stafford Loan program created under the 1992 Amendments is designed for students who do not qualify for Subsidized Stafford Loans and for independent graduate and professional students whose Unmet Need exceeds what they can borrow under the Subsidized Stafford Loan Program. The basic requirements for Unsubsidized Stafford Loans are essentially the same as those for the Subsidized Stafford Loans, including with respect to provisions governing the interest rate, the annual loan limits and the Special Allowance Payments. The terms of the Unsubsidized Stafford Loans, however, differ in some respects. The federal government does not make Interest Subsidy Payments on Unsubsidized Stafford Loans. The borrower must either pay interest on a periodic basis beginning 60 days after the time the loan is disbursed or capitalize the interest that accrues until repayment begins. Effective July 1, 1994, the maximum insurance premium was set at 1 percent. Subject to the same loan limits established for Subsidized Stafford Loans, the student may borrow up to the amount of such student's Unmet Need. Lenders are authorized to make Unsubsidized Stafford Loans applicable for periods of enrollment beginning on or after October 1, 1992.

PLUS AND SLS LOAN PROGRAMS

     The Act also provides for the PLUS Program. The Act authorizes PLUS Loans to be made to parents of eligible dependent students. The 1993 Act eliminated the SLS Program after July 1, 1994.

     The PLUS program permits parents of dependent students to borrow an amount equal to each student's Unmet Need. Under the former SLS program, independent graduate or professional school students and certain dependent undergraduate students were permitted to borrow subject to the same loan limitations.

     The first payment of principal and interest is due within 60 days of full disbursement of the loan except for borrowers eligible for deferment who may defer principal and interest payments while eligible for deferment; deferred interest is then capitalized periodically or at the end of the deferment period under specific arrangements with the borrower. The maximum repayment term is 10 years. PLUS and SLS loans carry no in-school interest subsidy.

     The interest rate determination for a PLUS or SLS loan is dependent on when the loan was originally made or disbursed. Some PLUS or SLS loans carry a variable rate. The rate varies annually for each 12-month period beginning on July 1 and ending on June 30. The variable rate is determined on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum Rate or (b) the sum of (i) the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to such June 1, and (ii) the applicable Interest Rate Margin as set forth below.

                                 PLUS/SLS LOANS

          DATE OF DISBURSEMENT                 BORROWER RATE        MAXIMUM RATE    INTEREST RATE MARGIN
-----------------------------------------   --------------------    ------------    --------------------
Prior to 10/01/81........................             9%                9%
10/01/81-10/31/82........................            14%               14%
11/01/82-06/30/87........................            12%               12%
07/01/87-09/30/92........................    52-Week Treasury +        12%              3.25%
                                            Interest Rate Margin
10/01/92-06/30/94........................    52-Week Treasury +      PLUS 10%           3.10%
                                            Interest Rate Margin     SLS 11%
After 06/30/94
  (SLS repealed 07/01/94)................    52-Week Treasury +          9%              3.10%
                                            Interest Rate Margin

     A holder of a PLUS or SLS loan is eligible to receive Special Allowance Payments during any such 12-month period if (a) the sum of (i) the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to such June 1, and (ii) the Interest Rate Margin, exceeds (b) the Maximum Rate.

THE CONSOLIDATION LOAN PROGRAM

     The Act authorizes a program under which certain borrowers may consolidate their various student loans into Consolidation Loans which will be insured and reinsured to the same extent as other loans made under the FFELP. Under this program, a lender may make a Consolidation Loan only if (a) such lender holds one of the borrower's outstanding student loans that is selected for consolidation, or (b) the borrower has unsuccessfully sought a Consolidation Loan from the holders of the Student Loans selected for consolidation.

     Consolidation Loans are made in an amount sufficient to pay outstanding principal and accrued unpaid interest and late charges on all FFELP loans, as well as loans made pursuant to various other federal student loan programs, which were selected by the borrower for consolidation. The unpaid principal balance of a Consolidation Loan made prior to July 1, 1994 bears interest at a rate not less than 9 percent. The interest rate on a Consolidation Loan made on or after July 1, 1994 is equal to the weighted average of the interest rates on the loans selected for consolidation, rounded upward to the nearest whole percent. The holder of a Consolidation Loan made on or after October 1, 1993 must pay the Secretary a monthly rebate fee calculated on an annual basis equal to 1.05 percent of the principal plus accrued unpaid interest on any such loan.

     The repayment term under a Consolidation Loan varies depending upon the aggregate amount of the loans being consolidated. In no case may the repayment term exceed 30 years. A Consolidation Loan is evidenced by an unsecured promissory note and entitles the borrower to prepay the loan, in whole or in part, without penalty.

GUARANTEE AGENCIES

     The Act authorizes Guarantee Agencies to support education financing and credit needs of students at post-secondary schools. Under various programs throughout the United States, Guarantee Agencies insure student loans. The Guarantee Agencies are reinsured by the federal government for 80 percent to 100 percent of claims paid, depending on their claims experience for loans disbursed prior to October 1, 1993 and for 78 percent to 98 percent of claims paid for loans disbursed on or after October 1, 1993.

     Guarantee Agencies collect a one-time insurance fee of up to 1 percent of the principal amount of each loan, other than Consolidation Loans, that the agency guarantees.

     The Guarantee Agencies generally guarantee loans for students attending institutions in their particular state or region or for residents of their particular state or region attending schools in another state. Certain Guarantee Agencies have been designated as the Guarantee Agency for more than one state. Some Guarantee Agencies contract with other entities to administer their guarantee agency programs.

FEDERAL INSURANCE AND REINSURANCE OF GUARANTEE AGENCIES

     A student loan is considered to be in default for purposes of the Act when the borrower fails to make an installment payment when due, or to comply with other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments.

     If the loan is guaranteed by a Guarantee Agency, the eligible lender is reimbursed by the Guarantee Agency for 100 percent (98 percent for loans disbursed on or after October 1, 1993) of the unpaid principal balance of the loan plus accrued interest on any loan defaulted so long as the eligible lender has properly originated and serviced such loan. Under certain circumstances a loan deemed ineligible for reimbursement may be restored to eligibility.

     Under the Act, the Department enters into a reinsurance agreement with each Guarantee Agency, which provides for federal reinsurance of amounts paid to eligible lenders by the Guarantee Agency. Pursuant to such agreements, the Department agrees to reimburse a Guarantee Agency for 100 percent of the amounts expended in connection with a claim resulting from the death, bankruptcy, or total and permanent disability of a borrower, the death of a student whose parent is the borrower of a PLUS Loan, or claims by borrowers who received loans on or after January 1, 1986 and who are unable to complete the programs in which they are enrolled due to school closure, or borrowers whose borrowing eligibility was falsely certified by the eligible institution; such claims are not included in calculating a Guaranty Agency's claims experience for federal reinsurance purposes, as set forth below. The Department is also required to repay the unpaid balance of any loan if collection is stayed under the Bankruptcy Code, and is authorized to acquire the loans of borrowers who are at high risk of default and who request an alternative repayment option from the Department.

     With respect to FFELP loans in default, the Department is required to pay the applicable Guarantee Agency a certain percentage ("Reinsurance Rate") of the amount such agency paid pursuant to default claims filed by the lender on a reinsured loan. The amount of such Reinsurance Rate is subject to specified reductions when the total reinsurance claims paid by the Department to a Guarantee Agency during a fiscal year equals or exceeds 5 percent of the aggregate original principal amount of FFELP loans guaranteed by such agency that are in repayment on the last day of the prior fiscal year. Accordingly, the amount of the reinsurance payment received by the Guarantee Agency may vary. The Reinsurance Rates are set forth in the following table.

             GUARANTEE AGENCY'S
              CLAIMS EXPERIENCE                             APPLICABLE REINSURANCE RATE
---------------------------------------------   ---------------------------------------------------
0% up to 5%..................................   98% (100% for loans disbursed before Oct. 1, 1993)
5% up to 9%..................................   88% (90% for loans disbursed before Oct. 1, 1993)
9% and over..................................   78% (80% for loans disbursed before Oct. 1, 1993)

---------------
     The claims experience is not cumulative. Rather, the claims experience for any given Guarantee Agency is determined solely on the basis of claims for any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

     The 1992 Amendments addressed industry concerns regarding the Department's commitment to providing support in the event of Guarantee Agency failures. Pursuant to the 1992 Amendments, Guarantee Agencies are required to maintain specified reserve fund levels. Such levels are defined as 0.5 percent of the total attributable amount of all outstanding loans guaranteed by the agency for the fiscal year of the agency that begins in 1993, 0.7 percent for the agency's fiscal year beginning in 1994, 0.9 percent for the agency's fiscal year beginning in 1995, and 1.1 percent for the agency's fiscal year beginning on or after January 1, 1996.

If (i) the Guarantee Agency fails to achieve the minimum reserve level in any two consecutive years, (ii) the Guarantee Agency's federal reimbursements are reduced to 80 percent (or 78 percent after October 1, 1993) or (iii) the Department determines the Guarantee Agency's administrative or financial condition jeopardizes its continued ability to perform its responsibilities, the Department must require the Guarantee Agency to submit and implement a management plan to address the deficiencies. The Department may terminate the Guarantee Agency's agreements with the Department if the Guarantee Agency fails to submit the required plan, or fails to improve its administrative or financial condition substantially, or if the Department determines the Guarantee Agency is in danger of financial collapse. In such event, the Department is authorized to undertake specified actions to assure the continued payment of claims, including making advances to guarantee agencies to cover immediate cash needs, transferring of guarantees to another Guarantee Agency, or transfer of guarantees to the Department itself.

     The Act provides that, subject to compliance with the Act, the full faith and credit of the United States is pledged to the payment of federal reinsurance claims. It further provides that Guarantee Agencies are deemed to have a contractual right against the United States to receive reinsurance in accordance with its provisions. In addition, the 1992 Amendments provide that if the Department determines that a Guarantee Agency is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Department until such time as the obligations are transferred to a new Guarantee Agency capable of meeting such obligations or until a successor Guarantee Agency assumes such obligations. There can be no assurance that the Department would under any given circumstances assume such obligation to assure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Guarantee Agency or by making a determination that such Guarantee Agency is unable to meet its guarantee obligations.

     Lastly, the 1993 Act provides the Secretary of Education with broad authority to manage the finances and affairs of Guarantee Agencies. In general, the Act provides that agency reserve funds are federal property and may be taken by the Secretary if he determines such action is in the best interests of the loan program. Also, the Secretary has broad authority to terminate a Guarantee Agency's reinsurance agreement with the Department.

     Within each fiscal year, the applicable Reinsurance Rate steps down incrementally with respect to claims made only after the claims experience thresholds are reached.

                                                                      APPENDIX D

                             INTENTIONALLY OMITTED

                                                                      APPENDIX E

       DISSENT TO THE REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE

     The following statement has been included at the written request of the directors listed below and represents solely their views.

     Messrs. Daley and Shapiro voted against the executive officer bonus and stock option awards that were approved by the Compensation and Personnel Committee (the "Committee"). This statement summarizes the reasons they dissent from the Report on Executive Compensation submitted by the Committee.

     GENERAL POLICY. At Sallie Mae, a majority of executive officers' compensation is based on the Committee's subjective evaluations. While peer company compensation data is compiled and distributed to Committee members, for 1996 neither base salaries nor overall compensation levels were targeted to those of peer companies, and the Committee did not assign a specified weight to any particular factor considered in setting annual bonuses and annual stock option grants. For the reasons discussed below, Messrs. Daley and Shapiro believe that the Committee's subjective evaluations of performance resulted in 1996 compensation being excessive relative to the Company's performance.

     ANNUAL BONUS. Messrs. Daley and Shapiro believe that a true "at risk" bonus system should result in bonuses that vary based on performance. They believe that 1996 bonuses do not sufficiently reflect such a link. In reaching this conclusion, Messrs. Daley and Shapiro noted that Sallie Mae's performance in 1996 had both positive and negative aspects. They believe that management cannot claim credit for some of the factors that resulted in positive performance, such as the influence that the Company's stock repurchase program, a generally improved political environment and a strong stock market had on the Company's stock price increase. In contrast, they believe that performance in areas where management had more direct control and responsibility was not satisfactory. In reaching this conclusion, Messrs. Daley and Shapiro noted that in three significant areas management failed to exceed or even achieve stated objectives. Student loan purchase volume was below planned levels without a significant increase in yield. Importantly, both the amount of student loans originated from the ExportSS product and the number of ExportSS lending clients declined. Additionally, operating expenses exceeded management's plan and, after accounting for the elimination of expenses as a result of the Company's disposition of its CyberMark venture, continued at levels that Messrs. Daley and Shapiro believe to be above what reasonably should be expected.

     STOCK OPTIONS. Sallie Mae grants stock options in January of each year, after evaluating performance for the previous year. Thus, the number of options reported in the Summary Compensation Table and the Option Grants Table as having been granted in 1996 relates to 1995 performance. Options granted in January 1997 after the Committee's evaluation of 1996 performance are not reflected in those tables.

     Messrs. Daley and Shapiro believe that the Company's option grant activity is not guided by a formal methodology. Messrs. Daley and Shapiro believe that three factors should be considered in determining the size of option grants: (1) corporate performance, (2) the size and value of previous years' option grants, and (3) the extent to which optionees have retained shares issued upon the exercise of previously granted options. Based on these considerations, Messrs. Daley and Shapiro believe that the Committee's January 1997 option grants to executive officers were too large. In reaching this conclusion, they considered the performance issues discussed above under "Annual Bonus" and the fact that the approximately 40% increase in the Company's stock price between January 1996 and January 1997 resulted in a January 1997 option having a significantly higher value than the January 1996 option grant.

     CEO COMPENSATION. Messrs. Daley and Shapiro voted in favor of an increase in Mr. Hough's salary because of the modest size of the increase. However, the chairman of the Committee has stated that he believes Mr. Hough's salary is relatively low and that the Committee will address this in the coming year. Messrs. Daley and Shapiro do not believe that the CEO's salary is relatively low.

     For 1996, the Committee established a $500,000 bonus for Mr. Hough, which it then reduced to $440,000 to reflect the recommendation of the Board's Audit Committee. Specifically, following an internal inquiry into the source of a document which is the subject of a complaint filed with the Federal Election Commission involving the Company, the Audit Committee suggested that the Compensation Committee take into consideration the Audit Committee's findings relative to Mr. Hough's supervisory responsibility when considering Mr. Hough's 1996 compensation. The 1996 bonus established by the Committee for Mr. Hough, even after the purported reduction described above, resulted in a 1996 annual bonus (cash and restricted stock) equal to approximately 81% of Mr. Hough's 1996 base salary, compared to a 1995 bonus equal to approximately 80% of Mr. Hough's 1995 base salary.

     Messrs. Daley and Shapiro do not believe that the Committee's actions resulted in an appropriate reduction in Mr. Hough's compensation given the Audit Committee's findings, and do not believe that the Company's operating results justify a bonus of the magnitude granted to Mr. Hough. They also do not believe that the other factors considered by the Committee -- board relations, congressional relations and team building -- offset the Company's operating performance so as to justify Mr. Hough's bonus. As to board relations, they believe that Mr. Hough failed to respond to requests and concerns raised by eight directors (including themselves) who were nominated by The Committee to Restore Value at Sallie Mae and first elected to the board by stockholders in 1995. As to Congressional relations, Messrs. Daley and Shapiro believe that the incident leading to the filing of a complaint with the Federal Election Commission referred to above damaged the Company's relationship with the Clinton Administration and with some in Congress. In particular, they believe that following that incident, the relationship of presidentially appointed directors were a more important factor than Mr. Hough's congressional relations in obtaining passage of privatization legislation. Messrs. Daley and Shapiro believe that "team building" is too subjective a criteria to be afforded much weight in awarding bonuses.

     Finally, in determining to vote against the bonus awarded to Mr. Hough, Messrs. Daley and Shapiro noted that the chairman of the Committee requested Committee members to consider Mr. Hough's establishment and execution of a longer term strategy in evaluating his performance. Messrs. Daley and Shapiro view privatization as a means to implementing a business strategy, and do not view Congressional passage of privatization legislation as a strategy in itself. They believe that Mr. Hough has not presented to the Board any significant strategy for taking advantage of privatization to enhance the value of stockholders' investment in the Company. Accordingly, they do not believe that Mr. Hough has performed strongly under this criteria.

     In consideration of all of the foregoing, Messrs. Daley and Shapiro believe that a lower annual bonus award would have been more appropriate for the Company's CEO.

     Messrs. Daley and Shapiro believe that the 27,000 share option grant awarded to Mr. Hough in January 1997 -- following a 30,000 share option grant for Mr. Hough in January 1996 -- is excessive. Their determination is based on the same factors discussed above regarding Mr. Hough's annual bonus, as well as their view as to valuation factors that they believe should be considered in granting options, as discussed above in this dissent under "Stock Options."

                                                                      APPENDIX F

                   PROVIDED SEPARATELY BY MAJORITY DIRECTORS

                                                                      APPENDIX G

                         PROVIDED SEPARATELY BY THE CRV

(LOGO)
STUDENT LOAN MARKETING ASSOCIATION
1050 Thomas Jefferson Street, N.W.
Washington, D.C. 20007-3871
(202) 298-2500

                                                                   July 10, 1997

Dear Sallie Mae Shareholder:

     With this letter, we enclose the proxy and registration materials for the Special Meeting of Shareholders that will be held on July 31, 1997. A MAJORITY OF SALLIE MAE'S EXISTING DIRECTORS STRONGLY URGE YOU TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED BLUE PROXY CARD VOTING "FOR" ADOPTION OF THE REORGANIZATION PROPOSAL AND "FOR" ELECTION OF THE MAJORITY DIRECTOR SLATE DESCRIBED IN THE ACCOMPANYING MATERIALS.

     The members of the Board of Directors slate nominated by a majority of the Sallie Mae Board have asked me to serve as the non-executive Chairman of the Board if we are elected to lead the privatized company. I am writing to tell you the views and recommendations of the Majority Director Slate nominees.

     PRIVATIZATION IS, UNQUESTIONABLY, THE CORNERSTONE OF OUR COMPANY'S
FUTURE.   The accompanying materials describe a plan of privatization endorsed both by Management and by the CRV. It is an excellent plan, and it should serve our company well.

     IF PRIVATIZATION IS APPROVED, AS IT SHOULD BE, THE OUTSTANDING ISSUES BEFORE YOU WILL BOIL DOWN TO THESE: WHICH BUSINESS PLAN SHOULD SALLIE MAE FOLLOW? AND, WHO SHOULD LEAD OUR COMPANY?

     Management's post-privatization business plan builds on the additional share value growth potential that privatization will make possible. The central features of this plan are the following: maximize student loan revenue through expansion of the highly successful school-based strategy and through disciplined spot market purchases; significantly reduce operating expenses as a percent of managed student loans; aggressively manage capital primarily through loan securitizations and common share repurchases; invest in our servicing and client-support systems to fuel earnings growth; minimize political risk; and gradually introduce new revenue sources that draw on our operating skills, our business relationships and our customer base. This plan has generated exceptional growth in shareholder value over the last two years. Privatization will enhance its potential for further growth.

     YOU WILL HAVE THE OPPORTUNITY TO COMPARE OUR BUSINESS PLAN WITH THAT OF THE CRV. OUR VIEW IS THAT SALLIE MAE'S BASIC BUSINESS, AS PRESENTLY CONSTITUTED, IS A PARTICULARLY ATTRACTIVE INVESTMENT AND CAN INCREASE SHAREHOLDER VALUE WITHOUT
UNNECESSARY RISK.   We have had a substantial volume of student loan purchases postponed in the last two months following the CRV's publicly-declared intention to originate student loans in head-to-head competition with our principal business suppliers. We consider it essential to halt this business erosion; the place to discuss these ideas is in the boardroom, not in the news media.

     BY NOW YOU SHOULD KNOW THAT LAWRENCE A. HOUGH HAS ANNOUNCED HIS RESIGNATION AS PRESIDENT AND CHIEF EXECUTIVE OFFICER EFFECTIVE UPON COMPLETION OF THE TRANSITION TO PRIVATIZATION AND THE SELECTION OF A NEW CHIEF EXECUTIVE
OFFICER.   Sallie Mae owes Larry Hough a large debt of gratitude for his accomplishments as CEO, achieving landmark privatization legislation not least among them. His initiative allows us to seek out a new chief executive officer with a substantial record of share value creation outside the GSE context -- where Sallie Mae will soon be operating.

     INSTALLING A NEW CHIEF EXECUTIVE WILL BE THE NEW BOARD'S IMMEDIATE PRIORITY. HOWEVER, THERE WILL BE NO GAP IN SALLIE MAE LEADERSHIP. UNTIL HIS SUCCESSOR IS IN PLACE, LARRY HOUGH WILL REMAIN IN CHARGE, EXECUTING OUR BUSINESS PLAN, WITH THE FULL SUPPORT OF THE BOARD AND THE MANAGEMENT TEAM. THIS WILL BE AN ORDERLY, PRODUCTIVE AND PROFITABLE TRANSITION.

     OUR NEW CEO WILL BE GUIDED AND SUPPORTED BY A STRONG BOARD OF DIRECTORS AND
THE PROVEN EXISTING MANAGEMENT TEAM.   Our Board nominees, described in the
materials that follow, bring an impressive array of leadership experiences to the Company. In addition, the governance provisions proposed by the Majority Director Slate nominees contain strong shareholder rights provisions recommended to us by our shareholders.

     In an effort to be responsive to the wishes of Sallie Mae shareholders, we reserved five of the fifteen seats on our slate of directors for representatives of the CRV. Unfortunately, the CRV has rejected this offer. However, the Majority Directors continue to hold these seats open.

     Sallie Mae possesses a unique business franchise for shareholder value creation, as the last two years have clearly shown. The privatization plan, business plan and Board slate we present here represent a consensus of Board members, management and shareholders as to how to best maintain that business leadership and that value creation. I URGE YOU TO READ CAREFULLY THE MATERIAL THAT FOLLOWS -- AND TO VOTE FOR MAINTAINING THE MOMENTUM OF SALLIE MAE BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD, USING THE POSTAGE-PAID ENVELOPE.

                                          Sincerely,

                                          [David J. Vitale Sig]

                                          David J. Vitale

     If you have any questions or need assistance in voting your shares, please call the Majority Directors' proxy solicitor, D.F. King & Co., Inc., toll free at 1-800-848-3410. Your vote is important. Please act promptly.

                           PROXY STATEMENT SUPPLEMENT
                                       OF
                   THE MAJORITY OF THE BOARD OF DIRECTORS OF
                       STUDENT LOAN MARKETING ASSOCIATION

                            ------------------------

        SOLICITATION OF PROXIES IN FAVOR OF THE REORGANIZATION PROPOSAL
                AND THE SELECTION OF THE MAJORITY DIRECTOR SLATE

     This Proxy Statement Supplement (the "Majority Director Supplement") and the enclosed BLUE proxy card are being furnished to shareholders of the Student Loan Marketing Association ("Sallie Mae") in connection with the solicitation of proxies by and on behalf of the majority of the Board of Directors of Sallie Mae (the "Majority Directors") for use at the Special Meeting of shareholders of Sallie Mae called for July 31, 1997 (the "Special Meeting"). This Majority Director Supplement describes the slate of nominees recommended by the Majority Directors (the "Majority Director Slate"), the business strategy the Majority Director Slate intends to pursue and the governance structure which will be implemented for the Holding Company if the Majority Directors Slate is elected. This Majority Director Supplement is being furnished to shareholders together with the Proxy Statement/Prospectus dated July 10, 1997 (the "Proxy Statement/ Prospectus") and comprises an integral part of such Proxy Statement/Prospectus. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Proxy Statement/ Prospectus.

     The Majority Directors solicit your proxy in favor of (i) the approval and adoption of an Agreement and Plan of Reorganization, as more fully described in the Proxy Statement/Prospectus (such proposal, the "Reorganization Proposal"), and (ii) if the Reorganization Proposal is approved, the selection of the Majority Director Slate as the initial Holding Company Board of Directors in connection with the Reorganization (such proposal, the "Board Slate Proposal"). To this end, the Majority Directors urge you to sign, date and return the BLUE proxy card that accompanies this Majority Director Supplement.

     Shareholders will also be receiving, in a separate mailing, a proxy statement supplement prepared by the Committee to Restore Value at Sallie Mae (the "CRV"), a group of shareholder dissidents seeking control of the Company. The Majority Directors have not participated in the preparation of such CRV proxy statement supplement and assume no responsibility for statements contained therein.

     The following legend is required by the Privatization Act (as defined herein) in connection with the offering of securities by the Holding Company, including the Holding Company Common Stock:

OBLIGATIONS OF THE HOLDING COMPANY AND ANY SUBSIDIARY OF THE HOLDING COMPANY ARE NOT GUARANTEED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES AND NEITHER THE HOLDING COMPANY NOR ANY SUBSIDIARY OF THE HOLDING COMPANY IS A
GOVERNMENT-SPONSORED ENTERPRISE (OTHER THAN SALLIE MAE) OR AN INSTRUMENTALITY OF THE UNITED STATES.

     If you have any question or need assistance in voting your shares, please call the Majority Directors' proxy solicitor, D.F. King & Co., Inc., toll free at 1-800-848-3410.

          THE DATE OF THIS PROXY STATEMENT SUPPLEMENT IS JULY 10, 1997

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
MAJORITY DIRECTOR SLATE SUMMARY.......................................................     1
MAJORITY DIRECTOR SLATE NOMINEES......................................................     2
BUSINESS STRATEGY.....................................................................     5
     Executive Summary................................................................     5
     Maximizing Income from the Student Loan Industry.................................     7
     Controlling Operating Expenses...................................................    15
     Maximizing Return Through Shareholder Value-Based Funding and Capital
      Management......................................................................    18
COMPARISON OF STOCKHOLDER RIGHTS......................................................    20

                            YOUR VOTE IS IMPORTANT.

     THE MAJORITY DIRECTORS URGE YOU TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD, USING THE ACCOMPANYING POSTAGE-PAID ENVELOPE, VOTING "FOR" ADOPTION OF THE REORGANIZATION PROPOSAL AND SELECTION OF THE MAJORITY DIRECTOR SLATE.

     The Majority Directors also urge you NOT to sign or return any of the green proxy cards sent to you by the CRV. If you already have signed the CRV's green proxy card, you have every right to change your vote by signing, dating and returning the enclosed BLUE proxy card. Only your latest dated proxy counts.

                            ATTENTION BROKER CLIENTS

     If your shares are held for you by a brokerage firm, only your broker can vote your shares and only after receiving your specific voting instructions. Please complete, sign, date and return the enclosed voting instruction form using the accompanying postage-paid envelope. To ensure that your shares are voted as you direct, you also should call your broker or account representative and instruct that person to cast your vote on the Majority Directors' BLUE proxy card today.

                            ------------------------

     IF YOU HAVE ANY QUESTION OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL THE MAJORITY DIRECTORS' PROXY SOLICITOR, D.F. KING & CO., INC., TOLL FREE AT 1-800-848-3410.

                            ------------------------

             THE SPECIAL MEETING HAS BEEN CALLED FOR JULY 31, 1997.
                              PLEASE ACT PROMPTLY.

                        MAJORITY DIRECTOR SLATE SUMMARY

     Sallie Mae, as sole stockholder of the Holding Company prior to the Reorganization, will appoint the members of the Holding Company Board to serve until their successors are duly elected. If the Reorganization Proposal is approved by shareholders, the Sallie Mae Board will elect to the Holding Company Board the 15 nominees that receive the highest plurality of the votes cast in person or by proxy in respect of the Board Slate Proposal. In the event that the Reorganization Proposal is approved by shareholders and the Majority Director Slate receives the highest plurality of votes cast in respect of the Board Proposal, the 10 individuals named below under the caption "Majority Director Slate Nominees" will be elected by Sallie Mae to the Holding Company Board. The individuals who comprise the Majority Director Slate Nominees include five members of the current Sallie Mae Board of Directors and five outstanding new members. The Majority Director Slate Nominees include an impressive range of leaders of public companies whom the Majority Directors believe will provide the breadth and depth of experience and talent the Company will require in facing future challenges.

     The initial size of the Holding Company Board has been set at 15 members, which is greater than the 10 nominees included in the Majority Director Slate. The CRV has advised the Company that it is waiving its right under the Letter Agreement to fill the minority positions on the Holding Company Board and that none of the nominees in the CRV Slate will consent to serve in such positions. However, the Majority Directors continue to hold these seats open. Any vacant Holding Company Board position will either be filled by the Holding Company Board or left vacant until the next election of directors. The Majority Directors have no current intention to fill any such vacancies prior to the next election of directors. See "MAJORITY DIRECTOR SLATE NOMINEES."

     In the event that the Reorganization Proposal is approved by shareholders and the Majority Director Slate receives the highest plurality of votes cast in person or by proxy at the Special Meeting in respect of the Board Slate Proposal, the Majority Director Slate, once elected to the Holding Company Board, intends to pursue the business plan for the Holding Company set forth in this Proxy Statement Supplement. See "BUSINESS STRATEGY."

     In the event that the Reorganization Proposal is approved by shareholders and the Majority Director Slate receives the highest plurality of votes cast in person or by proxy at the Special Meeting in respect of the Board Slate Proposal, the Majority Director Slate, once elected to the Holding Company Board, and Sallie Mae (as sole shareholder of the Holding Company) will take or cause to be taken any and all actions they deem necessary or appropriate to amend the Holding Company's Certificate of Incorporation and By-Laws so as to implement the provisions of the Holding Company Charter and the Holding Company By-Laws, as described in this Proxy Statement Supplement. See "COMPARISON OF STOCKHOLDER RIGHTS."

                        MAJORITY DIRECTOR SLATE NOMINEES

     The members of the Sallie Mae Board of Directors constituting the Majority Directors are William Arceneaux, Mitchell W. Berger, David A. Daberko, Kris E. Durmer, Thomas H. Jacobsen, Regina T. Montoya, James E. Moore, Irene Natividad, James E. Rohr, John W. Spiegel, Ronald J. Thayer and David J. Vitale. The Majority Directors, based on their experiences involving the recent solicitation of Sallie Mae shareholders and their discussions with various shareholders, believe that a majority of Sallie Mae shareholders desire a Holding Company Board that is comprised of a majority of members that support the business strategy discussed herein under the section entitled "BUSINESS STRATEGY" but also includes significant representation by members of the CRV. Accordingly, the Majority Directors have proposed the following slate of 10 outstanding nominees to the Holding Company Board, including five current members of the Sallie Mae Board and five new individuals with a broad array of experience and talent. As structured, the Majority Director Slate also provided 5 seats for nominees included in the CRV Slate. The CRV has advised the Company that it is waiving its right under the Letter Agreement to fill the minority positions on the Holding Company Board and that none of the nominees in the CRV Slate will consent to serve in such positions. However, the Majority Directors continue to hold these seats open.

     The Majority Directors also believe that accountability to shareholders is best insured by having a Chairman of the Holding Company Board who is not affiliated with management or otherwise having a director who is independent of management and has responsibility for leading the oversight function of the Holding Company Board. To this end, the Holding Company Charter and the Holding Company By-Laws proposed by the Majority Directors provide for certain corporate governance provisions, see "COMPARISON OF STOCKHOLDER RIGHTS," and the Majority Directors have determined that, should the nominees included in the Majority Director Slate be seated, Mr. David J. Vitale will be elected as Chairman of the Holding Company Board. Mr. Vitale has stated his intention, as Chairman, to develop a set of written governance policies to enhance director professionalism, shareholder accountability and long-term corporate performance.

MAJORITY DIRECTOR SLATE NOMINEES

                                NAME AND AGE AT MARCH 31, 1997
----------------------------------------------------------------------------------------------
William Arceneaux*.............   President, Louisiana Association of Independent Colleges and
Age 55                            Universities, Baton Rouge, LA (1987-present). Mr. Arceneaux also is Chairman of CSLA, Inc. and Foundation CODOFIL. He is director and former chairman of the Board of Louisiana
                                  Public Broadcasting.
Dolores E. Cross**.............   President, GE Fund (effective October 1, 1997); President,
Age 58                            Chicago State University (1990-present), Chicago, Illinois.
                                  She is a Director of Northern Trust Company where she serves on the Business Risk and Strategic Planning Committees. Dr.
                                  Cross served as a member the Sallie Mae Board of Directors
                                  (1992-1995). Dr. Cross also serves as a Director of Campus
                                  Compact and of the Association of Black Women in Higher
                                  Education. Dr. Cross previously served as Secretary to the
                                  Board, American Council on Education. Dr. Cross is
                                  Chairman-elect of the American Association of Higher
                                  Education.
David A. Daberko*..............   Chairman and Chief Executive Officer of National City
Age 51                            Corporation (July 1995-present). Mr. Daberko previously
                                  served as President and Chief Operating Officer (1993-July
                                  1995) and as Deputy Chairman at National City Corporation
                                  (1987-1993), as well as Chairman, National City Bank, both located in Cleveland, OH. He also serves as a director of
                                  National City Bank, Cleveland; National City Bank, Columbus;
                                  National City Bank, Indiana. He is also on the Boards of
                                  Case-Western Reserve University, and the Ohio Foundation of
                                  Independent Colleges.

                                NAME AND AGE AT MARCH 31, 1997
----------------------------------------------------------------------------------------------
Gale Duff-Bloom................   President of Marketing and Company Communications, J.C.
Age 57                            Penney Company, Inc. (1996-Present). Previously, Ms.
                                  Duff-Bloom held various executive positions at J.C. Penney
                                  Company, including Executive Vice President of Company
                                  Communications and Senior Vice President of Investor and
                                  Community Relations. Ms. Duff-Bloom is also a director of
                                  the Geon Company.
Richard L. Huber...............   Vice Chairman, Strategy, Finance and Administration and
Age 60                            member of the Board, Aetna Inc. (1995-present). Formerly,
                                  Mr. Huber was President and Chief Operating Officer of Grupo
                                  Wasserstein Perella, (1994-95) and Vice Chairman, Board of
                                  Directors of Continental Bank Corp./Continental Bank, N.A.,
                                  Chicago (1990-94). He also previously held various senior
                                  executive positions at The Chase Manhattan Bank, N.A. and
                                  Citibank, N.A. Mr. Huber is also a director of Capital Re
                                  and a Trustee of Trinity College.
Thomas H. Jacobsen*............   Chairman, President, and Chief Executive Officer of
Age 57                            Mercantile Bancorporation Inc., St. Louis, MO
                                  (1989-present). Mr. Jacobsen presently serves as director of
                                  Trans World Airlines, Inc. and Union Electric Company.
Ann Reese......................   Executive Vice President and Chief Financial Officer, ITT
Age 44                            Corporation (1996-present). Ms. Reese served in various
                                  positions of increasing responsibility at ITT Corporation
                                  (1987-1996).
Lawrence Ricciardi.............   Senior Vice President, General Counsel and interim Chief
Age 56                            Financial Officer, International Business Machines
                                  (1995-present). Previously, Mr. Ricciardi served in various positions of increasing responsibility at RJR Nabisco
                                  Holding Corp., including President, Co-Chairman and Chief
                                  Executive Officer and Executive Vice President & General
                                  Counsel (1989-1995).
John W. Spiegel*...............   Executive Vice President and Chief Financial Officer,
Age 56                            SunTrust Banks, Inc. and Treasurer, SunTrust Banks of
                                  Georgia, Atlanta, GA (1985-present). He is also a member of the board of directors of Rock-Tenn Company and
                                  ContiFinancial Corporation, and Suburban Lodges of America.
David J. Vitale*...............   Vice Chairman of First Chicago NBD Corporation and President
Age 50                            of The First National Bank of Chicago, Chicago, IL
                                  (1995-present). In 1995, Mr. Vitale served as Senior Risk
                                  Management Officer. He previously served as Vice Chairman
                                  (1993-1995) of The First National Bank of Chicago and First
                                  Chicago Corporation, Chicago, IL and as Executive Vice
                                  President of First Chicago Corporation (1986-1993). Mr.
                                  Vitale is a director of First Chicago Investment Management
                                  Company, Chicago, IL and a Trustee of the Illinois Institute
                                  of Technology.

---------------

 * Currently a member of the Sallie Mae Board of Directors.

** Currently a member of the Sallie Mae Board of Directors Advisory Council and formerly a member of the Sallie Mae Board of Directors. Not re-elected at the 1995 Annual Meeting of Sallie Mae shareholders.

BOARD AND MANAGEMENT OWNERSHIP OF THE HOLDING COMPANY

     The following table provides information regarding shares of Sallie Mae Common Stock owned by the nominees included in the Majority Director Slate who have consented to serve as Holding Company directors and the Company's management at June 6, 1997, unless otherwise indicated. None of such persons nor such persons as a group was the beneficial owner of more than 1 percent of the outstanding shares of Sallie Mae Common Stock at June 6, 1997. If the Reorganization is approved, all shares of Sallie Mae Common Stock beneficially owned by such persons shall be converted into shares of Holding Company Common Stock.

                                                                                 TOTAL SHARES    MAY BE
                                                                                  OWNED AND      ACQUIRED
                                                                 CREDITED TO     CREDITED TO     WITHIN
                                                                 BENEFIT PLAN    BENEFIT PLAN      60
                                                      OWNED(1)    ACCOUNT(2)      ACCOUNT(3)     DAYS(4)
                                                      -------    ------------    ------------    -------
MAJORITY DIRECTOR SLATE NOMINEES
William Arceneaux..................................     1,591        2,762            4,353       2,500
Dolores E. Cross...................................       150            0              150           0
David A. Daberko...................................     1,288        3,697            4,985       4,000
Gale Duff-Bloom....................................         0            0                0           0
Richard L. Huber...................................         0            0                0           0
Thomas H. Jacobsen.................................     1,775          873            2,648       4,000
Ann Reese..........................................         0            0                0           0
Lawrence Ricciardi.................................         0            0                0           0
John W. Spiegel....................................       742          322            1,064       4,000
David J. Vitale....................................       775       12,371           13,146       4,000

HOLDING COMPANY NAMED EXECUTIVE OFFICERS
Timothy G. Greene..................................     6,957        2,669            9,626      58,920
Lawrence A. Hough..................................   140,434        6,270          146,704      178,250
Lydia M. Marshall..................................    11,173        1,481           12,654      38,800
Denise B. McGlone..................................     9,108        1,597           10,705      32,500

MAJORITY DIRECTOR SLATE NOMINEES AND
  NAMED EXECUTIVE OFFICERS AS A GROUP..............   173,993       32,042          206,035      326,970

---------------

(1) Consists of shares held, directly or indirectly, by the individual or a related party, including restricted shares, and, in the case of officers, shares credited directly to the individual's account under the Employees' Thrift and Savings Plan. Pursuant to the Employees' Thrift and Savings Plan, a participant has the power to direct the voting of stock held on his behalf in the Employees' Thrift and Savings Plan Trust.

(2) Consists of shares credited, as of May 31, 1997, under the Directors' Deferred Compensation Plan, the Supplemental Employees' Thrift and Savings Plan, and the Deferred Compensation Plan for Key Employees.

(3) Consists of total of columns 1 and 2.

(4) Consists of shares which may be acquired through the Stock Option Plan and the Board of Directors' Stock Option Plan.

     Sallie Mae's current chief executive officer, Mr. Lawrence A. Hough, has discussed with the Majority Directors his belief that the newly-privatized Holding Company should have a new chief executive with a demonstrated record of success in the public company sector, and that executive experience solely in the GSE-context is not ideal. The Majority Directors share these beliefs and have determined that the new Holding Company Board will establish a search committee to select an individual with broad-based public company experience to serve as the chief executive officer of the Holding Company following the Reorganization. Mr. Hough has stated that he will resign upon selection of the new chief executive officer. In the interim, Mr. Hough will continue to serve as CEO and assist in the selection process.

                               BUSINESS STRATEGY

     The following discussion contains certain forward-looking statements and information relating to the Company that are based on the beliefs of Company Management as well as assumptions made by and information currently available to the Company, including Management's beliefs that the offset fee litigation with respect to securitized loans will be resolved in the Company's favor in 1998, that there will be no legislative or regulatory changes affecting the market share or profitability of either the FFELP or the FDSLP, and that the FFELP industry will be successful in modifying OBRA provisions which change the interest rate and special allowance for student loans made on or after July 1, 1998. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Estimates contained herein of future performance under the Majority Director Slate's business plan reflect Management's assessment of probable results of operations, given certain assumptions that Management believes are reasonable. The Majority Director Slate's business plan was developed based upon an integrated model with a number of independent variables, certain of which are beyond the Company's control. Should one or more of these risks or uncertainties materialize, variables change or underlying assumptions prove incorrect, actual results may vary materially from those described in this Majority Director Supplement. Information concerning the CRV's business plan was derived from materials previously distributed by the CRV. Industry data on the FFELP and the FDSLP contained herein is based on sources that the Company believes to be reliable and to present the best available information for these purposes, including published and unpublished Department of Education data and industry publications. The Company does not intend to update any of the forward-looking statements contained herein. For additional information relating to the Company and its future, investors should review the Company's Proxy Statement/Prospectus including the information set forth under the caption "Risk Factors."

     In the event that the Reorganization Proposal is approved and the Majority Director Slate receives the highest plurality of votes cast in respect of the Board Slate Proposal, the nominees included in the Majority Director Slate, once elected to the Holding Company Board, intend to implement the business plan discussed below.

EXECUTIVE SUMMARY

MANAGEMENT'S STRATEGY IS A GROWTH STRATEGY

     During the first 21 years of its 25 year history, Sallie Mae's mission, marketplace focus, and strategy were essentially unchanged. Since 1992, however, the Company has undergone a complete overhaul in how it views its marketplace, defines its customer, competes for business, and is viewed by its constituents. This transformation was driven by stagnating loan purchase volumes in the early 90's -- base volume (i.e., all FFELP loan volume except consolidation loans) peaked at about $5 billion in 1990 and remained at that level in 1991 and 1992 -- and by a set of serious external challenges. Among these challenges were the devastating effects of the 1993 Omnibus Budget Reconciliation Act ("OBRA"), including legislated margin reductions and introducing the federal government as a direct competitor ("direct lending").

     Management's successful initiatives restored market share growth, removed the Company from commodity price competition, reduced operating expenses as a percent of average managed (on balance sheet plus securitized) student loans ("managed student loans") and stalled government direct lending -- the most significant threat to the Company's business in its 25 year history. Sallie Mae's transformation will continue as the student loan industry undergoes fundamental change. Nevertheless, as the recognized industry leader, the Company is in an enviable position. The Company led the industry's move to improve and simplify the student loan process and product. Education and education-finance are growth businesses, and Sallie Mae is the largest U.S. public company whose focus is solely on education finance.

     As a result of its transformation over the past few years, Sallie Mae has an unmatched standing to address the education financing needs of American families as well as the needs of higher education institutions and, thereby, benefit through significant growth in its core student lending business. Privatization comes at precisely the right time in the Company's history. It provides the Company with an opportunity, unconstrained by its GSE charter limitations, to innovate further in student lending and generate student loan purchase growth in excess of overall market growth.

     The Company's strategy is designed to deliver market share growth and margin expansion. It positions the Company to maximize earnings from a changing student loan industry. It recognizes the many constituents who influence our growth -- consumers, schools, the federal government, lenders, guarantors, servicers, competitors -- and positions the Company to deal adroitly with each, all with the aim of becoming the provider of choice in higher education for consumers and schools.

     To capitalize on this unique market position, management has implemented a growth strategy directed toward three goals: 1) maximizing income from the student loan industry by building on the school-based strategy, 2) controlling operating expenses and 3) managing capital aggressively.

     1) MAXIMIZING INCOME FROM THE STUDENT LOAN INDUSTRY BY BUILDING ON THE SCHOOL-BASED STRATEGY

     The student loan asset can generate earnings for Sallie Mae in two basic ways -- the Company can acquire loans and garner all of the income available or the Company can service loans and realize a portion of the income available by collecting fees for conducting the back-office processing on the loans. The school-based strategy, developed and implemented by Management, is based on an analysis of the economics of these alternatives and provides the foundation for the Company's plan of growth and value creation. Management's objective is straightforward: to acquire the most loans at the least possible cost.

     The Company's school-based strategy involves the development and marketing of differentiated products and services designed to meet school and borrower needs, thereby creating preferential demand for Sallie Mae and Sallie Mae's lending partners. Borrower-focused products include flexible repayment options and rewards for on-time payment. Other products and services, such as ExportSS(R), LineSS(SM), and EFT address the schools' needs for improved front-end application processing and help lenders manage costs.

     The Company's "brand within a brand" distribution strategy leverages the broad national origination capability of its 900 commitment lenders and capitalizes on their brand name recognition and their consumer and school marketing efforts. Management believes the strategy ensures a predictable loan flow to the Company at lower relative premiums because of the value the Company provides.

     The school-based strategy plays a key role in achieving two broad corporate objectives: stalling direct lending and profitably increasing marketshare.

     Management's strategy has been successful:

     - Sallie Mae's managed student loan portfolio increased at a 14 percent compound annual growth rate ("CAGR") from 1993-1996.

     - Premiums declined by an average of 5 percent on all renewed loan purchase commitment agreements renegotiated in 1996.

     - Direct lending's student loan marketshare reached only 35 percent, far below its statutory target of 50 percent for the 1996-1997 academic year.

     The Company expects continued growth in share value to be driven by gains in profitable loan purchase volume. Sallie Mae's market position and industry dominance will enable it to increase loan purchase volume at a CAGR of 12 to 14 percent over the next five years, while the managed student loan portfolio is expected to increase by a CAGR of 9 to 11 percent. Through the school-based strategy, Management believes it can reduce relative premiums on secondary market purchases by 25 percent over the next five years. See "Change Continues at Sallie Mae."

     2) CONTROLLING OPERATING EXPENSES

     Management will continue to manage costs aggressively. Operating expenses include three components: servicing costs, corporate operating expenses, and acquisition costs. Management intends to reduce operating expenses as a percentage of managed student loans by 27 percent, from approximately 109 basis points in 1996 to the low 80 basis point range by the year 2001 without sacrificing the investments needed to beat direct lending, increase market share and continue its drive to retail. The Company expects to accomplish this primarily by reducing servicing costs and by holding the annual growth rate in corporate operating expenses to 5 percent, half of the expected CAGR on managed student loans.

     3) MAXIMIZING RETURN THROUGH SHAREHOLDER VALUE-BASED FUNDING AND CAPITAL MANAGEMENT

     Sallie Mae's objective is to maintain a capital level that maximizes shareholder value. From January 1, 1994 to December 31, 1996, the number of shares of outstanding Sallie Mae Common Stock was reduced by 36 percent through share repurchases. Management expects to continue its aggressive capital management program, and to use asset-backed securitizations and earnings to repurchase approximately 30 percent of outstanding common stock over the next five years, depending on share price levels.

     Management's strategy also includes a plan to develop new products that are important to the Company's core business and to create profitable ancillary business lines that further apply the Company's servicing, technical and workforce expertise. See "-- New Business."

CONCLUSION

     The Company's proven business plan is enhanced by the opportunities privatization brings. It was crafted by the same managers who transformed the Company into the recognized marketplace leader, acknowledged by schools and competitors alike. The plan leverages Management's marketing skills, financial acumen, operational expertise and industry and customer relationships. The plan presents clear goals and positions the Company to maximize earnings from a growing student loan market. The Company's plan is opportunistic, flexible and offers significant short-term and long-term growth. Management believes this plan will deliver sustainable growth in earnings per share at a minimum CAGR of 15 percent and compound annual net income growth of 7-9 percent.

MAXIMIZING INCOME FROM THE STUDENT LOAN INDUSTRY

INDUSTRY CHANGE AND COMPANY TRANSFORMATION

     From its founding in 1972 through 1992, Sallie Mae's mission and its marketplace focus and strategy were unchanged. Sallie Mae focused on lenders, viewing them as its primary customers.

     By the early 1990s, nearly all the states, along with several other non-governmental, non-profit entities were active participants in the student loan secondary market. With this increased competition, the Company's rate of growth slowed. Base volume peaked at approximately $5 billion in 1990 and remained at that level in 1991 and 1992. The Company's basic function, providing liquidity to the student loan market, had become a highly competitive, price-driven commodity service. Lenders had numerous alternatives, particularly as the potential for securitization became clearer. In short, Sallie Mae's growth became entirely dependent on one-time spot market portfolio liquidations and aggressive competitive bidding -- a situation that placed increasing pressure on margins. There was a need for strategic reassessment and change.

     At the same time, Management recognized the fundamental changes occurring in the student loan marketplace. Out of frustration with process complexity, colleges and universities had begun to insert themselves into the lender selection process to drive down the escalating costs associated with managing loan applications from hundreds of different lenders. Increasingly, schools adopted preferred lender lists to simplify the lender selection process. Today, the typical preferred lender list has slots for six to eight lenders which the school recommends to families.

     The Company began to do market research among schools. It found that many schools were unfamiliar with Sallie Mae. They viewed the Company as a distant "back-end" player because of its focus on lenders and post-origination loan servicing. Furthermore, Sallie Mae's service quality was seen as no better than the other student loan servicers. Research also confirmed that a significant number of schools were dissatisfied with the complexity of the guaranteed loan program and process.

     Management grasped the inherent opportunity in this situation -- redirecting its marketing focus toward retail rather than wholesale, redefining its customers as the schools and the borrowers. It developed a set of differentiated products and services in order to build preference and competitive advantage for the Company and its lender-partners. As part of this school focused differentiation strategy, Sallie Mae reengineered its loan servicing to become recognized as the "best in class," and the Company continues to innovate in the servicing area today.

     Moreover, the Company greatly expanded its network of commitment lenders. These lenders are permitted to market the Company's differentiated products and services as a result of entering into forward loan sale commitment contracts. To fully realize the advantages inherent in its strategy, the Company marketed directly to schools, supporting the sales efforts of Sallie Mae's lender-partners. It educated the schools on the need to put Sallie Mae lenders on their preferred lender lists in order to access Sallie Mae products and services. This "brand within a brand" strategy, similar to that successfully employed by Intel Corporation, builds the largest possible national distribution system and leverages the significant financial investments made by the Company's lender-partners to develop brand name recognition. In addition, the Company benefits from its lending partners' consumer and school marketing investments.

     The results of Sallie Mae's massive transformation are noteworthy. The Company's managed student loan portfolio grew at a CAGR of 14 percent from 1993 to 1996 -- despite direct lending eroding available inventories and significantly increasing competition. Through the Company's ExportSS(R) loan origination and administration service, the Company has increased its share of the annual FFELP originations that are committed for sale to the Company from 15 percent in 1993 to 25 percent in 1996. The effect of commodity pricing was reduced as spot volume dropped from 15 percent of base purchases in 1993 to 5 percent of base purchases in 1996 (after accounting for portfolio liquidation associated with new lenders entering into loan sale commitments).

     Over the last three years, the characteristics of loan purchases, as defined by higher average borrower indebtedness ("ABI"), have improved significantly. The Company has been able to purchase higher quality loans at lower relative costs as ABI growth exceeded the increase in prices the Company contracted to pay for corresponding loan quality.

CHANGE CONTINUES IN THE MARKETPLACE

     Education and education finance will continue to be growth businesses. Based on Department of Education data, enrollment at institutions of higher learning is expected to rise 7.5 percent from 1997 through 2001 to 15.7 million students. The growth is a result of rising enrollment rates in most age groups and an increase in the traditional college student population. This group (ages 18-24) is expected to grow by 9 percent in total from 1997 through 2001, following a decline for many years. In addition, tuition increases are expected to exceed the inflation rate marginally.

     As shown in the chart below, demand for federal student loans is projected by Management to grow from approximately $30 billion in 1997 to $41 billion in 2001. Management also projects FFELP volume to grow at a CAGR of 8 percent from $20 billion in 1997, while direct lending's share of annual originations will decrease by at least 5 percent to 30 percent by 2001.

                    TOTAL FEDERAL STUDENT LOAN ORIGINATIONS
                             (FEDERAL FISCAL YEARS)

$ In billions

             Measurement Period
           (Fiscal Year Covered)                       FDSLP                    FFELP
1993                                                             17.9                     17.9
1994                                                             23.1                       24
1995                                                             20.6                     25.8
1996                                                             19.7                       29
1997E                                                            19.9                     30.2
1998E                                                            21.8                     32.6
1999E                                                            23.7                     34.9
2000E                                                            25.9                     37.5
2001E                                                            28.4                     40.5

     Colleges and universities are under ongoing pressure to deal with issues such as affordability, high infrastructure costs, the need for lifelong learning, excess capacity, declining student retention rates and the lengthening time frames needed to complete a college degree. Technology will be a major factor in addressing these issues -- both on the academic and administrative sides of the institution. Integrated administrative systems are being designed and installed which will affect the way financial aid, and other administrative functions, are managed. Management believes that schools will continue to choose to do business only with lenders that fit into a streamlined campus process -- a process integrating simplified loan origination with overall financial aid, and financial aid with related campus administrative functions. Management believes it will receive increased loan volumes by bringing the best integrated technology solutions to schools.

     The affordability problem, centered primarily on high-cost private colleges and universities, will cause continuing growth in demand for privately-insured (i.e., non-federally guaranteed) loan programs. At a growing number of schools, that type of program is a prerequisite to gaining a slot on a school's preferred lender list and a pre-condition to acquiring federally-guaranteed loan volume.

     This affordability crisis has created a need for early information on financing options, guidance through the process and further options to manage repayment. From the consumer vantage point, Internet technology will transform the college application process -- and with it the financial aid process. Consumers are acutely aware of, and concerned about, continuing increases in education costs.

     Sallie Mae is the only truly national player in the student loan secondary market. It is well positioned within the FFELP industry which continues to be highly fragmented. There are forty-three other non-profit, state-based competing secondary markets. Many of these entities are affiliated with the state guarantors that administer the insurance function and have unique relationships with schools because of their role in administering state aid and grant programs. In many cases, these guarantors also provide front-end loan origination processing and/or back-end servicing. Since these competitors are largely creatures of state government or state affiliation (known by their acronyms -- CHELA, PHEAA, GLHEC, USA GROUP, NYHESC, SLFC, AFSA, etc.), state as well as federal government interests and relationships continue to be a factor in competition. Politics can be a source of competitive advantage or disadvantage in influencing volume flows. The secondary market sector's share (exclusive of Sallie Mae) of FFELP loans outstanding has remained stable over the past five years at around 20 percent. Management believes non-profit secondary market agencies will continue to be a major competitive force. Management also believes that banks will continue to be minor players in the secondary market, reflecting the reluctance of lenders to sell their customers' names to competitors.

     The industry's fragmentation continues to be an issue, causing process variation and complexity for schools. Sallie Mae, teaming with the industry, has responded with technology solutions which deliver a common process. Examples of this response are the CommonLine Network (developed by Sallie Mae and USA GROUP) and the Student Loan Clearinghouse (started by Sallie Mae). Both initiatives are of critical importance to school satisfaction and private-sector program vitality.

     The availability of asset-backed loan securitization as a funding alternative has had minimal impact on the Company's ability to renew forward purchase commitments ("FPCs"). Only six originators have securitized portfolios since 1992 and only four did so in 1996. In fact, the Company's success at creating preference among schools has resulted in FPCs from lenders who formerly held or securitized their loans and even from competing secondary markets.

     Management believes that direct lending has peaked at a market share of about 35 percent of originations, far below the 50 percent target for the 1996-97 academic year. Many colleges and universities have decided not to enter direct lending as a result of the Company's leadership in process and product innovation and as a result of programwide changes delivered by the FFELP industry coalition of lenders, guarantors, servicers and secondary markets. The Department of Education reports that only ten additional four-year schools are expected to participate in the 1997-1998 academic year. In the most recent quarter, Department of Education data shows that direct lending's market share has actually declined by one percentage point from the year ago quarter.

CHANGE CONTINUES AT SALLIE MAE

     The Company's managed student loan portfolio growth rate and loan acquisition margins depend on a continued ability to adapt its strategy to anticipate and capitalize on marketplace trends. In an environment of rapid change, the capacity for strategic flexibility is critical. There are four key components of Management's approach to the market: the push to retail, the "brand within a brand" strategy, the differentiation strategy, and the building of constituencies.

Aggressive Push to Retail

     The Company will continue to aggressively pursue its successful school-based strategy maintaining the focus on the school decision-maker. Future implementation calls for:

        - applying Internet-based technology and business process improvements to student loan delivery systems to: (i) address the need of higher education for improved delivery of loans and (ii) to create competitive advantage,

        - expanding the Company's Signature(SM) loan program, a line of private loans insured by the Company's Hemar Insurance Company of America ("HICA") insurance subsidiary and designed to provide borrowing capacity beyond the federal program,

        - partnering with key campus providers of proprietary software (for example, the recently formed business relationship with PeopleSoft, Inc. ("PeopleSoft")) to bring loan flows to Sallie Mae lenders,

        - providing operational outsourcing services (for example, financial aid and student billing) that reduce costs for higher education institutions, direct loan flows to Sallie Mae, and profitably leverage Sallie Mae's operational skills and scale economies, and

        - building the Company's academic facilities financing unit, Education Securities Inc. ("ESI"), a wholly-owned broker-dealer subsidiary that specializes in education-related capital markets transactions including corporate finance, public finance, technology leasing activities and higher education restructuring services.

     In addition, the Company will aggressively raise its name awareness through its ongoing consumer advertising campaigns, increased exposure within high school guidance offices and application of Internet-based technology. These are critical components of the strategy to create preference for Sallie Mae among consumers and to generate additional low cost loan volume. Management believes that a strong relationship with the retail consumer effectively positions the Company should consumers assert themselves in the lender selection process. It also offers protection against shifts in lender strategies. It is a key element of the Company's strategic flexibility.

Continue the "Brand Within a Brand" Strategy

     The Company's market share and loan profitability are a function of its well developed distribution strategy. Some contend that the Company should abandon its "brand within a brand" strategy in favor of becoming a loan originator -- thereby competing head-to-head with lenders for slots on schools' preferred lenders lists.

     In today's market, to maximize share value, the economics favor loan purchasing over loan origination. As long as schools choose to refer multiple lenders (typically 6-8) to students through their preferred lender lists, Sallie Mae maximizes its earnings by using its "brand within a brand" strategy.

               VALUE TRADE-OFF OF LOAN PURCHASES VS. ORIGINATIONS

                                                                                              SHAREHOLDER
                                                                               CURRENT           VALUE
                                                                               MARKET        POTENTIAL(5)
                                                    SHAREHOLDER VALUE(1)        SHARE       ($ IN MILLIONS)
                                                  ------------------------     -------     -----------------
Purchase........................................            $ 26                  48%(3)         $ 250
Originate.......................................            $ 38(2)                8%(4)         $  60

---------------

(1) Shareholder value (expressed in $ millions per $ billion of loans) is defined as the present value of cumulative net income after capital costs of 15 percent.

(2) Assumes loan origination is approximately 1.4 times as profitable as loan purchasing.

(3) The Company's FFELP purchases relative to federal fiscal year 1996 originations.

(4) The market share of The Chase Manhattan Bank, the largest FFELP lender (federal fiscal year 1996).

(5) Calculated based on shareholder value multiplied by an assumed current market share and a $20 billion annual FFELP originations market size.

     The above table demonstrates that loan origination is more profitable than loan purchasing on a per loan basis. However, when the market share differential is taken into account by comparing the Company's market share to the market share of the largest lender, the Company's "brand within a brand" strategy delivers a shareholder value four times greater than that of the largest lender. This is the power of leveraging the preferred lender list slots of 900 commitment lender-partners, instead of relying on the significantly lower market share an individual originator is able to generate from a single slot on a school lender list.

     The CRV has contended that the Company can become an originator without cannibalizing its loan purchase business. Despite the availability of numerous alternative service providers, the CRV has asserted that the Company's lender-partners have no alternative but to continue to sell to the Company. Management believes that following the CRV's public expression of its intention to compete head-to-head with lenders at the school level, the Company is already seeing evidence of cannibalization. Specifically, Management believes that four transactions totalling approximately $1.1 billion have been postponed by clients until the outcome of the proxy contest is known.

     The CRV has embraced the idea of a pilot or limited origination program competing against banks on certain college campuses as a proactive and aggressive way of beginning to realize the higher per loan profitability of origination. The Company has examined the CRV's proposal of limited origination and concluded that it presents significant risk.

     As noted above, because of the earnings differential, the Company could deliver the same level of earnings from a single share point of origination volume as it enjoys from 1.4 percentage share points of purchases. Thus, if the Company attained a 2 percent share of market through a limited pilot program (a share level which would place it among the top ten lenders), it could afford to lose purchases equal to 2.8 percent of the market and be no worse off. This 2.8 percent share is equal to the loss of only one of the Company's large lenders -- a loss which Management believes is nearly certain to occur if it moves to originate loans. Indeed, as lenders learn of the Company's competitive pilot program, Management believes that numerous lenders will seek alternatives rather than lose share to the Company as it expands its pilot program and displaces lender-partners on schools' preferred lists.

     Since approximately one-third of the Company's FPCs are renewed each year, a substantial proportion of the Company's purchase volume is at risk as soon as the Company begins to compete as a lender. Moreover, since 75 percent of FFELP origination volume is processed by other market participants, Sallie Mae's lender-partners can easily switch to competitors.

     To acquire loans, a lender must first convince schools to place it on the school preferred lender list and then convince consumers to pick it from the list. Consumers select lenders based on their familiarity or prior experience. Since the Company's awareness level among consumers and current brand development expenditures are minimal, substantial investment in advertising and marketing would be required for the Company to achieve a market share equal to or exceeding that of the country's largest banks. In addition to the high market share levels of origination volume required in the early years to offset cannibalization risk, the required marketing investments associated with origination would create losses in the first two years of a new origination program.

     A further challenge to the origination alternative is its inherently long ramp-up time. New start-up lenders are largely limited to first time borrowers in their first year of operation, because of school requirements and regulations that restrict students to the use of a single lender for all their borrowings. It takes a period of five years before a new lender would have access to the entire market.

     The Company's decision with regard to its distribution strategy is based on a single overriding goal -- delivering the highest amount of earnings to shareholders. There are conditions under which replacing the Company's multi-lender distribution network with single lender origination would make sense. For example, should Sallie Mae's lender-partners abandon their loan sale commitments in favor of securitization or should premiums increase to the point where the per loan profitability differential offsets the market share advantage, a shift in strategy would be warranted.

Create Further Competitive Advantage Through Differentiation

     The Company's strategy to create preference through differentiated products and services has propelled profitable market share growth and contained direct lending. Management believes that this strategy will enable the FFELP market to eventually beat direct lending, returning billions of dollars of student loans to the private sector.

     With its ExportSS(R), LineSS(SM) and EFT products the Company moved into front-end loan application processing, addressing the school's need for improved process and technology. With its Great Rewards(R), Great Returns(SM), Direct Repay(SM), Select Step(R) and repayment products, it addressed school and consumer needs for cost-effective borrowing and breadth of repayment products. Through its 24x7 service, under ten-second telephone answer rates, speedy correspondence processing, 24-hour application data entry and other initiatives, the Company reengineered its loan servicing to become recognized as "best in class."

     The Company will continue to innovate, particularly in front-end loan application processing and Internet-based services. Differentiated loan processing from origination through repayment will continue to be a component of the drive to increase the growth in market share.

     The Company generally only offers third-party servicing to lenders in strategic situations -- where it has no or a low expectation of acquiring a portfolio or where it is unlikely to erode its loan purchase market share by doing so. The Company believes that the CRV strategy to provide open access to Sallie Mae's differentiated servicing to lenders with no corresponding obligation to sell loans to Sallie Mae, would cannibalize purchase volume and erode shareholder value. The CRV proposal to provide Sallie Mae servicing to the direct loan program would reinvigorate a program which is struggling and significantly reduce a source of future earnings opportunity.

     The Company's primary business objective is to maximize its earnings from the student loan industry. The Company employs a business strategy which recognizes the hierarchy of earnings alternatives: namely that loan purchase is far more profitable and offers more opportunity than does loan servicing.

      RELATIVE AVAILABLE SHAREHOLDER VALUE OF LOAN PURCHASE VS. SERVICING

                                                                                                TOTAL
                                                                          AVAILABLE          SHAREHOLDER
                                                       SHAREHOLDER        MARKET(2)        VALUE POTENTIAL
                                                        VALUE(1)       ($ IN BILLIONS)     ($ IN MILLIONS)
                                                       -----------     ---------------     ---------------
Loan Purchase........................................      $26               $31                $ 806
Third Party Loan Servicing...........................      $ 4               $11                $  44

---------------

(1) Shareholder value (expressed in $ millions per $ billion of loans) is defined as the present value of cumulative net income after capital costs of 15%.

(2) Based on Management's market analysis.

     The above table shows the relative profitability of third party servicing versus purchasing loans. This table clearly demonstrates the loss in shareholder value that could result from the cannibalization of student loan purchases if the Company offered open access to its "best in class" servicing.

     Finally, the Company's product differentiation strategy provides the basis for differential pricing in what is otherwise a mature commodity market dominated by non-profit institutions which have low profitability and no return on equity concerns. In 1996, despite steep increases in spot market pricing due to the impact of direct lending and the availability of securitization as an alternative, renewing clients, on average, entered new FPCs at a 5 percent lower effective premium than that paid under their prior commitments, demonstrating marketplace preference for the Company's products and services. This result underscores the soundness of the Company's effort through innovation and investment to secure market position which can be gradually leveraged to gain pricing advantage.

Managing Political Risk by Building the Constituency Bases

     Sallie Mae functions in an extremely complex political environment. Over the past decade, legislative action has been the primary driver of change in the market for the federal guaranteed student loan program -- Sallie Mae's core business. These efforts reduced the eligible borrower population, then increased it. Other changes expanded regulatory burdens and costs on program participants, and even went so far as to introduce a competing government product -- direct federal lending. And during this same 10 year period, the control of the Senate changed more than once, a Republican majority was elected in the House of Representatives for the first time in decades, and a Democratic President raised the visibility of the student loan program, transforming it into a high profile political issue.

     In sum, as long as the Company's core business involves a government-regulated product and marketplace, Sallie Mae will face significant and constant political risk that must be managed effectively. To ensure that the Company is in the best possible position to protect its business from potentially negative legislative or governmental action, management employs a proactive strategy.

     First, the Company has and will continue to foster good working relationships and effective lines of communication with appropriate officials in the legislative and executive branches of the federal government. These relationships provide the access to information the Company needs to weigh the political risks of business decisions effectively. And, equally important, they ensure that Management's initiatives and insights receive a fair hearing. The privatization effort of 1996 and the equitable resolution of loan issues evidenced in the recent budget agreement demonstrate Management's effectiveness in action. Sallie Mae is leading a united, industry-wide effort to ensure that the interest rate structure for FFELP loans can continue to be financed by the private sector. Management has worked with key members of Congress and their staffs to develop acceptable alternatives to the FFELP interest rate changes scheduled to take effect in July 1998. Congress is currently studying this issue, focusing on preserving a strong FFELP program while protecting students. Management believes that this Congress will timely enact a favorable legislative solution to this problem.

     Second, Management recognizes the importance of building allies within the student lending industry. The Company's network of lender-partners plays a critical role in the legislative process, positively influencing the annual debate over the Congressional budget and the impending reauthorization of the Higher Education Act. Sallie Mae has also taken a leadership role in the student loan industry -- forming an advocacy coalition to improve the guaranteed student loan program. As added benefit, the same coalition has helped forge industry member cooperation in addressing the diverse challenges currently facing the student loan business.

     Third, Management has made it a priority to develop strong working relationships within the higher education industry, particularly among financial aid professionals. In order to ensure a healthy dialogue with financial aid professionals, Management created Sallie Mae's National Financial Aid Advisory Council in 1993. This group, which is comprised of approximately 25 of the nation's leading financial aid professionals, is a critical sounding board for the Company, helping Sallie Mae and financial aid administrators understand each other's priorities.

     Finally, as the Company increases its name recognition among consumers, in part by providing valuable financial aid information, another important constituency is being expanded -- the students and families benefiting from Sallie Mae's products. By continuing this effort, the Company believes it will create a growing base of consumer support and advocacy for the Company's products and services.

NEW BUSINESS

     Management's strategy also includes a plan to develop new products that are important to the Company's core business and to create profitable ancillary business lines that further apply the Company's investment in servicing technology, its client relationships and its highly skilled workforce. Management believes privatization will permit the Company to further leverage its business strengths and create new sources of earnings.

Specifically, new business initiatives identified by Management must meet the following requirements: they must fit strategically, have solid growth potential, require minimal additional capital investment and be additive to earnings per share. They fall into two broad categories -- those which are education-related and those which build upon the Company's existing servicing and technical capabilities. Management expects these initiatives to contribute in excess of $70 million to pre-tax income by the year 2001.

Education-Related Activities

     To broaden its campus relationships, the Company is pursuing several new education-related business opportunities. For example, the Company recently formed a business relationship with PeopleSoft to develop student information and financial aid software. It acquired the Kaludis Consulting Group, a higher education strategic consulting firm which offers a broad array of services aimed at helping college presidents and governing boards with strategic planning. In addition, ESI, the Company's wholly-owned broker-dealer subsidiary provides capital markets solutions and corporate finance advice to colleges and universities. Sallie Mae's private Signature Education Loan(SM)Program, introduced in 1996, is now available through hundreds of schools nationwide. The Company insures these loans through its HICA subsidiary.

     These education-related activities already have their own revenue streams, and management believes they will be additive to earnings per share in 1997 and beyond. Equally important, they enable Sallie Mae to broaden its relationships on campus with key decision makers -- administrators who determine where loan flows will be directed. The Company is developing broad relationships at the President/CFO level in addition to the financial aid administrator level. These senior administrators are most frequently responsible for determining whether their institutions will participate in or withdraw from the direct loan program.

Servicing-Related Activities

     Management has identified business opportunities for the Company's world-class servicing capabilities and state-of-the-art technology, including: unclaimed financial property servicing, teleservicing, government debt collections and administration of pre-paid tuition programs. Management believes these businesses are in markets characterized by strong growth potential, fragmented competitive landscapes and attractive risk/return profiles, and they capitalize on Sallie Mae's core competencies.

     For example, $3 billion in unclaimed financial property is remitted by the states each year and the market is projected to grow at a 10 percent annual rate over the next five years. Many states have begun to outsource the processing of claims for this property. Sallie Mae's servicing expertise positions it favorably for this business and the Company has already won a contract to provide this service in Florida. In addition, teleservicing is a large ($80 billion plus revenue), fragmented and growing industry. Sallie Mae's nationwide network of state-of-the-art call centers and highly trained workforce positions the Company to compete in this market. Finally, the Company has won several non-student loan contracts, including the administration of pre-paid tuition programs for Texas and Virginia.

CONTROLLING OPERATING EXPENSES

     Controlling operating expenses is critical to the creation of shareholder value. Operating expenses include three components: acquisition costs, servicing costs and corporate operating expenses. Acquisition costs are principally the costs incurred under the ExportSS(R) loan origination and administration service, the costs of converting newly acquired portfolios and the processing costs associated with the loan consolidation program. Servicing costs include the systems and operating costs incurred to service the managed student loan portfolio as well as loans serviced but not owned by Sallie Mae in the Chase Joint Venture. Corporate operating expenses include all other operating costs necessary to carry out the Company's business strategy -- costs associated with the legal, finance, human resources, and marketing departments, as well as expenses associated with the education-related entities (ESI, HICA, MPC, Kaludis and the PeopleSoft business arrangement).

TOTAL OPERATING EXPENSES

     The chart below shows historical and anticipated total operating expenses as a percentage of managed student loans.

                 TOTAL OPERATING EXPENSES/MANAGED STUDENT LOANS

        MEASUREMENT PERIOD               CORPORATE
      (FISCAL YEAR COVERED)              OPERATING           SERVICING          ACQUISITION
1994                                               .46                 .66                 .24
1995                                               .49                 .62                 .22
1996                                               .35                 .57                 .17
1997E                                              .33                 .54                 .16
1998E                                              .31                 .51                 .16
1999E                                              .29                 .48                 .15
2000E                                              .27                 .45                 .15
2001E                                              .25                 .43                 .14

Management has achieved significant reductions in operating expenses as a percentage of managed student loans by applying technology, process reengineering and reducing corporate staff. Management decreased total operating expenses (as a percentage of managed student loans) by 20 percent over the past two years -- from 1.36 percent for the year ended December 31, 1994 to 1.09 percent for the year ended December 31, 1996.

     Management accomplished this decrease in total operating expenses as a percentage of managed student loans while continuing to make appropriate investments to sustain a competitive workforce, maintain its technology advantage and build brand awareness. These investments have led to increased market share and increased productivity while containing the expansion of the FDSLP program.

     Management will continue to improve operating efficiency over the next five years and believes total operating expenses as a percentage of managed student loans will fall to the low 80 basis point range by the year 2001.

SERVICING COSTS

     Servicing costs as a percentage of managed student loans declined 14 percent between 1994 and 1996. The reductions resulted from consolidation of certain servicing operations, process reengineering and technology investments, as well as higher managed student loan balances. Management expects to decrease servicing costs as a percentage of managed student loans to the low 40 basis point range through enhanced productivity and higher average borrower balances.

CORPORATE OPERATING EXPENSES

     Corporate operating expenses as a percentage of managed student loans were .46 percent, .49 percent, and .35 percent for 1994, 1995, and 1996, respectively. Corporate operating expenses between 1995 and 1996 declined because reductions in corporate staffing and professional fees and the divestiture of a majority interest in a wholly-owned subsidiary, Cybermark Inc.

     Management expects to reduce corporate operating expenses as a percentage of managed student loans to the mid 20 basis point range by 2001. This reduction is expected to occur even as the Company continues to invest in the franchise, particularly related to the products and services necessary to broaden school and consumer relationships.

     The following chart shows "base" corporate operating expenses (corporate operating expenses less all expenses associated with education-related entities). Excluding the education-related entities isolates the expenses associated with the "base" business -- the purchase of student loans. The operating results of the education-related entities are expected to be additive to earnings per share in 1997 and beyond.

            BASE CORPORATE OPERATING EXPENSES/MANAGED STUDENT LOANS
                          (DOLLAR AMOUNTS IN MILLIONS)

1992                                      .44
1993                                      .43
1994                                      .41
1995                                      .37
1996                                      .31
1997E                                     .28

     * Excludes 1997 proxy related expenses.

     The chart shows that base corporate operating expenses have declined by 30 percent from 44 basis points to 31 basis points on managed student loans from 1992 to 1996. In absolute dollar terms, these expenses increased at a CAGR less than the rate of inflation while managed student loans increased at a CAGR of 13 percent.

     The table below shows base corporate operating expenses, advertising and promotion expenses and managed student loans.

                                           1992     1993     1994     1995     1996     1997(E)
                                           ----     ----     ----     ----     ----     -------
                                                    ($ IN MILLIONS EXCEPT WHERE NOTED)
Base Corporate Operating Expenses......    $101     $109     $117     $123     $115      $ 115(1)
Less: Advertising and Promotion
  Expenses.............................       2        2        3        6        7         10
                                           ----     ----     ----     ----     ----       ----
                                           $ 99     $107     $114     $117     $108      $ 105
                                           ====     ====     ====     ====     ====       ====
Managed Student Loans
  ($ in billions)......................    $ 23     $ 25     $ 29     $ 33     $ 37      $  42
                                           ====     ====     ====     ====     ====       ====

---------------
(1) Excludes 1997 proxy related expenses.

     This table shows that the absolute expenses associated with the base business, exclusive of the increase in advertising and promotion expenses, are estimated to be $105 million in 1997 -- less than the four previous years. Advertising and promotion expenses for 1997 are estimated to be $10 million, reflecting the investment to develop brand awareness at the retail level. Management has been able to reduce base corporate operating expenses while supporting a much larger asset base and making investments in the school-based strategy.

     Management believes that a move by Sallie Mae to become a lender would require a dramatic increase in base corporate operating expenses as the Company would have to make investments to enhance brand recognition, expand its marketing force, and increase product promotion necessary to capture market share at the retail level.

MAXIMIZING RETURN THROUGH SHAREHOLDER VALUE-BASED FUNDING AND CAPITAL MANAGEMENT

SHAREHOLDER VALUE-BASED FUNDING

     The principal business of the Company will continue to be the acquisition, servicing and financing of student loans following the Reorganization. The Privatization Act allows Sallie Mae to continue to issue debt securities as a government-sponsored enterprise with maturities no later than September 30, 2008 to finance GSE activities. Management expects that student loans will continue to be acquired through the GSE as long as it is economically favorable to do so. Management believes that the initial financing requirement for the privatized holding company will be minimal and accommodated through a number of sources including public and private debt placements, bank borrowings, and dividends from subsidiaries.

     The Company has two funding goals:
     - to provide the maximum economic return (defined as the present value of cumulative net income after capital costs of 15 percent) to shareholders for each asset type, and
     - to maintain funding flexibility through access to multiple funding sources.

     The continued aggressive use of asset securitization is Management's strategy to finance student loan assets and generate capital to repurchase shares. Student loan securitizations totaled $6 billion in 1996 and are expected to increase by 50 percent in 1997 to at least $9 billion. Management intends to increase the amount of loans securitized for the foreseeable future in conjunction with higher levels of anticipated purchase volume.

     Asset backed securities ("ABS") have a higher cost of funds than Sallie Mae's traditional on balance sheet financing due to the term match funding associated with ABS and the fact that ABS do not benefit from Sallie Mae's status as a GSE. However, the increase in funding cost which reduces net income is generally offset by investing the capital that is released as loans are removed from the balance sheet. This off-balance sheet technique represents the most efficient financing alternative available to the Company for most loan types.

     Under certain capital market conditions and for certain student loan types, the benefit realized from the reduced capital requirement fails to offset the net income reduction associated with the higher cost of funds. In these cases, the shareholder may be best served by retaining the loan on the balance sheet.

     For example, in the case of consolidation loans (which have repayment terms of up to 30 years and are not subject to the 30 basis point offset fee) the economics of securitization are not compelling. The increased funding cost associated with taking loans off balance sheet through securitization reduces net yield for these loans by approximately 60 percent under today's capital market conditions. It is better to leave these loans on the balance sheet unless the capital released through securitization can be invested at a 33 percent after tax return -- a return difficult to replicate at the minimal risk level of a government guaranteed asset.

     The decision to securitize a loan is made by comparison of the tradeoff between higher funding costs and the alternative uses for the capital that is released by removing loans from the balance sheet. For most student loans, the benefit realized from reduced capital requirements outweighs the higher funding costs. Such student loans are securitized and the released capital redeployed to alternative investments, including repurchasing shares.

     In all cases, Management continuously monitors the capital markets. Decisions are guided by the marginal economics of keeping assets on the balance sheet relative to removing them through securitization. Extensive sensitivity analysis with respect to capital levels, funding costs and alternative uses for capital are performed routinely, all with a view toward maximizing shareholder value.

AGGRESSIVE CAPITAL MANAGEMENT

     Sallie Mae's capital management philosophy is straightforward: to maintain a capital level that maximizes shareholder value. Investments are evaluated in a disciplined manner and compared against hurdle rates and analysis of alternative uses of capital.

     Management is committed to returning excess capital to shareholders through common stock repurchases. From January 1, 1994 to December 31, 1996, Sallie Mae reduced the number of shares of outstanding common stock by 36 percent. Sources of capital included, but were not limited to, increased leverage, earnings, securitization, FAS 115 unrealized gains and downsizing of the investment portfolio. Also in 1994, the Company introduced a risk-based capital discipline and subsequently reduced the capital ratio from the historical level of 2.75 percent of assets to approximately 2.08 percent at March 31, 1997.

     Aggressive capital management, including the potential for continued share repurchases, remains a top priority for the Company. Management determines the appropriate level of capital based on the greater of the capital required to support the risk inherent in its business or the statutory minimum capital adequacy ratio of 2.00 percent. Management anticipates maintaining sufficient capital to attain a Holding Company investment grade rating (at a level below the GSE's current credit status) that permits full access to the capital markets.

MANAGEMENT'S COMMITMENT TO RESULTS

     Management's plan is based on solid financial analysis and a thorough understanding of the key players in the higher education market -- schools, lenders, consumers, regulators, and legislators. It maximizes the benefits derived from Privatization. It balances aggressive cost management with the need to make prudent investments for future growth. The plan's funding and capital management strategies are driven by disciplined analysis of alternative uses for capital. Based on current market conditions, Management believes its plan will deliver the following results:

    MANAGEMENT'S PLAN                              PROJECTED RESULTS
-------------------------    --------------------------------------------------------------
Profitable Loan Volume       - 12-14 percent growth in loan purchase volume
                             - 9-11 percent growth in managed loans
                             - Reduction in relative purchase premiums

Cost Management              - Operating costs reduced from 1.09 percent of managed
                               loans in 1996 to the low .80s percent by 2001

New Businesses Income        - Over $70 million pre-tax income by 2001

Capital Management           - Up to 30 percent of outstanding shares repurchased by 2001

     This plan -- taken as a whole -- is a sound approach to shareholder value creation. Management's commitment to shareholders is to deliver a compound annual increase in net income of 7-9 percent and a minimum sustainable compound annual increase in earnings per share of 15 percent. Further, if securitization gains are realized at the high end of Management's estimate (2.20-2.50 percent), the minimum compound earnings per share growth is expected to increase to 18 percent. The level of such gains will be influenced by capital market conditions, student loan characteristics and future servicing costs. Per share estimates could be further increased by additional securitization if the economics prove to be favorable.

                        COMPARISON OF STOCKHOLDER RIGHTS

     In the event that the Reorganization Proposal is approved by shareholders and the Majority Director Slate receives the highest plurality of votes cast in person or by proxy at the Special Meeting in respect of the Board Slate Proposal, the Majority Director Slate, once elected to the Holding Company Board, and Sallie Mae (as sole shareholder of the Holding Company) will take or cause to be taken any and all actions they deem necessary or appropriate to amend the Holding Company's Certificate of Incorporation and By-Laws so as to implement the provisions of the Certificate of Incorporation of the Holding Company described in this Majority Director Supplement (for purposes hereof, the "Holding Company Charter") and the By-Laws of the Holding Company described in this Majority Director Supplement (for purposes hereof, the "Holding Company By-Laws"). The statements set forth under this heading with respect to certain provisions of the Privatization Act, the Sallie Mae Charter and the Sallie Mae By-Laws, the General Corporation Law of the State of Delaware (the "DGCL"), the Holding Company Charter, and the Holding Company By-Laws are brief summaries thereof and do not purport to be complete and are qualified in their entirety by reference to the relevant provisions of the Privatization Act, the Sallie Mae Charter and the Sallie Mae By-Laws, the DGCL, the Holding Company Charter, and the Holding Company By-Laws, as appropriate.

GENERAL

     As a result of the Reorganization, holders of Sallie Mae Common Stock, whose rights are presently governed by the Sallie Mae Charter and federal common law and by the Sallie Mae By-Laws (which were adopted by the Sallie Mae Board), will become stockholders of the Holding Company, a Delaware corporation. Accordingly, such shareholders' rights will be governed by the DGCL and the Holding Company Charter and the Holding Company By-Laws. In the event that the Reorganization Proposal is approved and the Majority Director Slate receives the highest plurality of votes cast in respect of the Board Proposal, the nominees included in the Majority Director Slate, once elected to the Holding Company Board, will implement the provisions of the Holding Company Charter and By-Laws described below. Assuming that the Reorganization Proposal is approved and that the Majority Director Slate receives the highest plurality of votes cast in respect of the Board Proposal, the following is a summary of material similarities and differences between the present rights of holders of Sallie Mae Common Stock and the rights of holders of Holding Company Common Stock after the Reorganization.

BOARD OF DIRECTORS

     NUMBER AND ELIGIBILITY. The Sallie Mae Charter provides for a Board of Directors consisting of 21 members, seven of whom are Presidential appointees and 14 of whom are elected by holders of Sallie Mae Common Stock. The President of the United States (the "President") also has authority to designate the Chairman of the Sallie Mae Board. In addition, the Sallie Mae Charter requires that shareholder-elected directors be affiliated with certain financial or educational institutions.

     The Holding Company Charter provides that the Holding Company Board shall consist of between 9 and 19 members all of whom are to be elected by holders of Holding Company Common Stock. The initial number of directors has been set at 15 and may be set, from time to time, by resolution of the Holding Company Board. The nominees included in the Majority Director Slate have no current intention of expanding the initial number of directors beyond 15. The President will not have authority to appoint the members of the Holding Company Board of Directors or to designate the Chairman of the Holding Company Board. Under the Privatization Act, Sallie Mae directors appointed by the President may not serve on the Holding Company Board. There are no affiliation requirements for Holding Company directors.

     The Holding Company By-Laws also require that independent directors constitute a majority of the Holding Company Board and the Executive Committee and all of the members of the Audit Committee, the Nominations and Board Affairs Committee and the Compensation and Personnel Committee. Under the Holding Company By-Laws, a director will not generally be considered "independent" if he or she: (a) has been employed by the Holding Company or one of its affiliates in an executive capacity; (b) is an employee or owner of a firm that is one of the Holding Company's or its affiliate's paid advisors or consultants; (c) is employed by a significant customer or supplier; (d) has a personal services contract with the Holding Company or one of its affiliates; (e) is employed by a foundation or university that receives significant grants or endowments from the Holding Company or one of its affiliates; (f) is a relative of an executive of the Holding Company or one of its affiliates; or (g) is part of an interlocking directorate in which an executive officer of the Holding Company serves on the board of another corporation that employs the director.

     In addition, the Holding Company By-Laws provide that the Chairman of the Holding Company Board shall not be an executive officer of the Holding Company unless another member of the Holding Company Board is appointed by such Chairman to serve as the lead director (the "Lead Director"), whose responsibilities as Lead Director shall include chairing meetings of independent directors or such other responsibilities as the independent directors as a whole might designate from time to time.

     TERM OF OFFICE. Under the Sallie Mae Charter, directors appointed by the President serve at the pleasure of the President and until their successors have been appointed and qualified. Elected members of the Sallie Mae Board of Directors are elected for a term ending on the date of the next annual meeting and serve until their successors have been elected and have qualified.

     Prior to the Effective Time, provided that the Reorganization Proposal is approved by shareholders and the Majority Director Slate receives the highest plurality of votes cast in respect of the Board Proposal, Sallie Mae, as sole stockholder of the Holding Company, will cause the initial Holding Company Board to be composed of those individuals identified under the section of this Proxy Statement Supplement entitled "MAJORITY DIRECTOR SLATE NOMINEES." After the Effective Time, the Holding Company stockholders will elect all of the members of the Holding Company Board at each annual meeting beginning with the 1998 Annual Meeting of the Company, which meeting is expected to take place in April of 1998.

     CUMULATIVE VOTING. The Sallie Mae Charter provides for cumulative voting in the election of directors. Under cumulative voting, each share of stock entitled to vote in an election of directors has such number of votes as is equal to the number of directors to be elected. A shareholder may then cast all of his or her votes for a single candidate or may allocate them among as many candidates as the shareholder may choose.

     The Holding Company Charter does not provide for cumulative voting rights. Thus, holders of shares representing a majority of the votes entitled to be cast in an election of directors for Holding Company will be able to elect all directors then being elected.

     REMOVAL. Pursuant to Sallie Mae's By-Laws, Sallie Mae directors may be removed only for cause by vote of two-thirds of the directors remaining in office, provided that at least a majority of the shareholder-elected directors consent to such removal.

     The Holding Company Charter provides that directors may be removed only by the affirmative vote of the holders of a majority of the Holding Company's then outstanding capital stock entitled to vote at an election of directors.

     VACANCIES. The Sallie Mae Charter provides that any appointive seat on the Sallie Mae Board that becomes vacant shall be filled by appointment of the President, and any elective seat on the Board that becomes vacant after the annual election of the directors shall be filled by the Board, but only for the unexpired portion of the term.

     The DGCL and the Holding Company By-Laws provide that vacancies, including those created by an increase in the size of the Holding Company Board, may be filled by vote of the majority of the directors then in office or by the stockholders at any annual meeting or at a special meeting called for such purpose.

     MEETINGS AND FUNCTIONS OF THE BOARD. The Sallie Mae Charter provides that the Sallie Mae Board shall meet at the call of its Chairman, but at least semiannually. The Sallie Mae Board determines the general policies that govern the operations of Sallie Mae. The Chairman of the Board, with the approval of the Sallie Mae Board, selects, appoints, and compensates the officers of Sallie Mae as provided for in the Sallie Mae By-Laws.

     The Holding Company By-Laws provide that the Holding Company Board shall have regular meetings as may be determined from time to time by the Holding Company Board. Special Meetings of the Holding Company Board shall be called by the Secretary upon the direction of the Chairman or the President, if the President is a member of the Holding Company Board, or upon the written request of a majority of the entire Holding Company Board of Directors. As with Sallie Mae, the Holding Company Board shall determine the general policies that shall govern the operations of the Holding Company.

CAPITALIZATION

     Under the Sallie Mae Charter, the maximum number of shares of voting common stock that Sallie Mae may issue and have outstanding at any one time shall be fixed by the Sallie Mae Board from time to time, and Sallie Mae is authorized to issue nonvoting preferred stock having such par value as may be fixed by the Sallie Mae Board from time to time. Sallie Mae currently is authorized to issue up to 250,000,000 shares of the Sallie Mae Common Stock, and up to 5,000,000 shares of the preferred stock.

     Under the DGCL, the amount of capital stock must be set forth in the certificate of incorporation, and may not be altered without the consent of the stockholders. Under the Holding Company Charter, the Holding Company is authorized to issue, without further action by shareholders, up to 250,000,000 shares of Holding Company Common Stock, and up to 20,000,000 shares of Holding Company Preferred Stock.

     In addition, the Holding Company Charter includes an "anti-greenmail" provision which provides that unless approved by holders of a majority of the outstanding capital stock of the Holding Company then entitled to vote at an election of directors, the Holding Company shall not take any action that would result in the acquisition by the Holding Company, directly or indirectly, from any person or group, of five percent or more of the shares of Holding Company Common Stock then outstanding, in one or a series of related transactions, at a price in excess of the prevailing market price of such stock, other than pursuant to a tender offer made to all holders of Holding Company Common Stock or to all holders of less than 100 shares of Holding Company Common Stock.

PURPOSE

     Under the Sallie Mae Charter, Sallie Mae's corporate purposes generally are to be a private corporation financed by private capital and serving as a secondary market and warehousing facility for student loans, including insured loans, to provide liquidity for student loan investments in order to facilitate secured transactions involving student loans, to assure nationwide the establishment of adequate loan insurance programs for students, and to provide for an additional program of loan insurance to be covered by agreements with the Secretary of Education.

     The Holding Company's purpose is to engage in any lawful activity, as is typical of ordinary, state-chartered, for-profit corporations.

DIVIDENDS

     Under the Sallie Mae Charter, subject to rights of holders of Sallie Mae preferred stock, dividends may be declared on shares of Sallie Mae Common Stock by the Sallie Mae Board to the extent that net income is earned and realized and the specified statutory capital ratio is satisfied.

     Under the DGCL, dividends are generally payable out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is paid and the prior year.

EXEMPTION FROM CERTAIN LAWS

     Under the Sallie Mae Charter, Sallie Mae is exempt from all state and local taxes, other than taxes on real property. Sallie Mae also is exempt from certain state and federal securities laws and from state registration requirements to do business in a particular jurisdiction. After the Reorganization, Sallie Mae would continue to have such exemptions. Sallie Mae currently undertakes to provide to its shareholders substantially all information that would otherwise be required to be provided under federal securities laws.

     The Holding Company and its other subsidiaries would not receive the benefit of any such exemptions. Consequently, all operations conducted by the Holding Company and its subsidiaries other than Sallie Mae would be subject to state and local tax liabilities. In addition, in connection with the proposed Reorganization, shares of Holding Company Common Stock have been registered under the Securities Act of 1933, as amended. Following the Reorganization, the Holding Company will issue and file all periodic reports required under federal and state securities laws, including the Securities Exchange Act of 1934, as amended, and subject to rules governing proxy solicitations.

LIMITATIONS ON DIRECTOR LIABILITY

     Under the Sallie Mae By-Laws, directors, officers and members of the Directors' Advisory Council of Sallie Mae shall not be personally liable to Sallie Mae or to shareholders for monetary damages for breach of fiduciary duty acting in their respective official capacities, provided, however, that such limitation of liability shall not apply to (a) any breach of the party's duty of loyalty to Sallie Mae or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or
(c) any transaction from which the party derived an improper personal benefit.

     The Holding Company Charter and the Holding Company By-Laws contain certain provisions limiting the liability of its directors to the extent permitted under Delaware law. Under Delaware law, a corporation may include in its certificate of incorporation, a provision eliminating or limiting the liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for certain acts concerning unlawful payment of dividends or stock purchases or redemptions under Section 174 of the DGCL; or (iv) for any transaction from which a director derived an improper personal benefit.

INDEMNIFICATION

     The Sallie Mae By-Laws generally provide that directors, officers and employees of Sallie Mae shall be indemnified to the extent permitted by the DGCL.

     The Holding Company By-Laws contain provisions that provide for indemnity of the Holding Company's officers and directors to the fullest extent permitted under Delaware law. Under Delaware law, a corporation is permitted to indemnify its officers, directors and certain others against any liability incurred in any civil, criminal, administrative or investigative proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, under Delaware law, to the extent that a director, officer, employee or agent of a company has been successful on the merits or otherwise in defense of any proceeding referred to above or in defense of any claim, issue or matter therein, he must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

SPECIAL MEETINGS OF STOCKHOLDERS

     The Sallie Mae By-Laws provide that a special meeting of stockholders may be called by either the Chairman or a majority of the directors and shall be called by the Chairman upon the written request of holders of at least one-third of the outstanding Sallie Mae Common Stock.

     The Holding Company Charter provides that a special meeting of stockholders shall be called by the Secretary upon the written request of the holders of one-third of the then outstanding capital stock of the Holding Company entitled to vote at an election of directors. In addition, the Holding Company By-Laws provide that a special meeting of stockholders shall be called by the Secretary upon the direction of either the Chairman or the President of the Holding Company, if the President of the Holding Company is a member of the Holding Company Board, or upon the written request of either a majority of the Holding Company Board or the holders of one-third of the then outstanding capital stock entitled to vote at an election of directors.

AMENDMENT OF GOVERNING DOCUMENTS

     CHARTER. The Sallie Mae Charter is contained in a federal statute and may be amended only by act of Congress. Sallie Mae stockholders have no right to amend or otherwise direct the provisions of the Sallie Mae Charter.

     An amendment to the Holding Company Charter must be authorized by the Holding Company Board and generally requires the approval of holders of the majority of all outstanding shares entitled to vote thereon at a meeting of shareholders. Certain specified amendments affecting the rights of holders of a class of securities, however, must be approved by vote of the majority of all outstanding shares of such class entitled to vote thereon, even though they ordinarily would not have voting rights. Certain limited amendments to the Holding Company Charter require only the approval of the Holding Company Board.

     BY-LAWS. The Sallie Mae By-Laws may be amended, consistent with the Sallie Mae Charter, by the majority vote of the Sallie Mae Board. Sallie Mae shareholders do not have authority to amend the Sallie Mae By-Laws.

     Under the DGCL, subject to the stockholders' right to amend the by-laws, directors can amend the bylaws only if such right is expressly conferred upon the directors in the Company's certificate of incorporation. The Holding Company Charter expressly provides the Holding Company Board with such authority.

UNITED STATES AND DELAWARE LAW

-- ANTI-TAKEOVER LAWS

     UNITED STATES. The authority of the President of the United States to appoint one-third of the Sallie Mae Board (particularly given the cumulative voting provisions contained in the Sallie Mae Charter) and to designate the Chairman of the Sallie Mae Board, as well as the authority of the federal government to amend the Sallie Mae Charter, could have a deterrent effect on a potential acquiror. In addition, because certain amendments to the Federal Deposit Insurance Act and the Federal Credit Union Act prohibit depository institutions from being affiliates of government-sponsored enterprises, such institutions are prohibited from being affiliates of Sallie Mae.

     DELAWARE. Section 203 of the DGCL generally prohibits a publicly-held Delaware company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the Company, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85 percent of the outstanding voting stock, or (iii) on or after such date the business combination is approved by the board and by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock which is not owned by the "interested stockholder." A "business transaction" includes mergers, assets sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the Company's voting stock.

     The provision in the Holding Company Charter for the issuance of preferred stock with such designations, rights and preferences as the Holding Company Board may authorize may be characterized as anti-takeover in nature. Such a provision provides the Holding Company Board with greater flexibility for future financings but may also be viewed as a means to restrict takeover bids. The Holding Company Charter, however, restricts the ability of the Holding Company Board to use such a provision to adopt a stockholder "rights plan." Under the Holding Company Charter, the Holding Company Board is not permitted to adopt a stockholders "rights plan" (which for the purpose of this limitation means any arrangement pursuant to which directly or indirectly, Holding Company Common Stock or Holding Company Preferred Stock purchase rights may be distributed to stockholders that provide all stockholders, other than persons who meet certain criteria specified in the arrangement, the right to purchase Holding Company Common Stock or Holding Company Preferred Stock at less than the prevailing market price of the Holding Company Common Stock or Holding

Company Preferred Stock), unless (i) such rights plan is ratified by the affirmative vote of a majority of the voting power of the shares of capital stock of the Holding Company then entitled to vote at an election of directors,
(ii) by its terms, such rights plan expires within thirty-seven (37) months from the date of its adoption, unless extended by the affirmative vote of a majority of the voting power of the shares of capital stock of the Holding Company then entitled to vote at an election of directors, and (iii) at any time the rights issued thereunder will be redeemed by the Holding Company upon the affirmative vote of a majority of the voting power of the shares of capital stock of the Holding Company then entitled to vote at an election of directors.

-- MERGERS

     UNITED STATES. There is no general federal merger statute. Moreover, the Sallie Mae Charter and Sallie Mae's status as a government-sponsored enterprise present various obstacles to merger activity in the absence of congressional action. The Privatization Act provides that the Reorganization must be approved by the affirmative vote of holders of a majority of the outstanding shares of Sallie Mae Common Stock.

     DELAWARE. Approval of mergers and consolidations and of sales, leases or exchanges of all or substantially all of the property or assets of a company, requires the approval of the holders of a majority of the outstanding shares entitled to vote, except that no vote of stockholders of the Company surviving a merger is necessary if: (i) the merger does not amend the certificate of incorporation of the Company, (ii) each outstanding share immediately prior to the merger is to be an identical share after the merger, and (iii) either no common stock of the Company and no securities or obligations convertible into common stock are to be issued in the merger; or the common stock to be issued in the merger plus that initially issuable on conversion of other securities issued in the merger does not exceed 20 percent of the common stock of the Company immediately before the merger. In addition, no vote is required under the DGCL to approve the merger of a parent corporation and one or more of its subsidiaries when the parent corporation owns at least 90 percent of the outstanding shares of each class of stock of all such subsidiaries.

-- DISSENTERS' RIGHTS

     UNITED STATES. Neither the Sallie Mae Charter nor the Privatization Act provides for any dissenters' rights.

     DELAWARE. Stockholders are entitled to demand appraisal of their shares in the case of mergers or consolidations, except where (i) they are stockholders of the surviving company and the merger did not require their approval under the DGCL or (ii) the Company shares are either listed on a national securities exchange or Nasdaq or held of record by more than 2,000 stockholders. Appraisal rights are available in either (i) or (ii) above, however, if the stockholders are required by the terms of the merger or consolidation to accept any consideration other than (a) stock of the Company surviving or resulting from the merger or consolidation, (b) shares of stock of another company which are either listed on a national securities exchange or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares or (d) any combination of the foregoing. Appraisal rights are not available in the case of a sale, lease, exchange or other disposition by a company of all or substantially all of its property and assets, nor in the case of a merger of a parent corporation and one or more of its subsidiaries when the parent corporation owns at least 90 percent of the outstanding shares of each class of stock of all such subsidiaries.

     The Proxy Statement Supplement of the Majority of the Board of Directors of Student Loan Marketing Association, dated July 10, 1997 (the "Majority Director Proxy Statement Supplement"), is hereby supplemented to include the information set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Majority Director Proxy Statement Supplement.

UPDATE TO "MAJORITY DIRECTOR SLATE SUMMARY" AND "MAJORITY DIRECTOR SLATE
NOMINEES"

     On July 21, 1997, Sallie Mae announced that in the event the Reorganization Proposal is approved by shareholders and the Majority Director Slate receives the highest plurality of votes cast in respect of the Board Proposal, John B. Neff will be elected to the Holding Company Board at the time the members of the Majority Director Slate are elected to the Holding Company Board.


     The initial size of the Holding Company Board has been set at 15 members, which is greater than the 11 persons the Majority Directors have recommended for election to the Holding Company Board (10 members of the Majority Director Slate and Mr. Neff). The CRV previously advised the Company that it is waiving its right under the Letter Agreement to fill the five minority positions on the Holding Company Board left open by the Majority Director Slate and that none of the nominees in the CRV Slate will consent to serve in such positions. However, the Majority Directors continue to hold these five seats open. If the Majority Director Slate is elected and there is a vacancy on the Holding Company Board immediately following consummation of the Reorganization, it is anticipated that Mr. Neff would be appointed to fill such vacancy. Any other vacant Holding Company Board position will either be filled by the Holding Company Board or left vacant until the next election of directors. The Majority Directors have no current intention to fill any other such vacancies prior to the next election of directors. If the Majority Director Slate is elected to the Holding Company Board and there are no vacancies available to appoint Mr. Neff (which could occur only if five nominees of the CRV reverse their current position and agree to serve in such seats), it is anticipated that the size of the Holding Company Board would be increased to 16 members to provide a seat for Mr. Neff.


                              NAME AND AGE AT MARCH 31, 1997
-------------------------------------------------------------------------------------------
John B. Neff....   Former Managing Partner, Senior Vice President and Member of the
Age 65             Executive Committee of Wellington Management Co., Valley Forge, PA and
                   Portfolio Manager of Windsor Fund and Gemini II Fund (1963-95). Mr. Neff
                   is a director of the Chrysler Corporation, General Accident Corporation
                   of America and Greenwich Associates.

     As of the date hereof, Mr. Neff does not beneficially own any shares of Sallie Mae Common Stock.

PROXY
                                 TIME SENSITIVE

                       STUDENT LOAN MARKETING ASSOCIATION

      SOLICITED ON BEHALF OF THE MAJORITY OF THE BOARD OF DIRECTORS OF THE
                   STUDENT LOAN MARKETING ASSOCIATION FOR THE
           SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JULY 31, 1997

The undersigned hereby constitutes and appoints David J. Vitale and Regina T. Montoya, and each or any of them, as true and lawful agents and proxies with full power of substitution in each to represent and to vote all the shares of Sallie Mae Common Stock which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Student Loan Marketing Association to be held on Thursday, July 31, 1997, at 11:00 a.m., eastern time, at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, D.C. 20007, and at any adjournments or postponements thereof, and to vote upon any other business as may properly come before said Special Meeting, or any adjournments or postponements thereof, hereby revoking all proxies heretofore given.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side of this card. If you sign and return this card but do not mark any boxes, your shares of Sallie Mae Common Stock will be voted FOR the proposal to approve and adopt the Reorganization Agreement, as more fully described in the accompanying Proxy Statement/Prospectus dated July 10, 1997, as such may be supplemented from time to time, and FOR the nominees to the Holding Company Board included in the Majority Director Slate, as more fully described in the accompanying Proxy Statement Supplement of the Majority Directors, as such may be supplemented from time to time. The persons listed above cannot vote your shares of Sallie Mae Common Stock as directed by you unless you sign and return this card.

     If you need assistance in voting your shares, please call the Majority Directors' proxy solicitor, D. F. King & Co., Inc., toll free at
1-800-848-3410.
                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


                                                                SEE REVERSE SIDE

THE MAJORITY OF THE BOARD OF DIRECTORS           FOR        AGAINST      ABSTAIN                     [X] Please mark
RECOMMENDS A VOTE FOR:                          [   ]        [    ]       [   ]                           your votes
                                                                                                           as this
THE PROPOSAL TO APPROVE AND ADOPT THE
REORGANIZATION AGREEMENT, which
provides for the Reorganization of the
Student Loan Marketing Association                                                                      PLEASE MARK BOX
into a subsidiary of the Holding Company                                                                    BELOW IF
and the conversion of each                                                                            SHAREHOLDER WILL BE
outstanding share of Sallie Mae Common                                                                   ATTENDING THE
Stock into one share of Holding                                                                         SPECIAL MEETING
Company Common Stock, as more fully
described in the accompanying Proxy
Statement/Prospectus, as such may be
supplemented from time to time.                                                                              [      ]



THE MAJORITY OF THE BOARD OF DIRECTORS
RECOMMENDS A VOTE FOR:

THE NOMINEES TO THE HOLDING COMPANY                 FOR                     ABSTAIN
BOARD INCLUDED IN THE MAJORITY                     [   ]                     [   ]      NOTE: Receipt is hereby acknowledged of the
DIRECTOR SLATE, which nominees                                                          Notice of Special Meeting and the
include Messrs. Arceneaux, Daberko,                                                     accompanying Proxy Statement/Prospectus
Huber, Jacobsen, Ricciardi, Spiegel and                                                 and the Proxy Statement Supplement of the
Vitale and Mmes. Cross, Duff-Bloom and                                                  Majority Directors.  This Proxy revokes all
Reese, as more fully described in the                                                   proxies previously given by the undersigned
accompanying Proxy Statement Supplement                                                 with respect to all shares of Sallie Mae
of the Majority Directors, as such may                                                  Common Stock as to which the undersigned
be supplemented from time to time.                                                      has voting power.  This Proxy, when properly
                                                                                        executed by the undersigned, will be voted
                                                                                        in the manner directed.  If the votes are
                                                                                        not directed otherwise, this Proxy will be
                                                                                        voted for approval and adoption of the
                                                                                        Reorganization Agreement and for the
                                                                                        nominees to the Holding Company Board
                                                                                        included in the Majority Director Slate.
                                                                                        Votes for the Majority Director Slate will
                                                                                        be deemed votes for each of the nominees
                                                                                        included therein, nothwithstanding any marks
                                                                                        or purported withdrawal of authority with
                                                                                        respect to any individual nominee. A
                                                                                        majority (or if only one, then that one) of
                                                                                        the proxies or substitutes acting at the
                                                                                        Special Meeting, or at any adjournments
                                                                                        or postponements thereof, may exercise the
                                                                                        powers conferred by this Proxy.

Signature                      Signature                          Date
          --------------------            -----------------------      ---------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                  THE COMMITTEE TO RESTORE VALUE AT SALLIE MAE
                         1317 F Street, N.W., Suite 202
                             Washington, D.C. 20004
                                 (202) 879-2060

                                                                   July 10, 1997

Dear Fellow Sallie Mae Shareholder:

     At the July 31, 1997 Special Meeting of Shareholders you have the historic opportunity to vote for the privatization of Sallie Mae and to resolve the defining question for the Company's future: WHO OFFERS SHAREHOLDERS THE BEST LEADERSHIP TO GUIDE THE COMPANY AFTER PRIVATIZATION AND THE MOST REALISTIC BUSINESS PLAN TO CAPITALIZE ON A RAPIDLY CHANGING MARKETPLACE?

     The Committee to Restore Value at Sallie Mae (CRV) has a record over the past two years of focusing the Company on enhancing shareholder value and advocating market-oriented business strategies. At the Special Meeting, you will vote on the CRV-designed Reorganization Proposal, which fulfills our long-standing pledge to protect shareholders' interests in the privatization process. In a separate vote, you will decide between two slates of director nominees:

     [X] A FULL SLATE OF 15 INDIVIDUALS nominated by the CRV with extensive knowledge of the Company, the higher education community and the educational credit system. Our nominees are committed to the Company through their ownership of over 134,000 shares of Company stock. Our slate is distinguished by the fact that it includes the Company's former long-time chief executive officer, the Chancellor of the country's largest university system and nine current members of the Sallie Mae Board, including a current Presidential appointee to the Board.

     [ ] A PARTIAL SLATE OF TEN NOMINEES that calls itself the "Majority
         Director Slate" (but includes only five current members of the Sallie Mae Board) and which owns a total of only 6,321 shares. This slate is dominated by directors who served in 1994 and 1995, when Sallie Mae's stock price fell to $31 and the Company had its first ever decline in core earnings. We believe that the nominal amount of Sallie Mae stock held by this slate clearly demonstrates their lackluster commitment to enhancing shareholder value and protecting shareholder rights.

               WE URGE YOU TO VOTE THE ENCLOSED GREEN PROXY CARD
           "FOR" THE REORGANIZATION PROPOSAL AND "FOR" THE CRV SLATE.

          THE CRV TEAM: RESTORING SUCCESSFUL LEADERSHIP TO SALLIE MAE

     The CRV slate represents an important link to Sallie Mae's past as well as the promise of its future. One of our nominees, Edward Fox, served as chief executive of Sallie Mae from its founding in 1973 until 1990, helping to establish the vibrant student loan market that exists today. Another, Albert Lord, a founder of the CRV and current Sallie Mae director, was Sallie Mae's chief financial officer from 1986 to 1990 and chief operating officer from 1990 to January 1994 and led the development of Sallie Mae's valuable servicing franchise and its school-based marketing strategies. WE UNDERSTAND THE COMPANY'S BUSINESS, RESPECT ITS BANKING AND SCHOOL-BASED RELATIONSHIPS, AND KNOW ITS CUSTOMERS INTIMATELY.

     If the CRV slate is elected, we will serve as Chairman of the Board and Chief Executive Officer, respectively. During the critical first years following privatization, we will ensure that the Company effectively implements the CRV's competitive, value-oriented business plan. IN CONTRAST, AT THIS CRITICAL JUNCTURE IN THE COMPANY'S HISTORY, THE "MAJORITY DIRECTOR SLATE" DOES NOT HAVE A SINGLE MEMBER WITH MANAGERIAL EXPERIENCE AT SALLIE MAE, DOES NOT HAVE REPLACEMENTS FOR SALLIE MAE'S DEPARTING CEO AND RECENTLY DEPARTED SERVICING OPERATION HEAD AND DOES NOT HAVE THE SUPPORT OF THE COMPANY'S TREASURER AND CONTROLLER, WHO HAVE PUBLICLY ENDORSED THE CRV. The "Majority Director Slate" has pledged only to continue the business plan of the departing CEO, and has asked that you trust it to find a yet-to-be-named chief executive officer and management team.

           THE CRV BUSINESS PLAN: BUILDING ON SALLIE MAE'S STRENGTHS

     The CRV advocates a singular focus on the Company's student loan business by controlling costs and growing revenue. WE BELIEVE THAT IN AN INCREASINGLY COMPETITIVE ENVIRONMENT, SALLIE MAE MUST JUMP-START ITS STAGNATING REVENUE BASE AND REVERSE ITS ESCALATING LOAN ACQUISITION COSTS BY STRENGTHENING EXISTING BANKING PARTNERSHIPS AND BY BUILDING A THOUGHTFUL AND CAREFULLY TARGETED LOAN ORIGINATION PROGRAM.

     If the CRV slate is elected, we plan to capitalize on the increased business flexibility provided by privatization in order to reduce the Company's student loan acquisition costs. While constrained by its government charter, Sallie Mae has used its strong origination processing and servicing operations to create loans for the accounts of commercial banks and then paid premium prices to buy those loans from the banks. Privatization grants the Company the regulatory flexibility necessary to work with banks and directly with schools to receive full and fair value for the services it provides. We believe the CRV's business plan will enable the Company to cut its loan acquisition costs in half by the year 2000. The CRV also maintains its commitment to cut overhead costs, increase the pace of securitizations, return excess capital to shareholders and avoid expensive and distracting new non-core business ventures.

     THE "MAJORITY DIRECTOR SLATE," WHICH INCLUDES FOUR BANKING EXECUTIVES, HAS PLEDGED TO MAINTAIN CURRENT MANAGEMENT'S PROGRAM OF REMAINING DEPENDENT ON EXISTING BANKING CHANNELS TO SUPPLY LOANS. Their business plan does not have any strategy for reducing loan acquisition costs. They simply ask you to accept their assumption that loan acquisition prices, which have more than doubled since 1993, will somehow decrease without any change in the Company's mode of operation. Their response to the fact that Sallie Mae's revenue base has remained essentially constant since 1993, with earnings per share growth coming only from share repurchases that were prompted by the CRV, is to predict that untried new business ventures such as software development can generate twenty percent of their projected earnings growth.

                   THE CRV SLATE: LEADERSHIP, ACCOUNTABILITY
                               AND FOCUSED GROWTH

     The "Majority Director Slate" has proposed reserving board seats for up to five CRV members if their partial slate is elected. Based on our experience, we believe that this gesture is mere window-dressing and directly counter to the best interests of shareholders. Sallie Mae's current executives and the directors who support the "Majority Director Slate" originally attempted to use privatization to entrench themselves, to remove from the Board the CRV members that shareholders elected, and to disenfranchise shareholders. They have repeatedly been forced by shareholder criticism to revise their corporate governance proposals, and even now have failed to embrace all of the pro-shareholder governance provisions that the CRV proposed more than six months ago. They have made it clear that they would actively oppose implementation of the CRV's business plan and prevent Sallie Mae from responding to increased competition from certain banks that are seeking to capitalize on the Sallie Mae franchise. After careful consideration of these points, each CRV nominee has stated that he or she will not serve on the "Majority Director Slate."

     Two years ago, we began our efforts to make operational, financial and corporate governance changes at Sallie Mae. Our nominees were overwhelmingly elected to the Company's Board in 1995 and we began to advocate a number of initiatives that, notwithstanding resistance from current management and the directors who support the "Majority Director Slate," were implemented. Since that time, Sallie Mae's stock price has tripled! We believe that Sallie Mae has the potential to deliver significant additional value to shareholders over the next several years. The CRV slate provides the leadership and the business plan necessary to carry Sallie Mae forward. We ask you now for the chance to continue our work on your behalf.

     Thank you for your endorsement of Sallie Mae's best path to a strong future.

                /s/ EDWARD A. FOX             /s/ ALBERT L. LORD
                  EDWARD A. FOX                 ALBERT L. LORD

                  THE COMMITTEE TO RESTORE VALUE AT SALLIE MAE

                            YOUR VOTE IS IMPORTANT.
           TO SUPPORT THE CRV YOU MUST VOTE ON THE GREEN PROXY CARD.
                 ONLY YOUR LATEST DATED PROXY WILL BE COUNTED.
      Additional information regarding the Special Meeting, the CRV Slate, the business plan that the CRV Slate will pursue and the corporate governance provisions that the CRV will adopt are set forth in the attached Proxy Statement Supplement and in the Proxy Statement/Prospectus that has been furnished herewith.
      THE CRV URGES SHAREHOLDERS TO VOTE THE ENCLOSED GREEN PROXY CARD FOR THE REORGANIZATION PROPOSAL AND FOR THE CRV SLATE. To ensure that your shares are voted for the CRV, the enclosed GREEN proxy card should be marked, signed, dated and returned as soon as possible using the enclosed envelope. The CRV encourages shareholders NOT to vote on the Blue proxy card that has been mailed on behalf of the "Majority Director Slate." Shareholders who have signed and returned the GREEN proxy card should note that returning the Blue proxy card may have the effect of canceling their vote for the CRV.

                       This Page Intentionally Left Blank

                                   SALLIE MAE
                     THE STUDENT LOAN MARKETING ASSOCIATION

                           PROXY STATEMENT SUPPLEMENT
                                       OF
                  THE COMMITTEE TO RESTORE VALUE AT SALLIE MAE

                         1317 F STREET, N.W., SUITE 202
                             WASHINGTON, D.C. 20004
                                 (202) 879-2060

                            ------------------------

                            SOLICITATION OF PROXIES
                                  IN FAVOR OF
                      THE PROPOSED PLAN OF REORGANIZATION
                    AND THE BOARD SLATE PROPOSED BY THE CRV
                  TO SERVE AS DIRECTORS OF THE HOLDING COMPANY
TO BE CONSIDERED AND VOTED ON AT A SPECIAL MEETING OF SHAREHOLDERS SCHEDULED FOR
                                 JULY 31, 1997

                            ------------------------

     This Proxy Statement Supplement and the enclosed GREEN proxy card are being furnished by The Committee to Restore Value at Sallie Mae (the "CRV"), a shareholder group that currently includes nine members of the Sallie Mae Board, in connection with the solicitation of Proxies to be used at the Special Meeting of Shareholders of The Student Loan Marketing Association ("Sallie Mae" or the "Company") called pursuant to an agreement between Sallie Mae and the CRV and scheduled to be held on July 31, 1997, and any and all adjournments and postponements thereof. This Proxy Statement Supplement is being mailed with and constitutes an integral part of the joint Proxy Statement/Prospectus dated July 10, 1997.

     THE CRV URGES YOU TO VOTE THE ENCLOSED GREEN PROXY CARD "FOR" THE REORGANIZATION PROPOSAL AND "FOR" THE SLATE OF DIRECTORS NOMINATED BY THE CRV (THE "CRV SLATE") TO SERVE AS DIRECTORS OF THE HOLDING COMPANY, AS MORE FULLY DESCRIBED HEREIN. THE CRV REQUESTS THAT THE ENCLOSED GREEN PROXY CARD FOR THE SPECIAL MEETING BE MARKED, SIGNED, DATED AND RETURNED AS SOON AS POSSIBLE USING THE ENCLOSED ENVELOPE.

     THE CRV ENCOURAGES SHAREHOLDERS NOT TO VOTE ON THE BLUE PROXY CARD THAT HAS BEEN MAILED BY THE DIRECTORS WHO OPPOSE THE CRV. TO MAKE YOUR VOTE ON THE GREEN PROXY CARD COUNT, DO NOT RETURN THE BLUE PROXY CARD. RETURNING THE BLUE PROXY CARD MAY HAVE THE EFFECT OF CANCELING YOUR VOTE FOR THE CRV SLATE.

          THE DATE OF THIS PROXY STATEMENT SUPPLEMENT IS JULY 10, 1997

                            YOUR VOTE IS IMPORTANT!

     THE CRV URGES YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED GREEN PROXY CARD TO VOTE "FOR" THE REORGANIZATION PROPOSAL AND "FOR" THE CRV SLATE OF BOARD NOMINEES. A POSTAGE-PAID ENVELOPE IS PROVIDED FOR RETURNING THE GREEN PROXY CARD.

     The CRV asks you NOT to sign or return the Blue proxy card sent to you by the directors who oppose the CRV. If you have already voted the Blue proxy card, you have every right to change your vote by marking, signing, dating and returning the enclosed GREEN proxy card.

     ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE SPECIAL MEETING.

     If your shares are held in the name of a brokerage firm, bank or other nominee, only it can vote those shares. Accordingly, please contact the person responsible for your account and instruct him or her as to how your shares are to be voted.

                            ------------------------

     IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CONTACT MACKENZIE PARTNERS, INC. AT THE TOLL-FREE NUMBER BELOW:

                            MACKENZIE PARTNERS, INC.
                                156 FIFTH AVENUE
                               NEW YORK, NY 10010
                         (212) 929-5500 (CALL COLLECT)
                                       OR
                         CALL TOLL-FREE (800) 322-2885

                                    SUMMARY

     The following is a brief summary of information contained elsewhere in this Proxy Statement Supplement. This Summary is not intended to be complete and is qualified in its entirety by, and should be read in conjunction with, the detailed information contained elsewhere in this Proxy Statement Supplement and the Attachments hereto and in the joint Proxy Statement/Prospectus dated July 10, 1997 that was mailed herewith.

     These proxy materials are being furnished by The Committee to Restore Value at Sallie Mae (the "CRV"), a shareholder group that includes eight of the fourteen shareholder-elected directors of Sallie Mae and one of the Presidential appointees on the Sallie Mae Board (the "CRV Directors"), in connection with a special meeting of shareholders (the "Special Meeting") called pursuant to an agreement (the "Letter Agreement") between Sallie Mae and the CRV. At the Special Meeting, the shareholders of Sallie Mae will be asked to consider and vote upon the following matters:

     (1) The approval and adoption of an Agreement and Plan of Reorganization (the "Reorganization Agreement") providing for the reorganization (the "Reorganization") of Sallie Mae into a wholly-owned subsidiary of a new state-chartered holding company named SLM Holding Corporation (the "Holding Company" and such proposal, the "Reorganization Proposal"); and

     (2) If the Reorganization Proposal is approved by shareholders, the selection of a slate of 15 nominees that will serve as the initial 15 member Holding Company Board of Directions (such proposal, the "Board Slate Proposal"). In the Board Slate Proposal, shareholders may vote either for a 15-person slate nominated by the CRV (the "CRV Slate") or for a 10-person slate nominated by a minority of the elected directors and political appointees on the Sallie Mae Board (the so-called "Majority Director Slate").

     The Letter Agreement substantially implements a proposal that was first offered to the Sallie Mae Board of Directors by Albert L. Lord and other members of the CRV who serve on the Sallie Mae Board in March 1997 and again in May 1997. The only manner in which the Letter Agreement differs from the CRV's proposals is that the Sallie Mae directors who support the "Majority Director Slate" rejected the CRV's proposal to cap proxy solicitation expenses and to select directors through a cumulative voting process. Pursuant to the Letter Agreement, Sallie Mae shareholders will vote at the Special Meeting on the CRV-endorsed Reorganization Agreement to privatize Sallie Mae as a state-chartered corporation, and separately will vote to choose the slate of nominees who will serve on the initial Board of Directors of the Holding Company. For more information on the background of the Letter Agreement and the votes scheduled for the Special Meeting, see "THE REORGANIZATION PROPOSAL -- Background" in the Proxy Statement/ Prospectus. AS USED HEREIN, THE "COMPANY" REFERS TO SALLIE MAE PRIOR TO THE REORGANIZATION AND TO THE HOLDING COMPANY AS A CONSOLIDATED ENTITY FROM AND AFTER THE EFFECTIVENESS OF THE REORGANIZATION.

     The vote on the Board Slate Proposal presents a key decision for shareholders for two reasons: First, the CRV Slate and its management team are better qualified to lead Sallie Mae than the partial slate and deteriorating management team put forth by the "Majority Directors." Second, prior to the effectiveness of the Reorganization, the CRV Slate will amend the Holding Company's Certificate of Incorporation and By-Laws to adopt provisions that will safeguard shareholders' rights and promote directors' accountability to shareholders. The nominees comprising the CRV Slate, the business strategy that they will pursue for the Holding Company and the corporate governance provisions that they will adopt for the Holding Company are discussed below in this Proxy Statement Supplement.

                        THIS PROXY STATEMENT SUPPLEMENT

     THE SHARES OF THE HOLDING COMPANY TO BE ISSUED IN THE REORGANIZATION ARE SUBJECT TO AND OFFERED UNDER A "PROXY STATEMENT OF STUDENT LOAN MARKETING ASSOCIATION AND THE COMMITTEE TO RESTORE VALUE AT SALLIE MAE/PROSPECTUS OF SLM HOLDING CORPORATION" (THE "PROXY STATEMENT/PROSPECTUS"), DATED JULY 10, 1997, INCLUDED AS PART OF A REGISTRATION STATEMENT ON FORM S-4 (THE "FORM S-4"), REGISTRATION STATEMENT NO. 333-21217, THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") COVERING UP TO 54,600,000 SHARES OF HOLDING COMPANY COMMON STOCK ISSUABLE IN THE REORGANIZATION. FOR FURTHER INFORMATION PERTAINING TO THE HOLDING COMPANY COMMON STOCK, REFERENCE IS MADE TO SUCH PROXY STATEMENT/PROSPECTUS, SUCH REGISTRATION STATEMENT AND THE EXHIBITS THERETO. The Proxy Statement/Prospectus is being mailed by the CRV to all shareholders of record as of June 6, 1997 together with this Proxy Statement Supplement and the enclosed GREEN proxy card. This Proxy Statement Supplement constitutes an integral part of, and should be read in conjunction with, the Proxy Statement/ Prospectus. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Proxy Statement/Prospectus. Copies of such materials can be obtained from the CRV at 1317 F Street, N.W., Suite 202, Washington, D.C. 20004. Copies of such materials can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials also can be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains such materials.

     THE HOLDING COMPANY SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE COMPANY'S PROXY STATEMENT/PROSPECTUS OR THIS PROXY STATEMENT SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The following legend is required by the Privatization Act (as defined herein) in connection with the offering of securities by the Holding Company, including the Holding Company Common Stock:

     OBLIGATIONS OF THE HOLDING COMPANY AND ANY SUBSIDIARY OF THE HOLDING COMPANY ARE NOT GUARANTEED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES AND NEITHER THE HOLDING COMPANY NOR ANY SUBSIDIARY OF THE HOLDING COMPANY IS A GOVERNMENT SPONSORED ENTERPRISE (OTHER THAN SALLIE MAE) OR AN INSTRUMENTALITY OF THE UNITED STATES.

FORWARD-LOOKING INFORMATION

     This Proxy Statement Supplement contains certain forward-looking statements, particularly in the section entitled "The CRV Business Plan," which are identified by the words "anticipates," "believes," "intends" and "expects" as they relate to Sallie Mae and the Holding Company. Such statements are based on the beliefs of the members of the CRV as well as on assumptions made by and information currently available to them. Such statements reflect the current views of the members of the CRV with respect to future events and are subject to certain risks, uncertainties and assumptions described in this Proxy Statement Supplement and in the Proxy Statement/Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect or information obtained from the Company prove inaccurate, actual results may vary materially from those described herein as anticipated, intended or expected. The CRV hereby specifically disclaims responsibility for the information set forth in the Proxy Statement Supplement prepared on behalf of and being mailed by the "Majority Directors."

                               TABLE OF CONTENTS

                                                                                      PAGE NO.
                                                                                      --------
SUMMARY............................................................................        i
INFORMATION REGARDING THE SPECIAL MEETING..........................................        1

ITEM 1: THE REORGANIZATION PROPOSAL................................................        3

ITEM 2: THE BOARD SLATE PROPOSAL AND THE CRV SLATE.................................        4

THE CRV BUSINESS PLAN..............................................................        6

THE CRV'S CORPORATE GOVERNANCE PROVISIONS..........................................       11

OPERATION OF THE BOARD SLATE PROPOSAL..............................................       15

INFORMATION REGARDING THE CRV SLATE NOMINEES.......................................       16

VOTING AND PROXY PROCEDURES........................................................       21

INFORMATION CONCERNING THE COMMITTEE TO RESTORE VALUE AT SALLIE MAE................       21

VOTING YOUR SHARES.................................................................       22

SCHEDULE 1 -- BENEFICIAL OWNERSHIP OF SALLIE MAE COMMON STOCK BY THE CRV SLATE AND
  CRV MEMBERS......................................................................      S-1

ATTACHMENT A -- CORPORATE GOVERNANCE PROVISIONS TO BE IMPLEMENTED BY THE CRV SLATE:
  COMPARISON WITH SALLIE MAE CHARTER...............................................      A-1

ATTACHMENT B -- RESTATED CERTIFICATE OF INCORPORATION OF SLM HOLDING CORPORATION...      B-1

ATTACHMENT C -- RESTATED BY-LAWS OF SLM HOLDING CORPORATION........................      C-1

                       This Page Intentionally Left Blank

                   INFORMATION REGARDING THE SPECIAL MEETING

PURPOSE OF THE SPECIAL MEETING

     The Special Meeting has been called pursuant to an agreement (the "Letter Agreement") between The Committee to Restore Value at Sallie Mae (the "CRV"), a shareholder group that includes eight of the fourteen shareholder-elected directors of Sallie Mae and one of the Presidential appointees on the Sallie Mae Board, and Sallie Mae. At the Special Meeting of Shareholders (the "Special Meeting"), the shareholders of Sallie Mae will be asked to consider and vote upon the following matters:

     (1) The approval and adoption of an Agreement and Plan of Reorganization (the "Reorganization Agreement") among Sallie Mae, SLM Holding Corporation, a newly formed Delaware corporation and wholly owned subsidiary of Sallie Mae (the "Holding Company"), and Sallie Mae Merger Company, a newly formed Delaware corporation and wholly owned subsidiary of the Holding Company ("MergerCo"), providing for the reorganization (the "Reorganization") of Sallie Mae into a wholly owned subsidiary of the Holding Company pursuant to the merger of MergerCo with and into Sallie Mae, with Sallie Mae as the surviving corporation (such proposal, the "Reorganization Proposal"); and

     (2) If the Reorganization Proposal is approved by shareholders, the selection of a slate of 15 nominees that will serve as the initial 15 member Holding Company Board of Directions (such proposal, the "Board Slate Proposal"). In the Board Slate Proposal, shareholders may vote either for the 15-person slate nominated by the CRV (the "CRV Slate") or for a 10-person slate nominated by a minority of the elected directors and political appointees on the Sallie Mae Board (the so-called "Majority Director Slate").

     The Student Loan Marketing Association Reorganization Act of 1996 (the "Privatization Act") authorized the restructuring of Sallie Mae so that all of its outstanding common stock shall be owned directly by a Holding Company, pursuant to a plan of reorganization adopted by Sallie Mae's Board of Directors. The Reorganization Agreement is the plan of reorganization adopted by the Sallie Mae Board pursuant to the Privatization Act. If the Reorganization Agreement is approved by the holders of a majority of the outstanding shares of Sallie Mae common stock and the Reorganization is consummated, (i) each outstanding share of common stock, par value $.20 per share, of Sallie Mae (the "Sallie Mae Common Stock") will be converted into one share of common stock, par value $.20 per share, of the Holding Company (the "Holding Company Common Stock") and (ii) all of the outstanding shares of MergerCo will be converted into all of the issued and outstanding shares of Sallie Mae Common Stock, all of which will then be owned by the Holding Company. The Reorganization Agreement is attached as Appendix A to the Proxy Statement/Prospectus mailed by the CRV with this Proxy Statement Supplement and is incorporated herein by reference. See also "THE REORGANIZATION PROPOSAL" in this Proxy Statement Supplement and "TERMS OF THE REORGANIZATION AGREEMENT" in the Proxy Statement/Prospectus.

     The Board Slate Proposal provides the means for shareholders to determine who will serve as directors on the Holding Company Board. Shareholders may vote for either the CRV Slate or the "Majority Director Slate." To implement the Board Slate Proposal, the Letter Agreement provides that, as soon as possible after shareholder approval of the Reorganization Proposal and before the Reorganization is effected, Sallie Mae (as the sole shareholder of the Holding Company) shall appoint as directors of the Holding Company the slate receiving the highest plurality of the votes cast in person or by proxy at the Special Meeting. If the CRV Slate receives a plurality of the votes cast at the Special Meeting, Sallie Mae will name the CRV Slate to the Holding Company's Board of Directors. Once named to the Holding Company Board, the CRV Slate will adopt the Restated Certificate of Incorporation and the Restated By-Laws, as set forth in Attachments B and C to this Proxy Statement Supplement, in order to implement the corporate governance provisions discussed in this Proxy Statement Supplement. Also, if named to the Holding Company Board, the CRV Slate will commence implementation of the business strategy for the Holding Company that is discussed in this Proxy Statement Supplement.

PLACE, TIME AND DATE OF THE SPECIAL MEETING; RECORD DATE

     The Special Meeting will be held on Thursday, July 31, 1997 at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, D.C. 20007, beginning at 11:00 a.m., local time, and at any adjournments or postponements thereof. The Letter Agreement provides that the Special Meeting shall not be adjourned to a later date except by mutual agreement of Sallie Mae and the CRV. Only holders of record of shares of Sallie Mae Common Stock at the close of business on June 6, 1997, the record date for the Special Meeting (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. As of the Record Date, 52,663,133 shares of Sallie Mae Common Stock were outstanding and eligible to be voted at the Special Meeting.

                            SOLICITATION OF PROXIES

     The CRV is soliciting proxies from record holders of Sallie Mae Common Stock as of the Record Date to cast votes at the Special Meeting FOR the Reorganization Proposal and FOR the CRV Slate. The CRV encourages shareholders NOT to vote on the Blue proxy card that has been mailed on behalf of the "Majority Directors." Shareholders who have signed and returned the GREEN proxy card should note that returning a later dated Blue proxy card will have the effect of canceling their vote for the CRV on the GREEN proxy card. If a shareholder timely and validly delivers both a BLUE proxy card and a GREEN proxy card, only the later dated proxy card will be counted.

     Any shareholder who has already voted the Majority Directors' Blue proxy card may revoke that vote at any time prior to the Special Meeting by delivering written notice of revocation or a later-dated proxy to the CRV's proxy solicitor, MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010,
Telephone: (212) 929-5500 (call collect) and (800) 322-2885 (toll-free) and Fax:
(212) 929-0308, or to the Secretary of the Company at The Student Loan Marketing Association, 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007, or by voting in person at the Special Meeting.

     THE CRV RECOMMENDS THAT SHAREHOLDERS MARK, SIGN, DATE AND RETURN THE GREEN PROXY CARD TO AUTHORIZE THE CRV TO VOTE AS FOLLOWS AT THE SPECIAL MEETING:

     - to vote FOR the Reorganization Proposal; and

     - to vote FOR the CRV Slate, who will adopt the Restated Certificate of Incorporation and the Restated By-Laws and undertake to implement the business plan described in this Proxy Statement Supplement.

     The CRV encourages shareholders NOT to return the Blue proxy card provided by the "Majority Directors." ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE SPECIAL MEETING.

                      ITEM 1: THE REORGANIZATION PROPOSAL

The CRV unanimously recommends that shareholders approve the Reorganization Agreement by voting FOR the Reorganization Proposal. The Reorganization Agreement is identical to the form of Reorganization Agreement that the CRV proposed for shareholder approval at a Special Meeting of Shareholders that was held on May 9, 1997 and contrasts sharply with the reorganization proposal put forth by the "Majority Directors" at a May 15 shareholders meeting. Of particular importance, the vote on the Reorganization Agreement pursuant to the Reorganization Proposal provides shareholders the ability to approve privatization of Sallie Mae and to vote separately to determine who will serve on the Holding Company Board of Directors. The CRV believes that the Reorganization Proposal therefore is favorable to shareholders because, unlike the proposal that previously was supported by the "Majority Directors," the Reorganization Proposal does not serve to entrench the "Majority Directors" and to insulate the Holding Company Board from accountability to shareholders. For these and for the other reasons set forth in the Proxy Statement/Prospectus under "THE REORGANIZATION PROPOSAL -- Reasons for the Reorganization; Recommendation of Sallie Mae and the CRV," the CRV urges shareholders to vote FOR the Reorganization Proposal.

     For further information regarding the terms and effects of the Reorganization, shareholders should carefully read the Proxy
Statement/Prospectus furnished by the CRV with this Proxy Statement Supplement.

                  THE CRV STRONGLY URGES SHAREHOLDERS TO VOTE
                        FOR THE REORGANIZATION PROPOSAL

                        ITEM 2: THE BOARD SLATE PROPOSAL

     The second item of business for the Special Meeting is a shareholder vote to determine who will serve as directors of the Holding Company (the "Board Slate Proposal"). Under the Letter Agreement, Sallie Mae has agreed that as soon as possible after shareholders approve the Reorganization Proposal and before the Reorganization is effected, Sallie Mae (as the sole shareholder of the Holding Company) shall appoint as directors of the Holding Company the slate of nominees receiving the highest plurality of the votes cast in person or by proxy at the Special Meeting. Pursuant to the Board Slate Proposal, shareholders may vote either for the CRV Slate or for the "Majority Director Slate."

     If the CRV Slate receives the highest plurality of the votes cast in person or by proxy at the Special Meeting, the CRV Slate will be named to the Holding Company Board of Directors and will adopt the Restated Certificate of Incorporation and the Restated By-Laws of the Holding Company (the Restated Certificate of Incorporation and the Restated By-Laws, respectively, which are set forth in Attachment B and Attachment C, respectively, to this Proxy Statement Supplement), as described in this Proxy Statement Supplement. Pursuant to the Letter Agreement, Sallie Mae has agreed that if the CRV Slate is named to the Holding Company Board of Directors, Sallie Mae will take all such actions as may be necessary to assist in adopting the Restated Certificate of Incorporation and the Restated By-Laws. In addition, the nominees comprising the CRV Slate have stated that if elected they will pursue implementation of the CRV business strategy as discussed in this Proxy Statement Supplement.

     The CRV intends to nominate the fifteen persons named in the chart on the following page to serve on the CRV Slate. Additional information regarding the CRV's business strategy, the terms of the Restated Certificate of Incorporation and the Restated By-Laws, the operation of the vote on the Board Slate Proposal, and the background and security ownership of the nominees on the CRV Slate is set forth in the following pages of this Proxy Statement Supplement. Each nominee on the CRV Slate has consented to serve as a director of the Holding Company if the CRV Slate receives the highest plurality of the votes cast in person or by proxy at the Special Meeting. EACH OF THE NOMINEES ON THE CRV SLATE HAS STATED THAT HE OR SHE WILL NOT CONSENT TO SERVE AS A DIRECTOR OF THE HOLDING COMPANY IF THE CRV SLATE DOES NOT RECEIVE A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE SPECIAL MEETING. The CRV does not expect that any of the nominees on the CRV Slate will be unable to stand for election, but in the event that one or more vacancies in the CRV Slate arises unexpectedly, the CRV shall name to the CRV Slate a substitute nominee or nominees selected by the CRV, provided that the CRV does not intend to name as a substitute any person who is a member of the "Majority Director Slate."

                  THE CRV STRONGLY URGES SHAREHOLDERS TO VOTE
                      FOR THE CRV SLATE OF BOARD NOMINEES.

                                 THE CRV SLATE

Edward A. Fox.........................   President and CEO of Sallie Mae from its inception in
                                         1973 until 1990; Dean, Amos Tuck School of Business,
                                         Dartmouth College, 1990-1994.
A. Alexander Porter*..................   President and General Partner of Porter, Felleman
                                         Inc., an Investment Management Company; Trustee of
                                         Davidson College.
Albert L. Lord*.......................   Former Chief Operating Officer and CFO of Sallie Mae.
Ronald F. Hunt*.......................   Former EVP and General Counsel of Sallie Mae.
Wolfgang Schoellkopf..................   Former Vice Chairman and CFO of First Fidelity
                                         Bancorporation; Former EVP of Chase Manhattan Bank.
James E. Brandon*.....................   Private Investor; Previously a Political Appointee to
                                         Sallie Mae's Board.
Charles L. Daley*.....................   Director and EVP, TEB Associates, a Real Estate
                                         Finance Company.
Thomas J. Fitzpatrick.................   President and CEO, Equity One, Inc.; Former Vice
                                         Chairman, Commercial Credit Co.
Diane S. Gilleland*...................   Senior Fellow, American Council on Education; Former
                                         Director, Arkansas Department of Higher Education.
Ann Torre Grant.......................   CFO, NHP Incorporated; Former Treasurer, USAir.
Benjamin J. Lambert, III*.............   Senator of the State of Virginia.
Marie V. McDemmond....................   President, Norfolk State University.
Barry A. Munitz.......................   Chancellor and Chief Executive Officer, The
                                         California State University System.
Steven L. Shapiro*....................   Chairman, Alloy, Silverstein, Shapiro, Adams, Mulford
                                         & Co.
Randolph H. Waterfield, Jr.*..........   Consultant; Former Managing Partner, Ernst & Young,
                                         Washington, D.C.

------------------

* Denotes current Sallie Mae director

     THE NOMINEES ON THE CRV SLATE HAVE SIGNIFICANT EXPERIENCE WITH THE COMPANY, THE HIGHER EDUCATION COMMUNITY AND THE EDUCATIONAL CREDIT MARKETPLACE. THE CRV'S BUSINESS PLAN IS DESIGNED TO DEVELOP AND LEVERAGE THE COMPANY'S TRADITIONAL STRENGTHS IN THE EDUCATIONAL CREDIT MARKETPLACE, PROVIDE SUPERIOR SERVICE TO COLLEGES, UNIVERSITIES AND BORROWERS AND REDUCE THE COMPANY'S EXCESSIVE COST STRUCTURE.

     THE INTERESTS OF THE NOMINEES ON THE CRV SLATE ARE CLEARLY ALIGNED WITH THOSE OF SHAREHOLDERS AS EVIDENCED BY THE NOMINEES' SIGNIFICANT OWNERSHIP STAKE IN THE COMMON STOCK OF THE COMPANY. AS OF JUNE 6, 1997, THE MEMBERS OF THE CRV SLATE OWNED OUTRIGHT 134,974 SHARES OF COMMON STOCK. IN CONTRAST, EVEN THOUGH FIVE MEMBERS OF THE "MAJORITY DIRECTOR SLATE" HAVE BEEN GIVEN SALLIE MAE SHARES IN THEIR ROLES AS DIRECTORS FOR TEN AND, IN SOME CASES, TWENTY YEARS, AS OF JUNE 6, 1997, THE TEN MEMBERS OF THE "MAJORITY DIRECTOR SLATE" OWNED OUTRIGHT ONLY 6,321 SHARES.

     THE CRV URGES YOU TO VOTE THE ENCLOSED GREEN PROXY CARD FOR THE CRV SLATE. THE CRV REQUESTS THAT THE ENCLOSED GREEN PROXY CARD FOR THE SPECIAL MEETING BE MARKED, SIGNED, DATED AND RETURNED AS SOON AS POSSIBLE USING THE ENCLOSED ENVELOPE. The CRV encourages shareholders NOT to vote on the Blue proxy card that has been mailed by the "Majority Directors." To make your vote on the GREEN proxy card count, DO NOT RETURN THE BLUE PROXY CARD. Returning the Blue proxy card may have the effect of canceling your vote for the CRV Slate.

                             THE CRV BUSINESS PLAN

     The CRV business plan for Sallie Mae recognizes the need for the Company to compete for assets and revenue in the rapidly changing student loan marketplace. This strategy is premised on two fundamental and related tenets: (1) the basic business of the Company provides better returns on capital than the new ventures that the "Majority Director Slate" intends to pursue outside the student loan field, and (2) privatization allows the Company to enhance and secure those returns by expanding the Company's delivery of education credit beyond the limits currently imposed by the GSE charter. The CRV intends to take advantage of the benefits of privatization by capitalizing on the scope of the Company's services and by managing the entire educational credit delivery process on a more cost-effective basis. A central objective of the CRV's business plan is to apply the Company's operating strengths to reverse the Company's trend of paying higher and higher loan acquisition costs. This strategy differs starkly from management's and the "Majority Director Slate's" plan, which lacks an affirmative strategy for lowering the loan acquisition costs that Sallie Mae currently pays commercial banking lenders, and which seeks share value growth through untried new business sidelines.

THE CURRENT STATE OF THE STUDENT LOAN BUSINESS

     Since 1992, the student loan business has undergone significant changes. First, federal legislation mandated a reduction in margins on loan originations. Second, student loan volume has increased from $12 billion per year to a projected $30 billion next year. Third, the development of the market for student loan securitizations has reduced the financing advantage of the Company's GSE status and provided large loan originators a source of liquidity that bypasses the Company. As a result, the cost of capital is nearly the same for all student loan holders and is now determined by the quality of the underlying portfolio of each holder rather than the credit status of the holder.

     Finally, consumers have increasingly emphasized quality in both servicing and origination delivery. Because schools and student borrowers demand premium service, market participants must be able to deliver efficient origination and higher quality servicing in order to compete for large volumes of quality loans. Moreover, the advent of the government's direct lending program has created another competitor for the traditional loan delivery system at the school level. The ability to service the needs of schools now determines the success of creating loan volume.

     This combination of volume growth at lower margins, equalization of financing costs for large portfolios and the demand for quality service has created a consolidation in the industry. Although there are approximately 5,300 loan originators in the market, over 90 percent of loan volume is held by the top 100 market participants. The consolidation has been led by large commercial banks, many of which have increased their commitment to the student loan business since the significant changes to the federal student loan markets in the early 1990's. Large volumes of loans are now being made by originators that do not participate in traditional secondary markets. This has lessened the supply of loans that are sold to secondary market participants and has increased the price demanded by sellers of those loans that are sold. For example, between 1993 and 1996, the average secondary market cash premium paid by the Company to banks for student loans increased from .71% to 2.03%.

     Two examples of these developments are the changes in business strategy of PNC Bank and National City Corporation, two banks whose executives currently serve on Sallie Mae's Board. Neither of these banks was a significant participant in the student loan market seven years ago, but each now is active in both the primary market and the secondary market for student loans. For example, PNC Bank recently sold a $1 billion portfolio of student loans through a securitization.

SALLIE MAE'S OPERATIONS

     As a government-sponsored enterprise, Sallie Mae was chartered to promote the participation of commercial banks and other lenders in the educational loan market by providing liquidity for their student loan investments. However, even before changes in 1992, Sallie Mae recognized the value of quality service delivery and the long term value of investing in systems and staff to deliver quality service to the ultimate customer. That insight was reflected in the Company's investment in a state-of-the-art imaging technology system that has distanced the Company from all competitors in the delivery of top quality customer service to schools and students. Sallie Mae is the only truly national operation of student credit services and can deliver loans to virtually every school in the nation. Sallie Mae already provides "start-to-finish" student loan processing for many banks, encompassing everything from application processing to funds delivery to life-of-loan servicing after purchase.

     Sallie Mae's systems now produce nearly one-third of all FFELP loans. However, constrained by actual or perceived limitations under its GSE charter, and faced with increased competition in the marketplace, Sallie Mae's current management has resigned itself to an undisciplined "offer any price" policy for loan acquisitions. Sallie Mae now incurs significant, and generally unreimbursed, costs in providing origination services to banks. The Company then pays premium prices to acquire loans from those and other "bank customers." As a result, the cash premiums paid by Sallie Mae to acquire loans have skyrocketed in recent years:

                          ACQUISITIONS COST BAR CHART

THE CRV'S BUSINESS STRATEGIES

     The CRV believes that Sallie Mae is in the enviable position of being able to grow both margins and volume. The student loan business is growing at a healthy rate and the prospects for continued growth are positive. The Company's servicing and loan delivery operation is without peer among its competitors and the cost of de novo entry into this business is tremendously high. Sallie Mae has the capital to invest further in its delivery system and to extend its lead over its competitors over the next five years. The CRV's business strategy is to take advantage of this market position and create value for the owners of the Company through a singular focus on decreasing loan acquisition costs and increasing utilization of the Company's assets.

     Following the Reorganization, the Company will be able to free itself from statutory restrictions on Sallie Mae's business by shifting its student loan purchasing activities to the Company's non-GSE subsidiaries. Its unsurpassed origination processing and servicing capabilities, which currently produce one-third of all FFELP loans, will no longer be relegated to "back room" support for banks and other lenders. Thus, privatization will allow the Company to fully capitalize on its significant investment in further building its relationships and reputation on college campuses. In this new environment, the CRV's business objective will be to work with existing bank customers, develop new collaborations with lenders and directly enter select markets, all so that the Company may improve yields, establish a predictable and sustainable flow of assets and increase the level of its income derived from its servicing and securitization activities.

     In addition, Sallie Mae's existing non-core operations can be streamlined to bring more value to the Company's shareholders. The CRV believes that Sallie Mae's current cost structure is such that the CRV's strategy can be successfully accomplished while reducing costs.

     Sallie Mae's current chief executive, Larry Hough, and the "Majority Director Slate" have characterized the CRV's business strategy as a wholesale drive to abandon the Company's existing operations and participate in the student loan market only as an originator and servicer of loans. Mr. Hough and the "Majority Director Slate" have suggested that the CRV's business plan will lead to "cannibalization" and have raised the specter of a monolithic banking industry boycotting the Company if the CRV ventures away from the Company's historic mode of operation.

     The CRV believes that Mr. Hough and the "Majority Director Slate" have purposefully misconstrued the nature of the CRV's business plan and that this propaganda does not reflect existing realities in the marketplace. The CRV has not initiated a plan to compete against the banking industry in the student loan marketplace. Instead, the CRV has addressed the fact that, in today's student loan market, many banks compete directly against Sallie Mae or by-pass Sallie Mae in favor of the securitization markets. Other banks have taken advantage of the competitive secondary market and statutory restrictions on Sallie Mae's business to obtain greatly increased premiums for loans sold to Sallie Mae.

     Moreover, banks that participate in the student loan market are familiar with competition. Most banks face competition in the student loan market from other banks at each school where they lend, and in cases where Sallie Mae provides origination processing services to one or more preferred providers at a school, the banks already effectively compete against Sallie Mae. The CRV's business plan addresses these dynamics head-on and, with the benefits of privatization, accommodates a full range of responses so that the Company can work to create shareholder value on a market-by-market basis.

     Instead of addressing these critical issues, Mr. Hough and the "Majority Director Slate" have called the CRV's business plan "reckless," the same label they previously applied to the CRV's proposals to increase the pace of securitizations, dramatically increase share repurchases and sharply cut overhead expenses. Over the past two years, however, the Company has implemented each of these CRV initiatives and thereafter shareholders have prospered.

     If the CRV Slate receives the highest plurality of votes at the Special Meeting, it will pursue the following seven business strategies:

        1. RESTORE LEADERSHIP TO SALLIE MAE. The CRV Slate provides shareholders' a full slate of 15 quality nominees and a management team with significant and successful Sallie Mae experience. The CRV's value-oriented, proven leadership will change the corporate personality and reinstall a "can do" attitude at all levels of Sallie Mae management. The CRV Slate, which currently includes nine Sallie Mae directors and which is publicly supported by Sallie Mae's Controller and its Treasurer, will restore stability to the Company's management ranks. In contrast, the "Majority Director Slate" includes only five current Sallie Mae directors who have been unable to guide the Company through privatization, have been unable to assemble a full slate of director nominees and have never worked at the Company. Moreover, the "Majority Director Slate" has not explained who will manage Sallie Mae during the crucial period after privatization, stating only that they are committed to Larry Hough's business policies and that they intend to establish a search committee to hire a yet-to-be-named chief executive who will implement those policies.

        2. A SINGULAR FOCUS ON THE BASIC BUSINESS -- STUDENT LOAN
           ACQUISITIONS. The student loan business is our principal business expertise. It is growing rapidly and is now a $30 billion annual market. The CRV will end costly and distracting experiments in new businesses. Any capital the CRV cannot employ in the education credit business will be returned to shareholders immediately.

        3. SIGNIFICANTLY REDUCE LOAN ACQUISITION COSTS BY LEVERAGING THE COMPANY'S EXISTING LOAN ORIGINATION CAPABILITIES IN STRATEGICALLY TARGETED MARKETS. Once the Company is free of the constraints imposed by Sallie Mae's GSE status, the Company will be in a unique position to establish a more predictable asset flow at costs that are lower than Sallie Mae is currently paying. As an actual or potential competitor of bank-originators and a provider of high-quality partnering opportunities, the Company will be in a better bargaining position to negotiate contractual terms with its 900 bank "customer-competitors." In addition, the Company will be in a position to expand operations -- either collaboratively or independently -- in markets where Sallie Mae currently has no or only a limited market share. The CRV will structure all such collaborative ventures to balance fairly the compensation between the parties. The CRV believes that these policies will cut the Company's loan acquisition costs by fifty percent over the next three fiscal years.

        4. ESTABLISH THIRD-PARTY SERVICING OPERATION. The CRV intends to utilize the Company's servicing operations to increase revenue and to position the Company for future loan acquisitions. Sallie Mae's servicing centers are recognized as "best in class", but operate at only half their capacity. This has resulted not only from the tremendous efficiencies created by ServCo management's far-sighted investments in systems and people, but also from the underperformance of the Company's secondary market loan acquisition program. The CRV will actively explore business development opportunities with carefully selected student lenders to service their loans. ServCo today has capacity to service approximately 6 million additional loan accounts. The CRV estimates that there currently is demand in the marketplace for servicing at least 2 million loan accounts. The CRV believes that, properly marketed, new servicing relationships can lead to increased loan acquisitions.

        5. CUT OPERATING COSTS. The CRV believes it can eliminate immediately $15 million of "professional" fees. The many redundant operational and staff functions between headquarters and ServCo will be consolidated, principally at ServCo, to save at least $15 million annually. New business experiments that lose money or have no growth prospects will be terminated. The approximately 700 headquarters positions each cost approximately $100,000 annually. The CRV believes that at least 200 of these positions can be eliminated or reassigned with a savings of $20 million.

        6. IMPROVE POLITICAL AND INDUSTRY RELATIONSHIPS. A June 16, 1997 Washington Post article entitled "Beltway's Politics-as-Usual Can Be Good Business" noted that the "Majority Directors' " regime is "notorious for lacking the political acumen" of other GSEs. During the time that the "Majority Directors" and current management have controlled the Company, Congress adopted a tax that applies only to the Company and a complaint was filed with the Federal Election Commission regarding the Company's lobbying activities. The CRV will lower Sallie Mae's political profile and end active electioneering and other provocative political activities, and instead will forge a productive working relationship with the Administration and Congress. For example, the CRV will propose several taxpayer cost-cutting ideas to the government for its consideration in the current Reauthorization process.

        7. COMPENSATE MANAGEMENT AND THE BOARD FOR MEETING TOUGH PERFORMANCE TARGETS WITH EQUITY-LINKED COMPENSATION. The Board will receive all compensation in stock or other equity-linked compensation. Management will be compensated for achieving "tough" performance targets and will receive most of its non-salary compensation in stock or other equity-linked compensation. The CRV will implement a company-wide option program that vests when the stock price trades at $150, $200 and $250 per share. The CRV will establish a performance-based compensation program that is tied to the following targets for the period through December 31, 2002:

                       - 20% annual EPS growth

                       - 10% net income growth

                       - 1% annual market share growth

                       - 10% annual margin improvement

                       - $50 million overhead reduction.

     The CRV believes that the foregoing seven strategies can be achieved with a fully committed and single-minded devotion to the student loan business. Sallie Mae is in a proven growth business with a 25-year track record. It should be operated by value-oriented leaders. The CRV believes that shareholders own Sallie Mae because they want to invest in the growing student loan business. Because the CRV Slate believes in the Company's prospects and in the CRV's business plan, the nominees on the CRV Slate are heavily invested in Sallie Mae's stock and, if elected, intend to receive only equity-based compensation for their service as directors. The CRV pledges to give the Company and its shareholders a motivated management and Board leadership that can best deliver these results.

     For the reasons discussed below, the CRV believes that voting in favor of the "Majority Director Slate" will result in the Company pursuing an unfocused business plan and being insulated from full accountability to shareholders.

     1. THE "MAJORITY DIRECTOR SLATE" HAS FAILED TO SET FORTH A CLEAR BUSINESS PLAN TO ADDRESS EXISTING OPERATIONAL ISSUES AND LEVERAGE THE BENEFITS OF PRIVATIZATION. The "Majority Director Slate" is committed to continuing the business policies that have been developed by Sallie Mae's outgoing chief executive and by commercial bankers who have divided loyalties because of their own companies' participation in the student loan market. Their business plan contains no concrete proposal for controlling the Company's loan acquisition costs, relies heavily on untested new ventures to generate earnings and ignores the market-driven funding advantages of securitizations. The CRV believes that the "Majority Director Slate's" blind adherence to "business as usual" policies in the face of rapidly changing market conditions make the earnings goals of the "Majority Director Slate" unobtainable.

     2. THE "MAJORITY DIRECTOR SLATE" INCLUDES DIRECTORS EMPLOYED BY COMPANIES THAT COMPETE WITH SALLIE MAE. The affiliations of Holding Company directors need to be carefully evaluated so that Sallie Mae's shareholders' interests in the student loan business take precedence over the student loan activities of the banks managed by the "Majority Directors." For example, Mr. David Daberko is the Chairman of National City Corporation in Cleveland, Ohio, a major competitor of Sallie Mae and the holder of approximately $2 billion of FFELP loans. Additionally, the "Majority Directors" proposed chairman, David Vitale, has been on the Sallie Mae Board for twenty years; but his bank (previously First Chicago, now First Chicago NBD) does not sell loans to the Company, even though it profits from sales of its loans to Sallie Mae's competitors. The CRV believes that the presence of individuals on the Holding Company Board whose banks engage in the student loan business conflicts with the Company's need to expand its activities and respond to increased competition.

     3. THE "MAJORITY DIRECTORS" HAVE DEMONSTRATED LITTLE REGARD FOR SHAREHOLDERS. The CRV has steadfastly championed corporate governance policies that Institutional Shareholders Services, an independent shareholder voting advisory organization, called "a model of corporate governance." In the version of the Proxy Statement/Prospectus originally filed with the SEC, the "Majority Directors" stated that they believed that the governance provisions contained in their original privatization proposal, which provided for a staggered Board, contained supermajority voting provisions to protect the Board and did not permit directors to be removed without cause, provided "a proper balance of the interests of all shareholders." Institutional Shareholder Services and Company shareholders called those terms objectionable. Confronted with continued shareholder criticism, the "Majority Director Slate" has on two occasions revised the governance provisions that they advocate. The CRV believes that the "Majority Directors" views as to the "proper" way to treat shareholders, combined with their belated amendments to the Holding Company's governance provisions, demonstrate that the "Majority Directors" have an arrogant disregard for the views of shareholders.

     4. THE "MAJORITY DIRECTORS" HOLD A MINIMAL STAKE IN THE FUTURE OF SALLIE MAE. Share ownership of the five incumbent Sallie Mae directors (four bankers and William Arceneaux) named to serve on the "Majority Directors Slate" totals only 6,171 shares, most of which were given to them by Sallie Mae during their tenure on the Board. The CRV believes that this negligible share ownership level indicates a lack of commitment to and lack of belief in the prospects of Sallie Mae.

                   THE CRV'S CORPORATE GOVERNANCE PROVISIONS

     Two of the long-term benefits of privatization are the ability to promote democratic corporate governance for the Holding Company and the ability to enhance shareholder rights. Throughout the debate over the privatization process, the eight shareholder-elected members of the CRV who currently serve on the Sallie Mae Board have advocated charter and by-law provisions that Institutional Shareholders Services, an independent shareholder voting advisory organization, has called "a model of corporate governance." These provisions are set forth in the Restated Certificate of Incorporation and Restated By-Laws, attached to this Proxy Statement Supplement as Attachments B and C, respectively. If elected, the CRV Slate will implement these provisions for the Holding Company.

     In contrast, the "Majority Directors" advocated a litany of management and board entrenchment and anti-shareholder provisions for the Holding Company's Certificate of Incorporation and By-Laws. In the face of widespread criticism of their initial proposals, the "Majority Directors" on March 21, 1997 revised several aspects of their proposed Holding Company Certificate of Incorporation to conform with the positions advocated by the CRV. But the March revisions by the "Majority Directors" removed only three of the many objectionable entrenchment and anti-shareholder provisions from the Holding Company's Certificate of Incorporation and By-Laws. In connection with the vote on the Board Slate Proposal, the "Majority Directors" for a second time have sought to mollify shareholders by embracing several changes to their Holding Company's Certificate of Incorporation and By-Laws. Even now, the "Majority Director Slate" has not accepted all of the corporate governance policies proposed by the CRV over six months ago.

     The CRV believes that good corporate governance is demonstrated by a commitment to solid principles of shareholder democracy, not by hastily endorsed positions that are adopted when viewed as expedient. The CRV continues to adhere to the principles that it originally advocated. Although the CRV is pleased that the "Majority Directors Slate" has concurred as to the advisability of many of the provisions originally proposed by the CRV, shareholders should know that the "Majority Directors Slate" has changed its position on these important issues several times during the debates over privatization. The following chart compares key corporate governance provisions that the CRV Slate will implement through the Restated Certificate of Incorporation and the Restated By-Laws with provisions that have been supported by the "Majority Directors." Each entry in the chart is explained on the pages following the chart. The Restated Certificate of Incorporation and the Restated By-Laws are set forth in Attachments B and C to this Proxy Statement Supplement and are incorporated herein by this reference.

     As a result of the Reorganization, holders of Sallie Mae Common Stock, whose rights are presently governed by the Sallie Mae Charter and federal common law and by the Sallie Mae By-Laws (which were last extensively reviewed by the "Majority Directors" in 1995) will become stockholders of the Holding Company, a Delaware corporation. A comparison of the corporate governance provisions currently applicable under Sallie Mae's Charter and By-Laws to those under the Restated Certificate of Incorporation and Restated By-Laws is set forth in Attachment A to this Proxy Statement Supplement.

                HOLDING COMPANY CORPORATE GOVERNANCE COMPARISON

---------------------------------------------------------------------------------------------------
                                CRV SLATE POSITION             "MAJORITY DIRECTORS' " POSITION
---------------------------------------------------------------------------------------------------
 ELECTION OF DIRECTORS:  Annual election of all directors  Originally supported classified board
                         beginning in 1997                 and no separate vote on initial Holding
                                                           Company Board; has now agreed to annual
                                                           election of all directors beginning in
                                                           1997
---------------------------------------------------------------------------------------------------
 VOTING FOR DIRECTORS:   Cumulative voting for directors   Rejected cumulative voting for the
                                                           Special Meeting and for future elections
                                                           of directors
---------------------------------------------------------------------------------------------------
 INDEPENDENCE OF         Excludes executives of            Permits large student loan originator to
   DIRECTORS:            competitors                       serve as Chairman of the Board and
                                                           allows competitors to serve on the Board
---------------------------------------------------------------------------------------------------
 SHAREHOLDER ACTION BY   Allowed                           Prohibited
   WRITTEN CONSENT:
---------------------------------------------------------------------------------------------------
 ANTI-TAKEOVER LAW:      Company not subject to Delaware   Company subject to Delaware
                         anti-takeover statute (DGCL sec.  anti-takeover statute (DGCL sec. 203)
                         203)
---------------------------------------------------------------------------------------------------
 BOARD SIZE AND          Shareholder vote required to      Board of Directors has discretion to
   VACANCIES:            change Board size and to fill     change size and appoint new directors
                         vacancies
---------------------------------------------------------------------------------------------------
 AMENDMENTS TO CHARTER   Shareholder-rights preserved      Originally imposed supermajority
   AND BY-LAWS:                                            provisions to protect the Board and gave
                                                           Board ability to repeal
                                                           shareholder-rights provisions
---------------------------------------------------------------------------------------------------
 SPECIAL MEETING:        One-third of shareholders, which  Originally authorized the Board to amend
                         provision may not be amended or   or eliminate shareholders' right to call
                         eliminated by the Board of        a special meeting; has now adopted CRV
                         Directors                         Slate position
---------------------------------------------------------------------------------------------------
 POISON PILL:            Requires authorization by a       Originally freely permitted; has now
                         shareholder vote                  adopted CRV Slate position
---------------------------------------------------------------------------------------------------
 GREENMAIL:              Prohibited by Certificate of      Originally authorized; has now adopted
                         Incorporation                     CRV Slate position
---------------------------------------------------------------------------------------------------

     1. THE CRV HAS CONSISTENTLY WORKED TO ENSURE THAT SHAREHOLDERS HAVE THE OPPORTUNITY TO VOTE ON THE COMPOSITION OF THE HOLDING COMPANY'S BOARD.

     The CRV believes that shareholders, as owners of the Company, should always choose who they want to run their Company. Allowing this choice at the Holding Company's inception is consistent with fair, democratic corporate governance principles, and will ensure that shareholders are provided with leadership that they, not the Company's management or long-term entrenched directors, believe is best suited to lead the Company into the challenges of the private sector.

     The "Majority Directors" originally endorsed a classified Board for the Holding Company, and proposed a "cram-down" plan of reorganization that required shareholders who wished to vote for the Reorganization to accept, without a separate vote, the directors chosen by the "Majority Directors." After the cram-down proposal was defeated by shareholders, the "Majority Directors" accepted the CRV's position that the Board Slate Proposal should be put before shareholders to allow a separate vote on the composition of the Holding Company's Board.

     2. THE CRV SUPPORTS CUMULATIVE VOTING FOR DIRECTORS.

     The CRV believes that cumulative voting for directors promotes the presentation of differing views of shareholders and true accountability by directors. See "OPERATION OF THE BOARD SLATE PROPOSAL." As discussed below, the CRV proposed to the "Majority Directors" that an election of directors occur at the Special Meeting through cumulative voting. The "Majority Directors" rejected the CRV's cumulative voting proposal with respect to the Special Meeting, and do not provide for cumulative voting in future elections of Holding Company directors. Under the Restated Certificate of Incorporation and the Restated By-Laws, future Board elections would be conducted through a cumulative voting process.

     3. THE CRV WILL PROHIBIT COMPETITORS FROM SERVING ON THE COMPANY'S BOARD.

     To avoid conflicts, the Restated By-Laws prohibit the nomination of director candidates who are employed by competitors. The "Majority Directors Slate," which includes four senior banking executives, would allow directors with competing business interests to control the Holding Company's Board and have named the chief executive from a large student loan originator as their candidate to serve as chairman of the Holding Company's Board.

     4. THE CRV WILL PERMIT SHAREHOLDERS TO ACT BY WRITTEN CONSENT.

     The CRV believes that the ability of shareholders to act by written consent provides an important means for shareholders to participate in corporate decisionmaking. The Restated Certificate of Incorporation therefore allows shareholders to act by written consent. The governance provisions backed by the "Majority Directors" do not allow shareholders to act by written consent.

     5. THE CRV WILL OPT OUT OF DELAWARE'S ANTI-TAKEOVER PROVISION.

     The "Majority Directors" propose to have the Holding Company governed by Delaware's elective "Business Combination Statute," contained in Section 203 of the Delaware General Corporation Law (the "DGCL"). If a publicly-held Delaware company elects to be governed by the Business Combination Statute, such statute generally prohibits that company from engaging in a "business combination" with an "interested shareholder" for a period of three years after the date of the transaction in which the person became an interested shareholder, unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the company; (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owns at least 85% of the outstanding stock; or (iii) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock which is not owned by the "interested shareholder." A "business transaction" includes mergers, asset sales and other transactions resulting in a financial benefit to the shareholder. An "interested shareholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15 percent or more of the company's voting stock. The Business Combination Statute expressly provides that a company's shareholders may, by a vote of a majority of the outstanding shares, adopt an amendment to the By-Laws or Certificate of Incorporation electing not to be governed by the Business Combination Statute. Such amendment would become effective twelve months after adoption and would not be subject to amendment by the company's board of directors and would not apply to a business combination with a person who became an interested shareholder prior to the adoption of such amendment.

     The Restated Certificate of Incorporation provides that the Holding Company will not be subject to the Business Combination Statute. The CRV believes that the Business Combination Statute discourages offers to acquire the Company's shares by, among other things, creating obstacles to second-stage mergers in which successful offerors acquire the remainder of the Company's shares. The CRV further believes that the provisions in the Business Combination Statute establishing hurdles for a second-stage merger which is opposed by a majority of the minority shareholders are otherwise adequately addressed under Delaware law because the law requires that a second-stage merger with a controlling shareholder must satisfy the "entire fairness" test. This test requires the courts to conduct a comprehensive review of the fairness of such a transaction. In addition, the CRV notes that it is common practice for acquirors to satisfy this standard by conditioning a second-stage merger on approval by a majority of the minority shareholders.

     6. THE CRV WILL PERMIT ONLY SHAREHOLDERS TO CHANGE THE SIZE OF THE BOARD.

     The CRV believes that shareholders should in all cases decide who comprises the Holding Company's Board of Directors. The Restated Certificate of Incorporation provides that any action to increase or decrease the size of the Holding Company's Board of Directors requires shareholder approval, and any vacancy on the Board of Directors, regardless of whether resulting from death, resignation, retirement, disqualification, removal from office or otherwise, can be filled only by shareholders.

     The "Majority Director Slate" would permit any vacancy on the Board of Directors, regardless of whether created by a director ceasing to serve on the Board or by the Board of Directors expanding the size of the Board, to be filled by a vote of the Holding Company's Board of Directors. The "Majority Director Slate" would allow shareholders to vote on new directors only if the Holding Company Board decides to call a shareholders meeting for that purpose.

     7. THE CRV WILL PROTECT IMPORTANT SHAREHOLDER RIGHTS FROM BOARD AMENDMENT.

     The CRV believes that fundamental shareholder-rights provisions should be beyond the discretion of the Holding Company's Board of Directors to amend and instead should be amended or repealed only with shareholder approval. Important shareholder-rights provisions set forth in the Restated Certificate of Incorporation or the Restated By-Laws can be amended only by a shareholder vote. The "Majority Director Slate" originally supported entrenchment provisions that would have required a supermajority shareholder vote to repeal provisions that insulated directors from accountability to shareholders. In addition, provisions protecting shareholders were set forth in By-Laws, and therefore could be amended or repealed by the Holding Company's Board of Directors without shareholder approval.

     8. THE CRV WILL PROTECT THE RIGHT OF SHAREHOLDERS TO CALL SPECIAL MEETINGS.

     The CRV believes that the Board of Directors should not be able to amend the By-Laws to deny shareholders the right to call a special meeting. Two days before Sallie Mae's 1995 annual meeting, at which CRV members were elected to Sallie Mae's Board of Directors following a contested election of directors, the "Majority Directors" secretly voted to amend Sallie Mae's By-Laws to eliminate shareholders' right to call a special meeting. Therefore, the Restated By-Laws provide that the Board of Directors cannot eliminate shareholders' right to call a special meeting. The "Majority Directors" originally provided shareholders' right to call a special meeting in the Company's By-Laws where such right could be amended or repealed at the "Majority Directors"' whim.

     9. THE CRV WILL ENSURE THAT SHAREHOLDERS PARTICIPATE IN ANY DECISION TO IMPLEMENT A POISON PILL.

     The CRV believes that a "poison pill" -- a defensive tactic used by a company to make its shares or financial condition less attractive to a potential acquiror by providing shareholders preferred stock purchase rights that in certain circumstances permit shareholders to purchase a large amount of the company's shares at a below-market price -- can be used to shareholders' disadvantage. For example, it can be used to resist an acquisition proposal that is supported by shareholders. The CRV has therefore consistently endorsed a provision to require that any poison pill be subject to shareholder approval or be redeemable by shareholders. After rejecting the CRV's proposal on several occasions, the "Majority Directors" have finally endorsed the CRV's provision restricting poison pills.

     10. THE CRV WILL PROHIBIT GREENMAIL UNLESS APPROVED BY SHAREHOLDERS.

     The CRV believes that "greenmail" payments entrench management and are detrimental to shareholders. Moreover, in certain circumstances, such payments may lead to unfavorable tax consequences. Thus, the Restated Certificate of Incorporation prohibits such payments unless approved by the affirmative vote of not less than a majority of the shares. Because the abuse of greenmail is that the premium payments are not offered to all similarly situated shareholders, the CRV Slate would provide that payments made in tender offers to all shareholders or in odd-lot tender offers are not deemed to be "greenmail payments." Although the "Majority Directors" now endorse the CRV's anti-greenmail provision, they originally implemented it through a by-law provision which they would have had the right to repeal in their discretion.

                     OPERATION OF THE BOARD SLATE PROPOSAL

     Pursuant to the Letter Agreement, the size of the Holding Company Board of Directors has been established as fifteen (15). During the negotiations between the CRV and Sallie Mae over the terms of the Letter Agreement, the Sallie Mae directors who negotiated the Letter Agreement on behalf of the "Majority Directors" proposed that the vote on the Board Slate Proposal be conducted as a "winner takes all" vote. The "Majority Directors" subsequently modified their proposal to state that, if the slate that received a plurality of the votes at the Special Meeting consisted of less than 15 persons, the other slate would be able to name from among its nominees who consented to serve as minority directors, if any, the persons who would fill the vacancies on the Holding Company Board. The CRV countered this proposal and instead proposed that the Holding Company Board be selected through a cumulative voting process. The CRV proposed cumulative voting because it is widely recognized as an effective means to ensure that shareholders' views receive proportional representation on the board of directors. The "Majority Directors" rejected the CRV's proposal that Holding Company directors be named pursuant to a cumulative voting process and instead reiterated their modified "winner takes all" proposal, which the CRV accepted in order to finalize the Letter Agreement.

     The "Majority Directors" have nominated a ten-person slate to serve on the Holding Company's 15 member Board of Directors. EACH OF THE NOMINEES ON THE CRV SLATE HAS STATED THAT HE OR SHE WILL NOT CONSENT TO SERVE AS A DIRECTOR OF THE HOLDING COMPANY IF THE CRV SLATE DOES NOT RECEIVE A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE SPECIAL MEETING. Accordingly, if the "Majority Director Slate" receives the highest plurality of the votes at the Special Meeting, five vacancies will exist on the Holding Company Board of Directors.

     The members of the CRV Slate have concluded that it would be inconsistent with their commitment to shareholders and their business strategy to serve on a Holding Company Board controlled by the individuals named to lead the "Majority Director Slate." Among the reasons that the nominees on the CRV Slate have stated that they will not consent to serve as minority members on the Holding Company Board of Directors are the following:

          a. The CRV believes that an inherent conflict of interest exists when the Holding Company Board of Directors is controlled by persons who are or who were nominated by senior executives at banks that have business interests that compete with the Company's operations in the student loan business.

          b. The CRV believes, based on the "Majority Directors" actions over the past two years and recent public statements by David Vitale, a member of the "Majority Director Slate," that the "Majority Directors" have pledged to pursue the business strategy developed by Larry Hough and will not give due consideration to the business plan advocated by the CRV. The CRV is particularly concerned that the "Majority Directors" continue to endorse Mr. Hough's business plan even though the "Majority Directors" have stated their view that the Holding Company should have a new chief executive officer with a demonstrated record of success in the public company sector and accordingly have secured from Mr. Hough a commitment to resign as Chief Executive Officer of the Company at some unspecified date in the future.

          c. The fact that, one year ago, in connection with Sallie Mae's 1996 annual meeting of shareholders, the CRV Directors entered into an agreement with the "Majority Directors" regarding the future conduct of Board affairs, and that the "Majority Directors" subsequently failed to honor most of the provisions set forth in such agreement.

     The CRV Slate consists of 15 persons. Accordingly, if the CRV Slate receives a plurality of the votes cast in person or by proxy at the Special Meeting, there will be no vacancies on the Holding Company Board of Directors. During the course of negotiating the Letter Agreement, the CRV invited Dr. William Arceneaux, who presently serves as chairman of the Sallie Mae Board of Directors, to serve as a director nominee on the CRV Slate. On June 9, 1997, Dr. Arceneaux formally declined the CRV's offer that he consent to be named as a director nominee on the CRV Slate. Previously, Dr. Arceneaux also declined a CRV offer that he and two nominees to be named by him serve as members of the CRV Slate.

                  INFORMATION REGARDING THE CRV SLATE NOMINEES

     The CRV intends to nominate the persons named below to the CRV Slate. Each CRV Nominee has consented to serve as a director of the Holding Company if the CRV Slate receives the highest plurality of votes cast in person or by proxy at the Special Meeting. The CRV does not expect that any of the nominees on the CRV Slate will be unable to stand for election, but in the event that one or more vacancies in the CRV Slate arises unexpectedly, a substitute nominee or nominees will be named to the CRV Slate by the CRV, and shares of Common Stock represented by the accompanying GREEN proxy card will be voted for the CRV Slate as reconstituted.

     The Nominees listed below have furnished the following information concerning their principal occupations and certain other matters:

                                 THE CRV SLATE

                                                          DESCRIPTION OF BUSINESS OR
     NAME AND BUSINESS ADDRESS        AGE                PRESENT PRINCIPAL OCCUPATION
-----------------------------------   ---    ----------------------------------------------------
James E. Brandon*..................   70     Attorney and Certified Public Accountant. Mr.
Amarillo, TX                                 Brandon is President and director of the following
                                             private companies: National Cattle Co., Inc.,
                                             Automated Electronics Corp., Kirby Royalties, Inc.,
                                             and El Paso Venezuela Company, each an oil and gas
                                             company; Oldham Ranches, Inc., Grain Properties,
                                             Inc., and Park-Princess, Inc., each a real estate
                                             investment company. Mr. Brandon is a Trustee of
                                             Eureka College in Illinois, serving a six-year term
                                             that commenced in 1993. He also served as a Trustee
                                             of Eureka College from 1985 to 1991. Mr. Brandon
                                             served as director of the Company, by appointment of
                                             the President of the United States, from 1982
                                             through 1991.
Charles L. Daley*..................   64     Director, Executive Vice President and Secretary of
Voorhees, NJ                                 TEB Associates, Inc., a real estate finance company,
                                             since 1992. Mr. Daley was Executive Vice President
                                             and Chief Operating Officer of First Peoples
                                             Financial Corporation, a bank holding company, from
                                             1987 to 1992 and Executive Vice President and Chief
                                             Operating Officer of First Peoples Bank of New
                                             Jersey, a state-chartered commercial bank, from 1984
                                             to 1992.
Thomas J. Fitzpatrick..............   48     Founder, President and Chief Executive Officer of
Medford, NJ                                  Equity One, Inc., a one billion dollar consumer
                                             lending company, since 1990. Mr. Fitzpatrick was
                                             Vice Chairman of Commercial Credit Co. from 1988
                                             until 1989. From 1983 until 1988, he was President
                                             and Chief Operating Officer of Manufacturers Hanover
                                             Consumer Services, where he had been employed since
                                             1979. Mr. Fitzpatrick currently serves on the board
                                             of directors of BanPonce Financial Corporation.

                                                          DESCRIPTION OF BUSINESS OR
     NAME AND BUSINESS ADDRESS        AGE                PRESENT PRINCIPAL OCCUPATION
-----------------------------------   ---    ----------------------------------------------------
Edward A. Fox......................   60     Mr. Fox retired from the Company in 1990 after
Harborside, ME                               serving as its President and Chief Executive Officer
                                             since its inception in 1973. From 1990 until 1994,
                                             he was the Dean of the Amos Tuck School of Business
                                             Administration at Dartmouth College. Mr. Fox is a
                                             director of Delphi Financial Group, Construction
                                             Loan Insurance Corporation ("Connie Lee"), Greenwich
                                             Capital Management and New England Life Insurance
                                             Co., and is Chairman of the Board of Commerce
                                             Security Bancorp. In 1997, the Governor of Maine
                                             appointed Mr. Fox to a three-year term on the New
                                             England Board of Higher Education.
Diane S. Gilleland*................   50     Senior Fellow, American Council on Education,
Washington, D.C.                             Washington, D.C. Previously, Dr. Gilleland was the
                                             Director, Arkansas Department of Higher Education
                                             (1990-1997). She currently serves on the boards of
                                             several organizations including the Boards of the
                                             Arkansas School of Mathematics and Science, the
                                             Southern Regional Education Board's Commission on
                                             Educational Quality and the National Advisory Group
                                             for the Ford Foundation-supported project on Higher
                                             Education Costs, Pricing and Productivity.
Ann Torre Grant....................   39     Executive Vice President, Chief Financial Officer
Vienna, VA                                   and Treasurer of NHP Incorporated, a broad-based
                                             national real estate services firm that is the
                                             nation's second largest multi-family property
                                             manager and fourth largest commercial lender, since
                                             February 1995. Ms. Grant was Vice President and
                                             Treasurer of US Airways from 1991 until 1995, and
                                             held other finance positions at US Airways from 1988
                                             until 1991. She is currently an independent director
                                             of Franklin Mutual Series, a $22 billion family of
                                             mutual funds.
Ronald F. Hunt*....................   53     Attorney in New Bern, North Carolina, where he has
New Bern, NC                                 resided since 1990. Mr. Hunt retired from the
                                             Company in 1990 after serving in a number of
                                             executive positions there, beginning in 1973. He was
                                             appointed General Counsel of the Company in 1979 and
                                             Executive Vice President in 1983. Since 1987 he has
                                             served as Corporate Secretary of the Construction
                                             Loan Insurance Corporation ("Connie Lee") and as
                                             Director and Corporate Secretary of Connie Lee
                                             Insurance Company, a municipal bond insurer wholly
                                             owned by the Construction Loan Insurance
                                             Corporation, and of Connie Lee Management Services
                                             Corporation. From 1993 until 1995, Mr. Hunt was
                                             Chairman of the Board of Directors of the National
                                             Student Loan Clearinghouse, a not-for-profit
                                             corporation that provides loan status verification
                                             for participants in the FFELP.

                                                          DESCRIPTION OF BUSINESS OR
     NAME AND BUSINESS ADDRESS        AGE                PRESENT PRINCIPAL OCCUPATION
-----------------------------------   ---    ----------------------------------------------------
Benjamin Joseph Lambert, III*......   60     Senator of the State of Virginia since 1987. As a
Richmond, VA                                 Senator, Dr. Lambert has focused on education issues
                                             and is Chairman of the Senate's Higher Education
                                             Subcommittee. Dr. Lambert has also been
                                             self-employed as an optometrist since 1962. Dr.
                                             Lambert is a director of the following companies:
                                             Consolidated Bank & Trust Company (since 1989);
                                             Virginia Power (since 1992); and Dominion Resources
                                             (since 1994). Dr. Lambert is also Secretary of the
                                             Board of Trustees of Virginia Union University,
                                             where he has served as a Trustee for over 15 years.
Albert L. Lord*....................   51     President and principal shareholder of LCL Ltd., a
Washington, D.C.                             Washington D.C. firm that provides consulting
                                             services in investment and financial services. Mr.
                                             Lord served in executive positions at the Company
                                             from October 1981 until January 1994. Mr. Lord
                                             served as the Executive Vice President and Chief
                                             Operating Officer of the Company from 1990 to 1994,
                                             and Executive Vice President and Chief Financial
                                             Officer of the Company from 1986 to 1990. Mr. Lord
                                             also serves as a director of First Alliance
                                             Corporation, Irvine, CA, and Princeton Bank,
                                             Princeton, MN.
Marie V. McDemmond.................   51     President of Norfolk State University since June
Norfolk, VA                                  1997. From December 1988 to June 1997, Dr. McDemmond
                                             served Florida Atlantic University in various
                                             capacities, most recently as Vice President for
                                             Finance and Chief Fiscal Officer. Prior to 1988, Dr.
                                             McDemmond was an Assistant Professor of Education at
                                             the University of New Orleans, President of
                                             McDemmond and Associates, an education finance
                                             consulting firm, and held financial management
                                             positions at Emory University, Atlanta University
                                             and University of Massachusetts. She is also a
                                             frequent author and lecturer on women and minority
                                             issues and financial management of colleges and
                                             universities.
Barry A. Munitz....................   55     Chancellor and Chief Executive Officer of The
Long Beach, CA                               California State University System since 1991. Dr.
                                             Munitz is immediate past Chair of the American
                                             Council on Education, Chairman of the National
                                             Advisory Group for the Ford Foundation-supported
                                             Project on Higher Education Costs, Pricing and
                                             Productivity, Chair-elect of the California
                                             Business -- Higher Education Forum and a member of
                                             the Executive Committee of Los Angeles' KCET Public
                                             Television Station. Dr. Munitz has also served as a
                                             director of SunAmerica Corp. since 1994. From 1982
                                             until 1991, he was President and Chief Operating
                                             Officer of Federated Development Co., Vice Chairman,
                                             MAXXAM, Inc., Chairman and Chief Executive Officer,
                                             United Financial Group, and Director, Charter
                                             BancShares, Kaiser Aluminum and Simplicity Patterns.

                                                          DESCRIPTION OF BUSINESS OR
     NAME AND BUSINESS ADDRESS        AGE                PRESENT PRINCIPAL OCCUPATION
-----------------------------------   ---    ----------------------------------------------------
A. Alexander Porter*...............   58     Co-Founder and President of Porter, Felleman Inc.,
New York, NY                                 an investment management company, since 1983, and
                                             General Partner of Amici Associates, L.P. since 1976
                                             and of the Collectors' Fund since 1984. Amici and
                                             the Collectors' Fund are investment partnerships in
                                             which Mr. Porter has investment discretion to buy
                                             and sell securities. Mr. Porter has been a trustee
                                             of Davidson College in North Carolina since 1992; a
                                             governor of the New York Athletic Club since 1991; a
                                             Founder and Director of Distribution Technology,
                                             Inc., a privately held company, since 1968; and a
                                             trustee of The John Simon Guggenheim Memorial
                                             Foundation, since 1997.
Wolfgang Schoellkopf...............   64     Vice President and Chief Financial Officer of First
New York, NY                                 Financial Bancorporation from 1990 until 1996. After
                                             teaching economics at Cornell University and
                                             Princeton University, Mr. Schoellkopf held various
                                             positions at Chase Manhattan Bank from 1963 until
                                             1988, most recently as Executive Vice President and
                                             Treasurer. From 1988 until 1990, he was Executive
                                             Vice President of Shearson Lehman Hutton. Mr.
                                             Schoellkopf currently serves on the boards of
                                             directors of Great Lakes Reinsurance Corporation and
                                             Inner-City Scholarship Fund.
Steven L. Shapiro*.................   56     Certified Public Accountant and Personal Financial
Cherry Hill, NJ                              Specialist. Mr. Shapiro is Chairman of Alloy,
                                             Silverstein, Shapiro, Adams, Mulford & Co., an
                                             accounting firm, where he has been employed since
                                             1960, and has served on its board of directors since
                                             1966. Mr. Shapiro has been a member of the executive
                                             advisory council of Rutgers University since 1992,
                                             and is a federal key person of the American
                                             Institute of Certified Public Accountants. Mr.
                                             Shapiro also serves on the boards of the following
                                             companies: Carnegie Bancorp, a Princeton, New Jersey
                                             bank (since 1992); the Casino Reinvestment
                                             Development Authority (since 1992); and the West
                                             Jersey Hospital Foundation (since 1993). He was
                                             director of First Peoples Financial Corp. from 1990
                                             to 1992 and Vice Chairman of the Board of Jefferson
                                             Bank of New Jersey from 1988 to 1990.
Randolph Hearst Waterfield*........   65     Certified public accountant and self-employed
Barnegat Light, NJ                           accounting consultant since 1990. Prior to 1990, Mr.
                                             Waterfield was with Ernst & Young for 40 years,
                                             during which time he served as the audit partner
                                             with a number of major clients, including the
                                             Company, and was the East Region Director of
                                             Accounting and auditing and managing partner of
                                             Ernst & Young's Washington, D.C. office. Mr.
                                             Waterfield has been a Trustee of Drexel University
                                             since 1981.

------------------
* Denotes current Director of Sallie Mae.

     The nominees on the CRV Slate will not receive any compensation from the CRV for their services as directors of the Holding Company. Members of the CRV who are directors of Sallie Mae are under certain circumstances indemnified under the Company's By-Laws in any proceeding involving them by reason of the fact that they are directors of the Company, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. Pursuant to the Letter Agreement, the CRV and the Company have agreed not to initiate or authorize any action, claim or other litigation relating to the Reorganization or the solicitation of proxies in respect thereof against the other party unless such action does not seek monetary relief or recovery.

     If the CRV Slate is named to the Holding Company Board, the CRV Slate intends to establish a directors' compensation program that consists entirely of equity-based compensation consisting of stock grants and stock option grants which vest at prices of 50% to 150% higher than the option exercise price.

     Certain information as to the beneficial ownership of Sallie Mae Common Stock by the nominees on the CRV Slate is set forth in Schedule I to this Proxy Statement Supplement. None of the nominees on the CRV Slate is adverse to the Company or any of its subsidiaries in any material pending legal proceedings, other than ordinary routine litigation incidental to the business to which the Company or any of its subsidiaries is a party or of which any of their property is subject. Mr. Hunt is Corporate Secretary of the Construction Loan Insurance Company ("Connie Lee"). In February 1997, Connie Lee converted to a private, shareholder-owned corporation pursuant to statutory provisions that required Connie Lee to repurchase shares of its stock owned by the U.S. government at a purchase price determined by an independent appraisal. On February 28, 1997 Sallie Mae loaned Connie Lee $18,382,080 to repurchase the shares, with interest payable at the London Interbank Offering Rate ("LIBOR") plus .625%. As of July 8, 1997, the balance due on this loan was $18,382,080. As of March 31, 1997, Sallie Mae owned approximately 42 percent of Connie Lee's outstanding voting stock.

     The fifteen nominees who receive a plurality of the votes at the Special Meeting will be named by Sallie Mae to constitute the Holding Company's Board of Directors and will serve as directors of the Holding Company until their successors are elected at the 1998 annual meeting of the Holding Company's shareholders.

                THE CRV STRONGLY URGES SHAREHOLDERS TO VOTE FOR
                      THE CRV SLATE AT THE SPECIAL MEETING

                          VOTING AND PROXY PROCEDURES

     The accompanying GREEN proxy card will be voted in accordance with the shareholder's instructions on such GREEN proxy card. Any unrevoked proxies granted to the CRV will be voted in accordance with the directions given in such proxies at the Special Meeting. See "INFORMATION REGARDING THE SPECIAL MEETING" in this Proxy Statement Supplement and in the Proxy Statement/Prospectus for additional information regarding voting at the Special Meeting.

     For purposes of the Reorganization Proposal and the Board Slate Proposal, each share of Sallie Mae Common Stock shall be entitled to one vote.

     It is not expected that any matter other than the votes on the Reorganization Proposal and the Board Slate Proposal will be brought before the Special Meeting. If, however, any other matters are properly presented at the Special Meeting, including, among other things, consideration of a motion to adjourn the Special Meeting to another time or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Under the Letter Agreement, the CRV and Sallie Mae have agreed not to adjourn the Special Meeting to a later date, except by mutual agreement. Unless voted or revoked in the manner provided below, any such proxy will expire twelve months from the date executed.

     FOR THE PROXY SOLICITED HEREBY TO BE VOTED, THE ENCLOSED GREEN PROXY CARD MUST BE MARKED, SIGNED, DATED AND RETURNED, USING THE ENCLOSED ENVELOPE, IN TIME TO BE VOTED AT THE SPECIAL MEETING (SCHEDULED FOR JULY 31, 1997). Execution of a GREEN proxy card will not affect your rights to attend the Special Meeting and vote in person. Any proxy may be revoked at any time prior to the Special Meeting by delivering written notice of revocation or a later-dated proxy to MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010, Telephone:
(212) 929-5500 (call collect) and (800) 322-2885 (toll-free) and Fax: (212)
929-0308, or to the Secretary of the Company at The Student Loan Marketing Association, 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007, or by voting in person at the Special Meeting. ONLY YOUR PROXY WITH THE LATEST DATE PRIOR TO THE MEETING DATE WILL COUNT AT THE SPECIAL MEETING. YOU ARE ENCOURAGED TO MANUALLY DATE YOUR PROXY CARD EVEN IF IT HAS A DATE STAMPED ON IT.

     Only holders of Sallie Mae Common Stock of record at the close of business on the Special Meeting Record Date, June 6, 1997, are entitled to vote at the Special Meeting and any adjournment or postponement thereof. HOLDERS OF SALLIE MAE COMMON STOCK AT THE CLOSE OF BUSINESS ON THE SPECIAL MEETING RECORD DATE ARE URGED TO SUBMIT A GREEN PROXY CARD EVEN IF THEY HAVE SOLD SOME OR ALL OF THEIR SHARES AFTER THE SPECIAL MEETING RECORD DATE. If your shares are registered in more than one name, the GREEN proxy card must be signed by all such persons to ensure that all of your shares of Sallie Mae Common Stock are voted FOR the Reorganization Proposal and FOR the CRV Slate. If your shares are held in the name of a brokerage firm, bank or other nominee, only it can vote those shares. Accordingly, please contact the person responsible for your account and instruct him or her as to how your shares are to be voted.

     According to the Company, 52,663,133 shares of Sallie Mae Common Stock were outstanding and eligible to vote as of the Special Meeting Record Date, June 6, 1997.

      INFORMATION CONCERNING THE COMMITTEE TO RESTORE VALUE AT SALLIE MAE

     The CRV includes Sallie Mae shareholders and current directors of Sallie Mae who believe that the Company's current management has offered a self-serving, shareholder-unfriendly plan of reorganization, and who believe that a plan of reorganization can and should preserve shareholder rights and democratic corporate governance while helping the Company to achieve better results for students, colleges and shareholders alike. The CRV currently consists of the following persons: James E. Brandon, Charles L. Daley, Edward A. Fox, Diane S. Gilleland, Ann Torre Grant, Ronald F. Hunt, Benjamin J. Lambert, III, Albert L. Lord, Marie V. McDemmond, Barry A. Munitz, A. Alexander Porter, Jr., Wolfgang Schoellkopf, Steven L. Shapiro, and Randolph Hearst
Waterfield -- which individuals are the nominees on the CRV Slate -- and Michael
W. Arthur, J. Paul Carey, Robert R. Levine, Mark G. Overend, Guido E. van der Ven and LCL Ltd., a

Washington, D.C. firm that provides consulting services in investment and financial matters, of which Mr. Lord is the President and principal shareholder, and Messrs. Arthur, Carey, and van der Ven are associated. The CRV's address is 1317 F Street, N.W., Suite 202, Washington, D.C., 20004, and its telephone number is (202) 879-2060.

     As of the Record Date, the nominees on the CRV Slate owned outright an aggregate of 134,974 shares of Sallie Mae Common Stock and members of the CRV had the right to vote 156,606 shares, constituting less than one percent of the total votes eligible to be cast at the Special Meeting.

     With the exception of Messrs. Arthur, Carey, Levine, Overend and van der Ven and LCL Ltd., each member of the CRV is a CRV Nominee. Additional information regarding the nominees on the CRV Slate is set forth above under the heading "THE BOARD SLATE PROPOSAL." Additional information regarding beneficial ownership of shares of Sallie Mae Common Stock by members of the CRV is set forth in Schedule I.

                               VOTING YOUR SHARES

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO VOTE FOR THE REORGANIZATION PROPOSAL AND FOR THE CRV SLATE BY SO INDICATING ON THE ENCLOSED GREEN PROXY CARD AND IMMEDIATELY MAILING THE CARD IN THE ENCLOSED ENVELOPE. YOU MAY DO THIS EVEN IF YOU HAVE ALREADY SENT IN A BLUE PROXY CARD SOLICITED BY THE "MAJORITY DIRECTORS". ONLY YOUR LATEST-DATED PROXY WILL BE COUNTED. EXECUTION AND DELIVERY OF A PROXY BY A RECORD HOLDER OF SALLIE MAE COMMON STOCK WILL BE PRESUMED TO BE A PROXY WITH RESPECT TO ALL SHARES OF SALLIE MAE COMMON STOCK HELD BY SUCH RECORD HOLDER UNLESS THE PROXY SPECIFIES OTHERWISE.

           YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN, DATE AND RETURN
                      THE ENCLOSED GREEN PROXY CARD TODAY.

     THE CRV ENCOURAGES SHAREHOLDERS NOT TO VOTE ON THE BLUE PROXY CARD THAT HAS BEEN MAILED BY THE "MAJORITY DIRECTOR SLATE". TO ENSURE THAT YOUR VOTE ON THE GREEN PROXY CARD COUNTS, DO NOT RETURN THE BLUE PROXY CARD.

 IF YOU HAVE ALREADY SENT A BLUE PROXY CARD TO THE COMPANY, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE CRV PROPOSALS BY MARKING, SIGNING, DATING AND RETURNING
                         THE ENCLOSED GREEN PROXY CARD

                                   SCHEDULE I

               BENEFICIAL OWNERSHIP OF SALLIE MAE COMMON STOCK BY
                         THE CRV SLATE AND CRV MEMBERS

     The following table gives information on the beneficial ownership of Sallie Mae Common Stock by the members of the CRV Slate and by the other members of the CRV at June 6, 1997, unless otherwise indicated:

                                                             AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                            -------------------------------------------
                                                                        CREDITED TO
                                                                        BENEFIT PLAN    MAY BE ACQUIRED
                   CRV SLATE NOMINEES                       OWNED(1)     ACCOUNT(2)     WITHIN 60 DAYS
---------------------------------------------------------   --------    ------------    ---------------
James E. Brandon.........................................     1,625           849             4,000
Charles L. Daley.........................................     4,850           244             4,000
Edward A. Fox............................................    54,000             0                 0
Thomas J. Fitzpatrick....................................       200             0                 0
Diane S. Gilleland.......................................       768           694             3,650
Ann Torre Grant..........................................       400             0                 0
Ronald F. Hunt...........................................     5,881         1,043             1,000
Benjamin J. Lambert, III.................................       350           443             1,000
Albert L. Lord...........................................    39,450           474             1,000
Marie V. McDemmond.......................................         0             0                 0
Barry A. Munitz..........................................     4,000             0                 0
A. Alexander Porter......................................    21,350           244             4,000
Wolfgang Schoellkopf.....................................         0             0                 0
Steven L. Shapiro........................................     1,550           655             4,000
Randolph Hearst Waterfield...............................       550           575             4,000
                                                            --------       ------           -------
TOTAL OF CRV SLATE NOMINEES..............................   134,974         5,221            26,650

                    OTHER CRV MEMBERS
---------------------------------------------------------
Michael W. Arthur........................................       100             0             1,000
J. Paul Carey............................................     3,568             0             6,000
Robert R. Levine.........................................     5,295         1,070                 0
Mark G. Overend..........................................     4,881         1,313                 0
Guido E. van der Ven.....................................       500             0             1,000
                                                            --------       ------           -------
TOTAL OF CRV.............................................   149,318         7,604            34,650
                                                            =======     =========       ============

---------------
(1) Consists of shares held, directly or indirectly, by the individual or a related party, including restricted shares.

(2) Consists of shares credited under the Company's Directors' Deferred Compensation Plan, the Supplemented Employees' Thrift and Savings Plan, and the Deferred Compensation Plan for Key Employees.

                                                                    ATTACHMENT A

      CORPORATE GOVERNANCE PROVISIONS TO BE IMPLEMENTED BY THE CRV SLATE:
                       COMPARISON WITH SALLIE MAE CHARTER

     The following compares key corporate governance provisions of the Restated Certificate of Incorporation and the Restated By-Laws with those of Sallie Mae's Charter and By-Laws.

1.  Purpose

     Under the Sallie Mae Charter, Sallie Mae's corporate purposes generally are to be a private corporation financed by private capital and serving as a secondary market and warehousing facility for student loans, including insured loans, to provide liquidity for student loan investments in order to facilitate secured transactions involving student loans, to assure nationwide the establishment of adequate loan insurance programs for students, and to provide for an additional program of loan insurance to be covered by agreements with The Secretary of Education.

     Under the Restated Certificate of Incorporation, the Holding Company's purpose is to engage in any lawful activity, as is typical of ordinary, state-chartered, for-profit corporations.

2.  Capitalization

     Under the Sallie Mae Charter, the maximum number of shares of voting common stock that Sallie Mae may issue and have outstanding at any one time shall be fixed by the Sallie Mae Board from time to time, and Sallie Mae is authorized to issue nonvoting preferred stock having such par value as may be fixed by the Sallie Mae Board from time to time. Sallie Mae currently is authorized to issue up to 250,000,000 shares of the Sallie Mae Common Stock, and up to 5,000,000 shares of the preferred stock.

     Under the Delaware General Corporation Law ("DGCL"), the amount of capital stock must be set forth in the certificate of incorporation and may not be altered without the consent of the stockholders. Under the Restated Certificate of Incorporation, the Holding Company is authorized to issue, without further action by shareholders, up to 250,000,000 shares of Holding Company Common Stock, and up to 20,000,000 shares of Holding Company Preferred Stock.

3.  Special Meetings of Shareholders

     The Sallie Mae By-Laws provide that a special meeting of stockholders may be called by either the Chairman or a majority of the directors and shall be called by the Chairman upon the written request of holders of at least one-third of the outstanding Sallie Mae Common Stock.

     Under the Restated By-Laws, a special meeting of stockholders shall be called by the Secretary upon the direction of either the Chairman or the President of the Holding Company, if the President of the Holding Company is a member of the Holding Company Board, or upon the written request of either a majority of the Holding Company Board or the holders of one-third of the then outstanding capital stock entitled to vote at an election of directors. Under the Restated Certificate of Incorporation, the Board of Directors of the Holding Company would not have the authority to repeal the right of the shareholders to call a special meeting.

4.  Action by Written Consent of Shareholders

     The Sallie Mae By-Laws do not permit shareholders to take action by written consent and require that all shareholders' actions be taken pursuant to an annual meeting or a special meeting.

     The Restated Certificate of Incorporation would allow any action required to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, to be taken without a meeting, without prior notice and without a vote. In order for action to be so taken, a consent or consents in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or director of the Corporation having custody of the book in which proceedings of meetings of members are recorded.

5.  Number of Directors

     The Sallie Mae Charter provides for a Board of Directors consisting of 21 members, seven of whom are Presidential appointees and 14 of whom are elected by holders of Sallie Mae Common Stock. The President of the United States (the "President") also has authority to designate the Chairman of the Board.

     The Restated Certificate of Incorporation would provide that the Holding Company Board of Directors consists of fifteen members, and that any action to increase or decrease the size of the Holding Company's Board of Directors would require shareholder approval.

6.  Affiliation and Independence of Directors

     Under the Sallie Mae Charter, shareholder-elected directors must be affiliated with certain financial or educational institutions.

     Under the Restated Certificate of Incorporation and the Restated By-Laws, Holding Company directors would not be required to be affiliated with financial or educational institutions. Under the Restated By-Laws, no person who is an employee of a firm that directly competes against the Company or one of its affiliates shall be nominated to serve as a director. Under the Restated By-Laws, a majority of the Board of Directors of the Holding Company, a majority of the Executive Committee of the Board of Directors and the entirety of certain committees of the Board of Directors must be comprised of "independent" directors. For these purposes, a director would not be deemed "independent" if he or she (a) is or has been employed by the Corporation or one of its affiliates in an executive capacity; (b) is an employee or owner of a firm that is one of the Corporation's or its affiliates' paid advisers or consultants; (c) is employed by a significant customer or supplier; (d) has a personal services contract with the Corporation or one of its affiliates; (e) is employed by a foundation or university that receives significant grants or endowments from the Corporation or one of its affiliates; (f) is a relative of an executive of the Corporation or one of its affiliates; or (g) is part of an interlocking directorate in which an executive officer of the Corporation serves on the board of another corporation that employs the director.

7.  Term of Office of Directors

     Under the Sallie Mae Charter, directors appointed by the President serve at the pleasure of the President and until their successors have been appointed and qualified. Elected members of the Sallie Mae Board of Directors are elected for a term ending on the date of the next annual meeting and serve until their successors have been elected and qualified.

     Prior to the Reorganization, Sallie Mae, as the sole stockholder of the Holding Company, will cause the initial Holding Company Board to be composed of those consenting nominees who receive the highest plurality of votes at the Special Meeting pursuant to the Board Slate Proposal. Thereafter, the Restated Certificate of Incorporation would provide that the Holding Company stockholders will elect all of the members of the Holding Company Board at each annual meeting beginning with the 1998 Annual Meeting.

8.  Cumulative Voting

     The Sallie Mae Charter provides for cumulative voting in the election of directors. Under cumulative voting, each share of stock entitled to vote in an election of directors has the number of votes equal to the number of directors to be elected. A shareholder may cast all of his or her votes for a single candidate or may allocate them among as many candidates as the shareholder may choose.

     The Restated Certificate of Incorporation also provides for cumulative voting in the election of directors.

9.  Removal of Directors

     Pursuant to Sallie Mae's By-Laws, Sallie Mae directors may be removed only for cause by vote of two-thirds of the directors remaining in office, provided that at least a majority of the shareholder-elected directors consent to such removal.

     Under the Restated Certificate of Incorporation, a director may be removed by the affirmative vote of the holders of a majority of the Holding Company's then outstanding stock entitled to vote at an election of directors. In the event that less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his/her removal would be sufficient to elect him/her if then cumulatively voted.

10.  Vacancies on the Board of Directors

     The Sallie Mae Charter provides that any appointive seat on the Sallie Mae Board that becomes vacant shall be filled by appointment of the President, and any elective seat on the Board that becomes vacant after the annual election of the directors shall be filled by the Board, but only for the unexpired portion of the term.

     Under the Restated Certificate of Incorporation, any vacancy on the Board of Directors, regardless of whether resulting from death, resignation, retirement, disqualification, removal from office or otherwise, would be filled only by vote of shareholders.

11.  Meetings of the Board

     The Sallie Mae Charter provides that the Sallie Mae Board shall meet at the call of its Chairman, but at least semiannually. The Sallie Mae Board determines the general policies that govern the operations of Sallie Mae.

     The Restated By-Laws provide that the Holding Company Board shall have regular meetings as may be determined from time to time by the Holding Company Board. Special Meetings of the Holding Company Board shall be called by the Secretary upon the direction of the Chairman or the President of the Holding Company, if the President is a member of the Holding Company Board, or upon the written request of a majority of the entire Holding Company Board of Directors. The Holding Company Board shall determine the general policies that shall govern the operations of the Holding Company.

12.  Dividends

     Under the Sallie Mae Charter, subject to rights of holders of Sallie Mae preferred stock, dividends may be declared on shares of Sallie Mae Common Stock by the Sallie Mae Board to the extent that net income is earned and realized and the specified statutory capital ratio is satisfied.

     Under the DGCL, dividends are generally payable out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is paid and the prior year.

13.  Limitations on Director Liability

     Under the Sallie Mae By-Laws, directors, officers, and members of the Directors' Advisory Council of Sallie Mae shall not be personally liable to Sallie Mae or to shareholders for monetary damages for breach of fiduciary duty acting in their respective official capacities, provided, however, that such limitation of liability shall not apply to (a) any breach of the party's duty of loyalty to Sallie Mae or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or
(c) any transaction from which the party derived an improper personal benefit.

     The Restated Certificate of Incorporation and Restated By-Laws would contain certain provisions limiting the liability of Holding Company directors to the extent permitted under Delaware law. Under Delaware law, a corporation may include in its certificate of incorporation a provision eliminating or limiting the liability of a director to the company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for certain acts concerning unlawful payment of dividends or stock purchases or redemptions under Section 174 of the DGCL; or (iv) for any transaction from which a director derived an improper personal benefit.

14.  Indemnification

     Sallie Mae's By-Laws generally provide that directors, officers and employees of Sallie Mae shall be indemnified to the extent permitted by the DGCL.

     The Restated By-Laws provide for indemnification of the Holding Company's officers and directors to the fullest extent permitted under Delaware law. Under Delaware law, a corporation is permitted to indemnify its officers, directors and certain others against any liability incurred in any civil, criminal, administrative or investigative proceeding if such individuals acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, under Delaware law, to the extent that a director, officer, employee or agent of a company has been successful on the merits or otherwise in defense of any proceeding referred to above or in defense of any claim, issue or matter therein, he or she must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

15.  Amendment of Charter

     The Sallie Mae Charter is contained in a federal statute and may be amended only by act of Congress. Sallie Mae stockholders have no right to amend or otherwise direct the provisions of the Sallie Mae Charter.

     Under the Restated Certificate of Incorporation, an amendment to the Holding Company Charter must be authorized by the Holding Company Board and generally requires the approval of holders of the majority of all outstanding shares entitled to vote thereon at a meeting of shareholders. Certain specified amendments affecting the right of holders of a class of securities, however, must also be approved by the majority of all outstanding shares of such class entitled to vote thereon, even though they ordinarily would not have voting rights.

16.  Amendment of By-Laws

     The Sallie Mae By-Laws may be amended, consistent with the Sallie Mae Charter, by the majority vote of the Sallie Mae Board. Sallie Mae shareholders do not have authority to amend the Sallie Mae By-Laws.

     Under the DGCL, subject to the stockholders' right to amend the bylaws, directors can amend the bylaws only if such right is expressly conferred upon the directors in the company's certificate of incorporation. Subject to certain exceptions for important shareholder-rights provisions, the Restated Certificate of Incorporation would expressly provide that directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Holding Company.

17.  Anti-Takeover Laws

     The authority of the President to appoint one-third of the Sallie Mae Board (particularly given the cumulative voting provisions contained in the Sallie Mae Charter) and to designate the Chairman of the Sallie Mae Board, as well as the authority of the federal government to amend the Sallie Mae Charter, could have a deterrent effect on a potential acquirer. In addition, because certain amendments to the Federal Deposit Insurance Act and the Federal Credit Union Act prohibit depository institutions from being affiliates of government-sponsored enterprises, such institutions are prohibited from being affiliates of Sallie Mae.

     Under the Restated Certificate of Incorporation, the Holding Company's Certificate of Incorporation would be amended to elect not to be governed by Delaware's elective "Business Combination Statute" contained in Section 203 of the DGCL. If a publicly-held Delaware company elects to be governed by the Business Combination Statute, such statute generally prohibits that company from engaging in a "business combination" with an "interested shareholder" for a period of three years after the date of the transaction in which the person became an interested shareholder, unless: (i) prior to the date of the business combination, the transaction is approved by the board of directors of the company; (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owns at least 85% of the outstanding stock; or (iii) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock which is not owned by the "interested shareholder." A "business transaction" includes mergers, asset sales and other transactions resulting in a financial benefit to the shareholder. An "interested shareholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15 percent or more of the company's voting stock. The Business Combination Statute expressly provides that a company's shareholders may, by a vote of a majority of the outstanding shares, adopt an amendment to the Bylaws or Certificate of Incorporation electing not to be governed by the Business Combination Statute. Such amendment would become effective twelve months after adoption and would not be subject to amendment by the company's board of directors and would not apply to a business combination with a person who became an interested shareholder prior to the adoption of such amendment.

18.  "Greenmail" Payments

     The Sallie Mae governing documents do not include any provisions with respect to "greenmail" payments.

     The Restated Certificate of Incorporation would prohibit greenmail payments unless approved by the affirmative vote of not less than a majority of the shares. Because the abuse of greenmail is that the premium payments are not offered to all similarly situated shareholders, under the Restated Certificate of Incorporation payments made in tender offers to all shareholders or in odd-lot tender offers are not deemed to be "greenmail" payments.

19.  "Poison Pills"

     The Sallie Mae Charter and By-Laws do not include any provisions restricting the utilization of "poison pills." Given the nature of Sallie Mae and its Charter, however, it is highly unlikely that Sallie Mae would be the target of a take-over attempt, and thus "poison pills" are not likely to be relevant to Sallie Mae.

     Under the Restated Certificate of Incorporation, any "poison pill" is subject to shareholder approval or may be redeemed by shareholders.

20.  Dissenters' Rights

     The Sallie Mae Charter does not provide for any dissenters' rights.

     Under Delaware law, stockholders are entitled to demand appraisal of their shares in the case of mergers or consolidations, except where (i) they are stockholders of the surviving company and the merger did not require their approval under the DGCL or (ii) the company shares are either listed on a national securities exchange or NASDAQ or held of record by more than 2,000 stockholders. Appraisal rights are available in either (i) or (ii) above, however, if the stockholders are required by the terms of the merger or consolidation to accept any consideration other than (a) stock of the company surviving or resulting from the merger or consolidation, (b) shares of stock of another company which are either listed on a national securities exchange or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares or (d) any combination of the foregoing. Appraisal rights are not available in the case of a sale, lease, exchange or other disposition by a company of all or substantially all of its property and assets, nor in the case of a merger of a parent corporation and one or more of its subsidiaries when the parent corporation owns at least 90% of the outstanding shares of each class of stock of all such subsidiaries.

21.  Exemptions from Certain Laws

     Under the Sallie Mae Charter, Sallie Mae is exempt from all state and local taxes, other than taxes on real property. Sallie Mae also is exempt from certain state and federal securities laws and from state registration requirements to do business in a particular jurisdiction. After the Reorganization, Sallie Mae would continue to have such exemptions. Sallie Mae currently undertakes to provide to its shareholders substantially all information that would otherwise be required to be provided under federal securities laws.

     The Holding Company and its other subsidiaries would not receive the benefit of any such exemptions. Consequently, all operations conducted by the Holding Company and its subsidiaries other than Sallie Mae would be subject to state and local tax liabilities. In addition, in connection with the proposed Reorganization, shares of Holding Company Common Stock have been registered under the Securities Act of 1933, as amended. Following the Reorganization, the Holding Company will issue and file all periodic reports required under federal and state securities laws, including the Securities Exchange Act of 1934, as amended, and will be subject to rules governing proxy solicitations.

                                                                    ATTACHMENT B

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            SLM HOLDING CORPORATION

     FIRST: The name of the Corporation is SLM Holding Corporation (hereinafter the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 270,000,000 shares of capital stock, consisting of
(i) 250,000,000 shares of common stock, par value $.20 per share (the "Common Stock"), and (ii) 20,000,000 shares of preferred stock (the "Preferred Stock").

          a. COMMON STOCK. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

             (1) Voting. Except as otherwise expressly required by law or provided in this Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, at each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Common Stock standing in such holder's name on the stock transfer records of the Corporation; provided, however, that at all elections of directors of the Corporation, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast as many votes, in person or by proxy, which (except for this provision) such holder would be entitled to cast for the election of directors with respect to its shares of stock multiplied by the number of directors to be elected at such election, and that such holder may cast all such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder sees fit.

             (2) Dividends. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

             (3) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them.

             (4) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

          b. PREFERRED STOCK. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

          c. POWER TO SELL AND PURCHASE SHARES. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Unless approved by the affirmative vote of not less than a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors, the Corporation shall not take any action that would result in the acquisition by the Corporation, directly or indirectly, from any person or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934) of five percent or more of the shares of Common Stock issued and outstanding, at a price in excess of the prevailing market price of such Common Stock, other than pursuant to a tender offer made to all stockholders or to all stockholders owning less than 100 shares of Common Stock.

          d. LIMITATION ON STOCKHOLDER RIGHTS PLAN. Notwithstanding any other powers set forth in this Certificate of Incorporation, the Board of Directors shall not adopt a stockholders "rights plan" (which for this purpose shall mean any arrangement pursuant to which, directly or indirectly, Common Stock or Preferred Stock purchase rights may be distributed to stockholders that provide all stockholders, other than persons who meet certain criteria specified in the arrangement, the right to purchase the Common Stock or Preferred Stock at less than the prevailing market price of the Common Stock or Preferred Stock), unless (i) such rights plan is ratified by the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors at the next meeting (annual or special) of stockholders; (ii) by its terms, such rights plan expires within thirty-seven (37) months from the date of its adoption, unless extended by the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors; and (iii) at any time the rights issued thereunder will be redeemed by the Corporation upon the affirmative vote of a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors.

     FIFTH: The name and mailing address of the Sole Incorporator is as follows:

        NAME                         ADDRESS
--------------------     --------------------------------
Timothy G. Greene        1050 Thomas Jefferson St., N.W.
                         Washington, D.C. 20007

     SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          a. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          b. The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          c. (1) (i) The number of directors of the Corporation shall be fifteen (15). The number of directors of the Corporation shall be changed only by the affirmative vote of not less than a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors. Election of directors need not be by written ballot unless the By-Laws so provide.

                  (ii) Directors may be removed with or without cause by a vote of the holders of shares entitled to vote at an election of directors at a duly called meeting of such holders, provided that no director shall be removed for cause except by the affirmative vote of not less than a majority of the voting power of the shares then entitled to vote at an election of directors, and provided further that if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

                  (iii) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto.

             (2) A director shall hold office until the succeeding annual meeting (or special meeting in lieu thereof) and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

             (3) Any vacancy on the Board of Directors, regardless of whether resulting from death, resignation, retirement, disqualification, removal from office or otherwise, may be filled only by stockholders of the Corporation.

          d. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          e. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no such action by the Board of Directors, unless approved by a majority of the voting shares of capital stock of the Corporation then entitled to vote at an election of directors, shall amend, alter, change or repeal the right of stockholders as provided for in the By-Laws to call a special meeting of stockholders; and provided further that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     EIGHTH: Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, its principal place of business or an officer or director of the Corporation having custody of the book in which proceedings of meetings of members are recorded.

     NINTH: Pursuant to sec. 203(b)(1) of the DGCL, the Corporation hereby expressly opts not to be governed by DGCL sec. 203.

     TENTH: Any action by the Board of Directors to make, alter, amend, change, add to or repeal this Certificate of Incorporation shall be approved by the affirmative vote of not less than a majority of the voting power of the shares of capital stock of the Corporation then entitled to vote at an election of directors. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly has hereunto set my hand this
  day of                  , 1997.

                                                                    ATTACHMENT C

                                RESTATED BY-LAWS

                                       OF

                            SLM HOLDING CORPORATION

                     (HEREINAFTER CALLED THE "CORPORATION")

                              ARTICLE I -- OFFICES

     Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. Offices. The principal office of the Corporation shall be located in the City and Jurisdiction as the Board of Directors may, from time to time, determine. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                     ARTICLE II -- MEETINGS OF STOCKHOLDERS

     Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place within the continental United States, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors or, in the case of a special meeting called pursuant to Section 3 of this Article at the request in writing of the holders of one-third of the capital stock of the Corporation issued and outstanding and entitled to vote at an election of directors, as shall be designated by such stockholders or their representative, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meetings. The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting. Written notice of the Annual Meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     Section 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, shall be called by the Secretary (i) at the direction of either (x) the Chairman or (y) the President, if the President is a member of the Board of Directors, or (ii) at the request in writing of either (x) a majority of the Board of Directors or (y) the holders of one-third of the capital stock of the Corporation issued and outstanding and entitled to vote at an election of directors. Any such request shall state the purpose or purposes of the proposed meeting. Written notice of a Special Meeting stating the place, date and hour of the meeting and purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

     Section 4. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

     Section 5. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, provided, however, that at all elections of directors of the Corporation, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast as many votes, in person or by proxy, which (except for this provision) such holder would be entitled to cast for the election of directors with respect to its shares of stock multiplied by the number of directors to be elected at such election, and that such holder may cast all such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder sees fit. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

     Section 6. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

     Section 7. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 8. Meeting Business. No business shall be brought before any meeting of shareholders unless it has been properly brought before the meeting in accordance with the procedures set forth in these By-Laws; provided, however, that nothing in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before such meeting.

     To be properly brought before an annual meeting, such business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise brought before the annual meeting by any shareholder of the Corporation who is a shareholder of record on the date of the giving of the notice provided for in Section 2 of this Article and on the record date for the determination of shareholders entitled to vote at the such annual meeting. To be properly brought before an annual meeting, such business also must be a proper subject for action by shareholders, provided that the law of Delaware shall govern whether such business is a proper subject for action by shareholders.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of such annual meeting was mailed. When a date is set for the determination of the timeliness of a shareholder's notice, such date shall apply to any adjournment of such meeting. To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address such shareholder, (c) the number of shares of the Corporation which are owned (beneficially or of record) by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of the reports of officers and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless brought before the meeting in accordance with the procedures set forth in this Section.

     The business conducted at any special meeting of shareholders shall be limited to the purposes stated in the notice of a special meeting.

     The Chairman shall determine the order of business and the procedure at any shareholder meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the Chairman in order and not inconsistent with these By-Laws. If the Chairman determines that business was not properly brought before the meeting in accordance with these By-Laws, the Chairman shall so declare and such business shall not be conducted.

     Section 9. Board Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any annual meeting of shareholders. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (b) by any shareholder of the Corporation who is a shareholder of record on the date of the giving of the notice provided for in Section 2 of this Article II and on the record date for the determination of shareholders entitled to vote at such annual meeting.

     In addition to any other applicable requirements, for a nomination to be made by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of such annual meeting was mailed. When a date is set for the determination of the timeliness of a shareholder's notice, such date shall apply to any adjournment of such meeting. To be in proper written form, a shareholder's notice to the Secretary must set forth (a) as to each person whom such shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person and the purported basis for such person's eligibility to serve on the Board of Directors, if elected, (iii) the number of shares of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required by law to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors including information required pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the number of shares of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required by law to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors including information required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     If the Chairman determines that a nomination was not properly brought before the meeting in accordance with these By-Laws, the Chairman shall so declare and such defective nomination shall be disregarded.

                            ARTICLE III -- DIRECTORS

     Section 1. Election of Directors. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the succeeding Annual Meeting (or special meeting in lieu thereof) and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon the receipt thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Directors need not be stockholders. The number of directors of the Corporation shall be changed only by the affirmative vote of not less than a majority of the voting power of the shares then entitled to vote at an election of directors.

     Section 2. Vacancies. Vacancies shall be filled in accordance with the provisions of the Corporation's Certificate of Incorporation.

     Section 3. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 4. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors shall be called by the Secretary (i) at the direction of (x) the Chairman or (y) the President, if the President is a member of the Board of Directors, or (ii) at the written request of a majority of the entire Board of Directors. Notice of a meeting of the Board of Directors stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of such meeting, or by telephone or telegram or facsimile transmission not less than twenty-four (24) hours before the date of such meeting. A waiver of such notice by any director or directors, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent of such notice.

     Section 5. Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 6. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these ByLaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all of the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings, setting forth the action so taken, are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 7 shall constitute presence in person at such meeting.

     Section 8. Committees. The Board of Directors shall adopt resolutions establishing the following committees: (i) Executive, (ii) Audit, (iii) Nominations and Board Affairs and (iv) Compensation and Personnel. In addition, the Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more additional committees. Each committee shall consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

     Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum or a fixed number of shares of the Corporation's stock for attendance at each meeting of the Board of Directors and/or as compensation for service as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 10. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     Section 11. Qualification of Directors. Notwithstanding any other provision of these By-Laws, (i) the Board of Directors shall consist of a majority of Independent directors, (ii) the Executive Committee of the Board of Directors shall consist of a majority of Independent directors, (iii) the Audit, Nominations and Board Affairs and Compensation and Personnel Committees of the Board of Directors shall consist solely of Independent directors, and (iv) no person who is an employee of a firm that directly competes against the Corporation or one of its affiliates shall be nominated to serve as a director. For purposes hereof, a director will not generally be considered Independent if he or she: (a) is or has been employed by the Corporation or one of its affiliates in an executive capacity; (b) is an employee or owner of a firm that is one of the Corporation's or its affiliate's paid advisers or consultants; (c) is employed by a significant customer or supplier; (d) has a personal services contract with the Corporation or one of its affiliates; (e) is employed by a foundation or university that receives significant grants or endowments from the Corporation or one of its affiliates; (f) is a relative of an executive of the Corporation or one of its affiliates; and (g) is part of an interlocking directorate in which an executive officer of the Corporation serves on the board of another corporation that employs the director.

                             ARTICLE IV -- OFFICERS

     Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board (who must be a director), a President, a General Counsel, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

     Section 2. Election. The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

     Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or the General Counsel or such other authorized officer of the Corporation, and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

     Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

     Section 5. President. The President shall, subject to the control of the Board of Directors and the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be the Chief Executive Officer of the Corporation and shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.

     Section 6. Vice Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     Section 7. The General Counsel. The General Counsel shall (a) be the principal consulting officer of the Corporation for all legal matters; (b) be responsible for and direct all counsel, attorneys, employees and agents in the performance of all legal duties and services for and on behalf of the Corporation; (c) perform such other duties and have such other powers as are ordinarily incident to the office of the General Counsel; and (d) perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

     Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 10. Assistant Secretaries. Except as may be otherwise provided in these By-Laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President and Chief Executive Officer, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

     Section 11. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President and Chief Executive Officer, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     Section 12. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

     Section 13. Employee Conduct. No officer or employee shall engage, directly or indirectly, in any personal business transaction or private arrangement for personal profit which accrues from or is based upon his official position or authority or upon confidential information which he gains by reason of such position or authority, and he shall reasonably restrict his personal business affairs so as to avoid conflicts of interest with his official duties. No officer or employee shall divulge confidential information to any unauthorized person, or release any such information in advance of authorization for its release, nor shall he accept, directly or indirectly, any valuable gift, favor or service from any person with whom he transacts business on behalf of the Corporation.

     Section 14. Outside or Private Employment. No officer or employee shall have any outside or private employment or affiliation with any firm or organization incompatible with his concurrent employment by the Corporation, and he shall not accept or perform any outside or private employment which the President of the Corporation determines will interfere with the efficient performance of his official duties.

                               ARTICLE V -- STOCK

     Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation
(i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

     Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

     Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                             ARTICLE VI -- NOTICES

     Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex or cable.

     Section 2. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                       ARTICLE VII -- GENERAL PROVISIONS

     Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

     Section 2. Acquisition of Common Stock by the Corporation. Unless approved by holders of a majority of the outstanding capital stock of the Corporation then entitled to vote at an election of directors, the Corporation shall not take any action that would result in the acquisition by the Corporation, directly or indirectly, from any one person or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934) of one percent or more of the shares of Common Stock then outstanding, in one or a series of related transactions, at a price in excess of the prevailing market price of such stock, other than pursuant to a tender offer made to all holders of Common Stock or to all holders of less than 100 shares of Common Stock.

     Section 3. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 5. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                        ARTICLE VIII -- INDEMNIFICATION

     Section 1. Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Corporation. Subject to Section 3 of this
Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or
Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

     Section 4. Good Faith Defined.  For purposes of any determination under
Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this

Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this
Article VIII, as the case may be.

     Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this
Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

     Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation, upon the determination by the Board of Directors, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII, provided the Corporation approves in advance counsel selected by the director or officer (which approval shall not be unreasonably withheld).

     Section 7. Non-exclusivity of Indemnification and Advancement of
Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this
Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

     Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

     Section 9. Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this
Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

     Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by the Corporation pursuant to this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer (in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

     Section 12. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

                            ARTICLE IX -- AMENDMENTS

     Section 1. Amendments. These By-Laws of the Corporation may be altered, amended, changed, added to or repealed in whole or in part, or new By-Laws may be adopted by the stockholders or the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws is made before the date on which or is contained in the notice of the meeting of stockholders at which such shall become effective or be voted on, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock of the Corporation entitled to vote thereon or by a majority of the entire Board of Directors.

                       This Page Intentionally Left Blank

     If your shares are held in the name of a brokerage firm, bank, nominee or other institution, only it can vote your shares and only upon your specific instruction. Accordingly, please contact the persons responsible for your account and instruct them to execute the GREEN proxy card.

--------------------------------------------------------------------------------

            WE URGE YOU TO VOTE FOR THE REORGANIZATION PROPOSAL AND
                               FOR THE CRV SLATE

        PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED GREEN PROXY CARD
                          USING THE ENCLOSED ENVELOPE.
              THE FAILURE TO DO SO MAY BE THE EQUIVALENT OF A VOTE
               AGAINST MAXIMIZING SHAREHOLDER VALUE AND CONTROL.

        ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE SPECIAL MEETING.

--------------------------------------------------------------------------------

                            YOUR PROXY IS IMPORTANT

     1. If your shares of Sallie Mae Common Stock are held in your own name, please mark, sign, date and return the enclosed GREEN proxy card in the postage-paid envelope provided.

     2. If your shares of Sallie Mae Common Stock are held in the name of a brokerage firm, bank, nominee or other institution, only it can execute a proxy with respect to your shares of Sallie Mae Common Stock and only upon receipt of your specific instructions. Accordingly, you should promptly contact the person responsible for your account and give instructions for a GREEN proxy card to be completed representing the shares of Sallie Mae Common Stock beneficially owned by you. You are urged to ensure that the record holder of your shares of Sallie Mae Common Stock marks, signs, dates and returns the enclosed GREEN proxy card as soon as possible.

     3. You are further urged to confirm in writing any instructions given to your broker or bank and provide a copy of those instructions to the CRV in care of MacKenzie Partners, Inc. so that the CRV may also attempt to ensure that such instructions are followed.

     If you have any questions or require any assistance in executing your proxy, please call:

                       [MACKENZIE PARTNERS, INC. LOGO]
                               156 Fifth Avenue
                           New York, New York 10010
                        (212) 929-5500 (call collect)

                                       or

                         CALL TOLL-FREE (800) 322-2885

GREEN CARD

                                 TIME SENSITIVE

                       STUDENT LOAN MARKETING ASSOCIATION


            SOLICITED ON BEHALF OF THE COMMITTEE TO RESTORE VALUE
                        AT SALLIE MAE ("CRV") FOR THE
         SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 31, 1997



The undersigned hereby constitutes and appoints Albert L. Lord, J. Paul Carey and Ronald O. Mueller, and each or any of them, as true and lawful agents and proxies with full power of substitution in each to represent and to vote all the shares of Sallie Mae Common Stock which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Student Loan Marketing Association to be held on Thursday, July 31, 1997, at 11:00 a.m., local time, at the Four Seasons, Hotel, 2800 Pennsylvania Avenue, N.W., Washington, DC 20007, and at any adjournments or postponements thereof, and to vote upon any other business as may properly come before said Special Meeting, or any adjournments or postponements thereof, hereby revoking all proxies heretofore given.



You are encouraged to specify your choices by marking the appropriate boxes on the reverse side of this card. If you sign and return this card but do not mark any boxes, your shares of Sallie Mae Common Stock will be voted FOR the proposal to approve and adopt the Reorganization Agreement, as more fully described in the accompanying Proxy Statement/Prospectus dated July 10, 1997, as such may be supplemented from time to time, and FOR the slate of directors nominated by the CRV to save as directors of the Holding Company (the "CRV Slate"), as more fully described in the accompanying Proxy Statement Supplement of the CRV, as such may be supplemented from time to time. The persons listed above cannot vote your shares of Sallie Mae Common Stock as directed by you unless you sign and return this card.


     If you need assistance in voting your shares, please call the CRV's proxy solicitor, MacKenzie Partners, Inc., toll free at 1-800-322-2885.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


                                                                SEE REVERSE SIDE

                                                                                                         GREEN CARD


THE CRV RECOMMENDS A VOTE FOR:                   FOR        AGAINST      ABSTAIN                     [X] Please mark
                                                [   ]        [    ]       [   ]                           your votes
THE PROPOSAL TO APPROVE AND ADOPT THE                                                                      as this
REORGANIZATION AGREEMENT, which
provides for the Reorganization of the
Student Loan Marketing Association                                                                      PLEASE MARK BOX
into a subsidiary of the Holding Company                                                                    BELOW IF
and the conversion of each                                                                            SHAREHOLDER WILL BE
outstanding share of Sallie Mae Common                                                                   ATTENDING THE
Stock into one share of Holding                                                                         SPECIAL MEETING
Company Common Stock, as more fully
described in the accompanying Proxy
Statement/Prospectus, as such may be
supplemented from time to time.                                                                              [      ]



THE CRV RECOMMENDS A VOTE FOR:

THE SLATE OF NOMINEES NOMINATED BY THE              FOR                     ABSTAIN
CRV TO SERVE AS DIRECTORS OF THE HOLDING           [   ]                     [   ]      NOTE: Receipt is hereby acknowledged of the
COMPANY, which nominees include Messrs.                                                 Notice of Special Meeting and the
Brandon, Daley, Fitzpatrick, Fox, Hunt,                                                 accompanying Proxy Statement/Prospectus
Lambert, Lord, Munitz, Porter, Schoellkopf,                                             and the Proxy Statement Supplement of the
Shapiro and Waterfield, and Mmes. Gilleland,                                            CRV.  This Proxy revokes all proxies
Grant and McDemmond, as more fully described                                            previously given by the undersigned
in the accompanying Proxy Statement Supplement                                          with respect to all shares of Sallie Mae
of the CRV, as such may be supplemented                                                 Common Stock as to which the undersigned
from time to time.                                                                      has voting power.  This Proxy, when properly
                                                                                        executed by the undersigned, will be voted
                                                                                        in the manner directed.  If the votes are
                                                                                        not directed otherwise, this Proxy will be
                                                                                        voted for approval and adoption of the
                                                                                        Reorganization Agreement and for the
                                                                                        slate of directors nominated by the CRV
                                                                                        to serve as directors of the Holding
                                                                                        Company.  Votes for the CRV Slate will be
                                                                                        deemed votes for each of the nominees
                                                                                        included therein, nothwithstanding any marks
                                                                                        or purported withdrawal of authority with
                                                                                        respect to any individual nominee. A
                                                                                        majority (or if only one, then that one) of
                                                                                        the proxies or substitutes acting at the
                                                                                        Special Meeting, or at any adjournments
                                                                                        or postponements thereof, may exercise the
                                                                                        powers conferred by this Proxy.

Signature                      Signature                          Date
          --------------------            -----------------------      ---------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IX of the Registrant's By-Laws provides for indemnification of the officers and directors of SLM Holding Corporation to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law provides, in relevant part, that a corporation organized under the laws of Delaware shall have the power, and in certain cases the obligation, to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, against all costs actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, he had no reason to believe his conduct was unlawful. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in right of the corporation, provided such person acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise determines) that such person shall not have been adjudged liable to the corporation.

     The directors and officers of the Registrant and its subsidiaries will be covered by a policy of insurance under which they will be insured, within limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following exhibits are filed as part of this Registration
Statement.


EXHIBIT NO.                                    DESCRIPTION OF DOCUMENT
-----------       ---------------------------------------------------------------------------------
     *2        -- Form of Agreement and Plan of Reorganization by and among the Student Loan
                  Marketing Association ("Sallie Mae"), SLM Holding Corporation ("Registrant"), and
                  Sallie Mae Merger Company ("MergerCo") (Appendix A to the Proxy
                  Statement/Prospectus contained in this Registration Statement)
    **3.1A     -- Majority Director Form of Amended and Restated Certificate of Incorporation of
                  Registrant
    **3.1B     -- CRV Form of Amended and Restated Certificate of Incorporation of Registrant
    **3.2A     -- Majority Director Form of By-Laws of Registrant
    **3.2B     -- CRV Form By-Laws of Registrant
    **4A       -- Reference is made to the Form of Amended and Restated Certificate of
                  Incorporation of Registrant (Exhibit 3.1A herein)
    **4B       -- Reference is made to the Form of Amended and Restated Certificate of
                  Incorporation of Registrant (Exhibit 3.1B herein)
    **5        -- Opinion of Timothy G. Greene, Executive Vice President and General Counsel, as to
                  the legality of the securities being registered
    **8        -- Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters
   **10.1      -- Board of Directors' Restricted Stock Plan
   **10.2      -- Board of Directors' Stock Option Plan
   **10.3      -- Deferred Compensation Plan for Directors
   **10.4      -- Incentive Performance Plan
   **10.5      -- Stock Compensation Plan
   **10.6      -- 1993-1998 Stock Option Plan
   **10.7      -- Supplemental Pension Plan
   **10.8      -- Supplemental Employees' Thrift & Savings Plan
   **10.9      -- Letter Agreement dated May 27, 1997 by and between Sallie Mae and the CRV
   **21        -- Subsidiaries of the Registrant
    *23.1      -- Consent of Ernst & Young LLP

EXHIBIT NO.                                    DESCRIPTION OF DOCUMENT
-----------       ---------------------------------------------------------------------------------
   **23.2A     -- Consents of Persons Who Have Agreed to Serve as Directors of the Holding Company
   **23.2B     -- Consents of Additional Persons Who Have Agreed to Serve as Directors of the
                  Holding Company
   **23.2C     -- Consents of Additional Persons Who Have Agreed to Serve as Directors of the
                  Holding Company
   **23.2D     -- Consent of Additional Person Who Has Agreed to Serve as a Director of the Holding
                  Company
    *27        -- Financial Data Schedule
   **99.1      -- Charter of Sallie Mae
   **99.2      -- By-Laws of Sallie Mae


---------------

  * Filed herewith.

 ** Previously filed.

     (b) Financial statement schedules required by Regulation S-X and Item 14(e), Item 17(a) or Item 17(b)(9) of S-4 -- None

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

          (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement, as amended to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on July 25, 1997.


                                          SLM Holding Corporation

                                          By: /s/ LAWRENCE A. HOUGH
                                            ------------------------------------
                                            Lawrence A. Hough
                                            President and Chief Executive
                                          Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement, as amended has been signed by the following persons in the capacities and on the dates indicated.

/s/ LAWRENCE A. HOUGH
----------------------------------------------------
Lawrence A. Hough
President and Chief Executive Officer and Director
(Principal Executive Officer)

/s/ DENISE B. MCGLONE
----------------------------------------------------
Denise B. McGlone
Chief Financial Officer and Controller
(Principal Financial Officer and
Principal Accounting Officer)

                                 EXHIBIT INDEX


                                                                                            PAGE IN
                                                                                           SEQUENTIAL
                                                                                           NUMBERING
EXHIBIT NO.                                                                                 SYSTEM
-----------                                                                                ---------
    *2         --  Form of Agreement and Plan of Reorganization by and among the Student
                   Loan Marketing Association ("Sallie Mae"), SLM Holding Corporation
                   ("Registrant"), and Sallie Mae Merger Company ("MergerCo") (Appendix
                   A to the Proxy Statement/Prospectus contained in this Registration
                   Statement)...........................................................
   **3.1A      --  Majority Director Form of Amended and Restated Certificate of
                   Incorporation of Registrant..........................................
   **3.1B      --  CRV Form of Amended and Restated Certificate of Incorporation of
                   Registrant...........................................................
   **3.2A      --  Majority Director Form of By-Laws of Registrant......................
   **3.2B      --  CRV Form of By-Laws of Registrant....................................
   **4A        --  Reference is made to the Form of Amended and Restated Certificate of
                   Incorporation of Registrant (Exhibit 3.1A herein)....................
   **4B        --  Reference is made to the Form of Amended and Restated Certificate of
                   Incorporation of Registrant (Exhibit 3.1B herein)....................
   **5         --  Opinion of Timothy G. Greene, Executive Vice President and General
                   Counsel, as to the legality of the securities being registered.......
   **8         --  Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters..............................................................
  **10.1       --  Board of Directors' Restricted Stock Plan............................
  **10.2       --  Board of Directors' Stock Option Plan................................
  **10.3       --  Deferred Compensation Plan for Directors.............................
  **10.4       --  Incentive Performance Plan...........................................
  **10.5       --  Stock Compensation Plan..............................................
  **10.6       --  1993-1998 Stock Option Plan..........................................
  **10.7       --  Supplemental Pension Plan............................................
  **10.8       --  Supplemental Employees' Thrift & Savings Plan........................
  **10.9       --  Letter Agreement dated May 27, 1997 by and between Sallie Mae and the
                   CRV..................................................................
  **21         --  Subsidiaries of the Registrant.......................................
   *23.1       --  Consent of Ernst & Young LLP.........................................
  **23.2A      --  Consents of Persons Who Have Agreed to Serve as Directors of the
                   Holding Company......................................................
  **23.2B      --  Consents of Additional Persons Who Have Agreed to Serve as Directors
                   of the Holding Company...............................................
  **23.2C      --  Consents of Additional Persons Who Have Agreed to Serve as Directors
                   of the Holding Company...............................................
  **23.2D      --  Consent of Additional Person Who Has Agreed to Serve as a Director of
                   the Holding Company
   *27         --  Financial Data Schedule..............................................
  **99.1       --  Charter of Sallie Mae................................................
  **99.2       --  By-Laws of Sallie Mae................................................


---------------
  * Filed herewith.

 ** Previously filed.